Exhibit 10.2

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “RSA” and, together with the Restructuring Term Sheet, this “Agreement”), dated as of July 22, 2020, is entered into by and among the following parties:

(i) Global Eagle Entertainment, Inc. ( “GEE” ), Airline Media Productions Inc., Emerging Markets Communications, LLC, Entertainment in Motion, Inc., Global Eagle Entertainment Operations Solutions, Inc., Global Eagle Services, LLC, Global Eagle Telecom Licensing Subsidiary LLC, IFE Services (USA), Inc., Inflight Productions USA, Inc., Maritime Telecommunications Network, Inc., N44HQ, LLC, MTN Government Services, Inc., MTN International, Inc., MTN License Corp., Post Modern Edit, Inc., Row 44, Inc., and The Lab Aero, Inc. (each, together with GEE, a “Company Entity,” and collectively, together with GEE, the “Company”); and

(ii) the undersigned holders, or the undersigned managers, beneficial holders, general partners or investment advisors of holders (but only in their respective capacities as the managers, beneficial holders, general partners or investment advisors of such holders), of First Lien Claims (as defined herein) that have executed and delivered counterpart signature pages to this Agreement or a Joinder Agreement to counsel to the Company (the “Consenting First Lien Lenders”).

Each of the Company Entities and the Consenting First Lien Lenders are referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Parties have in good faith and at arm’s length negotiated and agreed to certain restructuring transactions as set forth on the term sheet attached hereto as Exhibit A (the “Restructuring Term Sheet”), including a sale of all or substantially all of the Company’s assets to be implemented pursuant to section 363 of the Bankruptcy Code (the “Sale Transaction” and, the process outlined therein, the “Sale Process”) to be conducted pursuant to certain bidding procedures substantially in the form attached hereto as Exhibit B, and with such modifications as are reasonably acceptable to the Required Consenting First Lien Lenders and the Company and approved by the Bankruptcy Court (the “Bidding Procedures”) in connection with which the Company and the Consenting First Lien Lenders have negotiated in good faith and agreed upon a form of asset purchase agreement attached hereto as Exhibit C (the “Stalking Horse Agreement”) by and among the Company and the purchaser thereunder (or its designee, together, “Newco” or the “Stalking Horse Bidder”) in connection with the Sale Transaction;

WHEREAS, the transactions as described herein and in the Restructuring Term Sheet, the Stalking Horse Agreement, the DIP Credit Agreement, the Bidding Procedures, the Sale Process, and the Sale Transaction, together constitute the “Restructuring” to be consummated through voluntary reorganization cases (the “Chapter 11 Cases”) under the Bankruptcy Code (defined below) in the Bankruptcy Court on the terms set forth in this Agreement (including the Restructuring Term Sheet, the Stalking Horse Agreement, and the DIP Credit Agreement);

WHEREAS, certain of the Consenting First Lien Lenders and/or their affiliates have further agreed to consent to the use of Cash Collateral and to provide the Company with debtor-in-possession financing (the “DIP Facility”) on the terms set forth in that certain credit agreement attached hereto in agreed form as Exhibit D (the “DIP Credit Agreement”);

WHEREAS, as of the date hereof, the Consenting First Lien Lenders hold, in the aggregate, approximately 78% percent of the aggregate outstanding principal amount of the First Lien Loans; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions.

Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Restructuring Term Sheet. As used in this Agreement, the following terms have the following meanings:

a. “Ad Hoc Group” means the ad hoc group of holders of the First Lien Loans represented by the Ad Hoc Group Advisors.

b. “Ad Hoc Group Advisors” means Gibson, Dunn & Crutcher LLP, Rothschild & Co., and any other counsel or advisor retained by or representing the Ad Hoc Group.

c. “Agreement” has the meaning set forth in the preamble hereto.

d. “Agreement Effective Date” means the date on which (x) counterpart signature pages to this Agreement shall have been executed and delivered by (i) each Company Entity, and (ii) the Consenting First Lien Lenders holding at least 50.01% of the aggregate outstanding principal amount of First Lien Loans and (y) the Company has paid in full all reasonable fees and expenses of the Ad Hoc Group Advisors accrued through the Agreement Effective Date pursuant to invoices delivered to the Company before such date.

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e. “Alternative Transaction” means any reorganization, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring or similar transaction of or by any of the Company Entities, other than the transactions contemplated by and in accordance with this Agreement. For the avoidance of doubt, an Alternative Transaction shall not include (i) pursuit of the Sale Process or a sale determined to be higher or otherwise better by the Company in accordance with the Bidding Procedures, or (ii) pursuit of confirmation of a chapter 11 plan of liquidation, confirmation of which plan shall take place solely following the Bankruptcy Court’s entry of the Sale Order, with the occurrence of any “effective date” or similar concept under such plan subject to the occurrence of the Closing Date, if applicable, provided that such chapter 11 plan is not inconsistent with the Sale Process or Sale Transaction.

f. “Bankruptcy Code” means title 11 of the United States Code.

g. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

h. “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the applicable Claims or Interests or the right to acquire such Claims or Interests.

i. “Bidding Procedures” has the meaning set forth in the recitals to this Agreement.

j. “Bidding Procedures Motion” has the meaning set forth in Section 2 of this Agreement.

k. “Bidding Procedures Order” has the meaning set forth in Section 2 of this Agreement.

l. “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of New York.

m. “Cash Collateral” has the meaning set forth set forth in section 363(a) of the Bankruptcy Code.

n. “Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

o. “Claim” has the meaning ascribed to such term under section 101(5) of the Bankruptcy Code.

p. “Closing Date” means the date on which the transactions contemplated under the Stalking Horse Purchase Agreement and the Restructuring Term Sheet have been consummated.

q. “Company” has the meaning set forth in the recitals to this Agreement.

r. “Company Advisors” means the Company’s advisors and professionals, including Alvarez & Marsal North America, LLC, Greenhill & Co., LLC, and Latham & Watkins LLP.

s. “Company Entity” has the meaning set forth in the recitals to this Agreement.

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t. “Company Termination Event” has the meaning set forth in Section 7.b of this Agreement.

u. “Confidentiality Agreement” has the meaning set forth in Section 4.b(iv) of this Agreement.

v. “Consenting First Lien Lenders`” has the meaning set forth in the recitals to this Agreement.

w. “Consenting First Lien Lender Termination Event” has the meaning set forth in Section 7.a of this Agreement.

x. “Debtors” means the Company Entities that commence Chapter 11 Cases.

y. “Definitive Documents” has the meaning set forth in Section 2 of this Agreement.

z. “DIP Credit Agreement” has the meaning set forth in the recitals to this Agreement.

aa. “DIP Facility” has the meaning set forth in the recitals to this Agreement.

bb. “DIP Facility Documents” means, collectively, the DIP Credit Agreement, the DIP Motion, and the DIP Orders.

cc. “DIP Motion” has the meaning set forth in Section 2 of this Agreement.

dd. “DIP Orders” has the meaning set forth in Section 2 of this Agreement.

ee. “Final DIP Order” has the meaning set forth in Section 2 of this Agreement.

ff. “First Day Pleadings” means the first-day pleadings that the Company Entities determine are necessary or desirable to file with the Bankruptcy Court.

gg. “First Lien Loans” means the loans under the First Lien Credit Agreement.

hh. “First Lien Agent” means Citibank, N.A., as administrative agent under the First Lien Credit Agreement.

ii. “First Lien Claim” means any Claim on account of the First Lien Loan.

jj. “First Lien Credit Agreement” means that certain Credit Agreement, dated as of January 6, 2017 (as heretofore amended, amended and restated, supplemented or otherwise modified), among GEE and the other Company Entities party thereto, the lenders and agents parties thereto, and the First Lien Agent.

kk. “GEE” has the meaning set forth in the recitals to this Agreement.

ll. “Interest” means an equity interest.

mm. “Interim DIP Order” has the meaning set forth in Section 2 of this Agreement.

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nn. “Joinder Agreement” means the form of joinder agreement attached hereto as Exhibit E.

oo. “Lenders” means the lenders party from time to time to the First Lien Credit Agreement.

pp. “Mutual Termination Event” has the meaning set forth in Section 7.c of this Agreement.

qq. “Newco” has the meaning set forth in the recitals to this Agreement.

rr. “Outside Date” means the outside date as defined in the Stalking Horse Agreement.

ss. “Party(ies)” has the meaning set forth in the recitals to this Agreement.

tt. “Permitted Transfer” has the meaning set forth in Section 4.b of this Agreement.

uu. “Permitted Transferee” has the meaning set forth in Section 4.b of this Agreement.

vv. “Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited partnership, limited liability company, joint venture, association, trust, governmental entity, or other entity or organization.

ww. “Petition Date” has the meaning set forth in Section 3.a of this Agreement.

xx. “Qualified Marketmaker” has the meaning set forth in Section 4.b(ii) of this Agreement.

yy. “Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors, and other representatives.

zz. “Required Consenting First Lien Lenders” means those Consenting First Lien Lenders holding at least 50.01% in aggregate principal amount of the First Lien Loans held by Consenting First Lien Lenders, the approval of which may be communicated to the Debtors by email from the Ad Hoc Group Advisors and the Debtors shall be entitled to rely on such email.

aaa. “Required DIP Lenders” has the meaning set forth in the DIP Credit Agreement.

bbb. “Required Lenders” has the meaning set forth in the First Lien Credit Agreement.

ccc. “Restructuring” has the meaning set forth in the recitals to this Agreement and, for the avoidance of doubt, shall not include any chapter 11 plan, the pursuit of any chapter 11 plan process, or any obligation related to any of the foregoing, including, without limitation, any filing, support, assistance, consent, participation, voting, solicitation, confirmation or other related to any of the foregoing.

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ddd. “Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

eee. “RSA” has the meaning set forth in the preamble to this Agreement.

fff. “Sale Transaction” has the meaning set forth in the recitals to this Agreement.

ggg. “Sale Order” has the meaning set forth in Section 2 of this Agreement.

hhh. “Sale Process” means the third-party marketing process for the Sale Transaction, in accordance with the terms of the Restructuring Term Sheet and this Agreement.

iii. “Stalking Horse Agreement” has the meaning set forth in the recitals to this Agreement.

jjj. “Stalking Horse Bidder” has the meaning set forth in the recitals to this Agreement.

kkk. “Support Period” means, with respect to any Party, the period commencing on the Agreement Effective Date and ending on the earlier of (i) the date on which this Agreement is terminated by or with respect to such Party in accordance with Section 7 hereof and (ii) the Closing Date.

lll. “Termination Events” has the meaning set forth in Section 7.d of this Agreement.

mmm. “Transfer” has the meaning set forth in Section 4.b of this Agreement.

2. Definitive Documents.

The definitive documents, including any material amendments, supplements or modifications thereof approved in accordance with the terms of this Agreement (the “Definitive Documents”), with respect to the Restructuring are (as applicable): (a) the Stalking Horse Agreement; (b) the Bidding Procedures; (c) the motion seeking approval of the Bidding Procedures (the “Bidding Procedures Motion”); (d) the final order granting the Bidding Procedures Motion (the “Bidding Procedures Order”); (e) the order approving the Sale Transaction in accordance with the Bidding Procedures (the “Sale Order”); (f) the motion seeking approval of the DIP Facility (the “DIP Motion”) and the DIP Credit Agreement; and (g) the interim and final orders granting the DIP Motion (the “Interim DIP Order” and “Final DIP Order”, respectively, and collectively, the “DIP Orders”). The proposed Interim DIP Order in substantially agreed form is attached hereto as Exhibit D.

Each Definitive Document, including all exhibits, annexes, schedules and material amendments, supplements or modifications thereof relating to such Definitive Documents, shall be consistent with this Agreement and otherwise in form and substance acceptable to the Company and the Required Consenting First Lien Lenders; provided, however, notwithstanding anything herein to the contrary, the DIP Facility Documents shall only be required to be acceptable in form and substance acceptable to the Company and the Required DIP Lenders.

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The Company shall provide to the Ad Hoc Group Advisors copies of all First Day Pleadings, including supporting declarations, exhibits, and proposed orders, that the Company intends to file with the Bankruptcy Court, which First Day Pleadings shall be in form and substance reasonably acceptable to the Required Consenting First Lien Lenders.

3. Milestones.

During the Support Period, the Company shall implement the Restructuring in accordance with the milestones set forth on the Restructuring Term Sheet (the “Milestones”), as applicable, unless extended or waived in writing (with email from counsel being sufficient to evidence the same) by the Required Consenting First Lien Lenders.

4. Agreements of the Consenting First Lien Lenders.

a. Restructuring Support. During the Support Period, subject to the terms and conditions hereof, each Consenting First Lien Lender agrees, severally and not jointly, that it shall:

(i) consult and negotiate in good faith with the Company, its Representatives, other Consenting First Lien Lenders and their respective Representatives, and use commercially reasonable efforts to execute, perform its obligations under, and consummate the transactions contemplated by, the Definitive Documents to which it is or will be a party or for which its approval or consent is required (including establishing or causing to be established Newco and causing such entity to enter into the Stalking Horse Agreement), including, to the extent necessary or appropriate, directing the administrative and/or collateral agents under the First Lien Credit Facility or DIP Facility to effectuate the transactions contemplated herein;

(ii) use commercially reasonable efforts to support and not object to the Restructuring (including the Sale Transaction and the Sale Process), including the other transactions contemplated by this Agreement (in each, case, excluding any chapter 11 plan), the Restructuring Term Sheet, the DIP Credit Agreement, and the other Definitive Documents, and use commercially reasonable efforts to take any reasonable action necessary or reasonably requested by the Company in a timely manner to effectuate the Restructuring (including the Sale Transaction and the Sale Process), including the transactions contemplated by the Restructuring Term Sheet and/or the other Definitive Documents (in each case, excluding any chapter 11 plan), in a manner consistent with this Agreement, including the timelines set forth herein;

(iii) not, directly or indirectly, seek, solicit, support, encourage, propose, assist, consent to, vote for, or enter or participate in any discussions or any agreement with any non-Party regarding, any Alternative Transaction; provided, that nothing in this clause (iii) shall affect any rights, if any, of the Consenting First Lien Lenders set forth in Section 10 of this Agreement;

(iv) use commercially reasonable efforts to cooperate with and assist the Company Entities in obtaining additional support for the Restructuring from the Company Entities’ other creditors and interest holders (excluding in connection with any chapter 11 plan);

(v) support and not object to the DIP Motion and entry of the DIP Orders in accordance with this Agreement;

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(vi) support and not object to the Sale Process, the Bidding Procedures Motion, the entry of the Sale Order, and the Sale Transaction;

(vii) not, directly or indirectly, or encourage any other Person to, directly or indirectly, (A) object to, delay, postpone, challenge, oppose, impede, or take any other action or any inaction to interfere with or delay the acceptance, implementation, or consummation of the Restructuring and the transactions contemplated in this Agreement (including the DIP Facility, but excluding any chapter 11 plan) on the terms set forth in this Agreement, the Restructuring Term Sheet, the DIP Credit Agreement, and any other applicable Definitive Document, including commencing or joining with any Person in commencing any litigation or involuntary case for relief under the Bankruptcy Code against any Company Entity or any subsidiary thereof; (B) solicit, negotiate, propose, file, support, enter into, consummate, file with the Bankruptcy Court, vote for, or otherwise knowingly take any other action in furtherance of any restructuring, workout, plan of arrangement, or chapter 11 plan for the Company (except a chapter 11 plan pursued in compliance with this Agreement); (C) exercise any right or remedy for the enforcement, collection, or recovery of any claim against the Company or any direct or indirect subsidiaries of the Company that do not file for chapter 11 relief under the Bankruptcy Code, except in a manner consistent with this Agreement or (D) object to or oppose, or support any other Person’s efforts to object to or oppose, any motions filed by the Company that are consistent with this Agreement; provided that all rights of such Consenting First Lien Lender are reserved in all respects with respect to any chapter 11 plan and any related motions or orders;

(viii) at the reasonable request of the Company, timely oppose, including by filing a joinder, any objections filed with the Bankruptcy Court to entry of the DIP Orders, the Bidding Procedures Order, and/or the Sale Order that are also opposed by the Debtors in a timely pleading filed with the Bankruptcy Court;

(ix) support and take all commercially reasonable actions reasonably requested by the Company to facilitate the implementation and consummation of the Restructuring (including the Sale Process);

(x) not direct any administrative agent, collateral agent or indenture trustee (as applicable) or other such agent or trustee to take any action inconsistent with such Consenting First Lien Lender’s obligations under this Agreement, and, if any applicable administrative agent, collateral agent or indenture trustee or other such agent or trustee (as applicable) takes any action inconsistent with such Consenting First Lien Lender’s obligations under this Agreement, such Consenting First Lien Lender shall use its commercially reasonable efforts to direct such administrative agent, collateral agent or indenture trustee or other such agent or trustee (as applicable) to cease and refrain from taking any such action;

(xi) to the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of the Restructuring (including the Sale Process), negotiate with the Consenting First Lien Lenders and the Debtors in good faith appropriate additional or alternative provisions to address any such impediment; and

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(xii) not object to or oppose (or support any other Person in objecting to or opposing) the retention, reasonable and documented fees, or fee applications of the Company Advisors.

Notwithstanding the foregoing, nothing in this Agreement shall (i) be construed to prohibit any Consenting First Lien Lender from appearing as a party-in-interest in any matter arising in the Chapter 11 Cases and (ii) be construed to prohibit any Consenting First Lien Lender from enforcing any right, remedy, condition, consent, or approval requirement under this Agreement or any Definitive Document.

b. Transfers.

During the Support Period, each Consenting First Lien Lender agrees, solely with respect to itself, that it shall not sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, donate, permit the participation in, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions) (each, a “Transfer”) any ownership (including any beneficial ownership) interest in its Claims against, or Interests in, any Company Entity or any assets or properties thereof, or any option thereon or any right or interest therein (including by granting any proxies or depositing any interests in such Claims or Interests into a voting trust or by entering into a voting agreement with respect to such Claims or Interests), unless (1) the intended transferee is another Consenting First Lien Lender, (2) as of the date of such Transfer, the Consenting First Lien Lender controls, is controlled by, or is under common control with such transferee or is an affiliate, affiliated fund, or affiliated entity with a common investment advisor as such transferee, or (3) the intended transferee executes and delivers to counsel to the Company an executed Joinder Agreement before such Transfer is effective (it being understood that any Transfer shall not be effective as against the Company until notification of such Transfer and a copy of the executed Joinder Agreement (if applicable) is received by counsel to the Company) (each such transfer, a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”). Upon satisfaction of the foregoing requirements in this Section 4.b, (i) the Permitted Transferee shall be deemed to be a Consenting First Lien Lender hereunder to the same extent as such Permitted Transferee’s transferor (it being understood that, for purposes of the foregoing, to the extent the Claims or Interests transferred to the Permitted Transferee were transferred by a Qualified Marketmaker (as defined below), the transferor shall be deemed to be the Consenting Party that last held such Claims or Interests prior to the Qualified Marketmaker), and, for the avoidance of doubt, a Permitted Transferee is bound as a Consenting First Lien Lender under this Agreement with respect to any and all Claims against, or Interests in, any of the Company Entities, whether held at the time such Permitted Transferee becomes a Party or later acquired by such Permitted Transferee, and each Permitted Transferee is deemed to make all of the representations and warranties of a Consenting First Lien Lender set forth in this Agreement and (ii) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations, obligations.

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(i) Notwithstanding anything to the contrary herein, a Consenting First Lien Lender may Transfer any ownership in its Claims against, or Interests in, any Company Entity, or any option thereon or any right or interest therein, to a Qualified Marketmaker that acquires Claims against any Company Entity with the purpose and intent of acting as a Qualified Marketmaker for such Claims or Interests, and such Qualified Marketmaker shall not be required to execute and deliver to counsel to any Party a Joinder Agreement in respect of such Claims or Interests if (A) such Qualified Marketmaker subsequently Transfers such Claims or Interests within ten (10) Business Days of its acquisition to an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor of such Qualified Marketmaker, (B) the transferee otherwise is a Permitted Transferee, and (C) the Transfer otherwise is a Permitted Transfer. To the extent that a Consenting First Lien Lender is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title, or interest in any Claims against, or Interests in, any Company Entity that such Consenting First Lien Lender acquires in its capacity as a Qualified Marketmaker from a holder of such Claims or Interests who is not a Consenting First Lien Lender without regard to the requirements set forth in Section 4.b hereof. As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company Entities (or enter with customers into long and short positions in claims against the Company Entities), in its capacity as a dealer or market maker in claims against the Company and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

(ii) This Agreement shall in no way be construed to preclude the Consenting First Lien Lenders from acquiring additional Claims against, or Interests in, any Company Entity; provided, that (A) if any Consenting First Lien Lender acquires additional Claims against, or Interests in, any Company Entity during the Support Period, such Consenting First Lien Lender shall report its updated holdings to the legal advisor to the Ad Hoc Group of which it is part and the Company within five (5) Business Days of such acquisition, which notice may be deemed to be provided by the filing of a statement with the Bankruptcy Court as required by Rule 2019 of the Federal Rules of Bankruptcy Procedures, if necessary, as determined by the legal advisor to the Ad Hoc Group in its sole discretion, including revised holdings information for such Consenting First Lien Lender, and (B) any acquired Claims or Interests shall automatically and immediately upon acquisition by a Consenting First Lien Lender be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given).

(iii) This Section 4.b shall not impose any obligation on the Company to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting First Lien Lender to Transfer any Claim. Notwithstanding anything to the contrary herein, to the extent the Company and another Party have entered into a separate agreement with respect to the issuance of a “cleansing letter” or other public disclosure of information (each such executed agreement, a “Confidentiality Agreement”), the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreement.

(iv) Any Transfer made in violation of this Section 4.b shall be void ab initio.

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(v) Notwithstanding anything to the contrary in this Section 4, the restrictions on Transfer set forth in this Section 4.b shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

(vi) The Company understands that the Consenting First Lien Lenders are engaged in a wide range of financial services and businesses and, in furtherance of the foregoing, the Company acknowledges and agrees that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting First Lien Lender that principally manage and/or supervise the Consenting First Lien Lender’s investment in the Company, and shall not apply to any other trading desk or business group of the Consenting First Lien Lender, so long as they are not acting at the direction or for the benefit of such Consenting First Lien Lender or in connection with such Consenting First Lien Lender’s investment in the Company.

5. Additional Provisions Regarding Consenting First Lien Lender Commitments.

Notwithstanding anything to the contrary herein, nothing in this Agreement shall:

a. affect the ability of any Consenting First Lien Lender to consult with any other Consenting First Lien Lender, the Company Entities, or any other party in interest in the Chapter 11 Cases (including any official committee or the United States Trustee);

b. impair or waive the rights of any Consenting First Lien Lender to assert or raise any objection permitted under this Agreement in connection with the Restructuring;

c. prevent any Consenting First Lien Lender from enforcing this Agreement or any other Definitive Document (to the extent it has rights thereunder), or from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, such documents;

d. prevent any Consenting First Lien Lender from taking any customary perfection step or other action as is necessary to preserve or defend the validity or existence of its Claims and Interests in the Company (including the filing of proofs of claim);

e. require that any Consenting First Lien Lender give any notice, order, instruction, or direction to any administrative agent, collateral agent or indenture trustee (as applicable) or other such agent or trustee if the Consenting First Lien Lenders are required to incur any out-of-pocket costs or provide any indemnity in connection therewith; or

f. with respect to the DIP Facility or the DIP Facility Documents, (i) be construed to prohibit any Consenting First Lien Lender, if applicable, from enforcing any right, remedy, condition, consent, or approval requirement under any DIP Facility Document and (ii) impair or waive the rights of any Consenting First Lien Lender, if applicable, to assert or raise any objection permitted under the DIP Facility Documents in connection with the DIP Facility.

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6. Agreements of the Company.

a. Restructuring Support. During the Support Period, subject to the terms and conditions hereof (including Section 10 of this Agreement), the Company agrees that it shall, and shall cause each of its subsidiaries, to:

(i) implement the Restructuring (including the Sale Process) in accordance with the terms and conditions set forth herein;

(ii) implement and consummate the Sale Transaction in a timely manner and take any and all commercially reasonable and appropriate actions in furtherance of the Sale Transaction, as contemplated under this Agreement;

(iii) upon reasonable request, inform the legal and financial advisors to the Ad Hoc Group as to: (A) the material business and financial (including liquidity) performance of the Company Entities; and (B) the status of obtaining any necessary or desirable authorizations (including consents) from each Consenting First Lien Lender, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;

(iv) without interfering with the Sale Process, (A) support and take all commercially reasonable actions necessary and appropriate, including those actions reasonably requested by the Required Consenting First Lien Lenders to facilitate the Sale Transaction, and the other transactions contemplated thereby, in accordance with this Agreement within the timeframes contemplated herein, (B) not take any action directly or indirectly that is materially inconsistent with, or is intended to, or that would reasonably be expected to prevent, interfere with, delay, or impede, the Sale Transaction, any Definitive Document or the Restructuring, and (C) not, nor encourage any other person to, take any action which would reasonably be expected to breach or be inconsistent with this Agreement in any material respect or materially delay or impede, appeal, or take any other negative action, directly or indirectly, to materially interfere with the Sale Transaction, any Definitive Document or the Restructuring and (D) use commercially reasonable efforts to obtain orders of the Bankruptcy Court approving the Bidding Procedures, the DIP Orders, and the Sale Transaction, within the timeframes contemplated in this Agreement;

(v) except as otherwise noted in the Stalking Horse Agreement, maintain good standing under the laws of the state or other jurisdiction in which each Company Entity or subsidiary is incorporated or organized;

(vi) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring (or the Sale Process) contemplated herein, support and take all steps reasonably necessary and desirable to address any such impediment and to effectuate the Restructuring in accordance with this Agreement;

(vii) not take any action, and not encourage any other person or entity to, take any action, directly or indirectly, that would reasonably be expected to, breach or be inconsistent with this Agreement, or take any other action, directly or indirectly, that would reasonably be expected to interfere with the implementation of the Restructuring, this Agreement, or the Sale Transaction;

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(viii) provide to the Ad Hoc Group Advisors draft copies of all Definitive Documents and all other pleadings, motions, declarations, supporting exhibits and proposed orders and any other document that the Company intends to file with the Bankruptcy Court if such document concerns any Consenting First Lien Lender, or its rights or recoveries (or any financial or other analysis in respect hereof) in respect of its Claims against the Company, or the ability of any Company Entity to implement and consummate the Restructuring, to the extent reasonably practicable, at least three (3) calendar days prior to the date when the Company intends to file or execute such documents and consult in good faith with such counsel regarding the form and substance of such documents;

(ix) timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (A) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (C) dismissing the Chapter 11 Cases;

(x) support and take all actions as are reasonably necessary and appropriate to obtain any and all required regulatory and/or third-party approvals to consummate the Restructuring and Sale Transaction and to cooperate with any efforts undertaken by Newco or the Consenting First Lien Lenders with respect to obtaining any required regulatory or third-party approvals in connection with the Sale Transaction; actively oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring (including, if applicable, the filing of timely filed objections or written responses) to the extent such opposition or objection is reasonably necessary to facilitate implementation of the Restructuring;

(xi) consult and negotiate in good faith with the Consenting First Lien Lenders and the Representatives of Consenting First Lien Lenders regarding the execution of Definitive Documents and the implementation of the Restructuring;

(xii) timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan reorganization;

(xiii) provide prompt written notice to the Ad Hoc Group Advisors during the Support Period (A) of the occurrence of a Termination Event; or (B) if any person has challenged the validity or priority of, or has sought to avoid, any lien securing the First Lien Loans pursuant to a pleading filed with the Bankruptcy Court;

(xiv) inform the Consenting First Lien Lenders promptly after becoming aware of: (i) any matter or circumstance which they know, or believe is likely, to be a material impediment to the implementation or consummation of the Restructuring; (ii) any notice of any commencement of any material involuntary insolvency proceedings, legal suit for payment of debt or securement of security from or by any person in respect of any Company Entity; (iii) a material breach of this Agreement by any Company Entity; and (iv) any representation or statement made or deemed to be made by them under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

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(xv) use commercially reasonable efforts to seek additional support for the Restructuring from their other material stakeholders to the extent the Company deems reasonably prudent; and

(xvi) not, directly or indirectly, seek, solicit, support, encourage, propose, assist, consent to, vote for, or enter into any agreement with any non-Party regarding, any Alternative Transaction; provided that, if the Company receives a written or oral proposal or expression of interest regarding any Alternative Transaction, the Company shall notify (email being sufficient) the Ad Hoc Group Advisors of any such proposal or expression of interest, including the material terms thereof, no later than forty-eight (48) hours after the receipt of any such proposal or expression of interest.

b. Negative Covenants. The Company agrees that, for the duration of the Support Period, the Company shall not:

(i) take any action materially inconsistent with, or omit to take any material action required by, this Agreement, the Sale Transaction, the Restructuring, or any of the other Definitive Documents;

(ii) object to, delay, impede, or take any other action or inaction that could reasonably be expected to materially interfere with or prevent acceptance, approval, implementation, or consummation of the Restructuring (including the Sale Process);

(iii) except as agreed by the Required Consenting First Lien Lenders, file any pleading, motion, declaration, supporting exhibit or Definitive Document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or other Definitive Documents, or that could reasonably be expected to frustrate or materially impede the implementation and consummation of the Restructuring, is inconsistent with the Restructuring Term Sheet, the Bidding Procedures, the DIP Orders, DIP Credit Agreement, or Stalking Horse Agreement in any material respect, or which is otherwise in substance not reasonably satisfactory to the Required Consenting First Lien Lenders; or

(iv) except as provided in the Stalking Horse Agreement, the Sale Process or the Bidding Procedures, engage in any merger, consolidation, material disposition, material acquisition, investment, dividend, incurrence of indebtedness or other similar transaction outside of the ordinary course of business other than the transactions contemplated herein.

Notwithstanding anything herein to the contrary, the provisions hereof shall not restrict the Company’s rights under Section 10 hereof.

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7. Termination of Agreement.

a. Consenting First Lien Lender Termination Events. This Agreement may be terminated with respect to the Consenting First Lien Lenders by the Required Consenting First Lien Lenders by the delivery to the Company, its counsel and the Ad Hoc Group Advisors of a written notice in accordance with Section 22 hereof upon the occurrence and continuation of any of the following events (each, a “Consenting First Lien Lender Termination Event”):

(i) the breach by any Company Entity of (A) any affirmative or negative covenant contained in this Agreement or (B) any other obligations of such breaching Company Entity set forth in this Agreement, in each case, in any material respect and which breach remains uncured (to the extent curable) for a period of five (5) Business Days following the Company’s receipt of notice from the Required Consenting First Lien Lenders, as applicable, pursuant to Section 22 hereof;

(ii) any representation or warranty in this Agreement made by any Company Entity shall have been untrue in any material respect when made, and such breach remains uncured (to the extent curable) for a period of five (5) Business Days following the Company’s receipt of notice from the Required Consenting First Lien Lenders, as applicable, pursuant to Section 22 hereof;

(iii) any Company Entity files any motion, pleading, or related document with the Bankruptcy Court that is materially inconsistent with this Agreement, the Restructuring Term Sheet, the Bidding Procedures, the DIP Orders, the DIP Credit Agreement, or the Definitive Documents and such motion, pleading or related document has not been withdrawn within five (5) Business Days after the Company receives written notice from the Required Consenting First Lien Lenders, as applicable, in accordance with Section 22 that such motion, pleading, related document or public disclosure is materially inconsistent with this Agreement;

(iv) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining, or denying the grant of any approval or consent to, the Sale Transaction or the consummation of any material portion of the Restructuring or rendering illegal any material portion thereof, and either (A) such ruling, judgment, or order has been issued at the request of or with the acquiescence of any Company Entity, or (B) in all other circumstances, such ruling, judgment, or order has not been reversed, vacated or stayed within ten (10) calendar days after such issuance; provided that this termination right may not be exercised by any Consenting First Lien Lender who sought or requested such ruling or order in contravention of any obligation set forth in this Agreement;

(v) the Bankruptcy Court (or other court of competent jurisdiction) enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, or (D) the effect of which would render the Sale Transaction incapable of consummation on the terms set forth in this Agreement;

(vi) without the prior consent of the Required Consenting First Lien Lenders, the Company (A) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect except consistent with this Agreement, (B) consents to

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the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described below, (C) files an answer admitting the material allegations of a petition filed against it in any proceeding, (D) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official, trustee or an examiner pursuant to section 1104 of the Bankruptcy Code in any of the Chapter 11 Cases, (E) makes a general assignment or arrangement for the benefit of creditors or (F) takes any corporate action for the purpose of authorizing any of the foregoing;

(vii) any Company Entity files or supports (or fails to timely object to) another party in filing (A) a motion, application, pleading, or proceeding challenging the amount, validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any Claims held by any Consenting First Lien Lender against the Company, (B) any plan of reorganization, liquidation, dissolution, administration, moratorium, receivership, winding up, bankruptcy, or sale of all or substantially all of the Company’s assets other than as contemplated by the Stalking Horse Agreement and this Agreement, (C) a motion, application, pleading or proceeding asserting (or seeking standing to assert) any purported claims or causes of action against any of the Consenting First Lien Lenders, or (D) takes any corporate action for the purpose of authorizing any of the foregoing, which event remains uncured for a period of five (5) Business Days following the Company’s (as applicable) receipt of notice from counsel to the Required Consenting First Lien Lenders pursuant to Section 22 hereof;

(viii) any Company Entity (A) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to any Company Entity or for a substantial part of such Company Entity’s assets, (B) makes a general assignment or arrangement for the benefit of creditors, or (C) takes any corporate action for the purpose of authorizing any of the foregoing;

(ix) the Bankruptcy Court enters an order providing relief against any Consenting First Lien Lender with respect to any of the causes of action or proceedings specified in Section 7.a(viii)(A) or (C);

(x) (A) any Definitive Document filed by the Company or any Consenting First Lien Lender, or any related order entered by the Bankruptcy Court, in the Chapter 11 Cases, is inconsistent with the terms and conditions set forth in this Agreement or is otherwise not in accordance with this Agreement in any material respect, or (B) any of the terms or conditions of any of the Definitive Documents is waived, amended, supplemented, or otherwise modified without the prior written consent of the Required Consenting First Lien Lenders, in each case, which remains uncured for five (5) Business Days after the receipt by the Company of written notice from the Required Consenting First Lien Lenders pursuant to Section 22 hereof;

(xi) any of the Milestones have not been achieved, extended, or waived after the required date for achieving such Milestone, unless such failure is the result of any act, omission or delay on the part of a Consenting First Lien Lender in violation of its obligations under this Agreement (in which case this Consenting First Lien Lender Termination Event shall not be available as a basis for termination of this Agreement to the other Consenting First Lien Lenders);

(xii) the occurrence of the Outside Date;

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(xiii) the Debtors enter into any commitment or agreement to receive or obtain, or the Bankruptcy Court enters any order approving, debtor in possession financing, cash collateral usage, exit financing and/or other financing arrangements, other than as expressly contemplated in the DIP Facility or any of the DIP Orders or the Debtors incur any liens or claims that are made senior to, or pari passu with, the liens and claims granted pursuant to the DIP Facility Documents;

(xiv) the Bankruptcy Court enters an order denying the Sale Transaction and such order remains in effect for seven (7) Business Days after entry of such order; any of the orders approving the Definitive Documents are reversed, dismissed, stayed, vacated or reconsidered or modified or amended without the consent of the Required Consenting First Lien Lenders;

(xv) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement to be unenforceable;

(xvi) entry of a final order that grants relief terminating, annulling, or materially modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any material asset that, to the extent such relief were granted, would have a material adverse effect on the consummation of the Restructuring;

(xvii) the occurrence of the DIP Termination Date in accordance with the DIP Orders;

(xviii) the termination of the Stalking Horse Agreement pursuant to the terms set forth therein (other than as a result of the breach thereof by the Required Consenting First Lien Lenders or the consummation of a Sale Transaction that results in the Discharge of the DIP and First Lien Obligations (as defined in the Bidding Procedures) or as a result of the Debtors’ designation of a Successful Bid (as defined in the Bidding Procedures) that provides for a purchase price that would result in the Discharge of the DIP and First Lien Obligations); or

(xix) the Company (i) publicly announces its intention not to support the Sale Transaction or the Restructuring, (ii) provides notice to the Ad Hoc Group Advisors pursuant to Section 10 of this Agreement, or (iii) publicly announces, or executes a definitive written agreement with respect, to an Alternative Transaction.

b. Company Termination Events. This Agreement may be terminated by the Company by the delivery to the Consenting First Lien Lenders (or counsel on their behalf) of a written notice in accordance with Section 22 hereof, upon the occurrence and continuation of any of the following events (each, a “Company Termination Event”):

(i) the breach in any material respect by one or more of the Consenting First Lien Lenders of any of the representations, warranties, or covenants of such Consenting First Lien Lender(s) set forth in this Agreement, which breach remains uncured for a period of ten (10) Business Days after the receipt by the applicable Consenting First Lien Lender from the Company of written notice of such breach, which written notice will set forth in reasonable detail the alleged breach; provided that such breach shall not constitute a Company Termination Event in the event non-breaching Consenting First Lien Lenders hold 66 2/3% or more of First Lien Claims at the time of such breach;

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(ii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of or rendering illegal the Sale Transaction or any material portion thereof, and either (A) such ruling, judgment, or order has been issued at the request of (or agreement by) a Consenting First Lien Lender, or (B) in all other circumstances, such ruling, judgment, or order has not been reversed or vacated within thirty (30) calendar days after such issuance; provided that this termination right may not be exercised by the Company if any Company Entity sought or requested such ruling or order in contravention of any obligation set forth in this Agreement;

(iii) the holdings of the Consenting First Lien Lenders fail to own at least 50.01% in aggregate principal amount outstanding of the First Lien Loans;

(iv) the occurrence of the DIP Termination Date in accordance with the DIP Orders;

(v) the Bankruptcy Court (or other court of competent jurisdiction) enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, or (D) the effect of which would render the Sale Transaction incapable of consummation on the terms set forth in this Agreement;

(vi) the board of directors or managers or similar governing body, as applicable, of any Company Entity determines (after consulting with counsel) (A) that continued performance under this Agreement (including taking any action or refraining from taking any action) would be inconsistent with the exercise of its fiduciary duties under applicable law or (B) in the exercise of its fiduciary duties to pursue an Alternative Transaction;

(vii) the Bankruptcy Court enters an order denying the Sale Transaction and such order remains in effect for seven (7) Business Days after entry of such order;

(viii) the Sale Order is reversed or vacated; or

(ix) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement to be unenforceable.

c. Mutual Termination. This Agreement may be terminated in writing by mutual agreement of the Company Entities and the Required Consenting First Lien Lenders (a “Mutual Termination Event”).

d. Automatic Termination. This Agreement shall terminate automatically without any further required action or notice upon the occurrence of the Closing Date (collectively with the Consenting First Lien Lender Termination Events, the Company Termination Events, and the Mutual Termination Event, the “Termination Events”).

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e. Effect of Termination. Upon any termination of this Agreement in accordance with this Section 7, this Agreement shall forthwith become null and void and of no further force or effect as to any Party, and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions that it would have been entitled to take had it not entered into this Agreement; provided that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder that arose prior to the date of such termination or any obligations hereunder that expressly survive termination of this Agreement under Section 16 hereof, and provided further, that notwithstanding anything to the contrary herein, the right to terminate this Agreement under this Section 7 shall not be available to any Party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the occurrence of the applicable Termination Event. Upon the termination of this Agreement that is limited in its effectiveness as to an individual Party or Parties in accordance with Section 7: (i) this Agreement shall become null and void and of no further force or effect with respect to the terminated Party or Parties, who shall be immediately released from its or their liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it or they would have had and such Party or Parties shall be entitled to take all actions that it or they would have been entitled to take had it or they not entered into this Agreement; provided, the terminated Party or Parties shall not be relieved of any liability for breach or non-performance of its or their obligations hereunder that arose prior to the date of such termination or any obligations hereunder that expressly survive termination of this Agreement under Section 16 hereof; and (ii) this Agreement shall remain in full force and effect with respect to all Parties other than the terminated Party or Parties. The Company acknowledges that, after the Petition Date, the giving of notice of termination by any Party pursuant to this Agreement shall not be considered a violation of the automatic stay of section 362 of the Bankruptcy Code.

8. Definitive Documents; Good Faith Cooperation; Further Assurances.

Subject to the terms and conditions described herein, during the Support Period, each Party, severally and not jointly, hereby covenants and agrees to reasonably cooperate with each other in good faith in connection with, as applicable, the negotiation, drafting, execution (to the extent such Party is a party thereto), consummation, and delivery of the Definitive Documents. Furthermore, subject to the terms and conditions hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings.

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9. Representations and Warranties.

a. Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct, and complete as of the date hereof (or, in the case of any Consenting First Lien Lender who becomes a party hereto after the date hereof, as of the date such Consenting First Lien Lender becomes a party hereto):

(i) such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company, or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership, or other similar action on its part;

(ii) the execution, delivery, and performance by such Party of this Agreement does not and will not (A) violate any provision of law, rule, or regulation applicable to it, its charter, or bylaws (or other similar governing documents), or (B) conflict with, result in a breach of, or constitute a default under any material contractual obligation to which it is a party (provided, however, that with respect to the Company, it is understood that commencing the Chapter 11 Cases may result in a breach of or constitute a default under such obligations);

(iii) this Agreement is, and each of the other Definitive Documents to which such Party is a party prior to its execution and delivery will be, duly authorized;

(iv) except as expressly provided in this Agreement, the Stalking Horse Agreement, or the Bankruptcy Code the execution, delivery, and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of or notice to, or other action with or by, any federal, state, or governmental authority or regulatory body, except such filings as may be necessary and/or required by the Bankruptcy Court; and

(v) this Agreement, and each of the Definitive Documents to which such Party is a party will be following execution and delivery thereof, is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

b. Each Consenting First Lien Lender severally (and not jointly) represents and warrants to the Company that, as of the date hereof (or, if later, as of the date such Consenting First Lien Lender becomes a party hereto), (i) such Consenting First Lien Lender is the beneficial owner of (or investment manager, advisor, or subadvisor to one or more beneficial owners of) the aggregate principal amount of First Lien Claims set forth below its name on the signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting First Lien Lender that becomes a Party hereto after the date hereof), (ii) such Consenting First Lien Lender has, with respect to the beneficial owners of such First Lien Claims (as may be set forth on a schedule to such Consenting First Lien Lender’s signature page hereto), (A) sole investment or voting discretion with respect to such First Lien Claims, (B) full power and authority to vote on and consent to matters concerning such First Lien Claims, and to exchange, assign, and transfer such First Lien Claims, and (C) full power and authority to bind or act on the behalf of such beneficial owners, (iii) other than pursuant to this Agreement, such First Lien Claims are free and clear of any pledge, lien, security interest, charge, claim, option, proxy, voting restriction, right of first refusal, or other limitation on disposition or encumbrance of any kind, that would prevent in any way such Consenting First Lien Lender’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed, and (iv) such Consenting First Lien Lender is not the beneficial owner of (or investment manager, advisor, or subadvisor to one or more beneficial owners of) any other First Lien Claims against any Company Entity.

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10. Additional Provisions Regarding Company Entities’ Commitments.

a. Nothing in this Agreement shall require any director, manager or officer of any Company Entity to violate his, her or its fiduciary duties to such Company Entity. No action or inaction on the part of any director, manager or officer of any Company Entity that such directors, managers or officers reasonably believe is required by their fiduciary duties to such Company Entity shall be limited or precluded by this Agreement; provided, however, that no such action or inaction shall be deemed to prevent any of the Consenting First Lien Lenders from taking actions that they are permitted to take as a result of such actions or inactions, including terminating their obligations hereunder; provided, further, that, if any Company Entity decides, in the exercise of its fiduciary duties, to pursue an Alternative Transaction in accordance with Section 10, the Company Entities shall give prompt written notice (with email being sufficient) to the Ad Hoc Group Advisors.

b. Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 10.a, each Company Entity and its respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (i) consider or respond to any proposals for Alternative Transactions or competing offers in the Sale Process, (ii) provide access to non-public information concerning any Company Entity to any person or enter into confidentiality agreements or nondisclosure agreements with any person, (iii) maintain or continue discussions or negotiations with respect to Alternative Transactions or competing offers in the Sale Process, (iv) otherwise respond to inquiries or proposals and undertake discussions thereof, with respect to Alternative Transactions or competing offers in the Sale Process (in accordance with the Bidding Procedures), and (v) enter into discussions or negotiations with holders of Claims or Interests, any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); provided, however, that the Company shall provide copies of any such written proposals (and notice and description of any oral proposals) for any Alternative Transactions to the Ad Hoc Group Advisors, which shall be subject to professional eyes only unless otherwise authorized by the Company, no later than forty-eight (48) hours following receipt thereof by the Company. If the board of directors of the Company Entities decides (i) that proceeding with the Restructuring would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue a proposal for an Alternative Transaction (a “Fiduciary Out”), the Company Parties shall notify the Ad Hoc Group Advisors within one (1) Business Day of such decision. Upon any determination by any Company Party to exercise a Fiduciary Out, the other Parties to this Agreement shall be immediately and automatically relieved of any obligation to comply with their respective covenants and agreements herein in accordance with Section 7.b hereof.

c. Notwithstanding anything to the contrary herein, nothing in this Agreement shall create or impose any additional fiduciary obligations upon any Company Entity or any of the Consenting First Lien Lenders, or any members, partners, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents or other representatives of the same or their respective affiliated entities, in such person’s capacity as a member, partner, manager, managing member, officer, director, employee, advisor, principal, attorney, professional, accountant, investment banker, consultant, agent or other representative of such Party, that such entities did not have prior to the Agreement Effective Date.

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d. Nothing in this Agreement shall: (i) impair or waive the rights of any Company Entity to assert or raise any objection permitted under this Agreement in connection with the Sale Transaction or the Restructuring, or (ii) prevent any Company Entity from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

11. Filings and Public Statements.

To the extent reasonably practicable, the Company shall submit drafts to the Ad Hoc Group Advisors of any press releases and communications plans with respect to the Restructuring and public documents and any and all filings with the SEC or the Bankruptcy Court that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least forty-eight (48) hours prior to making any such disclosure, publicizing any such press release, or implementing such communications plan, and shall afford them a reasonable opportunity under the circumstances to comment on such documents and disclosures and shall consider any such comments in good faith. Except as required by law or otherwise permitted under the terms of any other agreement between the Company on the one hand, and any Consenting First Lien Lender, on the other hand, no Party or its advisors (including counsel to any Party) shall disclose to any person (including other Consenting First Lien Lenders), other than the Company’s advisors, the principal amount or percentage of any Claims or Interests or any other securities of the Company held by any other Party, in each case, without such Party’s prior written consent; provided that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Party a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (including by way of a protective order) and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Claims or Interests held by all the Consenting First Lien Lenders. Any public filing of this Agreement with the Bankruptcy Court or the SEC shall not include the executed signature pages to this Agreement. Nothing contained herein shall be deemed to waive, amend or modify the terms of any confidentiality or non-disclosure agreement between the Company and any Consenting First Lien Lender.

12. Amendments and Waivers.

During the Support Period, this Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended, or supplemented except in a writing signed by the Company Entities and the Required Consenting First Lien Lenders; provided that: (i) any waiver, modification, amendment, or supplement to this Section 12 shall require the prior written consent of each Party; (ii) any waiver, modification, amendment, or supplement to Section 7.b. shall require the prior written consent of each Consenting First Lien Lender; (iii) any waiver, modification, amendment, or supplement to the definition of Required Consenting First Lien Lenders shall require the prior written consent of each Consenting First Lien Lender; (iv) any waiver, modification, amendment, or supplement that adversely affects the economic recoveries or treatment compared to the economic recoveries or treatment set forth in the Restructuring Term

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Sheet hereto of the First Lien Lenders shall require the prior written consent of the Required Consenting First Lien Lenders; and (v) any waiver, modification, amendments, or supplement that has a material, disproportionate, and adverse effect on any of the First Lien Claims held by any Consenting First Lien Lender as compared to the other Consenting First Lien Lenders, then the consent of such affected Consenting First Lien Lender shall also be required to effectuate such waiver, modification, amendments, or supplement. Amendments to any Definitive Document shall be governed as set forth in such Definitive Document. Any consent required to be provided pursuant to this Section 12 may be delivered by email from the applicable Consenting First Lien Lender.

13. Effectiveness.

This Agreement shall become effective and binding on the Parties on the Agreement Effective Date; provided that signature pages executed by Consenting First Lien Lenders shall be delivered to (a) other Consenting First Lien Lenders, and counsel to other Consenting First Lien Lenders (if applicable), in a redacted form that removes such Consenting First Lien Lenders’ holdings of Claims and Interests and any schedules to such Consenting First Lien Lenders’ holdings (if applicable) and (b) the Company, the Company Advisors, and the Ad Hoc Group Advisors in an unredacted form.

14. Governing Law; Jurisdiction; Waiver of Jury Trial.

a. Except to the extent superseded by the Bankruptcy Code, this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Delaware, without giving effect to the conflicts of law principles thereof.

b. Each of the Parties irrevocably agrees that any legal action, suit, or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in (a) the Bankruptcy Court, for so long as the Chapter 11 Cases are pending, and (b) otherwise, any federal or state court in the state of Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the courts described above, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Subject to the foregoing, each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any proceeding arising out of or relating to this Agreement, any claim (i) that it is not personally subject to the jurisdiction of the courts as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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c. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15. Specific Performance/Remedies.

The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law, or in equity.

16. Survival.

Notwithstanding the termination of this Agreement pursuant to Section 7 hereof, the agreements and obligations of the Parties set forth in Sections 7.e, 12, 14 through 25 (inclusive), 27 and 28 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof; provided that any liability of a Party for failure to comply with the terms of this Agreement also shall survive such termination.

17. Headings.

The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

18. Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators, and representatives; provided that nothing contained in this Section 18 shall be deemed to permit Transfers of interests in any Claims against any Company Entity other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as

24

the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. The agreements, representations, and obligations of the Parties are, in all respects, several and neither joint nor joint and several. For the avoidance of doubt, the obligations arising out of this Agreement are several and not joint with respect to each Consenting First Lien Lender, in accordance with its proportionate interest hereunder, and the Parties agree not to proceed against any Consenting First Lien Lender for the obligations of another.

19. No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.

20. Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Restructuring Term Sheet, the Stalking Horse Agreement, the Bidding Procedures, the DIP Order, and the DIP Credit Agreement), constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and any Consenting First Lien Lender shall continue in full force and effect in accordance with their terms.

21. Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, electronic mail, or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

22. Notices.

All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier or by registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(1) If to the Company, to:

Global Eagle Entertainment Inc.

6080 Center Drive, Suite 1200

Los Angeles, California 90045

Tel: (310) 437-6000

Attn: Joshua B. Marks

Email: Joshua.Marks@globaleagle.com

25

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Tel: (212) 906-1200

Attn: George A. Davis and Ted A. Dillman

Email: george.davis@lw.com and ted.dillman@lw.com

(2) If to a Consenting First Lien Lender, to the addresses or facsimile numbers set forth below such Consenting First Lien Lender’s signature to this Agreement or the applicable Joinder Agreement, as the case may be, with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Tel: (212) 351-4000

Attn: Scott J. Greenberg and Michael J. Cohen

Email: sgreenberg@gibsondunn.com and mcohen@gibsondunn.com

Any notice given by electronic mail, facsimile, delivery, mail, or courier shall be effective when received.

23. Reservation of Rights; No Admission.

a. Nothing contained herein shall (i) limit (A) the ability of any Party to consult with other Parties, or (B) the rights of any Party under any applicable bankruptcy, insolvency, foreclosure, or similar proceeding, including the right to appear as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as such consultation or appearance is consistent with such Party’s obligations hereunder; (ii) limit the ability of any Consenting First Lien Lender to sell or enter into any transactions in connection with the Claims, or any other claims against or interests in the Company, subject to the terms of Section 4.b hereof; or (iii) constitute a waiver or amendment of any provision of any applicable credit agreement or indenture or any agreements executed in connection with such credit agreement or indenture.

b. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in any bankruptcy case filed by the Company or any of its affiliates and subsidiaries. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence, and any other applicable law, foreign or domestic, this Agreement and all negotiations

26

relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

24. Relationship Among Consenting First Lien Lenders.

It is understood and agreed that no Consenting First Lien Lender has any duty of trust or confidence in any kind or form to any other Consenting First Lien Lender, and, except as expressly provided in this Agreement, there are no commitments among or between them. In this regard, it is understood and agreed that any Consenting First Lien Lender may trade in the debt of the Company without the consent of the Company or any other Consenting First Lien Lender, subject to applicable securities laws, the terms of this Agreement, and any Confidentiality Agreement entered into with the Company; provided that no Consenting First Lien Lender shall have any responsibility for any such trading by any other Consenting First Lien Lender by virtue of this Agreement. No prior history, pattern, or practice of sharing confidences among or between the Consenting First Lien Lenders shall in any way affect or negate this understanding and agreement.

25. No Solicitation; Representation by Counsel; Adequate Information.

a. This Agreement is not and shall not be deemed to be a solicitation for votes in favor of any plan in the Chapter 11 Cases.

b. Each Party acknowledges that it has had an opportunity to receive information from the Company and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

c. Although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, a solicitation or acceptance of a chapter 11 plan of reorganization or an offering of securities, each Consenting First Lien Lender acknowledges, agrees, and represents to the other Parties that it (i) is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933, (ii) understands that any securities to be acquired by it have not been registered under the Securities Act and that such securities may, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, be offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Consenting First Lien Lender’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, and (iii) has such knowledge and experience in financial and business matters that such Consenting First Lien Lender is capable of evaluating the merits and risks of securities and understands and is able to bear any economic risks with such investment.

27

26. Conflicts.

In the event of any conflict among the terms and provisions of the RSA and of the Restructuring Term Sheet, the terms and provisions of the Restructuring Term Sheet shall control.

27. Payment of Fees and Expenses.

The Company shall pay or reimburse all reasonable and documented fees and out-of-pocket expenses (including travel costs and expenses) of the attorneys, accountants, other professionals, advisors and consultants of the Ad Hoc Group (whether incurred directly or on their behalf and regardless of whether such fees and expenses are incurred before or after the Petition Date) within five (5) Business Days of the receipt of any invoice therefor (except as may otherwise be provided in an order of the Bankruptcy Court, including the DIP Orders), including the fees and expenses of the following advisors to the Ad Hoc Group: (i) Gibson, Dunn & Crutcher LLP, as counsel, (ii) Rothschild & Co., as financial advisor, and (iii) Wilkinson Barker Knauer LLP, as federal communications counsel; in each case, including all amounts payable or reimbursable under applicable fee or engagement letters with the Company (which agreements shall not be terminated by the Company before the termination of this Agreement); provided, further, that to the extent that the Company terminates this Agreement under Section 7.b, the Company’s reimbursement obligations under this Section 27 shall survive with respect to any and all fees and expenses incurred on or prior to the date of termination.

28. Interpretation.

For purposes of this Agreement:

a. in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

b. capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

c. unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

d. unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

28

e. unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribe or allowed herein. If any payment, distribution, act or deadline hereunder is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act, or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date;

f. unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

g. the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

h. captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

i. references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company laws; and

j. the use of “include” or “including” is without limitation, whether stated or not.

[Remainder of page intentionally left blank.]

29

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

COMPANY ENTITIES

Global Eagle Entertainment Inc.
Airline Media Productions, Inc.
Emerging Markets Communications, LLC
Entertainment in Motion, Inc.
Global Eagle Entertainment Operations
Solutions, Inc.
Global Eagle Services, LLC
Global Eagle Telecom Licensing Subsidiary LLC
IFE Services (USA), Inc.
Inflight Productions USA Inc.
Maritime Telecommunications Network, Inc.,
N44HQ, LLC
MTN Government Services, Inc.
MTN International, Inc.
MTN License Corp.
Post Modern Edit, Inc.
Row 44, Inc.
The Lab Aero, Inc.

By:	/s/ Christian M. Mezger
Name:	Christian M. Mezger
Title:	Executive Vice President and Chief
Financial Officer of Global Eagle
Entertainment Inc.

[Signature Page to Restructuring Support Agreement]

ALM 2020, LTD.
By: Apollo Credit Management (CLO), LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

[Signature Page to Restructuring Support Agreement]

ALM VII (R), LTD.
By: Apollo Credit Management (CLO), LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

ALM VII (R)-2, LTD.
By: Apollo Credit Management (CLO), LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

ALM VII, LTD.
By: Apollo Credit Management (CLO), LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

ALM XIX, LTD.
By: Apollo Credit Management (CLO), LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

ALM XVI, LTD.
By: Apollo Credit Management (CLO), LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address: c

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Email address(es): jglatt@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

ALM XVII, LTD.
By: Apollo Credit Management (CLO), LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

ALM XVIII, LTD.
By: Apollo Credit Management (CLO), LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

AP KENT MASTER FUND, LTD.
By: AP Kent Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

APOLLO CREDIT FUNDING III LTD.
By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

APOLLO CREDIT FUNDING IV LTD.
By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

APOLLO CREDIT MASTER FUND LTD
By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

APOLLO SENIOR FLOATING RATE FUND INC.
By: Apollo Credit Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

APOLLO TACTICAL INCOME FUND INC.
By: Apollo Credit Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

APOLLO TR US BROADLY SYNDICATED LOAN LLC
By: Apollo Total Return Management, LLC, its investment manager
And by: Apollo Total Return Enhanced Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

CADBURY MONDELEZ PENSION TRUST LIMITED
By: Apollo TRF CM Management LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

HSBC Diversified Loan Fund – Syndicated Loan A S.a.r.l.
By: Apollo Management International LLP, its portfolio manager
By: AMI (Holdings), LLC, its member

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

MERCER MULTI-ASSET CREDIT FUND
By: Apollo Management International LLP, its investment manager
By: AMI (Holdings), LLC, its member

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

MPI (LONDON) LIMITED
By: Apollo TRF MP Management LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

RR 1 LTD.
By: Redding Ridge Asset Management LLC, its management series 2
By: Redding Ridge Holdings, LP, its sole member, its collateral manager
By: Redding Ridge Advisors LLC, its general partner

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

RR 2 LTD.
By: Redding Ridge Asset Management LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

RR 3 LTD.
By: Redding Ridge Asset Management LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

RR 4 LTD.
By: Redding Ridge Asset Management LLC, its collateral manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

SCHLUMBERGER UK COMMON INVESTMENT FUND
By: Apollo Management International LLP, its investment manager
By: AMI (Holdings), LLC, its member

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Joseph D. Glatt

Phone: 212-515-3200

Email: jglatt@apollo.com

with a copy to

Apollo Capital Management, L.P.

9 West 57th St., 43rd Floor

New York, New York 10019

Attn: Michael F. Lotito

Phone: 212-515-3200

Email: mlotito@apollo.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

BlackRock Credit Alpha Master Fund L.P.
By: BlackRock Financial Management Inc., in its capacity as investment advisor

By:	/s/ Sunil Aggarwal
Name:	Sunil Aggarwal
Title:	Authorized Signatory

Notice Address:

c/o BlackRock

55 East 52nd Street

New York, NY 10055

Attn: Sunil Aggarwal / Nikhil Gadia

Email: Sunil.Aggarwal@blackrock.com/ Nikhil.Gadia@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Litvack

Email: legaltransactions@blackrock.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

[Signature Page to Restructuring Support Agreement]

The Obsidian Master Fund
By: BlackRock Financial Management, Inc., its Investment Advisor

By:	/s/ Sunil Aggarwal
Name:	Sunil Aggarwal
Title:	Authorized Signatory

Notice Address:

c/o BlackRock

55 East 52nd Street

New York, NY 10055

Attn: Sunil Aggarwal / Nikhil Gadia

Email: Sunil.Aggarwal@blackrock.com/ Nikhil.Gadia@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Litvack

Email: legaltransactions@blackrock.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

HC NCBR FUND
By: BlackRock Financial Management, Inc., in its capacity as investment advisor

By:	/s/ Sunil Aggarwal
Name:	Sunil Aggarwal
Title:	Authorized Signatory

Notice Address:

c/o BlackRock

55 East 52nd Street

New York, NY 10055

Attn: Sunil Aggarwal / Nikhil Gadia

Email: Sunil.Aggarwal@blackrock.com/ Nikhil.Gadia@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Litvack

Email: legaltransactions@blackrock.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Carlyle Investment Management LLC

Signed for and on behalf of:

Carlyle Global Market Strategies CLO 2012-3, Ltd.

Carlyle Global Market Strategies CLO 2012-4, Ltd.

Carlyle Global Market Strategies CLO 2013-1, Ltd.

Carlyle Global Market Strategies CLO 2013-2, Ltd.

Carlyle Global Market Strategies CLO 2013-3, Ltd.

Carlyle Global Market Strategies CLO 2013-4, Ltd.

Carlyle Global Market Strategies CLO 2014-1, Ltd.

Carlyle Global Market Strategies CLO 2014-5, Ltd.

Carlyle Global Market Strategies CLO 2015-1, Ltd.

Carlyle Global Market Strategies CLO 2015-2, Ltd.

Carlyle Global Market Strategies CLO 2015-3, Ltd.

Carlyle Global Market Strategies CLO 2015-4, Ltd.

Carlyle Global Market Strategies CLO 2015-5, Ltd.

Carlyle Global Market Strategies CLO 2016-1, Ltd.

Carlyle Global Market Strategies CLO 2016-2, Ltd.

Carlyle Global Market Strategies CLO 2016-3, Ltd.

Carlyle US CLO 2016-4, Ltd.

Carlyle US CLO 2017-1, Ltd.

Carlyle US CLO 2017-2, Ltd.

Carlyle US CLO 2017-3, Ltd.

Carlyle US CLO 2017-4, Ltd.

Carlyle US CLO 2017-5, Ltd.

Carlyle Global Market Strategies CLO 2014-2-R, Ltd.

Carlyle Global Market Strategies CLO 2014-3-R, Ltd.

Carlyle Global Market Strategies CLO 2014-4R, Ltd.

Carlyle US CLO 2019-2, Ltd.

By:	/s/ Glori Graziano
Name:	Glori Graziano
Title:	Managing Director

Notice Address: 520 Madison Avenue, New York, NY 10022

[Signature Page to Restructuring Support Agreement]

Email address(es): glori.graziano@carlyle.com, anh.do@carlyle.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

MUDRICK CAPITAL MANAGEMENT, L.P., as investment manager on behalf of its affiliated investment funds and managed accounts

By:	/s/ John O’Callaghan
Name:	John O’Callaghan
Title:	Corporate Secretary

Notice Address:

527 Madison Avenue

6th Floor

New York, NY 10022

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Boston Patriot Batterymarch St LLC

Boston Patriot Newbury St LLC

Mudrick Distressed Senior Secured Fund Global, L.P.

Mudrick Distressed Opportunity Drawdown Fund II, LP

Mudrick Distressed Opportunity Drawdown Fund II SC, L.P.

[Signature Page to Restructuring Support Agreement]

AGF Floating Rate Income Fund

By: Eaton Vance Management

as Portfolio Manager

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Brighthouse Funds Trust I - Brighthouse/Eaton Vance Floating Rate Portfolio

By: Eaton Vance Management

as Investment Sub-Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

[Signature Page to Restructuring Support Agreement]

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance CLO 2013-1 LTD.

By: Eaton Vance Management

Portfolio Manager

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance CLO 2014-1R, Ltd.

By: Eaton Vance Management

As Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance CLO 2015-1 Ltd.

By: Eaton Vance Management

Portfolio Manager

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance CLO 2018-1, Ltd.

By: Eaton Vance Management

Portfolio Manager

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance CLO 2019-1, Ltd.

By: Eaton Vance Management

As Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance Floating-Rate

Income Plus Fund

By: Eaton Vance Management

as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance Floating-Rate 2022 Target Term Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof
Title: Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance Senior
Floating-Rate Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof
Title: Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance Floating-Rate Income Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof
Title: Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance International (Cayman Islands) Floating-Rate Income Portfolio
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof
Title: Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance Senior
Income Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof
Vice President

Title:

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance Short Duration Diversified Income Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance Institutional Senior Loan Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance Limited Duration Income Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance Floating Rate Portfolio
By: Boston Management and Research as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Senior Debt Portfolio
By: Boston Management and Research as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

Eaton Vance VT
Floating-Rate Income Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Notice Address:

2 International Place 9th Floor

Boston MA 02110

Email address(es): rpeepgass@eatonvance.com

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

First Lien Loans

EXHIBIT A

Restructuring Term Sheet

Execution Version

NOTE: THIS TERM SHEET IS NOT BINDING AND IS SUBJECT TO APPROVAL BY THE REQUIRED CONSENTING FIRST LIEN LENDERS UNDER THE RESTRUCTURING SUPPORT AGREEMENT TO WHICH THIS TERM SHEET IS ATTACHED AND THE BOARD OF GLOBAL EAGLE ENTERTAINMENT, INC. NO PARTY SHALL BE BOUND WITH RESPECT TO ANY TRANSACTION CONTEMPLATED HEREUNDER UNTIL THE EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY AND THE REQUIRED CONSENTING FIRST LIEN LENDERS.

THIS RESTRUCTURING TERM SHEET (THIS “TERM SHEET”) DOES NOT CONSTITUTE (NOR WILL IT BE CONSTRUED AS OR DEEMED TO BE) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE LAWS.

THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE SATISFACTORY NEGOTIATION AND COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND OTHERS AS MAY BE MUTUALLY AGREED. THE CLOSING OF ANY TRANSACTION WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS. NO BINDING OBLIGATIONS WILL BE CREATED BY THIS TERM SHEET UNLESS AND UNTIL BINDING DEFINITIVE DOCUMENTS ARE EXECUTED AND DELIVERED BY ALL APPLICABLE PARTIES.

Capitalized terms used but not defined in this Term Sheet shall have the meanings ascribed to them in the Restructuring Support Agreement to which this Term Sheet is attached as Exhibit A.

Global Eagle Entertainment, Inc., et.al.

Summary of Key Terms

Implementation

This Term Sheet contemplates a sale of all or substantially all of the Company’s assets to be implemented pursuant to section 363 of the Bankruptcy Code (the “Sale Transaction”).

In exchange for support of the Sale Transaction and other material terms set forth herein, the Company will commence the Chapter 11 Cases and implement a sales process in accordance with the Milestones set forth herein.

Sale Process

The Company commenced a third-party marketing process for the Sale Transaction (and such process, the “Sale Process”) prior to the Agreement Effective Date and will continue such process on the timeline contemplated by the Milestones and otherwise in accordance with Bidding Procedures.

A newly formed entity (or its designee, together, “Newco”, the “Stalking Horse Bidder”, or “Acquiror”), formed in a manner reasonably acceptable to the Required Consenting First Lien Lenders and the Company, will serve as the stalking horse bidder in connection with the Sale Process.

Global Eagle Entertainment, Inc., et.al.

Summary of Key Terms
At the conclusion of the Sale Process, the Company will sell to the Stalking Horse Bidder or one or more third-party purchaser(s) determined to have submitted the highest or otherwise best offer in accordance with the Bidding Procedures Order, all of the Debtors’ right, title, and interest in, to and under the Acquired Assets (as defined below) free and clear, to the maximum extent permitted by law, of any and all liens, encumbrances, claims, and other interests, subject to any agreed upon exceptions, the terms and conditions of which sale will be consistent with this Term Sheet, the Restructuring Support Agreement, and the Stalking Horse Agreement (or such other asset purchase agreement as may be agreed to by the Company and any third-party purchaser(s)).

Acquired Assets	All real and personal, tangible, and intangible property and assets of the Company of any kind or nature whatsoever, whether now owned or hereafter acquired, and all proceeds, rents, or profits thereof, including, but not limited to, cash and cash equivalents, accounts receivable, any and all claims and causes of action, including, without limitation, any and all avoidance actions and any and all derivative estate claims, any and all trade names, trademarks, copyrights, and other intellectual property and license rights owned by the Company (collectively, the “Acquired Assets”), excluding only those assets specifically designated by the Stalking Horse Bidder as “Excluded Assets” in the Stalking Horse Agreement. The Acquired Assets will include the equity in the Company’s first-tier foreign subsidiaries.

Purchase Price

In consideration for the Acquired Assets, the Stalking Horse Bidder shall:

(a)   credit bid pursuant to section 363(k) of the Bankruptcy Code up to the full amount of the First Lien Loan Claims, which, for the avoidance of doubt, may include any aggregate outstanding principal balance under the First Lien Loan Credit Agreement, including any accrued but unpaid interest or payment-in-kind interest with respect thereto and any additional fees, costs, expenses (including any attorneys’, financial advisors’, and other professionals’ fees and expenses), reimbursement obligations, indemnification obligations, contingent obligations, and other charges of whatever nature, whenever arising, due, or owing, and all other Obligations (as defined in the First Lien Loan Credit Agreement);

(b)   assume certain liabilities as set forth in the Stalking Horse Agreement;

(c)   assume or pay in cash all DIP Facility Claims outstanding as of the Closing Date (as defined below) (if the holder of any such DIP Facilities Claims so consents, such payment may be effected, in lieu of cash, by converting such DIP Facility Claims to claims under a new credit facility to be raised by Newco); and

(d)   fund the Wind-Down Amount, including the Professional Fee Escrow, (each as defined below) in a manner to be agreed by the Required Consenting Lenders and the Company. Global Eagle Entertainment, Inc., et.al. Summary of Key Terms

2

Global Eagle Entertainment, Inc., et.al.

Summary of Key Terms

Bidding Protections	No break-up fee. Expense reimbursement for the Consenting First Lien Lenders to the extent such fees and expenses are not covered pursuant to the terms of the DIP Facility.

Assumption of Contracts: Cure Costs	Newco shall assume executory contracts and unexpired leases as determined by Newco in consultation with the Company. Newco will be responsible for payments of Cure costs, to be paid promptly in accordance with the Bankruptcy Code, or as otherwise agreed with the applicable counterparty or approved by the Bankruptcy Court, using the proceeds of the DIP Facility or the Exit Facility.

Sale Order

The Bankruptcy Court shall enter the Sale Order, which shall (a) provide that the Acquired Assets are sold free and clear, to the maximum extent permitted by law, of any and all liens, encumbrances, claims, and other interests, subject to any agreed upon exceptions, and (b) contain findings of fact and conclusions of law that the Stalking Horse Bidder is a good faith purchaser entitled to and granted the protections of section 363(m) of the Bankruptcy Code.

The Sale Order shall provide for the purchase and release by Newco of all estate claims and causes of action against the following parties: (a) the Consenting First Lien Lenders; (b) the lenders and agents under the First Lien Loan Credit Agreement; (c) the agents and lenders under the DIP Facility; (d) the Stalking Horse Bidder, and (e) with respect to each entity in clause (a) through (d), each such entity’s current and former subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants.

Other Terms and Conditions	Closing of the Sale Transaction (the “Closing Date”) will be subject to, among other customary conditions, (a) entry of the Sale Order, and such Sale Order not being subject to any stay or appeal, (b) the Company’s and Newco’s representations and warranties in the Stalking Horse Agreement being true and correct in all respects except where such breaches would not constitute a material adverse effect, (c) no breach of the Company’s or Newco’s covenants in the Stalking Horse Agreement in any material respect, (d) receipt of required antitrust approvals (including expiration of the waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable), and (e) receipt of required Federal Communications Commission and other regulatory consents and approvals unless, with respect to clause (e), otherwise waived by the Required Consenting Lenders in their sole discretion, subject to the Company’s reasonable consent.

DIP Facility

The Restructuring will be financed by (i) the use of cash collateral on final terms to be acceptable to the Required Consenting First Lien Lenders, and (ii) “new money” loans to be provided under the DIP Facility (as described below).

The Consenting First Lien Lenders (and any other lenders under the First Lien Loan Credit Agreement that opt to participate in the DIP Facility) (collectively, the “DIP Lenders”) will provide the DIP Facility pursuant to the DIP Credit Agreement and

3

Global Eagle Entertainment, Inc., et.al.

Summary of Key Terms

the DIP Orders, based on a budget and terms acceptable in all respects to the Required Consenting First Lien Lenders, for the costs and expenses incurred to operate the Company in the ordinary course during the Chapter 11 Cases (including funding for critical vendor payments).

The DIP Facility shall have the following economic terms:

(a)   $80,000,000 single-draw new money term loan facility funded into escrow with an initial draw of $30,000,000 upon approval of the Interim DIP Order and no more than a total of 3 draws from escrow in accordance with the approved DIP budget:

i.   New money rate of L + 1,000 bps (1.25% LIBOR floor), paid in cash monthly;

ii.  Backstop payment of 500 bps paid in cash on the closing of the DIP Facility;

iii.   Upfront payment of 300 bps paid in cash on the closing date of the DIP Facility; and

iv.   Maturity of six (6) months with an extension of thirty (30) days to the extent necessary if the Sale Order has been entered and the parties are awaiting required Federal Communications Commission consents and approvals.

(b)   $10,000,000 letter of credit facility to provide replacement and additional letter of credit capacity, of which a mutually agreed amount will be available upon entry of the Interim DIP Order (inclusive of replacement/rollover of existing letters of credit). Pricing and terms of the letter of credit facility to be substantially consistent with the terms applicable to existing letters of credit under the First Lien Loan Credit Agreement.

On the Closing Date, as set forth in the Stalking Horse Agreement, all DIP Facility Claims shall be assumed by Newco or paid in full in cash (such payment may be effected, in lieu of cash, by converting such DIP Facility Claims to claims under a new credit facility to be raised by Newco).

The Interim DIP Order, attached as Exhibit D to the Restructuring Support Agreement, shall provide for (i) “adequate protection” of the First Lien Loans, (ii) a “carve-out” for the fees and expenses of professionals retained by the Debtors’ estates and as approved by the Bankruptcy Court, and (iii) maturity, permitted variance, and other terms and conditions acceptable to the Company and the Required Consenting First Lien Lenders.

Newco Capitalization

Certain Consenting First Lien Lenders will fully commit to fund a new money credit facility, to be incurred by Newco on the Closing Date (the “Exit Facility”).

The Exit Facility shall have the following economic terms:

(a) New money credit facility of $125,000,000, plus a letter of credit facility at the option of Newco (with the consent of the Required Consenting First Lien Lenders and in consultation with the Company);

4

Global Eagle Entertainment, Inc., et.al.

Summary of Key Terms

(b) The Exit Facility may include assumption and/or cashless exchange of obligations under the DIP Facility;

(c) Maturity of four (4) years after the Closing Date;

(d) Interest rate of L + 1000 bps (1.25% LIBOR floor);

(e) Scheduled Amortization of 1% per annum; and

(f) First priority liens and security interest on substantially all personal property collateral, subject to customary excluded assets and other terms and conditions customary for facilities of this nature to be determined prior to the Closing Date, which shall be reasonably acceptable to the Required Consenting First Lien Lenders and Company.

Newco will have total debt following the Closing Date of not more than $400,000,000 (plus letters of credit under the Exit LC Facility to the extent incurred consistent with the foregoing sentence), inclusive of the Exit Facility and takeback debt of $275,000,000 (the “Takeback Financing Facility”).

The Takeback Financing Facility shall have the following economic terms:

(a) Maturity of five (5) years after the Closing Date;

(b) Interest rate of L + 750 bps (1.25% LIBOR floor). At Newco’s option, if liquidity is less than $40 million on a pro forma basis, up to 500 bps of interest may be paid in kind during first 24 months. At all times, minimum interest to be paid in cash is L+ 250 bps (1.25% LIBOR floor);

(c) Scheduled Amortization of 1% per annum; and

(d) Second priority liens and security interest (subject and subordinate only to the Exit Facility) on substantially all personal property collateral, subject to customary excluded assets and other terms and conditions customary for facilities of this nature to be determined prior to the Closing Date, which shall be reasonably acceptable to the Required Consenting First Lien Lenders and Company.

Newco Governance

Newco governance documents to be determined by Required Consenting First Lien Lenders in their sole discretion.

Board of Newco to be determined by Required Consenting First Lien Lenders in their sole discretion, but shall include the CEO of Newco.

Management Incentive Plan; Employee Matters

Up to 10% of fully diluted common equity of Newco in the form of restricted stock, options or other instruments. Terms subject to approval by the board of Newco. Newco to assume existing management agreements.

Subject to the terms of the Stalking Horse Agreement, Newco will undertake a good faith process, in consultation with the Company and consistent with the Company’s business plan and ongoing business transformation activities, to extend offers of employment to the Company’s employees.

5

Global Eagle Entertainment, Inc., et.al.

Summary of Key Terms

Post-filing key employee incentive and/or retention programs to be determined.

Milestones

File Bidding Procedures Motion by no later than P+3

Obtain entry of Interim DIP Order by no later than P+5

Obtain entry of the Bidding Procedures Order by no later than P+28

Obtain entry of Final DIP Order by no later than P+40

Receipt of Initial Acceptable Bids (as defined in the Bidding Procedures) by no later than P+42

Qualified Bids to be received by no later than P+75

Auction to be held, if necessary, by no later than P+80

Obtain entry of Sale Order by no later P+85

Satisfaction of all Closing Date conditions (other than regulatory consents and approvals) by no later than P+100

However, in the event that no Initial Acceptable Bids (as defined in the Bidding Procedures) are received by the Initial Acceptable Bid Deadline that provide for a purchase price that would result in the Discharge of the DIP and First Lien Obligations (as defined in the Bidding Procedures) (including, for the avoidance of doubt any Initial Acceptable Bids for an individual asset or combination of assets that are less than all of the Debtors’ Assets, but, when taken together, provide for an aggregate purchase price that would result in the Discharge of the DIP and First Lien Obligations), then, to the extent consistent with the Debtors’ exercise of their fiduciary duties, the Debtors (in consultation with the Consultation Parties (as defined in the Bidding Procedures))) will terminate the sale process contemplated herein and will seek an expedited Sale Hearing to approve the Sale to the Stalking Horse Bidder pursuant to the terms of the Stalking Horse Agreement and a Sale Order shall be entered forty-nine (49) days following the Petition Date, subject to the Court’s availability.

Post-Closing Matters	Consistent with the RSA, the Company may pursue a Chapter 11 plan (the “Chapter 11 Plan”), (i) which may provide for the liquidation of the estate, (ii) will include customary terms and conditions, including exculpation and releases, (iii) may provide for the establishment of a liquidating trust to complete the orderly wind down and dissolution of the Chapter 11 estate and company entities, and (iv) shall be confirmed by the Bankruptcy Court after entry of the Sale Order, with the occurrence of any “effective date” or similar concept under such Chapter 11 Plan subject to the occurrence of the Closing Date, if applicable.

6

Global Eagle Entertainment, Inc., et.al.

Summary of Key Terms
Wind-Down Amount and Professional Fee Escrow	The Stalking Horse Bidder or any “successful bidder” under the Bidding Procedures and the Consenting First Lien Lenders agree to ensure the Company retains sufficient cash to fund the wind-down of the Company’s operations and payments following the closing of the Sale Transaction (the “Wind-Down Amount”), subject to a budget (the “Wind-Down Budget”) that will be in form and substance acceptable to the Company and Stalking Horse Bidder, and shall be agreed upon seven (7) days prior to the Initial Acceptable Bid deadline, with subsequent adjustments mutually agreeable to both the Company and the Required Consenting First Lien Lenders. The Wind-Down Amount may be funded pursuant to a draw under the DIP Facility or the Exit Facility, as determined by the Required Consenting First Lien Lenders, and the portion of the Wind-Down Amount allocable to the allowed professional fees and expenses of the estate professionals, subject to the Wind-Down Budget, will be deposited in an escrow account for the benefit of such estate professionals (the “Professional Fee Escrow”).

Tax Structure	To the extent the Stalking Horse Bidder is the “successful bidder,” the Stalking Horse Bidder has the right to elect at any time at least five (5) Business Days prior to the Closing to structure or restructure the transactions contemplated by this Agreement as a reorganization under Section 368(a)(1)(G) of the Code, with any actual or deemed distribution by the Company (or, if applicable, any of its Subsidiaries) qualifying under Sections 354 and 356 of the Code but not under Section 355 of the Code (“G Reorganization” and such election, the “G Reorganization Election”); provided that such G Reorganization would not materially delay the Closing.

In the event that a G Reorganization Election is made, Stalking Horse Bidder and Company shall (i) agree on the transaction steps to implement the G Reorganization in a manner that is otherwise consistent with the rights and obligations of Stalking Horse Bidder and Company under this Agreement, (ii) treat the G Reorganization as a corporate acquisition of assets by Stalking Horse Bidder to which Section 381 of the Code applies, (iii) agree that this Agreement (together with any other applicable documents) constitutes a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) with neither Stalking Horse Bidder nor Company taking any action or failing to take an action that will preclude the transactions contemplated by this Agreement (together with any other applicable documents) from qualifying as a G Reorganization and (iv) take (or not take) any other actions reasonably necessary to secure and preserve the qualification of any of the transactions set forth in this Agreement (together with any other applicable documents) as a G Reorganization, including, without limitation, with respect to (A) repayment, cancellation or settlement of, or other actions with respect to, any intercompany accounts on or before the Closing Date, (B) the merger of one member of the Company or its Subsidiaries with another member of the Company or its Subsidiaries on or before the Closing Date or conversion (or liquidation) of any such member into a limited liability company on or before the Closing Date, (C) the filing of any Tax elections to treat any such entity as a disregarded entity for U.S. federal income Tax purposes on or before the Closing Date, (D) causing the formation of

7

Global Eagle Entertainment, Inc., et.al.

Summary of Key Terms
an entity that will act as the acquiror in the G Reorganization and (E) satisfaction of the ownership requirements set forth in Section 382(l)(5)(A) of the Code (“L5”) to the extent that Stalking Horse Bidder is potentially eligible to utilize L5 and the Stalking Horse Bidder agrees that the preservation of the ability to make such election is in the best interest of the Stalking Horse Bidder; provided that the Company shall not be limited in respect of disposing of any of their assets if and to the extent permitted under the other provisions of this Agreement and taking or refraining from taking any action required by Law, including if such actions would be inconsistent with their obligations under the Bankruptcy Code.

8

EXHIBIT B

Bidding Procedures

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
GLOBAL EAGLE ENTERTAINMENT	:	Case No. 20-_____ (___)
INC., et al.,[1]	:
	:	(Jointly Administered)
Debtors.	:
:
x

BIDDING PROCEDURES

On July 22, 2020 (the “Petition Date”), Global Eagle Entertainment Inc. and its debtor affiliates (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”), commencing the above-captioned chapter 11 cases (the “Chapter 11 Cases”).

On [●], 2020, the Court held a hearing (the “Bidding Procedures Hearing”) on the Motion of Debtors for Entry of Orders (A) Authorizing and Approving Bidding Procedures, (B) Scheduling an Auction and a Sale Hearing, (C) Approving the Form and Manner of Notice Thereof; (D) Establishing Notice and Procedures for the Assumption and Assignment of Certain Executory Contracts and Leases, and (E) Granting Related Relief (the “Bidding Procedures Motion”).

On [●], 2020, the Court entered an order [Docket No. [●]] (the “Bidding Procedures Order”),2 which, among other things, authorized the Debtors to solicit bids in accordance with the procedures outlined herein (collectively, these “Bidding Procedures”) for one or more sales or dispositions (each, a “Sale Transaction,” and collectively, the “Sale”) of the Assets (as defined below) or subgroups thereof, and authorized the Debtors’ entry into an asset purchase agreement (the “Stalking Horse Agreement”)3 with an entity formed at the direction of the Required Lenders

1

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number are: Global Eagle Entertainment Inc. (7800), Airline Media Productions, Inc. (2314), Emerging Markets Communications, LLC (0735), Entertainment in Motion, Inc. (3908), Global Eagle Entertainment Operations Solutions, Inc. (3375), Global Eagle Services, LLC (7899), Global Eagle Telecom Licensing Subsidiary LLC (2547), IFE Services (USA), Inc. (2120), Inflight Productions USA Inc. (8493), Maritime Telecommunications Network, Inc. (9974), MTN Government Services, Inc. (6069), MTN International, Inc. (8559), MTN License Corp. (0314), N44HQ, LLC (0570), Post Modern Edit, Inc. (6256), Row 44, Inc. (2959), and The Lab Aero, Inc. (9831). The Debtors’ address is 6080 Center Drive, Suite 1200, Los Angeles, California 90045.

2	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Bidding Procedures Motion or the Bidding Procedures Order.
3	A form of the Stalking Horse Agreement will be filed on the Petition Date.

(as defined in the DIP Orders)4 (the “Stalking Horse Bidder”) pursuant to which, among other things, the Stalking Horse Bidder has committed to (a) purchase, acquire, and take assignment and delivery of, free and clear of all liens, claims, encumbrances, and other interests (except as otherwise provided in the Stalking Horse Agreement), certain assets associated with the Debtors’ operations as set forth in the Stalking Horse Agreement, and (b) assume certain liabilities associated with the Debtors’ operations as set forth in the Stalking Horse Agreement (collectively, the “Stalking Horse Bid”), in the form of a credit bid.

The Bidding Procedures set forth the process by which the Debtors are authorized to solicit the highest or otherwise best Bid (as defined below) for all, substantially all, or any combination of, the Debtors’ assets (the “Assets”), culminating in an auction (the “Auction”) if competing Qualified Bids (as defined below) are received. The Sale is contemplated to be implemented pursuant to the terms and conditions of either (a) the Stalking Horse Agreement, as the same may be amended pursuant to the terms thereof, or (b) such other applicable asset purchase agreement upon the receipt of a Successful Bid (as defined herein) that the Debtors have determined in their business judgment is the best or highest bid in accordance with these Bidding Procedures.

The Restructuring Support Agreement, dated as of July 22, 2020 (the “RSA”), currently contemplates that the Debtors and the Successful Bidder(s) (as defined herein) will consummate the Sale, or, if there is no third-party Successful Bidder, the Stalking Horse Bidder will be designated the Successful Bidder and will purchase the Assets in accordance with the terms of the RSA and the Stalking Horse Agreement.

Copies of the Bidding Procedures Order and any other documents in the Debtors’

Chapter 11 Cases are available upon request to Prime Clerk, LLC, by calling (877) 930-4318 (Domestic) or (347) 897-4054 (International), or by

visiting https://cases.primeclerk.com/GEE.

KEY DATES

The key dates for the sale process are as follows. The Debtors, after consultation with the Consultation Parties (as defined below) and pursuant to the terms of RSA and the DIP Credit Agreement (as defined in the DIP Orders), may extend any of the deadlines, or delay any of the applicable dates, in these Bidding Procedures.

4

The “DIP Orders” means (i) the Interim Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Claims, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief [Docket No. [●]] and (ii) the Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Claims, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief [Docket No. [●]].

2

Event	Proposed Date
Initial Acceptable Bid Deadline	42 calendar days following the Petition Date[5]

Qualified Bid Deadline	75 calendar days following the Petition Date

Auction (if necessary)	80 calendar days following the Petition Date

Sale Hearing (subject to the Court’s availability)	On or before 85 calendar days following the Petition Date

PARTICIPATION REQUIREMENTS

I.	Prospective Bidders

In order to participate in the bidding process or otherwise be considered for any purpose hereunder, a person or entity interested in the Assets or part of the Assets (other than the Stalking Horse Bidder) (an “Interested Party”) must deliver to the following parties (collectively, the “Debtors’ Advisors”): (i) proposed co-counsel to the Debtors: (a) Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (Attn: George A. Davis (george.davis@lw.com)) and 355 South Grand Avenue, Suite 100, Los Angeles, California 90071 (Attn: Ted A. Dillman (ted.dillman@lw.com) and Helena G. Tseregounis (helena.tseregounis@lw.com)), and (b) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (Attn: Michael R. Nestor (mnestor@ycst.com), Kara Hammond Coyle (kcoyle@ycst.com), and Betsy L. Feldman (bfeldman@ycst.com)), and (ii) proposed investment banker to the Debtors, Greenhill & Co., LLC 300 Park Avenue New York, NY 10022 Attn: Neil Augustine (neil.augustine@greenhill.com), Jochen Schmitz (jochen.schmitz@greenhill.com), and Michael Costelloe (michael.costelloe@greenhill.com), the following documents and information (collectively, the “Preliminary Bid Documents”):

1.	documentation identifying the Interested Party, its principals, and representatives as well as its principal investors related to the contemplated transaction;

[5]

As further described below, in the event that no Initial Acceptable Bids (as defined herein) are received by the Initial Acceptable Bid Deadline that provide for a purchase price that would result in the Discharge of the DIP and First Lien Obligations (as defined below) (including, for the avoidance of doubt any Initial Acceptable Bids for an individual asset or combination of assets that are less than all of the Debtors’ Assets, but, when taken together, provide for an aggregate purchase price that would result in the Discharge of the DIP and First Lien Obligations), then, to the extent consistent with the Debtors’ exercise of their fiduciary duties, the Debtors (in consultation with the Consultation Parties)) will terminate the sale process contemplated herein and will seek an expedited Sale Hearing to approve the Sale to the Stalking Horse Bidder pursuant to the terms of the Stalking Horse Agreement as promptly as practicable and subject to the Court’s’ availability.

3

2.	an executed confidentiality agreement in form and substance acceptable to the Debtors (a “Confidentiality Agreement”);[6] and

3.

sufficient information to allow the Debtors to determine that the Interested Party (i) has, or can obtain, financial wherewithal, and any required internal corporate, legal or other authorizations to close a Sale Transaction that would result in the Discharge of the DIP and First Lien Obligations, including, but not limited to, current audited financial statements of the Interested Party (or such other form of financial disclosure acceptable to the Debtors) and (ii) can provide adequate assurance of future performance under any executory contracts and unexpired leases to be assumed by the Debtors and assigned to such bidder, pursuant to section 365 of the Bankruptcy Code, in connection with the Sale.

Each Interested Party shall comply with all reasonable requests for information and due diligence access by the Debtors and their advisors regarding the ability of such Interested Party, as applicable, to consummate its contemplated transaction.

If the Debtors (in consultation with the Consultation Parties) with their advisors determine that an Interested Party has timely delivered adequate Preliminary Bid Documents, such Interested Party shall be eligible to receive due diligence information and permitted to submit an Initial Acceptable Bid for the Assets, each as described below (such Interested Party, a “Prospective Bidder”); provided that the Debtors will notify any Interested Party that has not submitted adequate Preliminary Bid Documents so that such party has the opportunity to remedy any inadequacies and become a Prospective Bidder. The Debtors with their advisors will determine and notify each Prospective Bidder when such Prospective Bidder has submitted adequate Preliminary Bid Documents.

II.	Due Diligence

Only Prospective Bidders shall be eligible to receive due diligence information and reasonable access to the Debtors’ confidential electronic data room concerning the Assets (the “Data Room”). The Debtors and their advisors shall coordinate all reasonable requests from Prospective Bidders for additional information and due diligence access; provided that the Debtors may withhold or limit access by any Prospective Bidder to the Data Room or other due diligence materials at any time and for any reason, including, without limitation, if (i) any due diligence information is determined to be business sensitive, proprietary or otherwise not appropriate for disclosure to a Prospective Bidder by the Debtors, including, but not limited to, Prospective Bidders who are customers or competitors of the Debtors or affiliates thereof, and other industry participants, (ii) the Prospective Bidder does not become, or the Debtors determine that the Prospective Bidder is not likely to become, either an Acceptable Bidder or a Qualified Bidder (each as defined below), (iii) the Prospective Bidder violates the terms of its Confidentiality Agreement, (iv) the Debtors become aware that the information set forth on the Preliminary Bid Documents is inaccurate or misleading or of any other reason to doubt such Prospective Bidder’s ability to close its contemplated transaction, or (v) the bidding process is terminated in accordance with its terms.

[6]	Interested Parties may obtain a copy of a Confidentiality Agreement by contacting the representatives from the Debtors’ proposed investment banker, Greenhill & Co., LLC, identified below.

4

Notwithstanding any prepetition limitations, including, without limitation, any non-disclosure, confidentiality or similar provisions relating to any due diligence information, the Debtors and their respective estates will be authorized to provide due diligence information to each Prospective Bidder that has delivered an executed Confidentiality Agreement.

The due diligence period will end on the Bid Deadline (as defined below) and, subsequent to the Bid Deadline, the Debtors shall have no obligation to furnish any due diligence information. Additional due diligence will not be provided after the Bid Deadline, unless otherwise deemed reasonably appropriate by the Debtors in consultation with the Consultation Parties.

III.	Acceptable Bidders

On or before [●], 2020 at [●] prevailing Eastern time, (the “Initial Acceptable Bid Deadline”) each Prospective Bidder shall submit to the Debtors’ Advisors an Initial Acceptable Bid for the Assets such Prospective Party may seek to acquire, which shall include (i) a purchase price based on a cash-free, debt-free basis, which amount must be sufficient to yield net cash proceeds to indefeasibly repay in full in cash the DIP Obligations and the Prepetition First Lien Obligations (each as defined in the DIP Orders) and result in the discharge of the DIP Obligations and the Prepetition First Lien Obligations (the “Discharge of the DIP and First Lien Obligations”),7 (ii) a description of which Assets the Initial Acceptable Bid covers, and (iii) a description of the liabilities the Interested Party intends to assume (collectively, the “Initial Acceptable Bid”).

In the event that no Initial Acceptable Bids are received, then the Debtors, to the extent consistent with the Debtors’ exercise of their fiduciary duties, (in consultation with the Consultation Parties) will terminate the sale process contemplated herein and will seek an expedited Sale Hearing to approve the Sale to the Stalking Horse Bidder pursuant to the terms of the Stalking Horse Agreement as promptly as practicable and subject to the Court’s’ availability.

If the Debtors (in consultation with the Consultation Parties) with their advisors determine that a Prospective Bidder has timely delivered an adequate Initial Acceptable Bid, such Prospective Bidder shall be eligible to submit a Qualified Bid (as defined below) (each such Prospective Bidder, an “Acceptable Bidder”). The Debtors with their advisors will determine and notify each Acceptable Bidder when such Acceptable Bidder has submitted an adequate Initial Acceptable Bid. The Debtors reserve the right to remove any Prospective Bidder from the bidding process pursuant to these Bidding Procedures in the event that the Debtors, in consultation with their advisors and the Consultation Parties, determine that the Initial Acceptable Bid submitted by a Prospective Bidder is inadequate, including because it is not competitive.

[7]

For the avoidance of doubt, this clause (i) shall be met where Initial Acceptable Bids are received for an individual asset or combination of assets that are less than all of the Debtors’ Assets but, when taken together, provide for an aggregate purchase price that would result in the Discharge of the DIP and First Lien Obligations.

5

Each Acceptable Bidder will be deemed to acknowledge and represent that it: (a) either directly or through its advisors has had an opportunity to conduct any and all due diligence regarding the Debtors’ Assets and liabilities prior to making any Qualified Bid (as defined below); (b) has relied solely upon its own or its advisors’ independent review, investigation, and/or inspection of any documents and/or the Assets and liabilities in making any Qualified Bid; and (c) did not rely upon any written or oral statements, representations, promises, warranties, or guaranties whatsoever, whether express, implied, by operation of law, or otherwise regarding the Debtors’ Assets or liabilities, or the completeness of any information provided in connection therewith, except as expressly stated in these Bidding Procedures or the Stalking Horse Agreement. The Debtors and the Consultation Parties, and each of their representatives and advisors, are not responsible for, and will bear no liability with respect to, any information obtained by any Acceptable Bidder in connection with any Sale or Sale Transaction.

The Debtors have designated Greenhill & Co., LLC (“Greenhill”) to coordinate all reasonable requests for additional information and due diligence access. Contact information for Greenhill is as follows:

Greenhill & Co., LLC

300 Park Avenue

New York, NY 10022

Attn: Neil Augustine (neil.augustine@greenhill.com)

Jochen Schmitz (jochen.schmitz@greenhill.com) Michael

Costelloe (michael.costelloe@greenhill.com)

IV.	No Communications Among Bidders

There shall be no communications regarding the Debtors’ sale process between and amongst Prospective Bidders or Acceptable Bidders (including, for the avoidance of doubt, the Stalking Horse Bidder), or between Prospective Bidders or Acceptable Bidders, on the one hand, and the Consultation Parties, on the other hand, unless the Debtors have previously authorized such communication in writing; provided that nothing in this paragraph or any Confidentiality Agreement will preclude the Stalking Horse Bidder from communicating with the Debtors or the Consultation Parties. The Debtors reserve the right, in their reasonable business judgment, in consultation with the Consultation Parties, to disqualify any Prospective Bidders or Acceptable Bidders that have communications between and amongst themselves without the Debtors’ written consent. The Debtors further reserve their right, in their reasonable business judgment, in consultation with the disinterested Consultation Parties, to disqualify any Prospective Bidders or Acceptable Bidders that have communications with a Consultation Party.

QUALIFIED BID REQUIREMENTS

To be eligible to participate in the Auction, each offer, solicitation, or proposal to acquire Assets (each, a “Bid”), other than any Stalking Horse Bid, must be delivered or transmitted via email (in .pdf or similar format) so as to be actually received by the Debtors’ Advisors, no later than [5:00 p.m.] (prevailing Eastern Time) on [●], 2020 (the “Bid Deadline”), or such other date as may be agreed to by the Debtors after consulting with the Consultation Parties, and satisfy each of the following conditions:

6

1.

Irrevocability of Bid. Each Bid must include a letter stating that the Acceptable Bidder’s offer is irrevocable and binding until the closing of the Sale if such Acceptable Bidder is the Successful Bidder, and that the Acceptable Bidder agrees to serve as a Backup Bidder (as defined below) if such bidder’s Bid is selected as the next highest or otherwise next best bid after the Successful Bid.

2.

Assets and Liabilities. The Bid must clearly identify the following: (a) the Assets, or the portion thereof, to be purchased; and (b) the liabilities and obligations to be assumed, including any indebtedness to be assumed; if any.

3.

Designation of Assigned Contracts and Leases. The Bid must identify any and all executory contracts and unexpired leases of the Debtors that the bidder wishes to be assumed and assigned to the bidder at closing. The Bid must confirm that the bidder will be responsible for any cure costs associated with such assumption, and include a good faith estimate of such cure costs (which estimate may be provided by the Debtors).

4.

Purchase Price. The Bid must clearly set forth the cash purchase price, and any other non-cash consideration (with the form of such consideration specified), to be paid. If the Bid proposes an acquisition of only certain of the Assets, the purchase price must be applied to each Asset or package of Assets in that Bid.

5.

Employment and Employee Obligations. The Bid must (a) specify whether the Acceptable Bidder intends to hire all of the Debtors’ employees and (b) expressly propose the treatment of the Debtors’ prepetition compensation, incentive, retention, bonus or other compensatory arrangements, plan or agreements, including, offer letters, employment agreements, consulting agreements, severance arrangements, retention bonus agreements, change in control agreements, retiree benefits, and any other employment related agreements.

6.

Wind-Down Amounts. The Bid must (a) provide an estimate as to the anticipated costs of the wind-down of the Company’s operations and payments following the closing of the Sale Transaction based on what assets and liabilities the Acceptable Bidder intends to retain, and (b) ensure that the Company will retain sufficient cash to fund such costs in a manner at least as equivalent to the Wind-Down Budget (as defined in the Stalking Horse Agreement) as agreed to by the Debtors and the Stalking Horse Bidder.

7

7.

Minimum Bid. The value of each Bid, as determined by the Debtors in their business judgment, must exceed, with respect to Bids that contemplate purchasing all or substantially all Assets, (a) the aggregate sum of the aggregate consideration contemplated by the Stalking Horse Bid,[8] (b) the minimum Bid increment of $1 million (or such other amount as the Debtors may determine in consultation with the Consultation Parties, which amount may be less than $1 million, including with respect to a Bid for less than all Assets), and (c) the amount of the Expense Reimbursement. The minimum Bid increment must be in the form of cash or cash equivalents and/or the assumption of liabilities and result in the Discharge of the DIP and First Lien Obligations. The Debtors and their advisors, in consultation with the Consultation Parties, will determine, in their reasonable business judgment, the value of any assumed liabilities that differ from those included in the Stalking Horse Bid.

Each Bid seeking to acquire an individual asset or combination of assets that are less than all of the Debtors’ Assets must have a value that, either independently or in conjunction with one or more other Bids, is in excess of the Stalking Horse Bid plus the minimum Bid increment and would result in the Discharge of the DIP and First Lien Obligations.

8.

Deposit. Each Bid (except for the Stalking Horse Bid) must be accompanied by a good faith deposit in the form of cash (or other form acceptable to the Debtors in their reasonable discretion, subject to consultation with the Consultation Parties) in an amount equal to not less than 10 percent of the aggregate purchase price of the Bid to be held in an escrow account to be identified and established by the Debtors (the “Deposit”).

9.

Asset Purchase Agreement. Each Bid must include duly executed, non-contingent transaction documents necessary to effectuate the transactions contemplated in the Bid (the “Bid Documents”). The Bid Documents shall include a copy of the asset purchase agreement, including a complete set of all disclosure schedules and exhibits thereto, marked to show the specific changes to the Stalking Horse Agreement that the Acceptable Bidder requests, as well as all other material documents integral to such Bid.

10.

Adequate Assurance Information. The Bid must include sufficient financial or other information (the “Adequate Assurance Information”) to establish adequate assurance of future performance with respect to any lease or contract to be assigned to the Acceptable Bidder in connection with the proposed Sale. The Bid shall also identify a contact person (with relevant contact information) that counterparties to any lease or contract can contact to obtain additional Adequate Assurance Information.

[8]

For the avoidance of doubt, any debt that is credit bid in the Stalking Horse Bid shall be valued at its full principal amount for purposes of determining the consideration contemplated by the Stalking Horse Bid.

8

11.

Committed Financing. To the extent that a Bid is not accompanied by evidence of the Acceptable Bidder’s capacity to consummate the proposed transactions set forth in its Bid with cash on hand, each Bid must include committed financing documented to the satisfaction of the Debtors (in consultation with the Consultation Parties) that demonstrates that the Acceptable Bidder has received sufficient unconditional debt and/or equity funding commitments to satisfy the Acceptable Bidder’s proposed purchase price and other obligations under its Bid, including providing adequate assurance of future performance under all contracts proposed to be assumed and assigned to the Acceptable Bidder by such Bid. Such funding commitments or other financing must be unconditional and must not be subject to any internal approvals, syndication requirements, diligence, or credit committee approvals, and shall have covenants and conditions acceptable to the Debtors (in consultation with the Consultation Parties).

12.	Contingencies; No Financing or Diligence Outs. A Bid shall not be conditioned on the obtaining or the sufficiency of financing or any internal approval, or on the outcome or review of due diligence.

13.

Identity. The Bid must fully disclose (i) the identity of the party submitting the Bid (and any equity holders or other financial backer), its full legal name, jurisdiction of incorporation or formation and its location in the Acceptable Bidder’s corporate structure, and the representatives thereof who are authorized to appear and act on its behalf for all purposes regarding the contemplated Sale, and (ii) the material terms of any participation, binding agreement, arrangement, undertaking, contractual obligation or understanding with any Debtor or any other Acceptable Bidder, including, without limitation, concerning a collaborative or joint Bid or any other combination concerning the proposed Bid.

14.

As-Is, Where-Is. The Bid must include the following representations and warranties: (a) expressly state that the Acceptable Bidder has had an opportunity to conduct any and all due diligence regarding the Debtors’ businesses and the Assets prior to submitting its Bid; and (b) a statement that the Acceptable Bidder has relied solely upon its own independent review, investigation, and/or inspection of any relevant documents and the Assets in making its Bid and did not rely on any written or oral statements, representations, promises, warranties, or guaranties whatsoever, whether express or implied, by operation of law or otherwise, regarding the Debtors’ businesses or the Assets or the completeness of any information provided in connection therewith, except as expressly stated in the representations and warranties contained in the Acceptable Bidder’s proposed asset purchase agreement ultimately accepted and executed by the Debtors.

15.

Authorization. The Bid must include evidence that the Acceptable Bidder has obtained authorization or approval from its board of directors (or comparable governing body) acceptable to the Debtors with respect to the submission, execution, and delivery of its Bid and Bid Documents, participation in the Auction, and closing of the proposed transaction(s) contemplated in such Bid. The Bid shall further state that any necessary filings under applicable regulatory, antitrust, and other laws will be made in a timely manner and that payment of the fees associated therewith shall be made by the Acceptable Bidder.

9

16.

Disclaimer of Fees. Each Bid (other than a Stalking Horse Bid) must disclaim any right to receive a fee analogous to a break-up fee, expense reimbursement, “topping” or termination fee, or any other similar form of compensation. For the avoidance of doubt, no Qualified Bidder (other than a Stalking Horse Bidder) will be permitted to request, nor be granted by the Debtors, at any time, whether as part of the Auction or otherwise, a break-up fee, expense reimbursement, termination fee, or any other similar form of compensation, and by submitting its Bid is agreeing to refrain from and waive any assertion or request for reimbursement on any basis, including under section 503(b) of the Bankruptcy Code.

17.

Time Frame for Closing. A Bid by an Acceptable Bidder must be reasonably likely (based on antitrust or other regulatory issues, experience, and other considerations in the Debtors’ business judgment) to be consummated, if selected as the Successful Bid, within a time frame reasonably acceptable to the Debtors (in consultation with the Consultation Parties). The Acceptable Bidder must commit to closing the proposed Sale(s) contemplated by the Bid as soon as practicable and provide perspective on any potential regulatory issues that may arise in connection with such Acceptable Bidder’s acquisition of the Assets including timing for resolution thereof; provided that the closing of the transaction shall not be later than the milestones set forth in the RSA Term Sheet.

18.

Adherence to Bid Procedures. Each Bid must include (a) a statement that the Acceptable Bidder has acted in good faith consistent with section 363(m) of the Bankruptcy Code; and (b) that the Bid constitutes a bona fide offer to consummate the proposed transactions, and agrees to be bound by these Bidding Procedures.

19.	Joint Bids. The Debtors will be authorized to approve joint Bids in their discretion (in consultation with the Consultation Parties) on a case-by-case basis.

20.

Cooperation. The Acceptable Bidder must provide a covenant to cooperate with the Debtors to provide pertinent factual information regarding such Acceptable Bidder’s operations reasonably required to analyze issues arising with respect to any applicable laws or regulatory requirements.

21.

No Collusion. The Acceptable Bidder must acknowledge in writing that (a) in connection with submitting its Bid, it has not engaged in any collusion that would be subject to section 363(n) of the Bankruptcy Code with respect to any Bids or the Sale, specifying that it did not agree with any Acceptable Bidders or Qualified Bidders to control price; and (b) it agrees not to engage in any collusion that would be subject to section 363(n) of the Bankruptcy Code with respect to any Bids, the Auction, or the Sale.

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22.	DIP Order. All Bids must be in accordance with the terms and conditions of the DIP Orders and the DIP Documents (as defined in the DIP Orders).

23.	Other Information. The Bid contains such other information as may be reasonably requested by the Debtors and the Consultation Parties with such requests made through the Debtors.

A Bid received that meets the above requirements, as determined by the Debtors and their advisors in their reasonable business judgment, after consultation with the Consultation Parties, will constitute a “Qualified Bid” for such Assets (and the Acceptable Bidder submitting such Qualified Bid will constitute a “Qualified Bidder”); provided that, if the Debtors receive a Bid that does not meet the requirements for a Qualified Bid, the Debtors may provide the Acceptable Bidder with the opportunity to remedy any deficiencies before the Auction in order to render such Bid a Qualified Bid; provided, further, that, if any Qualified Bidder fails to comply with reasonable requests for additional information and due diligence access requested by the Debtors to the satisfaction of the Debtors, the Debtors may, after consulting with the Consultation Parties, disqualify any Qualified Bidder and Qualified Bid and such Qualified Bidder will not be entitled to attend or participate in the Auction. The Debtors may also waive or modify any of the above requirements in the exercise of their reasonable business judgment after consultation with the Consultation Parties.

Notwithstanding anything herein to the contrary, the Debtors (i) reserve the right to work with an Acceptable Bidder (in consultation with the Consultation Parties) to aggregate bids into a consolidated Bid, or otherwise improve bids to be Bids, prior to the Qualified Bid Deadline.

QUALIFIED BIDDERS

Prior to the commencement of the Auction, the Debtors shall notify each Acceptable Bidder whether such party is a Qualified Bidder. Promptly upon designating the Qualified Bidders, the Debtors shall provide the Adequate Assurance Information received from the applicable Qualified Bidder to the Consultation Parties pursuant to such Qualified Bidder’s proposed transaction. If any Bid is determined by the Debtors (in consultation with the Consultation Parties) not to be a Qualified Bid, the Debtors will refund such Acceptable Bidder’s Deposit on or before the date that is 5 business days after the Bid Deadline.

The Debtors may accept, as a single Qualified Bid, multiple Bids for non-overlapping material portions of the Assets such that, when taken together in the aggregate, such Bids would otherwise meet the standards for a single Qualified Bid. The Debtors may permit otherwise Qualified Bidders who submitted Bids by the Bid Deadline for less than a substantial (but nevertheless a material) portion of the Assets but who are not identified as a component of a single Qualified Bid consisting of such multiple Bids, to participate in the Auction and to submit higher or otherwise better Bids that in subsequent rounds of bidding may be considered, together with other Bids for non-overlapping material portions of the Assets, as part of such a single Qualified Bid for purposes of Overbids (as defined below). The Debtors may conduct the Auction in any manner to facilitate a sale of all or different subgroupings of the Assets, including conducting multiple Auctions for different subgroupings of the Debtors’ Assets (each, a “Sub-Auction”).

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Between the date that the Debtors notify an Acceptable Bidder that it is a Qualified Bidder and the Auction, the Debtors may discuss, negotiate, or seek clarification of any Qualified Bid from a Qualified Bidder. Without the prior written consent of the Debtors, a Qualified Bidder may not modify, amend, or withdraw its Qualified Bid, except for proposed amendments to increase the consideration contemplated by, or otherwise improve the terms of, the Qualified Bid, during the period that such Qualified Bid remains binding as specified in these Bidding Procedures; provided that any Qualified Bid may be improved at the Auction as set forth herein. Any improved Qualified Bid must continue to comply with the requirements for Qualified Bids set forth in these Bidding Procedures.

Each Qualified Bidder shall comply with all reasonable requests for additional information and due diligence access requested by the Debtors or their advisors (in consultation with the Consultation Parties) regarding the ability of such Qualified Bidder to consummate its contemplated transaction. Failure by a Qualified Bidder to comply with such reasonable requests for additional information and due diligence access may be a basis for the Debtors (in consultation with the Consultation Parties) to determine that such bidder is no longer a Qualified Bidder or that a Bid made by such bidder is not a Qualified Bid.

The Debtors, in consultation with the Consultation Parties, will evaluate whether an Acceptable Bid constitutes a Qualified Bid using any and all factors that the Debtors deem reasonably pertinent, including, without limitation, (i) the amount of the purchase price set forth in the Acceptable Bid, including, for the avoidance of doubt, whether the purchase price provides for the Discharge of the DIP and First Lien Obligations; (ii) the risks and timing associated with consummating a sale transaction(s) with the Acceptable Bidder, (iii) any Assets included in or excluded from the Acceptable Bid, including any proposed assumed contracts, and the impact and costs on the Debtors’ estates and enterprise of entering into a sale transaction for one or more sub-groups of Assets as compared to all or substantially all of the Assets, (iv) any liabilities and obligations assumed as part of the Acceptable Bid; (v) the ability to obtain any and all necessary regulatory approvals for the proposed sale transaction, (vi) the net benefit to the Debtors’ estates, (vii) the tax consequences of such Acceptable Bid, and (viii) the impact on employees and the proposed treatment of employee obligations.

Notwithstanding anything to the contrary herein, the Stalking Horse Bidder shall be deemed to be a Qualified Bidder, and the Stalking Horse Bid shall be deemed to be a Qualified Bid, such that the Stalking Horse Bidder shall not be required to submit an additional Qualified Bid. If the Stalking Horse Bid is chosen as the Successful Bid, the rights and obligations of the Stalking Horse Bidder shall be as set forth in the Stalking Horse Agreement. If the Stalking Horse Bid is selected as the Backup Bid (as defined below), it must remain irrevocable only for so long as is required under the Stalking Horse Agreement. The Stalking Horse Bidder and the Debtors shall agree upon a Wind-Down Budget (as defined in the Stalking Horse Agreement) as of the date that is seven (7) days prior to the Initial Acceptable Bid Deadline, which shall be subject to adjustment upon agreement of the Debtors and the Required Consenting First Lien Lenders (as defined in the RSA).

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If no Qualified Bids, other than the Stalking Horse Bid, are received by the Bid Deadline, then the Auction will not occur, the Stalking Horse Bidder will be deemed the Successful Bidder, and the Debtors will pursue entry of an order by the Court, in form and substance reasonably acceptable to the Stalking Horse Bidder, approving the Stalking Horse Agreement and authorizing the Sale to the Stalking Horse Bidder at the Sale Hearing (as defined herein).

RIGHT TO CREDIT BID

Any Qualified Bidder who has a valid and perfected lien on any Assets of the Debtors’ estates (a “Secured Creditor”) shall have the right to credit bid all or a portion of the value of such Secured Creditor’s claims within the meaning of section 363(k) of the Bankruptcy Code; provided that a Secured Creditor shall have the right to credit bid its claim only with respect to the collateral by which such Secured Creditor is secured.

Notwithstanding anything to the contrary contained herein, the Prepetition Secured Parties shall have the right to credit bid all or any portion of the aggregate amount of their applicable outstanding secured obligations pursuant to section 363(k) of the Bankruptcy Code, and any such credit bid will be considered a Qualified Bid to the extent such bid is received by the Bid Deadline and complies with section 363(k) of the Bankruptcy Code; provided that, other than the Stalking Horse Bid, a credit bid shall not constitute a Qualified Bid if the bid does not include a cash component sufficient to pay in full, in cash, all claims for which there are valid, perfected, and unavoidable liens on any assets included in such Bid that are senior in priority to those of the party seeking to credit bid (unless such Secured Creditor consents to alternative treatment) or (b) comply with (i) the terms of the Intercreditor Agreement (as defined in the DIP Orders) and other agreements governing the Debtors’ prepetition indebtedness, as applicable, and (ii) the Bidding Procedures Order.

AUCTION

If one or more Qualified Bids is received by the Bid Deadline, the Debtors will conduct the Auction with respect to the Debtors’ Assets. If one or more Qualified Bids exist for acquiring specific sub-groups of the Debtors’ Assets, then the Debtors may, in the exercise of their reasonable business judgment (in consultation with the Consultation Parties), first conduct a Sub-Auction for each of the businesses or Assets that has at least one Qualified Bid pursuant to these Bidding Procedures. If the Debtors do not receive any Qualified Bids (other than the Stalking Horse Bid), the Debtors will not conduct the Auction and will designate the Stalking Horse Bid as the Successful Bid.

Prior to the commencement of the Auction or specific Sub-Auction, the Debtors will notify all Qualified Bidders of the highest or otherwise best Qualified Bid, as determined in the Debtors’ reasonable business judgment (in consultation with the Consultation Parties) (the “Baseline Bid”), and provide copies of the Bid Documents supporting the Baseline Bid to all Qualified Bidders. The determination of which Qualified Bid constitutes the Baseline Bid and which Qualified Bid constitutes the Successful Bid shall take into account any factors the Debtors (in consultation with the Consultation Parties) reasonably deem relevant to the value of the Qualified Bid to the Debtors’ estates, including, among other things, the following: (i) the amount and nature of the consideration, including any obligations to be assumed; (ii) the executory contracts and unexpired

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leases of the Debtors, if any, for which assumption and assignment or rejection is required, and the costs and delay associated with any litigation concerning executory contracts and unexpired leases necessitated by such bid; (iii) the number, type and nature of any changes to the Stalking Horse Agreement, as applicable, requested by each Qualified Bidder; (iv) the extent to which such modifications are likely to delay closing of the sale of the Assets and the cost to the Debtors of such modifications or delay; (v) the likelihood of the Qualified Bidder being able to close the proposed transaction (including obtaining any required regulatory approvals) and the timing thereof; (vi) the net benefit to the Debtors’ estates; and (vii) the tax consequences of such Qualified Bid.

The Auction shall take place at [ 🌑 ] (prevailing Eastern Time) on [ 🌑 ], 2020, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, or such later date, time and location as designated by the Debtors (in consultation with the Consultation Parties) and in connection with the RSA, after providing notice to the following parties (collectively, the “Notice Parties”): (i) counsel to the prepetition first lien and proposed postpetition agent, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: David N. Griffiths and Bryan R. Podzius); (ii) Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 (Attn: Scott J. Greenberg and Michael J. Cohen), as counsel (together with Rothschild & Co., the “Ad Hoc First Lien Advisors”) to the DIP Lenders and the ad hoc group of prepetition first lien lenders (the “Ad Hoc First Lien Group”); (iii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (Attn: Alan W. Kornberg), as counsel to the Second Lien Noteholder; (iv) the United States Trustee for the District of Delaware; and (v) counsel to any official committee appointed in these Chapter 11 Cases. In the event that the Auction cannot be held at a physical location, the Auction will be conducted via a virtual meeting (either telephonic or via videoconference). The Debtors shall have the right to conduct any number of Auctions on that date, if the Debtors determine, in their reasonable business judgment (in consultation with the Consultation Parties), that conducting such Auctions would be in the best interests of the Debtors’ estates.

I.	Participation and Attendees

The Debtors and their advisors shall direct and preside over the Auction and any Sub-Auctions. At the start of the Auction or specific Sub-Auction, the Debtors shall describe the terms of the Baseline Bid. All incremental Bids made thereafter shall be Overbids and shall be made and received on an open basis, and all material terms of each Overbid shall be fully disclosed to all other Qualified Bidders. The Debtors shall maintain a written transcript of the Auction or specific Sub-Auction and of all Bids made and announced at the Auction or specific Sub-Auction, including the Baseline Bid, all Overbids, and the Successful Bid.

Only Qualified Bidders that have submitted Qualified Bids by the Bid Deadline are eligible to participate in the Auction or specific Sub-Auction, subject to other limitations as may be reasonably imposed by the Debtors (in consultation with the Consultation Parties) in accordance with these Bidding Procedures. Qualified Bidders participating in the Auction or specific Sub-Auction must appear in person (or through a duly authorized representative), telephonically, or through a video teleconference.

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Each Qualified Bidder participating in the Auction or specific Sub-Auction will be required to confirm in writing and on the record at the Auction or specific Sub-Auction that (i) it has not engaged in any collusion with respect to the submission of any bid or the Auction or specific Sub-Auction and (ii) each Qualified Bid it submits at the Auction or specific Sub-Auction is a binding, good faith and bona fide offer to purchase the Assets identified in such bid.

II.	Auction Procedures

The Auction or specific Sub-Auction shall be governed by the following procedures, subject to the Debtors’ right to modify such procedures in their reasonable business judgment (in consultation with the Consultation Parties):

1.	Baseline Bids. Bidding shall commence at the amount of the Baseline Bid.

2.

Minimum Overbid. Qualified Bidders may submit successive bids higher than the previous bid, based on and increased from the Baseline Bid for the relevant Assets (each such bid, an “Overbid”). Any Qualified Bidder’s initial Overbid shall be made in increments of at least $1 million in cash, cash equivalents, or such other consideration that the Debtors deem equivalent (in consultation with the Consultation Parties). The Debtors may, in their reasonable business judgment (in consultation with the Consultation Parties), announce increases or reductions to initial or subsequent Overbids at any time during the Auction or specific Sub-Auction.

3.

Highest or Best Offer. After the first round of bidding and between each subsequent round of bidding, the Debtors (in consultation with the Consultation Parties) shall announce the bid that they believe in their reasonable business judgment to be the highest or otherwise best offer for the relevant Assets (the “Leading Bid”) and describe the material terms thereof. Each round of bidding will conclude after each participating Qualified Bidder has had the opportunity to submit a subsequent bid with full knowledge of the Leading Bid. To the extent not previously provided (which is determined by the Debtors), a Qualified Bidder submitting a subsequent bid must submit, as part of its subsequent bid, written evidence (in the form of financial disclosure or credit-quality support information or enhancement reasonably acceptable to the Debtors, in consultation with the Consultation Parties, including evidence of ready availability of funds to provide for the Discharge of the DIP and First Lien Obligations, which availability is not otherwise conditioned on obtaining financing or any internal approval other than customary conditions in financing commitments) demonstrating such Qualified Bidder’s ability to close the transaction at the purchase price contemplated by such subsequent bid.

4.

Rejection of Bids. The Debtors may, in their reasonable business judgment (in consultation with the Consultation Parties) reject, at any time before entry of an order of the Court approving a Qualified Bid, any bid that the Debtors determine is (a) inadequate or insufficient, (b) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of the Sale, or (c) contrary to the best interests of the Debtors, their estates, their creditors, and other stakeholders.

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5.

No Round-Skipping. Round-skipping, as described herein, is explicitly prohibited. To remain eligible to participate in the Auction or specific Sub-Auction, in each round of bidding, (i) each Qualified Bidder must submit a Bid in such round of bidding that is a higher or otherwise better offer than the immediately preceding Bid submitted by a Qualified Bidder in such round of bidding and (ii) to the extent a Qualified Bidder fails to bid in such round of bidding or to submit a Bid in such round of bidding that is a higher or otherwise better offer than the immediately preceding Bid submitted by a Qualified Bidder in such round of bidding, as determined by the Debtors in their reasonable business judgment (in consultation with the Consultation Parties), such Qualified Bidder shall be disqualified from continuing to participate in the Auction for such Assets; provided that with the consent of the Consultation Parties, the Debtors may adopt and utilize the Auction procedures other than the foregoing procedure for any round of bidding.

6.

Additional Information. The Debtors (in consultation with the Consultation Parties) shall have the right to request any additional financial information that will allow the Debtors to make a reasonable determination as to a Qualified Bidder’s financial and other capabilities to consummate the transactions contemplated by their proposal and any further information that the Debtors believe is reasonably necessary to clarify and evaluate any bid made by a Qualified Bidder during the Auction or specific Sub-Auction.

7.

Modification of Procedures. The Debtors may announce, at the Auction or specific Sub-Auction, modified or additional procedures for conducting the Auction or specific Sub-Auction or otherwise modify these Bidding Procedures; provided that at no point may the form of currency be in a form other than cash unless a hybrid offer is made that provides for sufficient cash to result in the Discharge of the DIP and First Lien Obligations. All such modifications and additional rules will be communicated in advance to each of the Consultation Parties and Qualified Bidders; provided, that, to the extent such modifications occur at the Auction, or specific Sub-Auction disclosure of such modifications shall be limited to those in attendance at the Auction or specific Sub-Auction.

The Auction or specific Sub-Auction shall include open bidding in the presence of all other Qualified Bidders. All Qualified Bidders shall have the right to submit additional bids and make modifications to any prior Qualified Bid or Overbid at the Auction to improve their bids; provided that any Overbid made by a Qualified Bidder (including with respect to any Backup Bid) must remain open and binding on the Qualified Bidder until the earlier of (a) the closing of a Sale Transaction for the applicable Assets pursuant to the Successful Bid and (b) 120 days after the date of the Sale Hearing, unless otherwise decided (in consultation with the Consultation Parties). The Debtors may, in their reasonable business judgment (in consultation with the Consultation Parties), negotiate with any and all Qualified Bidders participating in the Auction or specific Sub-Auction.

III.	Adjournment of the Auction

The Debtors reserve the right, in their reasonable business judgment (in consultation with the Consultation Parties and subject to and consistent with the terms of the RSA), to adjourn the Auction one or more times to, among other things, (i) facilitate discussions between the Debtors and Qualified Bidders, (ii) allow Qualified Bidders to consider how they wish to proceed, and (iii) provide Qualified Bidders the opportunity to provide the Debtors with such additional evidence as the Debtors, in their reasonable business judgment, may require, that the Qualified Bidder has sufficient internal resources or has received sufficient non-contingent debt or equity funding commitments to consummate the proposed Sale Transaction(s) at the prevailing bid amount.

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SUCCESSFUL BIDDER

Immediately prior to the conclusion of the Auction or specific Sub-Auction, the Debtors shall (i) determine (in consultation with the Consultation Parties) consistent with these Bidding Procedures, which bid constitutes the highest or otherwise best bid(s) for the applicable Assets (each such bid, a “Successful Bid”); and (ii) notify all Qualified Bidders at the Auction for the applicable Assets of the identity of the bidder that submitted the Successful Bid (each such bidder, the “Successful Bidder”) and the amount of the purchase price and other material terms of the Successful Bid.

The Debtors shall file a notice identifying the Successful Bidder and Backup Bidder (if selected) (the “Notice of Successful Bidder”) by 5:00 p.m. (prevailing Eastern Time) as soon as reasonably practicable after closing the Auction, if any, and in any event not less than 24 hours following closing the Auction or relevant Sub-Auction.

The Debtors’ presentation of a particular Qualified Bid to the Court for approval does not constitute the Debtors’ acceptance of such Qualified Bid. The Debtors will be deemed to have accepted a Bid only when the Bid has been approved by the Court at the Sale Hearing. The Debtors shall seek approval by the Court to consummate the Backup Bid, solely in the event the Successful Bidder fails to close the transaction as provided in the Successful Bid and with all rights reserved against the Successful Bidder.

BACKUP BIDDER

Notwithstanding anything in these Bidding Procedures to the contrary, if an Auction or Sub-Auction is conducted, the Qualified Bidder with the next-highest or otherwise second-best Qualified Bid as compared to the Successful Bid at the Auction for the Assets or sub-group thereof, as determined by the Debtors in the exercise of their reasonable business judgment (in consultation with the Consultation Parties) (the “Backup Bid”), shall be required to serve as a backup bidder (the “Backup Bidder”), and each Qualified Bidder shall agree and be deemed to agree to be the Backup Bidder if so designated, provided that if the Stalking Horse Bidder is selected as the Backup Bid, it must remain irrevocable only for so long as is required under the Stalking Horse Agreement.

The identity of the Backup Bidder and the amount and material terms of the Qualified Bid of the Backup Bidder shall be announced by the Debtors at the conclusion of the Auction or relevant Sub-Auction at the same time the Debtors announce the identity of the Successful Bidder.

The Backup Bid shall remain binding on the Backup Bidder until the earlier of (a) the closing of a Sale Transaction for the applicable Assets pursuant to the Successful Bid and (b) 120 days after the date of the Sale Hearing, unless otherwise decided. If a Successful Bidder fails to consummate the approved transactions contemplated by its Successful Bid, the Debtors may select the Backup Bidder as the Successful Bidder, and such Backup Bidder shall be deemed a Successful Bidder for all purposes.

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The Debtors will be authorized, but not required, to consummate (in consultation with the Consultation Parties) all transactions contemplated by the Bid of such Backup Bidder without further order of the Court or notice to any party.

RETURN OF DEPOSIT

The Deposit of the Successful Bidder, if applicable, shall be applied to the purchase price of such transaction at closing. The Deposits for each Qualified Bidder shall be held in one or more accounts on terms acceptable to the Debtors in their sole discretion and shall be returned (other than with respect to the Successful Bidder, and the Backup Bidder) on or before the date that is 5 business days after the Auction. The Backup Bidder’s Deposit shall be held in escrow until the closing of the Sale with the Successful Bidder. In the event the Successful Bidder fails to close and the Debtors opt to close on the Sale Transaction(s) set forth in the Backup Bid, the Backup Bidder’s Deposit shall be applied to the purchase price of such transaction(s) at closing. In the event of a breach or failure to consummate a Sale by the Successful Bidder or the Backup Bidder, as applicable, the defaulting Successful Bidder’s Deposit or Backup Bidder’s Deposit, as applicable, shall be forfeited to the Debtors, and the Debtors specifically reserve the right to seek all available remedies against the defaulting Successful Bidder or Backup Bidder, as applicable.

CONSULTATION BY THE DEBTORS

The Debtors shall consult with the Consultation Parties as explicitly provided for in these Bidding Procedures. Each reference in these Bidding Procedures to “consultation” (or similar phrase) with the Consultation Parties shall mean consultation in good faith. The term “Consultation Parties” as used in these Bidding Procedures shall mean (a) the Ad Hoc First Lien Group (including the Ad Hoc First Lien Advisors) and (b) counsel to any official committee appointed in these Chapter 11 Cases. For the avoidance of doubt, during any period in which a Consultation Party or an affiliate thereof (i) has submitted a Qualified Bid and has become a Qualified Bidder hereunder, or (ii) submits (or indicates its intent to submit) a credit bid, such Consultation Party shall no longer be considered a Consultation Party for purposes of these Bidding Procedures unless and until such party unequivocally revokes its Bid and waives its right to continue in the Auction process.

FREE AND CLEAR OF ANY AND ALL ENCUMBRANCES

All rights, titles and interests in and to the Assets subject thereto shall be sold free and clear of all liens, claims, interests, and encumbrances (collectively, the “Encumbrances”), subject only to the Assumed Liabilities and Permitted Encumbrances (each as defined in the Stalking Horse Agreement or in another Successful Bidder’s purchase agreement, as applicable), if any, in accordance with Bankruptcy Code section 363(f), with such Encumbrances to attach to the net proceeds (if any) received by the Debtors from the Sale of the Assets in accordance with the Bankruptcy Code, applicable non-bankruptcy law and any prior orders of the Court.

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RESERVATION OF RIGHTS

The Debtors reserve the right to, in their reasonable business judgment (in consultation with the Consultation Parties) to modify these Bidding Procedures in good faith, to further the goal of attaining the highest or otherwise best offer for the Assets, or impose, at or prior to selection of the Successful Bidder, additional customary terms and conditions on the Sale of the Assets, including, without limitation: (a) extending the deadlines set forth in these Bidding Procedures; (b) adjourning the Auction (if held) without further notice; (c) adding or modifying procedural rules that are reasonably necessary or advisable under the circumstances for conducting the Auction and/or adjourning the Sale Hearing in open court (if held); (d) canceling the Auction or electing not to hold an Auction; (e) rejecting any or all Bids or Qualified Bids; (f) adjusting the applicable minimum Overbid increment, including by requesting that Qualified Bidders submit last or final bids on a “blind basis”; and (g) other than with respect to the Stalking Horse Agreement, selecting a draft purchase agreement agreed to by a Qualified Bidder in connection with a Qualified Bid to serve as the purchase agreement that will be executed by the Successful Bidder or Successful Bidders, as applicable, and with any necessary adjustments for the assets and liabilities being purchased and assumed, upon conclusion of the Auction, if held; provided, however, that that any changes to the dates and deadlines set forth herein shall comply with the milestones agreed upon in the RSA (unless otherwise consented to by the Ad Hoc First Lien Group). The Debtors shall provide reasonable notice of any such modification to any Qualified Bidder, including the Stalking Horse Bidder.

CONSENT TO JURISDICTION

All Interested Parties, Prospective Bidders, Acceptable Bidders and Qualified Bidders shall be deemed to have consented to the exclusive jurisdiction of the Court and waived any right to a jury trial in connection with any disputes relating to the Auction, the construction and enforcement of these Bidding Procedures, and/or the Bid Documents, as applicable.

SALE HEARING

A hearing to consider approval of the sale of the Debtors’ Assets to the Successful Bidder(s), Backup Bidder(s) (if applicable), or to approve the Stalking Horse Agreement if no Auction is held (the “Sale Hearing”), is currently scheduled to take place on [ 🌑 ], 2020, at [ 🌑 ], (prevailing Eastern Time), before the Honorable [ 🌑 ], at the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, [ 🌑 ] Floor, Courtroom No. [ 🌑 ], Wilmington, Delaware 19801.

The Sale Hearing may be continued to a later date by the Debtors (in consultation with the Consultation Parties) by sending notice prior to, or making an announcement at, the Sale Hearing. No further notice of any such continuance will be required to be provided to any party (including the Stalking Horse Bidder).

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At the Sale Hearing, the Successful Bidder(s) and the Backup Bidder(s) must acknowledge on the record at the start of the hearing that in connection with submitting their Bids, they did not engage in any collusion that would be subject to section 363(n) of the Bankruptcy Code with respect to any Bids, the Auction or the Sale, specifying that they did not agree with any Interested Parties, Prospective Bidders, Acceptable Bidders or Qualified Bidders to control the price or any other terms of the Sale.

Objections to the sale of any Assets free and clear of liens, claims, interests, and encumbrances pursuant to section 363(f) of the Bankruptcy Code to the Successful Bidder(s) and/or a Backup Bidder, as applicable, any of the relief requested in the motion, and entry of any order approving the sale (the “Sale Order”) must (i) be in writing and specify the nature of such objection; (ii) comply with the Bankruptcy Code, Federal Rules of Bankruptcy Procedure, Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, and all orders of the Court; and (iii) be filed with the Court and served on (a) the Debtors, (b) counsel to the Debtors, (c) the U.S. Trustee, (d) counsel to the UCC, (e) any Successful Bidders, and (f) the Stalking Horse Bidder (the “Objection Notice Parties”) by [ 🌑 ], 2020 at 4:00 p.m. (prevailing Eastern Time).

FIDUCIARY OUT

Nothing in these Bidding Procedures will require the board of directors, board of managers, or such similar governing body of a Debtor or any of its Debtor or Non-Debtor Affiliates to take any action, or to refrain from taking any action, with respect to the Bidding Procedures, to the extent such board of directors, board of managers, or such similar governing body reasonably determines in good faith, after consultation with their counsel, that taking such action, or refraining from taking such action, as applicable, would be inconsistent with applicable law or its fiduciary obligations under applicable law.

* * * * *

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EXHIBIT C

Stalking Horse Agreement

ASSET PURCHASE AGREEMENT

by and among

[GEE ACQUISITION LLC],

as Buyer

and

GLOBAL EAGLE ENTERTAINMENT INC.

and

THE OTHER SELLERS NAMED HEREIN,

as Sellers

July [    ], 2020

This draft agreement is not intended to create, nor will it be deemed to create, a legally binding or enforceable offer or agreement of any type or nature, unless and until agreed to and executed by all parties.

i

ii

EXHIBITS

Exhibit A	Form of Bid Procedures Order

iii

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of July [    ], 2020 (the “Agreement”), is made and entered into by and among [GEE Acquisition LLC], a Delaware limited liability company (“Buyer”), Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), and those certain Subsidiaries of the Company signatory hereto (collectively with the Company, “Sellers” and each entity individually, a “Seller”). Sellers and Buyer are sometimes referred to collectively herein as the “Parties” and individually as a “Party.” Capitalized terms used herein and not otherwise defined herein have the meanings set forth in Article 1.

W I T N E S E T H:

WHEREAS, on July 22, 2020 (the “Petition Date”), the Company and certain of its affiliates as debtors and debtors in possession (collectively, the “Debtors”) sought relief under Chapter 11 of Title 11, §§ 101-1330 of the United States Code (as amended, the “Bankruptcy Code”) by filing cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, subject to the terms and conditions set forth in this Agreement and the entry of the Sale Order, the Parties desire to enter into this Agreement, pursuant to which Sellers shall sell, assign, transfer, and convey to Buyer, and Buyer shall purchase and acquire from Sellers, all of Sellers’ right, title and interest in and to the Purchased Assets, and Buyer shall assume all of the Assumed Liabilities, and the Parties intend to effectuate the transactions contemplated by this Agreement, upon the terms and conditions hereinafter set forth in a sale authorized by the Bankruptcy Court pursuant to, inter alia, Sections 105 and 363 of the Bankruptcy Code, in accordance with the other applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure and the local rules for the Bankruptcy Court, all on the terms and subject to the conditions set forth in this Agreement and subject to entry of the Sale Order; and

WHEREAS, Sellers’ ability to consummate the transactions set forth in this Agreement is subject to, among other things, the entry of the Sale Order by the Bankruptcy Court.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Definitions.

(a) The following terms, as used herein, have the following meanings:

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“Action” means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, ownership of more than fifty percent (50%) of the voting securities shall be deemed to be “control” for purposes of this definition.

“Alternative Transaction” means any transaction (or series of transaction), whether direct or indirect, concerning a sale, merger, acquisition, issuance, financing, recapitalization, reorganization, liquidation or disposition of any Seller or any portion of the equity interests or any material portion of the assets thereof (in any form of transaction, whether by merger, sale of assets or equity or otherwise).

“Antitrust Laws” means any antitrust, competition, trade regulation or merger control Laws promulgated by any Governmental Authority.

“Auction” means an auction or auctions, if any, for the sale of Sellers’ assets conducted pursuant to the terms and conditions of the Bid Procedures Order.

“Bankruptcy and Equity Exception” means any Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in any Proceeding in equity or at Law).

“ Bid Procedures Order” means an order of the Bankruptcy Court substantially in the form attached hereto as Exhibit A.

“Business” means the business of (a) purchasing, producing, managing and distributing wholly owned and licensed media content, video and music programming, advertising, applications and video games, and providing post-production services, for and to customers in the airline, maritime and other away-from-home non-theatrical markets and (b) providing satellite-based passenger connectivity and operational services for airliners, cruise ships and other maritime, enterprise and government markets, in each case, as conducted by Sellers.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“CARES Act” means the CARES Act (Pub. L. 116-136 (2020)) and any similar Law providing for the deferral of Taxes, the conditional deferral, reduction, or forgiveness of Taxes, the increase in the utility of Tax attributes, or other Tax-related measures, in each case, intended to benefit taxpayers in response to the COVID-19 pandemic and associated economic downturn.

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“ Cash and Cash Equivalents” means all of Sellers’ cash (including petty cash and checks received prior to the close of business on the Closing Date), checking account balances, marketable securities, certificates of deposits, time deposits, bankers’ acceptances, commercial paper, security entitlements, securities accounts, commodity Contracts, commodity accounts, government securities and any other cash equivalents, whether on hand, in transit, in banks or other financial institutions, or otherwise held.

“Claim” means a “claim” as defined in Section 101 of the Bankruptcy Code.

“Closing Date” means the date of the Closing.

“COBRA” means the health care continuation coverage requirements of the Consolidated Omnibus Reconciliation Act of 1985, as codified in Section 4980B of the Code and Section 601 et seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any Contract that any Seller or any of its Subsidiaries has entered into with any union, works council or collective bargaining agent with respect to terms and conditions of employment of its employees, not including any agreements covering non-U.S. employees which are applicable on an industry-wide basis to employees and which are not individually negotiated by any Seller or any Subsidiary of a Seller.

“ Contract” means any contract, agreement, license, sublicense, Lease, sales order, purchase order, instrument, undertaking or legally binding commitment.

“Cure Costs” means, with respect to any Purchased Contract, the Liabilities that must be paid or otherwise satisfied to cure all monetary defaults under such Purchased Contract to the extent required by Section 365(b) of the Bankruptcy Code in connection with the assignment and assumption of such Purchased Contract.

“Cut-Off Date” means the earlier of (a) twelve (12) months following the Closing and (b) the closing of the Chapter 11 Cases.

“ DIP Credit Agreement” means that certain debtor-in-possession financing agreement dated as of July [•], 2020, and as agreed to by and among the Debtors, the DIP Agent (as defined therein) and the lenders party thereto.

“DIP Facility” means a superpriority senior secured new money debtor-in-possession financing facility [and letter of credit facility] as further described in the DIP Credit Agreement, as approved by the Bankruptcy Court.

“DIP Obligations” means all “Obligations” under the DIP Facility.

“DIP Order” means any order of the Bankruptcy Court approving the Debtors’ entry into the DIP Facility.

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“Disclosure Schedules” means the Disclosure Schedules delivered by Sellers to Buyer on the date hereof.

“ Employees” means all employees of Sellers, including those on disability or a leave of absence, whether paid or unpaid.

“Encumbrance” means any mortgage, lien, pledge, security interest, charge, easement, purchase option, right of first refusal or offer, covenant running with the land, right of way, option, claim, license, title defect or other survey defect and other similar impositions, imperfections or restrictions on transfer or use or other encumbrance of any kind.

“Environmental, Health and Safety Requirements ” means all applicable Laws concerning or relating to worker/occupational health and safety, or pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity which is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), (c) an affiliated service group (as defined under Section 414(m) of the Code) or (d) any group specified in Treasury Regulations promulgated under Section 414(o) of the Code, any of which includes or included any Seller.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exit Financing Agreement” means that certain credit agreement with Buyer (or a Buyer Designee) as borrower in form and substance consistent with the terms set forth in the RSA acceptable to Buyer and the Required Consenting First Lien Lenders (as defined in the RSA).

“Expense Reimbursement” means an amount in cash equal to the amount of all reasonable and documented out-of-pocket third-party expenses (including attorneys’ fees and expenses) incurred by Buyer in connection with the consideration, evaluation and negotiation of this Agreement and the transactions contemplated hereby, to the extent not otherwise covered by the terms of the DIP Facility.

“FCC” means the Federal Communications Commission, including any official bureau or division thereof acting on delegated authority, and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date of this Agreement.

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“FCC Applications” means, collectively, each requisite application or other request filed or to be filed with the FCC for approval to assign the FCC Licenses pursuant to this Agreement.

“FCC Approval” means the FCC’s grant of the FCC Applications; provided that the possibility that an appeal, request for stay, or petition for rehearing or review by a court or administrative agency may be filed with respect to such grant, or that the FCC may reconsider or review such grant on its own authority, shall not prevent such grant from constituting FCC Approval for purposes of this Agreement.

“FCC Licenses” means Permits issued by the FCC.

“FFCRA” means the Families First Coronavirus Response Act, Pub. L. No. 116-127 (116th Cong.) (Mar. 18, 2020).

“Final Order” means a judgment or Order of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed (other than such modifications or amendments that are consented in writing to by Buyer) and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such Order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such Order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have expired, as a result of which such Action or Order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedures, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such Order, shall not cause an Order not to be a Final Order.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any (a) multinational, tribal, federal, state, municipal, local or other governmental or public department, central bank, court, commission, commissioner, tribunal, board, bureau, agency or instrumentality, domestic or foreign, (b) subdivision or authority of any of the foregoing or (c) regulatory or administrative authority.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Indebtedness” of any Person means, without duplication, (a) the principal of and premium (if any) in respect of (i) indebtedness of such Person for money borrowed, and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (b) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all

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obligations of such Person under any title retention agreement (but excluding trade accounts payable for goods and services and other accrued current liabilities arising in the Ordinary Course), (c) all obligations of such Person under leases required to be capitalized in accordance with GAAP, (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (e) the liquidation value of all redeemable preferred stock of such Person, (f) all obligations of the type references in clauses (a) through (e) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guaranties of such obligations, and (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Encumbrance on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Intellectual Property” means any and all intellectual property of every kind, whether protected or arising under the Laws of the United States or any other jurisdiction, including all intellectual or industrial property rights in any of the following: (a) all trademarks and service marks, and all registrations, renewals and applications therefor, and all brand names, product names, trade dress, logos, protectable distinguishing guises and indicia, slogans and other similar designations of source or origin and, in each case, all worldwide rights, title and interest associated with the foregoing, whether registered or not, in any form including abbreviation, derivation, variation, diffusion or otherwise, whether stylized or not stylized, and for all purposes and for all goods, products and services (collectively, “Trademarks”), (b) methods, techniques, ideas, know-how, research and development, technical data, molds, prototypes, models and designs, programs, materials, specifications, processes, inventions (patentable or unpatentable), patents, and other similar materials and improvements thereto, and all tangible embodiments of the foregoing (collectively, “Patents”), (c) all copyrights (registered or unregistered), works of authorship, and software (including source code, object code, operating systems and specifications), including applications and registrations thereof (collectively, “Copyrights”), (d) all trade secrets, confidential or proprietary business information, such as business data bases, data analytics, know-how, techniques, concepts, methods, processes, specifications, product designs, blue prints, surveys, customer reviews, customer/vendor lists, customer contact information, email lists, data bases, sales plans, formulae, reports, and other proprietary or confidential information and know-how (collectively, “Trade Secrets”), (e) all rights of publicity, (f) all moral and economic rights of authors, inventors, however denominated, and (g) all other intellectual property and proprietary rights.

“IRS” means the Internal Revenue Service.

“Knowledge of Sellers” means the actual knowledge of the individuals set forth on Section 1.02(a) of the Disclosure Schedules, after reasonable inquiry.

“Law” means any law, treaty, statute, ordinance, code, directive, decree, Order, rule or regulation of any Governmental Authority.

“Lease” means any lease, together with any other subleases and similar agreements under which any Seller leases, uses or occupies, or has the right to use or occupy, any real property.

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“ Leased Real Property” any real property leased, subleased or which a Seller has the right to use or occupy, pursuant to a Lease.

“ Liability” means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required to be reflected in financial statements or disclosed in the notes thereto.

“Material Adverse Effect” means any change, effect, event, circumstance, occurrence or state of facts that, individually or in the aggregate, (a) has, or would reasonably be expected to have, a material adverse effect on the Purchased Assets or the Assumed Liabilities, taken as a whole, or (b) prevents or materially impairs, or would reasonably be expected to prevent or materially impair, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that in the case of clause (a), in no event shall any change, effect, event, circumstance, occurrence or state of facts that results from or arises out of the following be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Material Adverse Effect: (i) general changes or developments in global or national political, economic, business, monetary, financial or capital or credit market conditions or trends; (ii) general political, economic, business, monetary, financial or capital or credit market conditions or trends (including interest rates); (iii) geopolitical conditions or any outbreak or escalation of hostilities, acts of terrorism or war, civil unrest, regional, national or international emergency, or any acts of God or similar force majeure events; (iv) the failure of the financial or operating performance of any Seller or any of its respective businesses to meet any projections, forecasts, budgets estimates or predictions for any period (it being understood that the underlying cause of such failure to meet such projections, forecasts, budgets, estimates or predictions may be taken into account in determining whether a Material Adverse Effect has occurred); (v) changes in Laws first proposed after the date hereof; (vi) changes in GAAP or other accounting regulations or principles first proposed after the date hereof; (vii) the announcement of this Agreement and the transactions contemplated hereby ( provided, however, that this clause shall not limit any representation, warranty or covenant contained in this Agreement); (viii) any global or national health concern, epidemic, disease outbreak or pandemic (including the COVID-19 pandemic); (ix) any Law issued by a Governmental Authority requiring business closures, quarantine or sheltering-in-place or similar restrictions in connection with the COVID-19 pandemic; or (x) the Chapter 11 Cases, including, without limitation, (A) the Auction and any announced liquidation of Sellers or any of their respective assets, (B) any objections in the Bankruptcy Court to this Agreement or any of the transactions contemplated hereby, the reorganization of Sellers, the bidding procedures order, the assumption or rejection of any Purchased Contract otherwise in compliance with this agreement, and (C) any Order of the Bankruptcy Court or any actions or omissions of Sellers or their Subsidiaries required to be taken (or not taken) to comply therewith; provided, further, that in the case of clause (i), (ii), (iii), (v), (vi), (viii) or (ix), to the extent that the effects of any such change, effect, event, circumstance, occurrence or state of facts is disproportionately adverse to the Purchased Assets or the Assumed Liabilities, taken as a whole, relative to other similarly situated businesses in the industries in which Sellers and the Purchased Entities operate, then such matter, event, change, development, occurrence, circumstance or effect may be taken into account in determining whether there has been or will be, a Material Adverse Effect.

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“NASDAQ” means NASDAQ Stock Market LLC.

“Order” means any award, writ, injunction, judgment, order, ruling, decision, subpoena, precept, directive, consent, approval, award, decree or similar determination or finding entered, issued, made or rendered by any Governmental Authority.

“Ordinary Course” means the ordinary course of business consistent with past practice. For the avoidance of doubt, any actions taken (or not taken) in good faith and reasonably necessary to comply with any Laws issued in connection with the COVID-19 pandemic shall be deemed Ordinary Course.

“Owned Real Property” means any real property owned in fee by any Seller.

“Pandemic Response Laws” means the CARES Act, the FFCRA, and other any similar, additional, or future federal, state, local, or foreign law, or administrative guidance intended to benefit taxpayers in response to the COVID-19 pandemic and associated economic downturn.

“Permits” means any franchises, permits, licenses, consents, certificates, clearances, approvals, exceptions, variances, permissions, filings, publications, declarations, notices, waivers, and authorizations, including environmental permits, of or with any Governmental Authority held, used or made by any Seller in connection with the Purchased Assets or the Assumed Liabilities.

“Permitted Encumbrances” means the following Encumbrances: (a) statutory Encumbrances for current Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP; (b) mechanics’, materialmen’s, repairmen’s and other statutory Encumbrances incurred in the Ordinary Course and for adequate reserves have been established in accordance with GAAP and which would not, individually or in the aggregate, have a material impact on the business or impair the ability of Sellers or the Purchased Entities to use or operate the property to which they relate; (c) Encumbrances incurred or deposits made in the Ordinary Course and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security; (d) with respect to Owned Real Property or Leased Real Property, easements, declarations, covenants or rights-of-way, restrictions and similar non-monetary Encumbrances (that would be disclosed by an accurate survey of real property and otherwise affecting title to real property and other title defects) which do not, individually or in the aggregate, materially impair the use or occupancy of such Owned Real Property or Leased Real Property; (e) zoning ordinances, variances, conditional use permits and similar regulations, permits, approvals and conditions; (f) Encumbrances that will be released at the Closing with no Liability to Buyer or its Affiliates; (g) any Encumbrance granted or incurred pursuant to an Order of the Bankruptcy Court; and (h) outbound Intellectual Property licenses, covenants not to sue and similar rights or licenses that are subject to Section 365(n) of the Bankruptcy Code.

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“Person” means any individual, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, unincorporated organization, estate, trust, association, organization or other legal entity or group or Governmental Authority.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and with respect to any taxable period that begins on or prior to the Closing Date and ending after the Closing Date, the portion thereof beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and with respect to any taxable period that includes but does not end on the Closing Date, the portion thereof ending on the Closing Date.

“Pre-Petition Credit Agreement” means that certain Credit Agreement, dated as of January 6, 2017, by and among the Company, the other loan parties, the Lenders named therein and Citibank N.A., as administrative agent, (a) as amended by (i) the First Amendment and Limited Waiver to Credit Agreement, dated as of May 4, 2017, (ii) the Amendment to First Amendment and Limited Waiver to Credit Agreement and Second Amendment to Second Amendment to Credit Agreement, dated as of June 29, 2017, (iii) the Third Amendment to Limited Waiver to Credit Agreement and Third Amendment to Credit Agreement, dated as of October 2, 2017, (iv) the Fourth Amendment to Limited Waiver to Credit Agreement and Fourth Amendment to Credit Agreement, dated as of October 31, 2017, (v) the Fifth Amendment to Limited Waiver to Credit Agreement and Fifth Amendment to Credit Agreement, dated as of December 22, 2017, (vi) the Sixth Amendment to Credit Agreement dated as of March 8, 2018, and (vii) the Omnibus Incremental Term Loan and Seventh Amendment to Credit Agreement and Amendment to Security Agreement, dated as of July 19, 2019, (viii) the Eighth Amendment to Credit Agreement, dated as of April 7, 2020, (ix) the Ninth Amendment to Credit Agreement, dated as of April 9, 2020, (x) the Tenth Amendment to Credit Agreement, dated as of April 15, 2020, (xi) the Eleventh Amendment to Credit Agreement, dated as of July 9, 2020 and (xii) the Twelfth Amendment to Credit Agreement, dated as of July 20, 2020 and (b) as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Proceedings” means any legal, governmental or regulatory suits, proceedings, arbitrations or actions, related to Liabilities, preference actions and preferential transfers, Contracts, debts, breaches of fiduciary duties, accounts, bills, covenants, agreements, damages, judgments, third-party Claims, counterclaims, and cross-claims, whether, reduced to judgment or not reduced to judgment, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereinafter arising, in law or equity or otherwise.

“RSA” means the Restructuring Support Agreement, dated as of July 22, 2020, among Sellers and the Consenting First Lien Lenders (as defined therein).

“RSA Termination Event” means an event described in Section 7 of the RSA which with the passage of time or the taking of action thereunder would result in the termination of the RSA.

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“Sale Hearing” means the hearing conducted by the Bankruptcy Court to approve the transactions contemplated by this Agreement.

“Sale Order” means an Order by the Bankruptcy Court, in form and substance reasonably acceptable to Buyer and Sellers, among other things, (a) approving this Agreement, (b) authorizing the sale of the Purchased Assets to Buyer pursuant to section 363 of the Bankruptcy Code, pursuant to the terms and conditions set forth herein, free and clear of any Encumbrances (other than Permitted Encumbrances), (c) authorizing the assumption by, and assignment to, Buyer of the Purchased Contracts and the Assumed Liabilities pursuant to section 365 of the Bankruptcy Code and (d) authorizing the other transactions contemplated by this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“ Seller Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) end of service or severance, termination protection, retirement, pension, profit sharing, deferred compensation, phantom, equity or equity-based, health or welfare, employment, independent contractor, vacation, change in control, transaction, retention, bonus or other incentive, fringe benefit, paid time off or similar plan, agreement, arrangement, program or policy, or (iii) other plan, Contract, policy or arrangement providing compensation or benefits, in each case whether or not written, in the case of clauses (i)-(iii), that is sponsored, maintained, administered, contributed to or entered into by any Seller or any Subsidiary of any Seller, for the benefit of any of its current or former Service Providers, or for which any Seller or any Subsidiary of any Seller has any direct or indirect liability.

“Service Provider” means a director, officer, employee or individual independent contractor.

“Subsidiary” means, with respect to any Person, another Person in which such Person beneficially owns, directly or indirectly, capital stock or other equity securities representing more than fifty percent (50%) of the outstanding voting stock or other equity interests; provided that no JV Entity shall be a Subsidiary of any Seller for purposes of this Agreement.

“Tax” means all federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding tax, profits, lease, service, recording, documentary, filing, permit or authorization, gains, escheat, unclaimed property, import, export, intangibles, or any other taxes, fees, assessments or charges of any kind whatsoever including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

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“Tax Return” means any report, return, election, extension or similar document (including declarations, disclaimers, notices, disclosures, estimates, claims (including claims for refunds), real property transfer tax returns, information returns, schedules or any related or supporting information) filed or required to be filed with respect to Taxes with any Governmental Authority or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws or administrative requirements relating to any Tax, including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Transaction Document” means this Agreement, the Assignment and Assumption Agreements, the Bills of Sale, the Assignment of Patents, the Assignment of Trademarks and any other agreements, instruments or documents entered into pursuant to, or as contemplated by, this Agreement.

“Transfer Taxes” means any sales, use, purchase, excise, gross receipts, ad valorem, direct or indirect real property, business and occupation, value added (including VAT), filing, permit or authorization, leasing, license, lease, severance, franchise, profits, fixed asset, property transfer or gains, documentary, stamp, registration, intangible, conveyance, recording or similar Tax (including, for certainty, goods and services tax, harmonized sales tax and land transfer tax) and any recording costs or fees, however styled or designated, or other amounts in the nature of transfer Taxes payable in connection with the sale or transfer of the Purchased Assets contemplated by this Agreement.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and all similar state and local Laws.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Allocation Schedule	Section 2.07
Antitrust Laws	Section 3.03(b)
Assignment of Patents	Section 2.08(a)(iii)
Assignment of Trademarks	Section 2.08(a)(iii)
Assumed Liabilities	Section 2.02
Assumed Plans	Section 2.01(i)
Assignment and Assumption Agreements	Section 2.08(b)(ii)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Bankruptcy Period	Section 12.05
Bills of Sale	Section 2.08(a)(ii)
Buyer	Preamble
Buyer Benefit Plan	Section 7.05(a)
Buyer Designee	Section 2.01
Buyer Plans	Section 7.05(b)
Chapter 11 Cases	Recitals
Closing	Section 2.08

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Closing Date Payment	Section 2.06
Company	Preamble
Company SEC Reports	Section 3.19(a)
Contract & Cure Update Schedule	Section 2.05(a)
Credit Bid	Section 2.06
DIP Payment Amount	Section 2.06
Direction Letter	Section 4.08
Disputed Amount Contract	Section 2.05(e)
Debtors	Preamble
D&O Claims	Section 2.03(k)
End Date	Section 10.01(b)
Excluded Assets	Section 2.03
Excluded Contracts	Section 2.03(c)
Excluded Plans	Section 2.03(g)
Excluded Records	Section 2.03(b)
Excluded Liabilities	Section 2.04
G Reorganization	Section 11.01(a)
G Reorganization Election	Section 11.01(a)
JV Entity	Section 2.01(g)
L5	Section 11.01(b)
Later Excluded Assets	Section 2.01(a)
Later Excluded Contract	Section 2.05(a)
Long Range Plan	Section 7.05(a)
Material Contracts	Section 3.08(a)
Material Customers	Section 3.18(a)
Material Suppliers	Section 3.18(b)
Offered Employee	Section 7.05(a)
Original Contract & Cure Schedule	Section 2.05(a)
Party or Parties	Preamble
Permit Approvals	Section 7.03(b)
Petition Date	Recitals
Purchased Contracts	Section 2.01(a)
Purchased Entity	Section 2.01(d)
Purchased Shares	Section 2.01(d)
Purchased Assets	Section 2.01
Purchased Intellectual Property	Section 2.01(e)
Purchase Price	Section 2.06
Renewal Period	Section 10.01(b)
Retained Cash	Section 2.06
Seller or Sellers	Preamble
Straddle Period	Section 7.06(c)
Surviving Post-Closing Covenants	Section 9.01
Terminated Employee	Section 7.05(a)
Title IV Plans	Section 3.13(d)

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Transfer Consent	Section 2.05(c)
Transferred Employee	Section 7.05(a)
Transition Employees	Section 7.02(c)
Transition Period	Section 7.02(c)
Wind-Down Amount	Section 2.06
Wind-Down Budget	Section 7.14

SECTION 1.02 Construction. In construing this Agreement, including the Exhibits and Schedules hereto, the following principles shall be followed: (a) the terms “herein,” “hereof,” “hereby,” “hereunder” and other similar terms refer to this Agreement as a whole and not only to the particular Article, Section or other subdivision in which any such terms may be employed unless otherwise specified; (b) except as otherwise set forth herein, references to Articles, Sections, Disclosure Schedules, Schedules and Exhibits refer to the Articles, Sections, Disclosure Schedules, Schedules and Exhibits of this Agreement, which are incorporated in and made a part of this Agreement; (c) a reference to any Person shall include such Person’s successors and assigns; (d) the word “includes” and “including” and their syntactical variants mean “includes, but is not limited to” and “including, without limitation,” and corresponding syntactical variant expressions; (e) a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place in this Agreement where it is defined, including in any Schedule; (f) the word “dollar” and the symbol “$” refer to the lawful currency of the United States of America; (g) unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa; (h) the words “to the extent” shall mean “the degree by which” and not “if”; (i) the word “will” will be construed to have the same meaning and effect as the word “shall,” and the words “shall,” “will,” or “agree(s)” are mandatory, and “may” is permissive; (j) where a word is defined herein, references to the singular will include references to the plural and vice versa; (k) all references to a day or days will be deemed to refer to a calendar day or calendar days, as applicable, unless Business Days are expressly specified; (l) any reference to any agreement or Contract will be a reference to such agreement or Contract, as amended, modified, supplemented or waived; (m) any reference to any particular Code section or any Law will be interpreted to include any amendment to, revision of or successor to that section or Law regardless of how it is numbered or classified; provided that, for the purposes of the representations and warranties set forth herein, with respect to any violation of or non-compliance with, or alleged violation of or non-compliance, with any Code section or Law, the reference to such Code section or Law means such Code section or Law as in effect at the time of such violation or non-compliance or alleged violation or non-compliance; (n) references to “written” or “in writing” include in electronic form; (o) the headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and the other Transaction Documents; (p) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; and (q) the word “or” shall not be exclusive.

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ARTICLE 2

PURCHASE AND SALE

SECTION 2.01 Purchase and Sale. Subject to the entry of the Sale Order and upon the terms and subject to the conditions of this Agreement and the Sale Order, on the Closing Date, Sellers shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Buyer or one or more other Affiliates of Buyer or an entity formed in compliance with Section 11.01 as designated by Buyer (a “Buyer Designee”), and Buyer shall, and shall cause its Buyer Designees (if any) to, purchase, acquire and accept from Sellers, free and clear of all Encumbrances (other than Permitted Encumbrances), all of Sellers’ right, title and interest in the properties, interests, rights and other assets of Sellers as of the Closing of every kind and nature, whether tangible or intangible (including goodwill), real, personal or mixed, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP or specifically referred to in this Agreement, including any such properties, rights, interests, and other assets acquired by Sellers after the date hereof and prior to the Closing in accordance with Section 5.01, including the following properties, rights, interests and other assets of Sellers (collectively, the “Purchased Assets” and, for the avoidance of doubt, the transfer of the Purchased Shares held by any Seller to Buyer or a Buyer Designee will constitute the transfer of any Purchased Assets owned by such Purchased Entity and such Purchased Assets shall not be separately transferred other than as required by applicable Law), other than the Excluded Assets, which, notwithstanding the foregoing provisions of this Section 2.01 to the contrary, will remain, as applicable, the assets, properties, interests and rights of Sellers and their Affiliates:

(a) subject to Section 2.05, all Contracts (including Leases with respect to Leased Real Property and licenses and other Contracts with respect to Intellectual Property), including (i) any confidentiality or non-disclosure agreements executed by any Person for the benefit of any Seller to the extent relating to the Purchased Assets or the Assumed Liabilities and (ii) all purchase orders (collectively, the “Purchased Contracts”);

(b) (i) the Owned Real Property set forth on Section 2.01(b)(i) of the Disclosure Schedules and (ii) the Leased Real Property set forth on Section 2.01(b)(ii) of the Disclosure Schedules, in each case, together with any buildings, fixtures and improvements located on or attached to such real property, and all rights arising therefrom, and all tenements, hereditaments, appurtenances and other real property rights appertaining thereto;

(c) all tangible assets, including, without limitation, machinery, equipment, computers, information management systems (including software and hardware related thereto), telephone systems, supplies and other tangible personal property owned by any Seller, including any such personal property located at any Owned Real Property or Leased Real Property and any such property on order to be delivered to any Seller;

(d) all warranties, indemnities or guaranties from any Person with respect to any Purchased Asset, including any item of real property, personal property or equipment;

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(e) all Intellectual Property owned by Sellers that is used or held for use by Sellers in the conduct of the Business, including the Intellectual Property set forth on Section 2.01(e) of the Disclosure Schedules (the “Purchased Intellectual Property”);

(f) all of Sellers’ interests (the “Purchased Shares”) in the Persons listed in Section 2.01(f) of the Disclosure Schedules (each, a “Purchased Entity,” and collectively, the “Purchased Entities”);

(g) all of Sellers’ interests in each entity set forth on Section 2.01(g) of the Disclosure Schedules (each, a “JV Entity”) and any Contract (including any joint venture or services agreement) related to such JV Entity;

(h) all rights of Sellers under non-disclosure or confidentiality, invention assignment, work made for hire, non-compete, or non-solicitation agreements with current or former Service Providers of any Seller;

(i) all of the Seller Plans other than Excluded Plans (the “Assumed Plans”), all funding arrangements related thereto (including all assets, trusts, insurance policies (other than, for the avoidance of doubt, any director and officer insurance policy) and administrative service Contracts related thereto), and all rights and obligations thereunder;

(j) all Permits set forth on Section 2.01(j) of the Disclosure Schedules;

(k) all Cash and Cash Equivalents (other than Retained Cash, if any);

(l) all bank accounts of Sellers;

(m) all deposits, credits, prepaid expenses, deferred charges, advance payments, refunds, rights of set-off, rights of recovery, security deposits, prepaid items and duties related to the Purchased Assets (including Purchased Contracts);

(n) all accounts receivable, notes, negotiable instruments and chattel paper owned or held, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, and other amounts receivable from any Person before the Closing, whether or not in the Ordinary Course;

(o) all rights and obligations under or arising out of all insurance policies (other than, for the avoidance of doubt, any director and officer insurance policy) relating to the Purchased Assets or the Assumed Liabilities (including returns and refunds of any premiums paid, or amounts due back to Sellers, with respect to cancelled insurance policies);

(p) all confidentiality, non-competition, non-solicitation or similar agreements entered into by any Seller or any of their respective representatives in connection with a sale of any Seller, any Purchased Asset (including any Purchased Entity) or any Assumed Liabilities;

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(q) other than D&O Claims, all rights against any Person (including (i) customers, suppliers, vendors, lessors, lessees, licensees, licensors of any Seller and (ii) Buyer, its Affiliates or any of its or their respective directors, officers, members, partners, shareholders, managers, advisors or representatives) arising under or related to any Purchased Contract, other Purchased Asset (including any use, ownership, possession, operation, sale or lease thereof) or Assumed Liability or the operation or conduct of the Business, including Proceedings, Claims, counterclaims, defenses, credits, rebates (including any vendor or supplier rebates), demands, allowances, refunds (including any Tax refunds, Tax overpayments or Tax attributes, other than Tax refunds of Sellers relating to a Post-Closing Tax Period), cash Tax deposits, rights of set off, rights of recovery (including rights to insurance proceeds), rights of subrogation, rights of recoupment, rights under or with respect to express or implied guarantees, warranties, representations, covenants, indemnities, exculpation, advancement, reimbursement of expenses or contract renewal rights and other similar rights, in each case, whether direct or derivative, known or unknown, liquidated or unliquidated, contingent or otherwise;

(r) all avoidance, recovery, subordination claims or causes of action of any Seller under Sections 544 through 553 of the Bankruptcy Code or under applicable Law;

(s) all goodwill related to the Purchased Assets (including the goodwill associated with the Trademarks and other Intellectual Property included in the Purchased Assets); and

(t) other than the Excluded Records, all of the Company’s and its Subsidiaries’ current or historical written files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, plans, operating records, safety and environmental reports, data, studies, Tax Returns, ledgers, journals, title policies, customer lists, supplier lists, vendor lists, price lists, mailing lists, invoices, shipping records, standard forms of documents, regulatory filings, operating data and plans, research material, technical documentation (design specifications, engineering information, test results, maintenance schedules, functional requirements, operating instructions, logic manuals, processes, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (catalogs, sales brochures, flyers, pamphlets, web pages, etc.), consulting materials, opinions and other documents commissioned by or on behalf of the Company or its Subsidiaries, development, quality control, quality assurance, regulatory, pharmacovigilance records and other regulatory documents, all personnel and employment records for the Transferred Employees or any individual independent contractors of the Company or its Subsidiaries, and other books and records of Sellers and any rights thereto owned by any Seller, in each case whether stored in hard copy form or on electronic, magnetic, optical or other media.

At any time but in any event no later than three (3) days prior to the Closing, Buyer may, in its sole discretion, by written notice to the Company, and following good faith consultation with the Company, designate any of the Purchased Assets as additional Excluded Assets, which notice shall set forth in reasonable detail the Purchased Assets so designated (“Later Excluded Assets”). Notwithstanding any other provision hereof to the contrary, the Liabilities of Sellers under or related to any Purchased Asset designated as an Excluded Asset pursuant to this paragraph will constitute Excluded Liabilities. The Parties acknowledge and agree that there will be no reduction in, or increase to, the Purchase Price as a result of any addition or elimination of any asset as a Purchased Asset.

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SECTION 2.02 Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of the Closing, to assume the following Liabilities, and only such Liabilities, of Sellers (the “Assumed Liabilities”):

(a) all Liabilities relating to or arising out of the ownership or operation of the Purchased Assets by Buyer solely for periods following the Closing;

(b) all Cure Costs to the extent they have not been paid on or before the Closing;

(c) all Liabilities with respect to the Assumed Plans;

(d) the Liabilities assumed by Buyer pursuant to Section 7.05 and Section 2.06;

(e) all Liabilities of each Seller (and each Purchased Entity) relating to or arising out of the Purchased Contracts solely following the Closing and not to the extent relating to or arising out of any breach or default thereof or other activities on or prior to the Closing;

(f) any and all Liabilities for Transfer Taxes;

(g) accrued compensation, employee expenses and benefits, in each case for Transferred Employees; and

(h) all (i) accrued trade and non-trade payables, (ii) open purchase orders (except any purchase order entered into in connection with, or otherwise governed by, any Excluded Contract), (iii) Liabilities arising under drafts or checks outstanding at Closing, (iv) accrued royalties and (v) all Liabilities arising from rebates, returns, recalls, chargebacks, coupons, discounts, failure to supply claims and similar obligations, but in each case, to the extent (and solely to the extent) (y) incurred in the Ordinary Course and otherwise in compliance with the terms and conditions of this Agreement (including Section 5.01) and (z) not arising under or otherwise relating to any Excluded Asset.

SECTION 2.03 Excluded Assets. Notwithstanding any provision in this Agreement to the contrary, Sellers shall not be deemed to sell, transfer, assign, convey or deliver, and Sellers will retain all right, title and interest to, in and under the following assets, properties, interests and rights of Sellers and their Affiliates (whether owned, licensed, leased or otherwise) (the “Excluded Assets”):

(a) the organizational documents, corporate records and minute books, in each case to the extent solely pertaining to the organization, existence or capitalization of Sellers;

(b) any (i) records, documents or other information solely to the extent relating to current or former Employees who is not or does not become a Transferred Employee and any materials to the extent containing information about any Employee, disclosure of which would

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violate applicable Law and (ii) all attorney-client privilege and attorney work-product protection of Sellers or associated with their businesses solely to the extent arising with respect to legal counsel representation of Sellers or its Affiliates or their businesses in connection with the transactions contemplated by this Agreement or any of the Transaction Documents (such documents described in clauses (i) and (ii), collectively, the “Excluded Records”);

(c) subject to Section 2.05, any Contract that is not a Purchased Contract and Contracts with Affiliates of Sellers (collectively, the “Excluded Contracts”);

(d) all rights, claims or causes of action that accrue or will accrue to any Seller or any of their Subsidiaries pursuant to this Agreement or any of the other Transaction Documents;

(e) subject to Section 2.01(q), all Tax attributes that are not transferred by operation of applicable Tax Law;

(f) other than the Purchased Shares, all shares of capital stock or other equity interests of any Seller or any Subsidiary of any Seller;

(g) any Seller Plans set forth on Section 2.03(g) of the Disclosure Schedules (the “Excluded Plans” which such Excluded Plans include, in all events, all equity incentive plans and grants thereunder), together with all funding arrangements related thereto (including all assets, trusts, insurance policies and administrative service Contracts related thereto), and all rights and obligations thereunder;

(h) all Retained Cash (if any) and the Wind-Down Amount;

(i) all proceeds received from the sale or liquidation of any other Excluded Assets;

(j) all director and officer insurance policies (including, for the avoidance of doubt, all current and prior director and officer insurance policies), and all rights and benefits of any nature of Sellers with respect thereto (including any claims arising under such policies and all credits, premium refunds, proceeds, causes of action or rights thereunder)

(k) all rights of any Seller against any current or former directors, officers, members, members, partners, shareholders, managers, advisors or other professionals of such Seller, including any Proceedings and Claims (“D&O Claims”); and

(l) any deposits, escrows, surety bonds or other financial assurances and any cash or cash equivalents securing any surety bonds or financial assurances, in each case, to the extent solely relating to the Excluded Assets or the Excluded Liabilities.

SECTION 2.04 Excluded Liabilities. Notwithstanding any provision in this Agreement to the contrary, Buyer shall not assume, be required to pay, perform or discharge, or be liable hereunder for any Liabilities of any Seller, of whatever nature, whether presently in existence or arising hereafter, whether or not related to the Business or the Purchased Assets, whether absolute, accrued, contingent or otherwise, liquidated or unliquidated, due or to become due, known or

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unknown, matured or unmatured, direct or indirect, and however arising, whether existing prior to or on the Closing Date or arising thereafter as a result of any act, omission, or circumstances taking place prior to the Closing, other than the Assumed Liabilities, and Sellers shall retain and be responsible for all other Liabilities of Sellers (other than the Assumed Liabilities), including the following (collectively, the “Excluded Liabilities”):

(a) all Liabilities for any Taxes (other than Transfer Taxes) (including, without limitation, Taxes payable by reason of contract, assumption, transferee or successor Liability, operation of Law, pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of any state or local law) or otherwise) (i) owed with respect to the Purchased Assets arising or relating to any Pre-Closing Tax Period (including any Straddle Period Taxes that are part of a Pre-Closing Tax Period), (ii) owed by any Seller (whether or not relating to a Pre-Closing Tax Period), including pursuant to any Tax sharing, Tax indemnity or similar agreement or arrangement to which any Seller (or any Affiliate thereof) is obligated under or a party to, (iii) arising in connection with the consummation of the transactions contemplated by this Agreement, (iv) imposed on any Person that are the responsibility of Sellers pursuant to Section 7.06 or (v) arising from or in connection with an Excluded Asset;

(b) all Liabilities arising under any Excluded Contract;

(c) except to the extent of any Liabilities expressly assumed pursuant to Section 2.02(e) or Section 2.02(h), all Liabilities of Sellers for Indebtedness, including any intercompany Indebtedness among Sellers;

(d) all Liabilities relating to (i) payroll (including salary, wages and commissions), vacation, sick leave, parental leave, long service leave, workers’ compensation claims and unemployment benefits of any current or former Employee who is not or does not become a Transferred Employee and (ii) all severance and termination agreements with any current or former Employee who is not or does not become a Transferred Employee;

(e) all Liabilities arising out of, relating to or with respect to any Excluded Plan, if any;

(f) all Liabilities arising in connection with any violation of any applicable Law (by Sellers) relating to the period prior to the Closing;

(g) all Liabilities of Sellers arising under or pursuant to any Environmental Health and Safety Requirements, including with respect to any real property owned, operated, leased or otherwise used by Sellers, whether or not used in the Ordinary Course, including any Liabilities for noncompliance with any Environmental Health and Safety Requirements (including the release of hazardous substances), in each case only to the extent arising as a result of any act, omission, or circumstances taking place on or prior to the Closing, whether known or unknown as of the Closing;

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(h) all Liabilities arising out of, relating to or with respect to any Order or Proceeding involving, against or affecting any Purchased Asset, the Business, any Seller or any assets or properties of any Seller (i) commenced, filed, initiated or threatened as of the Closing or (ii) relating to facts, events or circumstances arising or occurring prior the Closing; and

(i) all other Liabilities of Sellers that are not expressly included as Assumed Liabilities.

SECTION 2.05 Assignment of Contracts and Rights.

(a) Sellers shall deliver to Buyer a schedule that contains a substantially complete list of each Contract of Sellers and Sellers’ good faith estimate of the amount of Cure Costs applicable to each such Contract (the “Original Contract & Cure Schedule”) within thirty (30) days of the date of this Agreement, which Original Contract & Cure Schedule shall be served on the counterparties to each such Contract in accordance with the Bid Procedures Order. From the date on which such Original Contract & Cure Schedule is provided to Buyer through (and including) the date which is three (3) days prior to the Closing Date, promptly following any changes to the information set forth on the Original Contract & Cure Schedule (including any new Contracts to which any Seller becomes a party and any change in the Cure Cost of any Contract), or as reasonably requested by Buyer, Sellers shall provide Buyer with a schedule that updates and corrects such information (as such schedule may be amended, supplemented or otherwise modified from time to time prior to the Closing Date in accordance with the terms of this Agreement, the “Contract & Cure Update Schedule”). Sellers shall be responsible for the verification of all Cure Costs for each Purchased Contract and shall, in consultation with and subject to the consent of Buyer, use commercially reasonable efforts to establish proper Cure Costs for each Purchased Contract prior to the Closing Date. At any time but in any event no later than three (3) days prior to the Closing Date, Buyer may, by written notice to the Company, and following good faith consultation with the Company, add or eliminate any Contract (including any Lease) as a Purchased Contract (any such eliminated contract, a “Later Excluded Contract”). Automatically upon the addition of any Contract as a Purchased Contract in accordance with the first sentence of this Section 2.05(a), such Contract will constitute a Purchased Asset and will be assigned to Buyer under, and in accordance with the terms of, this Agreement at Closing (and, if applicable, will cease to constitute an Excluded Asset). Automatically upon the elimination of any Contract as a Purchased Contract in accordance with the first sentence of this Section 2.05(a), such Contract will constitute an Excluded Asset and will not be assigned to Buyer, and no Liabilities arising thereunder or relating thereto shall be assumed by Buyer. The Parties acknowledge and agree that there will be no reduction in, or increase to, the Purchase Price as a result of any addition or elimination of any Contract as a Purchased Contract; provided, however, that any such addition or elimination may increase or decrease (as applicable) the extent of the Assumed Liabilities, Purchased Assets or Excluded Contracts.

(b) Sellers shall use commercially reasonable efforts to take all actions required to assign the Purchased Contracts to Buyer, including taking all actions reasonably required to facilitate any negotiations with the counterparties to such Purchased Contracts and to obtain an Order containing a finding that the proposed assumption and assignment of the Purchased Contracts to Buyer satisfies all requirements of Section 365 of the Bankruptcy Code.

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(c) Except as to Purchased Contracts assigned pursuant to Section 365 of the Bankruptcy Code, this Agreement shall not constitute an agreement to contribute, transfer, assign or deliver any Purchased Asset or any claim, right or benefit arising thereunder or resulting therefrom if an attempted contribution, transfer, assignment, or delivery thereof without the consent of a third party or Governmental Authority (each, a “Transfer Consent”), would conflict with, violate, constitute a breach or default under any related Contract or violate any applicable Law or in any way otherwise adversely affect the rights of Buyer or Sellers thereunder. If such Transfer Consent is not obtained or such assignment is not attainable pursuant to Section 365 of the Bankruptcy Code, to the extent permitted and subject to any approval of the Bankruptcy Court that may be required, Sellers and Buyer will reasonably cooperate in a mutually agreeable arrangement under which Buyer would obtain the claims, rights or benefits and assume the obligations thereunder in accordance with this Agreement without any further additional consideration; provided, however, that subject to Buyer receiving the claims, rights or benefits of, or under, the applicable Purchased Asset under any such arrangement, from and after the Closing, Buyer shall be responsible for, and shall promptly pay and perform all payment and other obligations under such Purchased Asset (all of which shall constitute, and shall be deemed to be, Assumed Liabilities hereunder) to the same extent as if such Purchased Asset had been assigned or transferred at the Closing. For the avoidance of doubt, the failure to obtain any Transfer Consent with respect to any Purchased Asset shall not delay the Closing; provided that, from and after the Closing, Sellers and Buyer shall use commercially reasonable efforts to obtain such Transfer Consent with respect to such Purchased Asset. Notwithstanding the foregoing, Sellers’ obligations under this Section 2.05(c) shall not restrict or limit their ability to wind-down or otherwise liquidate their estates, in each case, after the Closing, including by confirming and consummating a Chapter 11 plan of liquidation, or limit their ability to close the Chapter 11 Cases, after the Closing. Sellers’ obligations under this Section 2.05(c) shall terminate upon the Cut-Off Date; provided that if the Transfer Consent to which the applicable Purchased Asset has not been obtained by the Cut-Off Date, then if elected by Buyer prior to the Cut-Off Date, Sellers shall use their commercially reasonable efforts to ensure that Buyer shall (at Buyer’s cost and expense) continue to have the benefit of this Section 2.05(c) following the Cut-Off Date. Upon obtaining any such Transfer Consent with respect to the applicable Purchased Asset after the Closing, such Purchased Asset shall promptly be transferred and assigned to Buyer or a Buyer Designee in accordance with the terms of this Agreement, the Sale Order, and the Bankruptcy Code without any further additional consideration. Buyer may request, in its reasonable business judgment, certain modifications and amendments to any Contract as a condition to such Contract being designated as a Purchased Contract, and Sellers shall use their commercially reasonable efforts to obtain such modifications or amendments.

(d) At Closing, pursuant to the Sale Order and the Assignment and Assumption Agreements, Sellers shall assign or cause to be assigned to Buyer (the consideration for which is included in the Purchase Price) each of the Purchased Contracts that is capable of being assigned.

(e) If any Contract requires the payment of Cure Costs in order to be assumed pursuant to section 365 of the Bankruptcy Code, and such Cure Costs are undetermined on the Closing Date because a non-Seller counterparty to such Contract proposed Cure Costs in an amount that is different than the amount of Cure Costs proposed by Sellers and such difference will not be

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resolved prior to the Closing Date (each such Contract, a “Disputed Amount Contract”), then Sellers shall provide Buyer, not less than three (3) days prior to the Closing Date, with a schedule that lists each such Disputed Amount Contract and the amount of Cure Costs that has been proposed by each such non-Seller counterparty; provided that Sellers shall agree to any Cure Costs for any Contract irrevocably designated by Buyer in writing as a Purchased Contract if instructed to do so by Buyer. If Sellers, with the consent of Buyer, and the non-Seller counterparty with respect to any Disputed Amount Contract, are unable to agree on Cure Costs for such Disputed Amount Contract within five (5) Business Days following the Closing Date, solely upon Buyer’s written request, Sellers shall, at the expense of Buyer, seek to have the amount of Cure Costs related to such Disputed Amount Contract determined by the Bankruptcy Court. Upon final determination of such Cure Costs, Buyer may elect to re-designate such Purchased Contract as an Excluded Contract. If such Purchased Contract is not so re-designated, (x) the applicable Sellers shall promptly take such steps as are reasonably necessary, including, if applicable and reasonably practicable, promptly on delivery of no less than five (5) Business Days’ notice to the non-Seller counterparty to such Contract, to cause such Contract to be assumed by the applicable Seller and assigned to Buyer, including by executing and delivering to Buyer an Assignment and Assumption Agreement with respect to such Purchased Contract, and (y) Buyer shall pay the Cure Costs with respect to such Purchased Contract either (i) concurrently with Sellers’ assumption and assignment thereof to Buyer or (ii) as agreed in writing by Buyer and the applicable counterparty to such Purchased Contract, and execute and deliver to the applicable Sellers an Assignment and Assumption Agreement with respect to such Purchased Contract. Notwithstanding the foregoing, if, following the Closing, it is discovered that a Contract that should have been listed on the Original Contract & Cure Schedule or any Contract & Cure Update Schedule was not so listed, Sellers shall, to the extent Sellers are still debtors-in-possession in the Chapter 11 Cases, promptly following the discovery thereof, notify Buyer in writing of any such Contract and the Seller’s good faith estimate of the amount of Cure Costs applicable to each such Contract (and if no Cure Cost is estimated to be applicable with respect to any such Contract, the amount of such Cure Cost shall be designated for such Contract as “$0.00”), and upon Buyer’s request, take all actions reasonably required to assume and assign to Buyer such Contract, provided that Buyer pay the applicable Cure Cost.

SECTION 2.06 Purchase Price. On the terms and subject to the conditions contained herein, the aggregate consideration for the Purchased Assets (the “Purchase Price”) shall consist of (a) a credit bid pursuant to Section 363(k) of the Bankruptcy Code against (i) up to one hundred percent (100%) of the obligations owed by Sellers under the Pre-Petition Credit Agreement as of the Closing and (ii) only to the extent necessary to acquire any DIP Collateral (as defined in the DIP Credit Agreement), up to $5,000,000 of the DIP Obligations (the “Credit Bid”) and (b) an amount in cash (the “Closing Date Payment”) equal to the sum of (i) the amount set forth in the Wind-Down Budget (the “Wind-Down Amount”) and (ii) an amount equal to the DIP Obligations outstanding as of the Closing less the amount of the DIP Obligations, if any, used in the foregoing clause (a)(i) (the “DIP Payment Amount”) and (c) the assumption of the Assumed Liabilities; provided, however, that Buyer reserves the right, in its sole discretion, to increase the Purchase Price (including any component thereof), subject to the Bid Procedures Order and applicable Law. At the Closing, (A) in lieu of paying all or any portion of the Wind-Down Amount, Buyer may, by delivery of a written notice to the Company no later than three (3) Business Days prior to the

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Closing Date, instruct Sellers to retain a portion of (but not to exceed) the cash actually held at the Closing by Sellers in an amount set forth in such written notice (any such cash retained by Sellers, “Retained Cash”) and such Retained Cash shall reduce, on a dollar-for- dollar basis, the Wind-Down Amount to be paid by Buyer at the Closing and (B) in lieu of paying all of the DIP Payment Amount, Buyer may, by delivery of a written notice to the Company no later than three (3) Business Days prior to the Closing Date, elect to assume the DIP Obligations outstanding as of the Closing, and in such event, (x) the DIP Obligations outstanding as of the Closing shall become Assumed Liabilities hereunder and (y) the DIP Payment Amount to be paid by Buyer at Closing shall be reduced to zero (0).

SECTION 2.07 Purchase Price Allocation. Unless Buyer timely elects to structure the transactions contemplated by this Agreement as a G Reorganization in accordance with and pursuant to Article 11, no later than thirty (30) days after to the Closing Date, the Company shall deliver to Buyer a schedule allocating the Purchase Price (and any adjustments thereto as determined for U.S. federal income tax purposes) (i) between each Seller and (ii) among the Purchased Assets (the “Allocation Schedule”); provided, notwithstanding the foregoing, the Company shall timely prepare, subject to consent of Buyer which shall not be unreasonably withheld, any portion of the Allocation Schedule necessary for the Parties to comply with Section 4.07. The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code, the regulations promulgated thereunder, and any similar provision of applicable Law. The Allocation Schedule shall be deemed final unless Buyer notifies the Company in writing that Buyer objects to one or more items reflected in the Allocation Schedule within forty-five (45) Business Days after delivery of the Allocation Schedule to Buyer. In the event of any such objection, Buyer and the Company shall negotiate in good faith to resolve such dispute. If Buyer and the Company reach an agreement regarding the Allocation Schedule, the Parties shall file all Tax Returns, including Form 8594 (Asset Acquisition Statement under Code Section 1060), in a manner consistent with the Allocation Schedule and shall not take any position inconsistent therewith upon examination of any Tax Return, in any Tax refund claim, in any Action related to Taxes, or otherwise unless otherwise required by applicable Law. If Buyer and the Company are unable to reach a timely resolution of any dispute regarding the Allocation Schedule, each of the Parties shall be entitled to adopt its own position regarding the Allocation Schedule and to report the federal, state and local income and other Tax consequences of the purchase and sale contemplated hereby in a manner consistent with its own position regarding the Allocation Schedule.

SECTION 2.08 Closing. The closing (the “Closing”) of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place via the exchange of documents by mail or electronic delivery services as soon as possible following entry of the Sale Order, but in no event later than three (3) Business Days, after satisfaction of the conditions set forth in Article 8, or at such other time or place as Buyer and the Company may agree in writing. At the Closing:

(a) Sellers shall deliver, or cause to be delivered, to Buyer:

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(i) one or more assignment and assumption agreements, in a form and substance reasonably acceptable to the Company and Buyer (the “Assignment and Assumption Agreements”), duly executed by each applicable Seller;

(ii) one or more bills of sale, in a form and substance reasonably acceptable to the Company and Buyer (the “Bills of Sale”), duly executed by each applicable Seller;

(iii) (x) one or more instruments of assignment of the Patents in form and substance reasonably acceptable to the Company and Buyer (the “Assignment of Patents”) and (y) one or more instruments of assignment of Trademarks in a form and substance reasonably acceptable to the Company and Buyer (the “Assignment of Trademarks”), in each case, duly executed by each applicable Seller;

(iv) a letter of direction directing the administrative agent of the DIP Facility to release to Buyer (or a Buyer Designee) original stock, unit or interest certificates evidencing the Purchased Shares (if any) duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with any required stock transfer tax stamps affixed thereto;

(v) a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company certifying that the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied;

(vi) each third party consent, waiver, authorization or approval set forth on Section 2.08(a)(vi) of the Disclosure Schedules, each in form and substance reasonably acceptable to Buyer;

(vii) either (A) an IRS Form W-9 of each Seller that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or (B) if such Seller is unable to provide an IRS Form W-9, such other documentation as permitted by the Code, Treasury Regulations or IRS guidance in effect as of the Closing Date to establish an exemption from withholding under Code Sections 1445 and 1446(f); and

(viii) such other deeds, bills of sale, assignments, share transfer forms and other good and sufficient instruments of conveyance and assignment, each in form reasonably satisfactory to Buyer and Sellers, as Buyer deems reasonably necessary to vest in, and transfer to, Buyer all right, title and interest in, to and under the Purchased Assets (including the Purchased Shares).

(b) Buyer shall deliver, or cause to be delivered, to the Company or to such other Person(s) as may be entitled to payment therefrom (for the satisfaction and discharge of the DIP Obligations and the Cure Costs), as applicable:

(i) the Closing Date Payment (which shall include (x) the Wind-Down Amount to the extent that the Wind-Down Amount is not reduced to zero (0) by Retained Cash and (y) the DIP Payment Amount to the extent the DIP Payment Amount is not reduced to zero (0) pursuant to Section 2.06) plus, if applicable, any amounts contemplated to be paid to Sellers by Section 4.07, by wire transfer of immediately available funds, to the bank account(s) designated in writing by the Company at least three (3) Business Days prior to the Closing Date;

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(ii) the Assignment and Assumption Agreements, duly executed by Buyer or the applicable Buyer Designee;

(iii) the Bills of Sale, duly executed by Buyer or the applicable Buyer Designee;

(iv) the Assignment of Patents and the Assignment of Trademarks, in each case, duly executed by Buyer or the applicable Buyer Designee;

(v) a certificate, dated as of the Closing Date, executed by a duly authorized officer of Buyer certifying that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied;

(vi) a fully executed copy of the Exit Financing Agreement; and

(vii) such other deeds, bills of sale, assignments, share transfer forms and other good and sufficient instruments of conveyance and assumption and transfer, in form reasonably satisfactory to Buyer and Sellers, as Sellers may reasonably request to transfer and assign the Purchased Assets and Assumed Liabilities to Buyer.

SECTION 2.09 Withholding. Buyer shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as Buyer is required to deduct and withhold under the Code, or any Tax Law, with respect to the making of such payment; provided, however, that at least three (3) Business Days prior to the Closing, Buyer must notify Sellers of any potentially applicable withholding requirement and, in the event any Seller informs Buyer that such Seller believes such deduction or withholding is inapplicable, the Parties shall use commercially reasonable efforts to cooperate to eliminate or reduce any such withholding obligation; provided, further, that Buyer shall have no obligation to eliminate or reduce withholding (a) arising as a result of Sellers’ failure to provide the documentation described in Section 2.08(a)(vii) on or prior to the Closing, or (b) that relates to compensation, benefits and other terms of employment. To the extent that amounts are withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth in the Disclosure Schedules and as otherwise disclosed or identified in the Company SEC Reports filed prior to the date hereof (other than any forward looking disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of the Company SEC Reports), each Seller hereby jointly and severally represents and warrants to Buyer as follows:

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SECTION 3.01 Organization and Qualification. Each Seller is duly organized, validly existing and in good standing (where applicable) under the Laws of its respective jurisdiction of formation or organization and, subject to the provisions of the Bankruptcy Code, has requisite power and authority to own, lease and operate its properties and conduct its business (including the Business) as currently conducted. Each Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where such qualification is required for the ownership or operation of the Purchased Assets, except for failures to be so qualified or to be in such good standing as would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.02 Authorization; Execution and Delivery; Enforceability. The execution, delivery and performance of this Agreement and each Transaction Document to which each Seller is a party and the consummation of the transactions contemplated hereby and thereby have been, or prior to the Closing will be, duly authorized by all necessary corporate or other action on the part of such Seller. Each Seller has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to which such Seller is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Subject to entry of the Sale Order and any other Order necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents, this Agreement has been, and at or prior to the Closing, each Transaction Document to which each Seller is a party will be, duly and validly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the other Parties and the entry of the Sale Order, this Agreement constitutes, and each other Transaction Document (when duly and validly executed and delivered) will constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Bankruptcy and Equity Exception.

SECTION 3.03 Noncontravention; Consents and Approvals.

(a) Neither the execution and delivery by Sellers of this Agreement and each other Transaction Document to which any Seller is a party, nor the consummation of the transactions contemplated hereunder or thereunder, will, subject to entry of the Sale Order, (i) conflict with or result in a breach of the organizational documents of any Seller, (ii) violate any Law or Order to which any Seller, or its assets or properties, or any of the Purchased Assets may be subject, or (iii) conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel or require any notice under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) on, any Material Contract, after giving effect to the Sale Order and any applicable Order of the Bankruptcy Court authorizing the assignment and assumption of any such Material Contract hereunder, except, in the case of clause (ii) or (iii), for such conflicts, breaches, defaults, rights or failures to give notice as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(b) Except for (i) the entry of the Sale Order, (ii) compliance with applicable requirements of the HSR Act or any other Antitrust Laws, (iii) the Permit Approvals, (iv) as may be required under the Exchange Act and the rules and regulations of NASDAQ and (v) as set forth on Section 3.03(b) of the Disclosure Schedules, no consent, waiver, approval, Order or authorization of, or declaration or filing with, or notification to, any Person or Governmental Authority is required on the part of any Seller in connection with the execution and delivery of this Agreement or any other Transaction Document which any Seller is a party, the compliance by Sellers with any of the provisions hereof or thereof, the consummation of transactions contemplated hereby or thereby or any other action by any Seller contemplated hereby or thereby (with or without notice or lapse of time, or both), except for such consents, waivers, approvals, Orders, authorizations, declarations, filings or notifications, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Purchased Entities; JV Entities.

(a) Section 3.04(a) of the Disclosure Schedules sets forth, with respect to each Purchased Entity, (i) the name, (ii) the jurisdiction of formation or organization, (iii) the authorized, issued and outstanding equity interests and (iv) each owner of record of the Purchased Shares of such Purchased Entity (including the Purchased Shares). The Purchased Shares have been duly authorized and validly issued, are fully paid and non-assessable (where applicable) and have not been issued in violation of any preemptive rights, rights of first offer, rights of first refusal or similar rights, and are owned beneficially, of record and with good and valid title by the applicable Seller as set forth on Section 3.04(a) of the Disclosure Schedules, free and clear of any Encumbrances (other than Permitted Encumbrances).

(b) Section 3.04(a) of the Disclosure Schedules sets forth, with respect to each Purchased Entity, any Subsidiary or any other Person in which such Purchased Entity owns, of record or beneficially, any direct or indirect equity or similar interests or any right (contingent or otherwise) to acquire any direct or indirect equity or similar interests.

(c) No Purchased Entity is under any obligation, or is bound by any Contract (other than the organizational documents of any Purchased Entity) pursuant to which such Purchased Entity may become obligated to, (i) declare, make or pay any dividends or distributions, whether current or accumulated or due or payable or (ii) make any loan to, investment in, or capital contribution to, any Person. There are no outstanding options, warrants, calls, rights, subscriptions, arrangements, claims, commitments (contingent or otherwise) or any other agreement or Contract to which any Purchased Entity is a party, or is otherwise subject, that requires the issuance, sale or transfer of any additional shares of capital stock or other equity securities of any Purchased Entity convertible into, exchangeable for or evidencing the right to subscribe for or purchase capital stock or other equity securities of any Purchased Entity. No Seller or any Purchased Entity is a party, or is otherwise subject, to any voting trust or other voting agreement with respect to the Purchased Shares or to any agreement or Contract relating to the issuance, sale, redemption, transfer, acquisition, disposition or registration of the Purchased Shares.

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(d) Section 3.04(d) of the Disclosure Schedules sets forth each Seller’s interests (if any) in, and the capitalization of, each JV Entity. Except as set forth on Section 3.04(d) of the Disclosure Schedules, there are no other limited liability companies, partnerships, joint ventures, associations or other entities or Persons in which any Seller holds any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

SECTION 3.05 Title to and Sufficiency of Purchased Assets. Sellers have good and valid title to, or valid leasehold interests in, all of the Purchased Assets, free and clear of all Encumbrances (other than Permitted Encumbrances) and, at the Closing, subject to the Sale Order and obtaining any Transfer Consent, Sellers will transfer, convey and assign good and valid title to, or valid leasehold interests in, the Purchased Assets (including record and beneficial ownership of the Purchased Shares) free and clear of all Encumbrances (other than Permitted Encumbrances). The Purchased Assets collectively with the Excluded Assets described in Section 2.03(c), Section 2.03(g) and Section 2.03(j) constitute all of the material assets, properties and rights held for use or necessary to operate and conduct the Business in the Ordinary Course.

SECTION 3.06 Litigation. Except as set forth on Section 3.06 of the Disclosure Schedules, there are no Proceedings pending, or, to the Knowledge of Sellers, threatened against any Seller, the Purchased Assets, the Assumed Liabilities or the Business, or any Order outstanding, which, in each case, would adversely affect the ability of any Seller to enter into this Agreement or to consummate the transactions contemplated hereby or otherwise would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.07 Permits; Compliance with Laws.

(a) Sellers are in possession of all Permits necessary for Sellers to own, lease and use the Purchased Assets as currently owned, leased or used and to carry on and operate the Business as currently conducted, except where the failure to possess such Permit, individually or in the aggregate, has not had, and would not reasonably be expected to be material to the Business, taken as a whole. Section 2.01(j) of the Disclosure Schedule is a true, correct and complete list of all material Permits used by Sellers with respect to the Purchased Assets and the Assumed Liabilities. To the Knowledge of Sellers, there is no fact or circumstance relating to the Permits or Sellers that would cause a Governmental Authority to deny or refrain from issuing any Permit Approval.

(b) Except as set forth in Section 3.07(b) of the Disclosure Schedules, (i) all material Permits held by Sellers are valid and in full force and effect, except where such failure to be valid or in full force and effect would not reasonably be expected to be, individually or in the aggregate, material to the Business taken as a whole, (ii) Sellers are, and in the last three (3) years have been, in compliance with the terms of all material Permits except where the failure to comply with the terms of such material Permit would not reasonably be expected to be, individually or in the aggregate, material to the Business taken as a whole, and there are no Proceedings pending or, to the Knowledge of Sellers, threatened that seeks the revocation, cancellation, suspension, failure to renew or adverse modification of any material Permits or that could result in the imposition of a substantial fine, forfeiture, or civil penalty against any Seller except as would not reasonably be expected to be, individually or in the aggregate, material to the Business taken as a whole, (iii)

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Sellers have timely filed applications to renew all material Permits other than any failure to timely file to renew that would not reasonably be expected to be, individually or in the aggregate, material to the Business taken as a whole and no Governmental Authority has commenced, or given written notice to Sellers that it intends to commence, any Proceeding to revoke, or suspend, rescind, modify or not renew, or to impose any materially adverse condition on, any Permit, except as would not reasonably be expected to be, individually or in the aggregate, material to the Business taken as a whole and (iv) all material reports and filings required to be filed with any Governmental Authority by Sellers with respect to any Permit have been timely filed, and all regulatory fees, contributions and surcharges required to be paid by Sellers with respect to the Permits have been timely paid, except where such failure to be filed or paid have now been remedied or would not reasonably be expected to be, individually or in the aggregate, material to the Business taken as a whole.

(c) Sellers are in compliance with applicable Laws with respect to the Purchased Assets and the Assumed Liabilities, except where any non-compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. No Seller has received any written notice from any Governmental Authority relating to violations or alleged violations of, failure to comply with or defaults under, any Law, Order or Permit, in each case, with respect to the Purchased Assets and the Assumed Liabilities, except where any non-compliance or default, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

SECTION 3.08 Material Contracts.

(a) Section 3.08(a) of the Disclosure Schedules sets forth a true, correct and complete list of the following Purchased Contracts as of the date hereof (the “Material Contracts”) (and Sellers have made available to Buyer true, correct and complete copies of all such Material Contracts, together with all amendments, modifications or supplements thereto):

(i) any partnership, joint venture, strategic alliance or similar Contract involving a sharing of profits, losses, costs or liabilities with any other Person (including the organizational documents with respect to each JV Entity);

(ii) any Contract relating to any options, rights (preemptive or otherwise), warrants, calls, convertible securities or commitments or any other agreements or arrangements with respect to any equity securities of the Purchased Entities;

(iii) any Contract relating to (A) the Indebtedness of any Seller or (B) the mortgage or pledge of, or otherwise creating an Encumbrance (other than a Permitted Encumbrance) on, any of the Purchased Assets in each case, other than (x) intercompany Indebtedness amongst Sellers, (y) Indebtedness which will be fully discharged under the Bankruptcy Code or (z) the Pre-Petition Credit Agreement and the DIP Credit Agreement;

(iv) any Contract relating to the acquisition or disposition of any business, assets or properties for consideration in excess of $10,000,000 (whether by merger, sale of stock, sale of assets or otherwise) (A) entered into in the last (3) years and (B) pursuant to which any material earn-out or deferred or contingent payment obligations remain outstanding (in each case, excluding for the avoidance of doubt, purchase of inventory in the Ordinary Course);

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(v) any Lease with respect to the Leased Real Property;

(vi) any Contract for the lease of personal property (tangible or intangible) to or from any Person providing for lease payments in excess of $250,000 per annum;

(vii) any Contract with any Material Customer;

(viii) any Contract with any Material Supplier;

(ix) any prime Contract with any Governmental Authority;

(x) any Contract with a Material Customer or Material Supplier that (A) prohibits or limits the freedom of any Seller of the Business to compete in any line of business with any Person or in any geographic area or (B) contains exclusivity obligations or restrictions binding on any Seller of the Business or (C) grants any right of first refusal or right of first offer obligations or restrictions to any Person;

(xi) any Contract to which any Seller is a party (A) pursuant to which any Seller is granted a right to use any third party Intellectual Property that is material to the Business, other than non-exclusive licenses for commercially available or off-the-shelf software or software that is subject to click-through or shrink wrap agreements entered into by Sellers in the Ordinary Course, (B) pursuant to which any Seller grants a third party the right to use any Purchased Intellectual Property that is material to the Business, other than any Contract with any end user of any Seller’s products or services which is entered into in the Ordinary Course or any marketing agreement which contains an incidental trademark license to use the Seller’s Trademarks in the scope of providing such services, (C) covering the settlement of any claims related to any Intellectual Property and (D) pursuant to which any Seller is prohibited or restricted in any manner from using any Purchased Intellectual Property; or

(xii) any Contract with any Employee that includes base annual compensation in excess of $200,000 that is not terminable at-will on no more than sixty (60) days’ advance notice and includes no severance-type benefits; and

(xiii) any Contract that is a Collective Bargaining Agreement.

(b) With respect to each Contract set forth on Section 3.08(a) of the Disclosure Schedules, (i) such Contract is in full force and effect and constitutes the legal, valid and binding of the Seller party thereto and, to the Knowledge of Sellers, the counterparty thereto, enforceable against such Seller and, to the Knowledge of Sellers, the counterparty thereto in accordance with its terms and conditions, subject to the Bankruptcy and Equity Exception and (ii) neither the Seller

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party thereto nor, to the Knowledge of Sellers, the counterparty thereto is in material breach or default thereof that would permit or give rise to a right of termination, modification or acceleration thereunder, and (iii) no Seller and, to the Knowledge of Sellers, no counterparty thereto, has commenced any Proceeding against any other party to such Contract or given or received any written notice of any breach or default under such Contract that has not been withdrawn or dismissed, except, in the cases of clauses (ii) and (iii), for breaches or defaults (A) caused by or resulting from the Chapter 11 Cases or (B) which are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Business taken as a whole.

SECTION 3.09 Intellectual Property.

(a) Section 3.09(a) of the Disclosure Schedules contains a complete and accurate list of all issued Patents constituting Purchased Intellectual Property, including name, patent number and issuance date. To the Knowledge of Sellers, all of the Patents set forth on Section 3.09(a) of the Disclosure Schedules are subsisting and in full force and effect. Except as set forth on Section 3.09(a) of the Disclosure Schedules, all necessary maintenance and renewal documentation and fees in connection with such Patents have been timely filed with the appropriate authorities and paid.

(b) Section 3.09(b) of the Disclosure Schedules contains a complete and accurate list of all registered and applied for Trademarks constituting Purchased Intellectual Property, including for each the applicable trademark or service mark, application number, filing date, trademark registration number and registration date, as applicable. To the Knowledge of Sellers, all of the registered Trademarks set forth on Section 3.09(b) of the Disclosure Schedules are subsisting and in full force and effect. There are no pending oppositions, invalidation or cancellation proceedings against any Seller involving such Trademarks.

(c) Section 3.09(c) of the Disclosure Schedules contains a complete and accurate list of all registered Copyrights constituting Purchased Intellectual Property, including title, registration number and registration date. To the Knowledge of Sellers, all of the registered Copyrights set forth on Section 3.09(c) of the Disclosure Schedules are in full force and effect. There are no pending oppositions, invalidation or cancellation proceedings against the Seller involving such Copyrights.

(d) Sellers exclusively own all right, title and interest in and to the Purchased Intellectual Property. All registered or issued Purchased Intellectual Property is valid, subsisting and, to the Knowledge of Sellers, enforceable, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) To the Knowledge of Sellers, no Person is infringing or misappropriating any Purchased Intellectual Property in a material manner. There is no pending dispute, including any pending Proceeding and, to the Knowledge of Sellers, there is no threatened Claim against any Seller, with respect to (i) the Purchased Intellectual Property challenging the ownership, validity or enforceability of any such Purchased Intellectual Property or (ii) any Purchased Contract pursuant to which any Seller receives a license or other right under any Intellectual Property of

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any other Person, challenging any Seller’s rights under such Purchased Contract, the enforceability of such Purchased Contract, or any Seller’s compliance with the terms and conditions of such Purchased Contract. Sellers have not received service of process or been charged in writing as a defendant, in the twelve (12) month period prior to the date of this Agreement, in any Proceeding that alleges that any of the Purchased Intellectual Property infringes any intellectual property right of any Person, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) Sellers and their Affiliates have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets and confidential information included in the Purchased Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

SECTION 3.10 Real Property.

(a) Section 3.10(a) of the Disclosure Schedules sets forth a true, correct and complete list of all Owned Real Property. Sellers have good and marketable fee simple title to the Owned Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances). To the Knowledge of Sellers, none of the Owned Real Property is subject to any Lease or grant to any Person of any right to the use, purchase, occupancy or enjoyment of such Owned Real Property (or any portion thereof) required to conduct the Business.

(b) Section 3.10(b) of the Disclosure Schedules sets forth a true, correct and complete list of all Leased Real Property. Sellers have valid leasehold or sublease interest relating to the Leased Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances). To the Knowledge of Sellers, except as set forth on Section 3.10(b) of the Disclosure Schedules, none of the Leased Real Property is subject to any sublease or grant to any Person of any right to the use, occupancy or enjoyment of the Leased Real Property (or any portion thereof) that would materially impair the use of the Leased Real Property in the operation of the Business.

SECTION 3.11 Environmental, Health and Safety Matters.

(a) Sellers are in compliance with all applicable Environmental, Health and Safety Requirements with respect to the Purchased Assets, the Owned Real Property and the Leased Real Property, except in any such case where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of Sellers, no Seller has received any written notice or report regarding any material violation of Environmental, Health and Safety Requirements or any material Liabilities relating to the Purchased Assets, the Owned Real Property or the Leased Real Property arising under Environmental, Health and Safety Requirements, other than any such notice or report that has now been resolved. There are no material Orders issued to any Seller outstanding, or any Proceedings pending or, to the Knowledge of Sellers, threatened, relating to compliance with or Liability under any Environmental, Health and Safety Requirements affecting the Purchased Assets, the Owned Real Property or any Leased Real Property.

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(b) Sellers have made available to Buyer (i) all material Permits held by Sellers issued pursuant to any Environmental, Health and Safety Requirements for the Business or the operations of the Purchased Assets, (ii) all material documents held by Sellers with respect to any outstanding Orders or any pending or threatened Proceedings involving the Business or the Purchased Assets under or relating to any Environmental, Health and Safety Requirements and (iii) all material environmental reports, studies, analyses, investigations, audits and reviews in any Seller’s possession with respect to the Purchased Assets, the Owned Real Property and the Leased Real Property.

SECTION 3.12 Taxes.

(a) All income and other material Tax Returns required to be filed relating to the Purchased Assets or the Assumed Liabilities have been timely filed. Such Tax Returns are true, correct, and complete in all material respects and have been prepared in compliance with all applicable Laws. No Seller or any Purchased Entity is currently the beneficiary of any extension of time within which to file any Tax Return. All material Taxes (whether or not reflected on such Tax Returns) relating to the Purchased Assets, the Purchased Entities or the Assumed Liabilities required to be paid have been timely paid in full.

(b) No Claims have been asserted, no material Taxes have been assessed and no proposals or deficiencies for material Taxes, in each case against any Seller or any Purchased Entity, are being asserted, proposed or threatened by any Governmental Authority. No written notice from any Governmental Authority of any proposed adjustment, deficiency or underpayment of Taxes by, or with respect to, any Purchased Entity or the Purchased Assets has been received by any Seller that has not since been fully satisfied by payment or been finally withdrawn, and no written notification has been provided by any Governmental Authority of an intent to raise such issues.

(c) No Claim has ever been made by a Governmental Authority that Tax Returns are required to be filed in relation to the Purchased Assets, the Purchased Entities, or the Assumed Liabilities in a jurisdiction where no such Tax Returns are currently filed. No Purchased Entity is or has been a resident for Tax purposes, or is or has had, any branch, agency, permanent establishment or other taxable presence, in any jurisdiction other than the jurisdiction in which it was organized. No Purchased Entity that is incorporated or organized in a jurisdiction outside of the United States is a (i) “passive foreign investment company” within the meaning of Section 1297 of the Code or (ii) “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

(d) No agreement or waiver extending the period for assessment, reassessment or collection of any material Taxes relating to the Purchased Assets or the Assumed Liabilities has been executed or filed with any Governmental Authority. No Purchased Entity has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to automatic extensions of time to file Tax Returns duly obtained in the Ordinary Course).

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(e) No Encumbrances for Taxes (other than Permitted Encumbrances) exist with respect to any of the Purchased Assets or the Purchased Shares.

(f) No Purchased Entity is, or has ever been, a member of an affiliated group of corporations filing a consolidated federal income Tax Return or has any Liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or non-U.S. Law), as a transferee or successor.

(g) No Purchased Entity has been a party to a “listed transaction” as such term is defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b).

(h) There are no pending or threatened audits, investigations, disputes, notices of deficiency, assessments or other actions or Proceedings for or relating to any Liability for material Taxes of any Seller or any Purchased Entity or for material Taxes relating to the Purchased Assets.

(i) Each Purchased Entity has collected or withheld all amounts required to be collected or withheld by such Purchased Entity for all material Taxes or assessments, including on amounts paid to any Person, and all such amounts have been fully and timely paid to the appropriate Governmental Authority. Each Purchased Entity has complied in all material respects with all applicable Laws relating to information reporting and record retention (including to the extent necessary to claim any exemption from sales Tax collection and maintaining adequate and current resale certificates to support any such claimed exemptions).

(j) None of the Assumed Liabilities includes (i) any obligation to any Person under any Tax allocation, sharing, indemnity obligation, or similar agreement, arrangement, understanding, or practice with respect to Taxes (other than any commercial agreement entered into in the Ordinary Course, the principal purpose of which is not related to Taxes), (ii) an obligation under any record retention, transfer pricing, closing, or other agreement or arrangement with any Governmental Authority that will impose any Liability on Buyer after the Closing or (iii) an obligation to pay the Taxes of any Person as a transferee or successor, by contract or otherwise, including an obligation under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) (other than any commercial agreement entered into in the Ordinary Course, the principal purpose of which is not related to Taxes).

(k) No Purchased Entity has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(l) No Purchased Entity will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non U.S. income Tax Law) executed on or prior to the Closing, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non U.S. income Tax Law) arising on or prior to the Closing, (iv) installment sale or open transaction disposition made on or prior to the Closing, (v) prepaid amount received on or prior to the Closing or (vi) investment in “United States property” within the meaning of Section 956 of the Code made on or prior to the Closing. No Purchased Entity or any of its Affiliates has made an election under Section 965(h) of the Code.

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(m) None of the Purchased Entities or JV Entities is, nor has any of the Purchased Entities or JV Entities been, a “U.S. real property holding corporation” within the meaning of Section 897 of the Code.

(n) Section 3.12(n) of the Disclosure Schedules sets forth a list of the entity classification of each of the Purchased Entities and JV Entities for U.S. federal income Tax purposes, and, unless otherwise noted on Section 3.12(n) of the Disclosure Schedules, each entity has had such classification at all times since its incorporation or formation, as applicable.

(o) None of the Purchased Entities and JV Entities has deferred any payment of Taxes otherwise due (including through any automatic extension or other grant of relief provided by a Pandemic Response Law).

SECTION 3.13 Employee Benefits.

(a) Section 3.13(a) of the Disclosure Schedules contains a true, correct and complete list of all material Seller Plans. With respect to each material Seller Plan, Sellers have made available to Buyer true, correct and complete copies of (i) the current plan document, including any amendments thereto, (ii) the most recent summary plan description (including any material modification), (iii) any material written communication to or from any Governmental Authority,

(iv) the most recently filed IRS Form 5500, (v) the most recent actuarial report, financial statement and trustee report and (vi) the most recent determination or opinion letter from the IRS.

(b) (i) Each Seller Plan has been and is being administered, maintained and operated in all material respects in compliance with all applicable Laws and in accordance with its terms, (ii) each Seller Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received or is the subject of a currently applicable favorable determination letter, opinion letter or advisory letter from the IRS, stating that its related trust is exempt from taxation under Section 501(a) of the Code, and no event or circumstance exists that has affected or is likely to adversely affect the qualified status of any such Seller Plan, (iii) there are no Proceedings (other than routine claims for benefits) relating to any Seller Plan or the assets, fiduciaries or administrators thereof pending or, to the Knowledge of Sellers, threatened, (iv) all contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made to or in respect of any Seller Plan under the terms of such Seller Plan or in accordance with Law, as of the date hereof, have been timely made or reflected on the applicable financial statements, and (v) Sellers and their Subsidiaries have complied in all material respects with the requirements of the Patient Protection and Affordable Care Act.

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(c) No Seller or any Purchased Entity has any obligation to provide or make available postemployment benefits under any Seller Plan which is a “welfare plan” (as defined in Section 3(1) of ERISA), except as may be required under COBRA or similar Law, and at the sole expense of such individual.

(d) Except as would not result in any Liability to Buyer, (i) neither Sellers nor their respective ERISA Affiliates maintain or contribute to, or have any Liability in respect of any plan that is subject to Section 412 or 430 of the Code, Section 302 or 303 of ERISA or Title IV of ERISA or that is subject to Section 4063, 4064 or 4069 of ERISA (“Title IV Plans”), (ii) no Title IV Plan has failed to meet the minimum funding standard (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA, (iii) no Liability under Title IV or Section 302 of ERISA has been incurred by any Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to Sellers or any ERISA Affiliate of incurring any such Liability, (iv) all contributions required to be made by Sellers of any of their respective ERISA Affiliates with respect to any Title IV Plan on or prior to the Closing Date have been timely made and (v) no Seller nor any ERISA Affiliate has now or at any time contributed to, sponsored, or maintained a “multiemployer plan” (as defined in Section 3(37) of ERISA). (e) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) increase any benefits or result in the acceleration of the timing of payment, vesting or funding of any benefits under any Seller Plan, (ii) entitle any Service Provider to any Seller or any Purchased Entity who, as of the date of this Agreement, is providing services in connection with the Purchased Assets or the Assumed Liabilities, to, or accelerate the time of payment or vesting, or increase the amount of, any compensation or benefit due any Service Provider to any Seller or any Purchased Entity who, as of the date of this Agreement, is providing services in connection with the Purchased Assets or the Assumed Liabilities, (iii) result in the triggering or imposition of any restrictions or limitations on the rights to amend or terminate any Seller Plan, or (iv) result in any payment that would be nondeductible pursuant to Section 280G of the Code. No Purchased Entity has any obligation to indemnify any Person for any Tax imposed pursuant to Section 409A or 4999 of the Code.

SECTION 3.14 Labor Matters.

(a) On the date, and in connection with the execution, of this Agreement, the Company has provided Buyer on a confidential basis a true, complete and correct list of the Employees as of the date hereof specifying each individual’s (i) title or position, (ii) base salary, (iii) date of hire, (iv) Fair Labor Standards Act classification, (v) leave status and (vi) accrued paid time-off.

(b) Except as set forth on Section 3.14(b) of the Disclosure Schedules, (i) no Seller is a party to any Collective Bargaining Agreement with respect to its Employees, (ii) no Employee is represented by any labor organization, (iii) no labor organization or group of Employees has made a demand for recognition or request for certification that is pending as of the date hereof, nor have there been any such demands or requests in the last three (3) years and (iv) there are no representation or certification Proceedings or petitions seeking a representation election presently pending or, to the Knowledge of Sellers, threatened, to be brought or filed with the National Labor Relations Board or other labor relations tribunal involving any Seller, its Subsidiaries or any Purchased Entity, nor have there been any such proceedings in the last three (3) years. There are no strikes, lockouts, work stoppages or slowdowns pending or, to the Knowledge of Sellers, threatened against or involving any Seller or any Purchased Entity.

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(c) Except as set forth on Section 3.14(c) of the Disclosure Schedules, there are no charges, arbitrations, grievances, complaints or Proceedings pending or, to the Knowledge of Sellers, threatened against any Seller or any Purchased Entity relating to the employment or termination of employment of any individual or group of individuals by any Seller or any Purchased Entity.

(d) No Seller or any Purchased Entity has experienced a “plant closing” or “mass layoff” or similar group employment loss (as defined in the WARN Act) with respect to which there is any unsatisfied Liability.

(e) Sellers have taken actions such actions as set forth on Section 3.14(e) of the Disclosure Schedules with respect to their employees in response to the COVID-19 pandemic.

SECTION 3.15 Absence of Certain Changes. Other than as a result of the commencement of the Chapter 11 Cases, (a) since June 30, 2020, there has not been or occurred any Material Adverse Effect and (b) from June 30, 2020 through the date of this Agreement, there has not been, occurred or arisen any agreement, condition, action, omission or event which, if occurred or existed after the date hereof, would be prohibited (or require consent from Buyer) under Section 5.01.

SECTION 3.16 Insurance Policies. Section 3.16 of the Disclosure Schedules sets forth each material insurance policy (other than any insurance policy that funds or relates to any Seller Plans) held by any Seller relating to the Purchased Assets or the Assumed Liabilities. With respect to each such material insurance policy, (a) such policy is in full force and effect and constitutes the legal, valid and binding of the Seller party thereto and, to the Knowledge of Sellers, the counterparty thereto, enforceable against such Seller and, to the Knowledge of Sellers, the counterparty thereto in accordance with its terms and conditions, subject to the Bankruptcy and Equity Exception, (b) no Seller has received any written notice of cancellation or termination with respect to such policy, (c) premiums due and payable by Sellers or their Affiliates under such policy prior to the date hereof have been duly paid and (d) there is no material claim pending under such policy, except in the case of the foregoing clauses (a) through (c) as would not reasonably be expected to be, individually or in the aggregate, material to the Business taken as a whole.

SECTION 3.17 Affiliate Transactions. Except as set forth in Section 3.17 of the Disclosure Schedules, no Affiliate of any Seller (other than any other Seller, any Purchased Entity, or any of their Subsidiaries) or any officer, director or employee of any Seller (a) is a party to any Contract or arrangement with any Seller having a potential or actual value or a contingent or actual Liability exceeding $ 250,000, other than (i) employment and indemnification arrangements in the Ordinary Course and (ii) the Seller Plans, (b) has any material interest in any property (tangible or intangible) used by any Seller in the operation of any Purchased Asset or (c) owns any material interest in, or is an officer, director or employee of, any Person which is a Material Customer or Material Supplier.

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SECTION 3.18 Material Customers and Suppliers.

(a) Section 3.18(a) of the Disclosure Schedules sets forth a true, correct and complete list of the ten (10) largest customers of the Business during the twelve (12)-month period ending on June 30, 2020 (collectively, the “Material Customers”), as measured by the dollar amount of revenue during such period, including the approximate total revenue of the Business from each such customer during such period. No Material Customer has terminated, cancelled, suspended, failed to renew or reduced, or given any Seller or Purchased Entity notice, in writing, that references its intention to terminate, cancel, suspend, fail to renew or reduce its business relationship with the Business, except for such termination, cancellation, suspension, failure to renew or reduction that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Section 3.18(b) of the Disclosure Schedules sets forth a true, correct and complete list of the ten (10) largest suppliers of the Business during the twelve (12)-month period ending on June 30, 2020 (collectively, the “Material Suppliers”), as measured by the dollar amount of purchases therefrom during such period, including the approximate total purchases by the Business from each such supplier during such period. No Material Supplier has terminated, cancelled, suspended, failed to renew or reduced, or given any Seller or Purchased Entity notice, in writing, that references its intention to terminate, cancel, suspend, fail to renew or reduce its business relationship with the Business, except for such termination, cancellation, suspension, failure to renew or reduction that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.19 Company SEC Reports; Financial Statements; Internal Controls.

(a) The Company has furnished or filed, on a timely basis, all reports, schedules, forms, statements and other documents (including all exhibits thereto and any other information incorporated by reference therein) required to be furnished or filed by the Company with the SEC since January 1, 2019 (the “Company SEC Reports”). As of their respective dates of filing with the SEC (or, if amended, supplemented, superseded or otherwise modified prior to the date of this Agreement, the date of such filing with the SEC), the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Company (including all related notes or schedules thereto) included or incorporated by reference in the Company SEC Reports, as of their respective dates of filing with the SEC (or, if such Company SEC Reports were amended, supplemented, superseded or otherwise modified prior to the date of this Agreement, the date of such filing, with respect to the consolidated financial statements that are amended or restated

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therein), have been prepared in all material respects in accordance with GAAP (as in effect on the date of such financial statement and except, in the case of unaudited quarterly statements, as permitted by the SEC’s Quarterly Report on Form 10-Q or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown.

SECTION 3.20 Brokers. Except as set forth in Section 3.20 of the Disclosure Schedules, the fees and expenses of which will be paid by the Company on or prior to the Closing Date, no broker, finder, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to each Seller as follows:

SECTION 4.01 Corporate Existence and Power. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all power and authority to carry on its business as presently conducted.

SECTION 4.02 Authorization; Execution and Delivery; Enforceability. The execution, delivery and performance of this Agreement and each Transaction Document to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been, or prior to the Closing will be, duly authorized by all necessary corporate or other action on the part of Buyer. Buyer has all necessary power and authority to execute and deliver this Agreement and each other Transaction Documents to which Buyer is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Subject to entry of the Sale Order and any other Order necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents, this Agreement has been, and at or prior to the Closing, each Transaction Document to which each Seller is a party will be, duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by the other Parties and the entry of the Sale Order, this Agreement constitutes, and each other Transaction Document (when duly and validly executed and delivered) will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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SECTION 4.03 Noncontravention; Consents and Approvals.

(a) Neither the execution and delivery by Buyer of this Agreement and each other Transaction Document to which Buyer is a party, nor the consummation of the transactions contemplated hereunder or thereunder, will, subject to entry of the Sale Order, (i) conflict with or result in a breach of the organizational documents of Buyer, (ii) violate any Law or Order to which Buyer or its assets and properties may be subject, (iii) conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel or require any notice under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) on, any Contract to which Buyer is a party or by which Buyer or its assets and properties is bound, except, in the case of clause (ii) or (iii), for such conflicts, breaches, defaults, rights or failures to give notice as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this Agreement.

(b) Other than (i) the entry of the Sale Order, (ii) compliance with applicable requirements of the HSR Act or any other Antitrust Laws and (iii) the Permit Approvals, no consent, waiver, approval, Order or authorization of, or declaration or filing with, or notification to, any Person or Governmental Authority is required on the part of any Buyer in connection with the execution and delivery of this Agreement or any other Transaction Document which Buyer is a party, the compliance by Buyer with any of the provisions hereof or thereof, the consummation of transactions contemplated hereby or thereby or any other action by Buyer contemplated hereby or thereby (with or without notice or lapse of time, or both), except for such consents, waivers, approvals, Orders, authorizations, declarations, filings or notifications, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this Agreement.

SECTION 4.04 Availability of Funds; Solvency. Buyer will have sufficient funds at the Closing to pay (i) the cash components of the Purchase Price, including the Wind-Down Amount (to the extent that the Wind-Down Amount is not reduced to zero (0) by Retained Cash), (ii) the DIP Payment Amount (to the extent that the DIP Payment Amount is not reduced to zero (0) pursuant to Section 2.06), and (iii) any other costs, fees and expenses which may be required to be paid by or on behalf of Buyer under this Agreement and the other Transaction Documents. Upon consummation of the transactions contemplated by this Agreement, (a) Buyer will not be insolvent as defined in Section 101 of the Bankruptcy Code, (b) Buyer will not be left with unreasonably small capital, (c) Buyer will not have incurred debts beyond its ability to pay such debts as they mature, (d) the capital of Buyer will not be impaired and (e) Buyer will have new debt at Closing of no more than $400 million (plus any letters of credit), inclusive of the Exit Financing Agreement, on terms materially consistent with the RSA.

SECTION 4.05 Litigation. There are no Actions to which Buyer is a party pending, or, to the knowledge of Buyer, threatened against Buyer that would affect in any material respect Buyer’s ability to perform its obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

SECTION 4.06 Brokers. Except as to Greenhill & Co., LLC and Rothschild & Co. US Inc., no broker, finder, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

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SECTION 4.07 Transfer Taxes. All Transfer Taxes required to be paid under applicable Law in connection with the transfer of the Purchased Assets to Buyer have been paid or will be timely paid by Buyer. To the extent any Seller is required by applicable Law to pay Transfer Taxes, Buyer shall reimburse in full the appropriate Seller the amount of such Transfer Taxes at Closing.

SECTION 4.08 Credit Bid. On the date of this Agreement, Buyer has provided to the Company a copy of the direction letter (the “Direction Letter”) delivered by the Required Lenders (as defined in the Direction Letter), as holders of outstanding Indebtedness under the Pre-Petition Credit Agreement, to Buyer, on or prior to the date hereof, fully authorizing Buyer to, among other things, enter into and perform and comply with this Agreement and consummate the transactions contemplated hereby, including the credit bid contemplated in Section 2.06. Without the prior written consent of the Company, the Direction Letter has not been amended in any way that would have an adverse impact to Buyer’s ability to perform and comply with this Agreement and consummate the transactions contemplated hereby.

ARTICLE 5

COVENANTS OF SELLERS

SECTION 5.01 Conduct of the Business.

(a) Except (x) as consented to by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), (y) as required or approved by the Bankruptcy Code or any Orders entered by the Bankruptcy Court in the Chapter 11 Cases prior to the date of this Agreement or (z) as otherwise necessary to comply with applicable Law or as set forth on Section 5.01(b) of the Disclosure Schedules, from the date hereof until the Closing Date (or the earlier termination of this Agreement pursuant to Article 10), Sellers shall use commercially reasonable efforts to conduct the Business in the Ordinary Course and maintain in all material respect the goodwill associated with the Purchased Assets and Sellers’ business relationships with employees, customers, suppliers, vendors, clients, contractors and other Persons in connection with the Purchased Assets.

(b) Except as otherwise contemplated by Section 5.01(a), as required by applicable Law or as set forth on Section 5.01(b) of the Disclosure Schedules, without the prior written consent or express prior written direction of Buyer, from the date hereof until the Closing Date (or the earlier termination of this Agreement pursuant to Article 10), Sellers shall not:

(i) sell, lease or license on an exclusive basis or otherwise create any Encumbrance (other than Permitted Encumbrances) or dispose of any Purchased Assets, other than (x) in the Ordinary Course and (y) sales and dispositions of obsolete or worn-out assets;

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(ii) renew, materially amend or modify, terminate (other than automatically pursuant to its terms), cancel or waive any material rights under, or create any Encumbrance (other than a Permitted Encumbrance) on, any of the Material Contracts or any material Permits, in each case, other than in the Ordinary Course;

(iii) change in any material respect their policies or practices regarding accounts receivable or accounts payable, except as required by Law, a change in GAAP (or authoritative interpretation thereof) or by a Governmental Authority;

(iv) make any capital expenditures in excess of $100,000;

(v) acquire any Person or all or substantially all of the assets of any Person or make any other investment outside the Ordinary Course;

(vi) incur, assume or guarantee any indebtedness or Liability of any other Person in connection with the Purchased Assets, other than any indebtedness or Liability that will be repaid or assumed by Buyer under the terms hereof at or prior to the Closing or constitute an Excluded Liability;

(vii) concede, settle, pay, discharge or satisfy any Proceedings that would constitute a Purchased Asset or Assumed Liability other than, following reasonable advance notice to Buyer, settlements (A) that do not only involve any material obligations on Sellers and (B) that would not have a material impact to the Business;

(viii) terminate, let lapse or materially amend or modify any material insurance policy maintained by any Seller or any of its Affiliates with respect to any Purchased Assets or any Assumed Liability;

(ix) (A) sell, transfer, assign, abandon, cancel any Purchased Intellectual Property that is material to the Business, (B) let lapse or fail to renew, continue to prosecute, protect or defend, or otherwise dispose of, any Purchased Intellectual Property that is material to the Business, or (C) enter into any Contract regarding the license, sublicense, agreement or permission to use any Purchased Intellectual Property that is material to the Business, other than non-exclusive license agreements in the Ordinary Course;

(x) (A) fail to exercise any rights of renewal with respect to any Leased Real Property that by its terms would otherwise expire and such expiration would be material to the Business or (B) enter into any Contract for the sublease of Leased Real Property that is material to the Business;

(xi) grant or announce (i) any increase in the compensation of any employee of Sellers or their Affiliates by more than three percent (3%) of such employee’s compensation as of the date of this Agreement (other than as a result of inflation adjustments) or (ii) any material increase to perquisites or benefits (whether through the payment of, agreement to pay or otherwise) of any employee of Sellers or their Affiliates, other than, in each case, increases required by applicable Law or required by the terms of Seller Plans in effect as of the date hereof;

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(xii) make any changes in any accounting methods, principles or practices in connection with the Purchased Assets or the Assumed Liabilities except as required by Law, by a change in GAAP (or authoritative interpretation thereof) or by a Governmental Authority;

(xiii) except as required by applicable Law, (A) make, change, or rescind any material election or method of accounting relating to Taxes, (B) file any material Tax Return (other than in the Ordinary Course and pursuant to applicable Law) or amend any material Tax Return, (C) enter into any closing agreement relating to material Taxes, (D) surrender any material right or claim to a refund of Taxes or commence, settle or compromise any Tax claim or assessment, (E) consent to any extension or waiver of the statute of limitations period applicable to any Taxes, Tax Returns or Claims for Taxes, or (F) enter into any Tax allocation, sharing, indemnity or similar agreement or arrangement (other than any commercial agreement to be entered into in the Ordinary Course, the principal purpose of which is not related to Taxes), in each case to the extent relating to the Purchased Assets, the Purchased Entities, the JV Entities or the Assumed Liabilities;

(xiv) enter into, materially amend, or terminate (other than for cause) (A) any Contracts with any Employees with base annual compensation in excess of $200,000 per annum or (B) any Assumed Plan or any other agreement, plan or arrangement that would be an Assumed Plan as in effect on the date hereof (including any Contracts for the administration of any Assumed Plan);

(xv) terminate the employment of any employee with base annual compensation in excess of $200,000 per annum of a Purchased Entity or any Sellers other than for cause;

(xvi) except as agreed to in writing by Buyer, hire any individual with base annual compensation in excess of $200,000 per annum;

(xvii) enter into, amend, terminate or negotiate to enter into or amend any Collective Bargaining Agreement; or

(xviii) agree or commit to do any of the foregoing.

(c) Notwithstanding the foregoing, nothing contained in this Agreement is intended to give Buyer, directly or indirectly, the right to control Sellers’ operations prior to the Closing Date. Any action taken, or omitted to be taken, by Sellers to comply with any Law issued by a Governmental Authority providing for business closures, “sheltering-in-place” or other restrictions in connection with the COVID-19 pandemic shall in no event be deemed to constitute a breach of this Section 5.01; provided that Sellers provide notice to Buyer as soon as reasonably practicable prior to taking (or omitting to take) any such action or, to the extent not possible, as soon as reasonably practicable after taking (or omitting to take) any such action.

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SECTION 5.02 Access to Information. From the date hereof until the Closing Date (or the earlier termination of this Agreement pursuant to Article 10), subject to entering a customary confidentiality agreement, Buyer shall be entitled, through its Affiliates and representatives, to have such reasonable access to and make such reasonable investigation and examination of the books and records, properties, assets, operations and personnel of Sellers relating (and solely to the extent relating) to the Purchased Assets and the Assumed Liabilities as Buyer may reasonable request. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and in a manner not to unreasonably interfere with the Business. Each Seller shall use commercially reasonable efforts to cause its representatives to cooperate with Buyer and its Affiliates and representatives in connection with such investigations and examinations. Notwithstanding the foregoing, no Seller shall be required to afford such access to the extent that such Seller reasonably believes that doing so would: (A) result in the loss of attorney-client privilege or (B) violate any applicable Law, provided that in the case of each of subclauses (A) and (B), such Seller shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or a violation of applicable Law.

SECTION 5.03 Bidding Protections. In connection with the Auction, and as set forth in the Bid Procedures Order, Sellers agree that any higher bid with respect to some or all of the Purchased Assets shall be no less than the Purchase Price (including if and as may be increased by Buyer at the Auction) plus the Expense Reimbursement (if and to the extent approved by prior order of the Bankruptcy Court), plus a reasonable minimum overbid amount to be calculated by the Debtors’.

ARTICLE 6

COVENANTS OF BUYER

SECTION 6.01 Preservation of and Access to Books and Records. For a period of three (3) years following the Closing Date, Buyer shall provide to Sellers and their respective Affiliates and representatives (after reasonable advance notice and during regular business hours) reasonable access to, including the right to make copies of, all books and records included in and otherwise related to the Purchased Assets, to the extent necessary to permit Sellers to determine any matter relating to their respective rights and obligations hereunder, to any Proceeding or to any Pre-Closing Tax Period (for example, for purposes of any Tax or accounting audit or any claim or litigation matter) or otherwise related to the Excluded Assets or Excluded Liabilities, for periods prior to the Closing and shall preserve such books and records until the latest of (a) such period as shall be consistent with Buyer’s records retention policy in effect from time to time, (b) the retention period required by applicable Law, (c) the conclusion of all bankruptcy proceedings relating to the Chapter 11 Cases and (d) in the case of books and records relating to Taxes, the expiration of the statute of limitations applicable to such Taxes. Such access shall include access to any information in electronic form to the extent reasonably available.

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SECTION 6.02 Insurance Matters. From and after the Closing, the Purchased Assets, the Assumed Liabilities and the operations and assets and Liabilities in respect thereof, shall cease to be insured by any insurance policies or self-insurance programs maintained by Sellers or any of their respective Affiliates (excluding the Purchased Entities), and neither Buyer nor its Affiliates (including the Purchased Entities) shall have any access, right, title or interest to or in any such insurance policies or self-insurance programs (including to all claims and rights to make claims and all rights to proceeds) to cover the Purchased Assets, the Assumed Liabilities or the operations or assets or Liabilities in respect thereof; provided, however, that Buyer shall have the right to make claims and shall have the right to any proceeds with respect to the Purchased Assets or the Assumed Liabilities under any insurance policy for occurrence-based claims pertaining to, arising out of and inuring to the benefit of any Seller for all periods prior to the Closing, and such Seller shall use commercially reasonable efforts to seek the maximum recovery or allow Buyer to seek recovery (including by executing or delivering any document, agreement, instrument or other information as Buyer may reasonably request to seek such recovery) under such insurance policy, in each case, at Buyer’s sole cost and expense (including, if and to the extent unpaid and otherwise payable as a result of such recovery, any deductibles, self-insured retentions or other out-of-pocket expenses required to be paid by Sellers or to the insurer in connection therewith), and such Seller shall cooperate with Buyer’s reasonable requests if Buyer seeks recovery, with respect to such matters and shall remit (or, at Buyer’s request, direct any such insurer to pay directly to Buyer) any insurance proceeds actually obtained therefrom (net of such Seller’s reasonable and documented out-of-pocket costs and expenses of seeking such recovery, to the extent not otherwise paid or reimbursed by Buyer) to Buyer or a Buyer Designee. Notwithstanding the foregoing, Sellers’ obligations under this Section 6.02 shall not restrict or limit their ability to wind-down or otherwise liquidate their estates, in each case, after the Closing, including by confirming and consummating a Chapter 11 plan of liquidation or limit their ability to close the Chapter 11 Cases after the Closing. Sellers’ obligations under this Section 6.02 shall terminate upon the Cut-Off Date; provided that, if elected by Buyer prior to the Cut-Off Date, Sellers shall use their commercially reasonable efforts to ensure that Buyer shall (at Buyer’s cost and expense) continue to have the benefit of this Section 6.02 following the Cut-Off Date.

SECTION 6.03 Governance Matters. As soon as reasonably practicable after the Closing, Buyer shall appoint the Chief Executive Officer of the Company to the board of directors (or equivalent governing body) of Buyer. As soon as reasonably practicable after the Closing, Buyer shall adopt a management equity incentive plan for the benefit of Transferred Employees with respect to up to ten percent (10%) of the fully diluted common equity of Buyer in the form of restricted stock, options or other instruments, with such terms as approved by the board of directors (or equivalent governing body) of Buyer.

ARTICLE 7

COVENANTS OF BUYER AND SELLERS

SECTION 7.01 Confidentiality.

(a) Buyer acknowledges that the confidential information provided to Buyer in connection with this Agreement, including under Section 5.02, and the consummation of the transactions contemplated hereby, is subject to Section 10.08 (Confidentiality) of the Pre-Petition Credit Agreement.

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(b) Sellers acknowledge that from and after the Closing, all non-public information relating to the Purchased Assets and the Assumed Liabilities will be valuable and proprietary to Buyer and its Affiliates. Sellers agree that, from and after the Closing, unless disclosure is requested or required under applicable Law, no Seller will, and Sellers will cause their Affiliates not to, disclose to any Person any confidential information regarding Buyer and its Affiliates, the Purchased Assets or the Assumed Liabilities; provided that (x) confidential information shall not include information that becomes generally available to the public other than through any action by any Seller or any of its Affiliates in violation this Section 7.01(a) and (y) confidential information may be used by Sellers solely to the extent necessary to defend any claims against any Seller; provided that in the case of clause (y), Sellers shall (i) disclose only that portion of such information which such member of such Seller is advised by its counsel is legally required to be disclosed, (ii) other than in connection with any claims involving Buyer or its Affiliates, cooperate with Buyer (at its expense) to obtain a protective order or other confidential treatment with respect to such information and (iii) other than in connection with any claims involving Buyer or its Affiliates, provide Buyer with a reasonable opportunity to review and comment on such disclosure.

SECTION 7.02 Further Assurances.

(a) At and after the Closing, and without further consideration therefor, each of Sellers and Buyer shall execute and deliver such further instruments and certificates (including deeds, bills of sale, instruments of conveyance, powers of attorney, assignments, assumptions and assurances) and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things as may be reasonably necessary, to effectuate the purposes and intent of and consummate the transactions contemplated by this Agreement and the other Transaction Documents.

(b) The Parties agree to (and shall cause each of their respective Subsidiaries to) provide each other with such information and assistance as is reasonably necessary for the preparation of any Tax Returns or for the defense of any Tax claim or assessment, whether in connection with an audit or otherwise, relating to the Purchased Assets, the Purchased Entities and the Assumed Liabilities, including the furnishing or making available on a timely basis of records, personnel (as reasonably required), books of account, or other necessary materials.

(c) Sellers shall designate one or more employees, to be mutually agreed between Sellers and Buyer, to communicate with Buyer in connection with, and assist in facilitating, the obligations of Seller following the Closing Date (the “Transition Employees”), which employees shall remain employed with Sellers (which cost and expense shall be reflected in the Wind-Down Budget) through the period covered in the Wind-Down Budget (“Transition Period”). If any Transition Employee terminates his or her employment prior to the expiration of the Transition Period, Sellers shall promptly designate a replacement. For the avoidance of doubt, Sellers shall retain all Liabilities related to the Transition Employees in connection with services provided hereunder during the Transition Period (subject to the including the costs and expenses in the Wind-Down Budget); provided, however, that following the expiration of the Transition Period, Buyer may offer employment to such employees pursuant to Section 7.05.

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SECTION 7.03 Certain Filings.

(a) Sellers and Buyer shall cooperate with one another (i) with respect to their obligations set forth in Section 7.03(b), including preparing and filing the FCC Applications, (ii) in determining whether any other action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

(b) Buyer and the Company shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including filing, or causing to be filed, as promptly as practicable, (i) any required notification and report forms under the HSR Act or any other Antitrust Laws with the applicable Governmental Authority and (ii) any applications, notices, reports, disclosures or other filings, including but not limited to the FCC Applications, related to the Permits with the applicable Governmental Authority that are necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement (such applications, notices, reports, disclosures or other filings related to the Permits, including, but not limited to, those as set forth on Section 7.03(b) of the Disclosure Schedules, the “Permit Approvals”); provided, however, that no Party shall be obligated to pay any consideration to any third party from whom consent or approval is requested under any Contract. Buyer and the Company shall consult with each other as to the appropriate time of filing such notifications and shall agree upon the timing of such filings.

(c) Subject to appropriate confidentiality safeguards, each Party shall (i) respond promptly (and, in any event, within ten (10) days) to any request for additional information, documents or other materials made by any Governmental Authority with respect to any filings or any of the transactions contemplated by this Agreement, (ii) promptly notify counsel to the other Party of, any communications from or with any Governmental Authority in connection with any of the transactions contemplated by this Agreement and, to the extent reasonably practicable, enable counsel to the other Party to participate in any such communications, (iii) not participate in any prescheduled telephonic or in-person meeting with any Governmental Authority in connection with any of the transactions contemplated by this Agreement unless such Party consults with counsel to the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party a reasonable opportunity to attend, participate and speak thereat, (iv) furnish such information and assistance as may be reasonably requested in connection with the preparation of necessary filings or submission of information to the applicable Governmental Authority and provide counsel to the other Party the opportunity to review in advance any document, opinion or proposal to be made or submitted to any Governmental Authority, (v) defend all Proceedings to which it or any of its affiliates is a party challenging or affecting this Agreement or the

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consummation of the transactions contemplated hereby, in each case until the issuance of a final, non-appealable Order with respect to each such Proceeding, (vi) seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement, in each case until the issuance of a final, non-appealable Order with respect thereto, and (vii) take reasonable best efforts to resolve any objection or assertion by any Governmental Authority challenging this Agreement or the transactions contemplated hereby. Sellers and Buyer shall use their reasonable best efforts to cause the waiting periods under the HSR Act and any other Antitrust Laws to terminate or expire at the earliest possible date after the date of filing and to obtain all Permit Approvals as promptly as practicable. All filing fees relating to this Section 7.03 shall be borne and paid fully by Sellers.

(d) Notwithstanding anything to the contrary herein or otherwise, (i) Buyer and Company shall jointly determine strategy and timing and coordinate all activities with respect to seeking Permit Approvals, including FCC Approval, (ii) the Company shall, and shall cause each Seller to, use its commercially reasonable efforts to take such actions as reasonably requested by Buyer, after consultation with the Company, in connection with obtaining any such Permit Approvals, and (iii) Buyer shall use its commercially reasonable efforts to seek to obtain any Permits that are subject to a Permit Approval that are not transferrable and that are required to conduct the business of the Company and its Subsidiaries in the Ordinary Course; provided, however, that neither Buyer nor the Sellers shall be obligated to pay any material consideration to any Person to obtain any such replacement Permits.

(e) If any Permit Approval is not obtained prior to the Closing, then, until the earlier of such time as (i) such Permit Approval is obtained by Sellers, (ii) Buyer separately obtains any such Permit (sufficient to conduct the business of the Company and its Subsidiaries in the Ordinary Course) and (iii) the closing of the Chapter 11 Cases, Sellers shall, and shall cause their respective Subsidiaries to continue to, use reasonable best efforts to obtain, or cause to be obtained, such Permit Approval, and Buyer shall provide reasonable cooperation to Sellers, at Buyer’s sole cost and expense, subject to any approval of the Bankruptcy Court that may be required, and Sellers shall and shall cause their Subsidiaries to enter into an arrangement reasonably acceptable to Buyer intended to both (A) provide Buyer, to the fullest extent not prohibited by applicable Law, the claims, rights, remedies and benefits under, and pursuant to, such Permit(s) and (B) cause Buyer, subject to Buyer receiving such claims, rights, remedies and benefits, to assume and bear all Assumed Liabilities with respect to such Permits from and after the Closing (as if such Permit had been transferred to Buyer as of the Closing) in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement). Upon obtaining the relevant Permit Approval, each Seller shall, and shall cause any of its applicable Subsidiaries to, promptly sell, convey, assign, transfer and deliver to Buyer such Permit for no additional consideration.

SECTION 7.04 Public Announcements. On and after the date hereof and through the Closing Date, the Parties shall reasonably consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and neither Party shall, except as may be required to comply with applicable Law, issue any press release or make any public statement prior to obtaining, with respect to Sellers, Buyer’s, and with respect to Buyer, the Company’s, prior written consent (which consent, in each case, shall not be unreasonably withheld, conditioned or delayed).

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SECTION 7.05 Employee Matters.

(a) Between the date hereof and Closing, Sellers shall, in consultation with Buyer, implement a reduction in force and consolidation consistent with the long range plan that Sellers have delivered to Buyers as set forth in Section 7.05 of the Disclosure Schedules the (“Long Range Plan”). Employees who are terminated in connection with such reductions in force being “Terminated Employees”. At least ten (10) Business Days prior to the Closing, Buyer shall, or shall cause a Buyer Designee to, make an offer of employment, to commence as of the Closing, to each Employees who is employed immediately prior to the Closing and who will not be a Terminated Employee prior to the Closing or a Transition Employee (each such Employee, an “Offered Employee”). Each Offered Employee who receives and accepts such an offer of employment with Buyer or a Buyer Designee is referred to herein as a “Transferred Employee”, and Buyer shall, or shall cause the applicable Buyer Designee to, employ each Transferred Employee in accordance with such accepted offer as of the Closing. Buyer hereby agrees that the offers to the Offered Employees shall include, and for the period immediately following the Closing through and including the twelve (12) month anniversary of the Closing, Buyer shall, or shall cause the applicable Buyer Designee to, provide (i) a level of base salary and wages to each Transferred Employee that is no less favorable to the base salary and wages provided to such Offered Employee as of the date hereof, and (ii) benefit plans for the benefit or welfare of each Transferred Employee (each, a “Buyer Benefit Plan”), that are comparable in the aggregate to the benefits (except with respect to equity-based compensation and retention benefits) provided to such Offered Employee as of the date hereof.

(b) Subject to Section 7.02(c), effective on or prior to the Closing Date, Sellers shall terminate the employment of each Terminated Employee and each Offered Employee who does not accept an offer of employment with Buyer or a Buyer Designee prior to the Closing.

(c) Seller shall be solely responsible for all Liabilities and obligations with respect to any Employee or former Employee who is not and does not become a Transferred Employee (including all severance obligations with respect to any Employee or former employee in connection with their termination of employment with Seller and its Affiliates).

(d) Following the Closing, Buyer shall process the payroll for, and pay (or cause to be paid), the base wages, base salary and ordinary course sales commissions accrued during the payroll period in which the Closing Date falls (the “Closing Payroll Period”) with respect to each Employee employed at any time during the Closing Payroll Period other than Transition Employees and any Terminated Employees. The Closing Payroll Period shall extend from the final payroll date preceding the Closing through and including the Closing Date. In connection therewith, Buyer shall withhold and remit, on behalf of Sellers, all applicable Taxes, including payroll taxes, as required by Law.

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(e) Buyer shall assume, pay and discharge the Liabilities of Sellers for all current and deferred salary, wages, unused vacation, sick days, personal days and/or leave earned or accrued by each Transferred Employee through Closing. In addition, with respect to any Transferred Employee or Offered Employee which Buyer does not offer employment to or whose offer of employment is not consistent with Section 7.05(a), Buyer shall assume, pay and discharge the Liabilities of Sellers for (i) any obligations or Liabilities under any Assumed Plan other than any severance obligations under any Assumed Plan in connection with the termination of any individual’s employment with Seller and its Affiliates, and (ii) any Liabilities arising under an employee incentive or retention program or similar arrangement approved by the Bankruptcy Court. With respect to each Transferred Employee, Buyer shall assume, pay and discharge the Liabilities of Sellers under the WARN Act (provided, however, that to the extent that the WARN Act is applicable to any such Employee, Sellers shall comply with all procedural aspects thereof through the Closing Date) and, with respect to each Transition Employee and Terminated Employee, Seller shall be solely responsible for all obligations under the WARN Act. Notwithstanding anything in this Agreement to the contrary, Buyer shall assume, pay and discharge the Liabilities of Sellers under COBRA (and any comparable state law) for all individuals who are “M&A qualified beneficiaries” (as such term is defined in U.S. Treasury Regulation Section 54.4980B-9) from and after the Closing. Buyer hereby acknowledges that (A) it will be a “successor employer” for purposes of U.S. Treasury Regulation Section 54.4980B-9 and other applicable purposes under COBRA and (B) that, without limiting the generality of the foregoing clause (A), Transition Employees will be treated as “M&A qualified beneficiaries” for purposes of COBRA as of the earlier of the termination of their employment with Sellers or after the Sellers no longer provide any health, dental or vision benefit plans.

(f) Transferred Employees shall receive credit for all purposes (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits) under any Buyer Benefit Plan under which each Transferred Employee may be eligible to participate on or after the Closing to the same extent recognized by the Seller under comparable Seller Plans as of the date hereof; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit or grant service credit with respect to benefit accrual under any defined benefit pension plan, retiree welfare plan or any frozen plan. With respect to any Buyer Benefit Plan that is a welfare benefit plan, program or arrangement and in which a Transferred Employee may be eligible to participate on or after the Closing, Buyer shall, or shall cause the applicable Buyer Designee to, use commercially reasonable efforts to, (i) waive, or use reasonable efforts to cause its insurance carrier to waive, all limitations as to pre-existing, waiting period or actively-at-work conditions, if any, with respect to participation and coverage requirements applicable to each Transferred Employee under such Buyer Benefit Plan to the same extent waived under a comparable Seller Plan and (ii) provide credit to each Transferred Employee (and such Transferred Employee’s beneficiaries) for any co-payments, deductibles and out-of-pocket expenses paid by such Transferred Employee (and such Transferred Employee’s beneficiaries) under the comparable Seller Plan during the relevant plan year, up to and including the Closing; provided, however, that such credit shall not operate to duplicate any benefit or the funding of any such benefit.

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(g) Buyer agrees to assume and honor and assume, or to cause a Buyer Designee to honor and assume, in accordance with their current terms, each Assumed Plan and all trust agreements, insurance contracts, administrative service agreements and investment management agreements related to the funding and administrations of such Assumed Plans. Seller shall take such actions and reasonably cooperate with Buyer with respect to such obligations.

(h) No provision in this Section 7.05 or otherwise in this Agreement, whether express or implied, shall (a) create any third-party beneficiary or other rights in any employee or former employee of Sellers or any of their subsidiaries or Affiliates (including any beneficiary or dependent thereof), any other participant in any Seller Plan or any other Person; (b) create any rights to continued employment with Sellers, Buyer or any of their respective subsidiaries or Affiliates or in any way limit the ability of Sellers, Buyer or any of their respective subsidiaries or Affiliates to terminate the employment of any individual at any time and for any reason; or (c) constitute or be deemed to constitute an amendment to any Seller Plan or any other employee benefit plan, program, policy, agreement or arrangement sponsored or maintained by Sellers, Buyer or any of their subsidiaries or Affiliates.

SECTION 7.06 Tax Matters.

(a) Sellers shall prepare and timely file (or shall cause to be prepared and timely filed) all Tax Returns with respect to the Purchased Assets, including the Purchased Entities, for any Tax period ending on or before the Closing Date that are due on or prior to the Closing Date. Sellers shall be liable and responsible for, and timely pay in full any Taxes relating to periods covered by such Tax Returns. Sellers or Buyer, as required by applicable Law, shall timely file, or cause to be timely filed, each such Tax Return. To the extent that Buyer or its Affiliates is required by applicable Law to file such Tax Return, Sellers shall pay to Buyer the amount of any Taxes reflected on such Tax Returns (to the extent required to be paid by Seller) within five (5) days following the written demand by Buyer for such payment.

(b) Buyer shall prepare and timely file (or shall cause to be prepared and timely filed) all other Tax Returns with respect to the Purchased Assets for the Pre-Closing Tax Period and any Straddle Period. Sellers shall pay to Buyer the amount of any unpaid property Taxes with respect to the Purchased Assets for the Pre-Closing Tax Period and the portion of the Straddle Period ending on the day before the Closing Date within five (5) days following any demand by Buyer for such payment.

(c) For purposes of this Agreement, in order to apportion appropriately any Taxes, exemptions, allowances or deductions relating to a taxable period beginning on or before and ending after the Closing Date (a “Straddle Period”), the amount of Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall be the amount of such Taxes, exemptions, allowances or deductions for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date, and the denominator of which is the number of calendar days in the entire Straddle Period (provided that any Tax exemption or allowance with respect to an annual period shall be pro-rated on an equal daily basis between the pre-Closing Tax period and the remainder of the Straddle Period).

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(d) Any and all existing Tax sharing or similar agreements, except for this Agreement, between any Purchased Entity, on the one hand, and any Sellers, any retained Subsidiaries or any of their Affiliates, on the other hand, shall be terminated as of the Closing Date to the extent they relate to the Purchased Entity, and the Purchased Entity shall have no further liabilities or obligations imposed on it under any such agreements.

(e) The Parties agree to treat any payment made from one Party to another pursuant to this Agreement that is not reflected as part of the Purchase Price under this Agreement as an adjustment to the Purchase Price for all income Tax purposes.

SECTION 7.07 Misallocated Assets. If, following the Closing, Buyer or its Affiliates own or hold any Excluded Asset (including by having an Excluded Asset located at any Owned Real Property or any Leased Real Property that is or will be owned or leased by Buyer or any of its Affiliates), Buyer shall transfer, or shall cause its Affiliate to transfer, at no cost to Sellers, such Excluded Asset as soon as practicable to any Sellers designated by the Company. If, following the Closing, Sellers or any of their respective Affiliates own any Purchased Asset, Sellers shall transfer, or shall cause their respective Affiliates to transfer, such Purchased Asset as soon as practicable to Buyer or an Affiliate designated by Buyer.

SECTION 7.08 Payments from Third Parties after Closing. In the event that any Seller receives any payment from a third party (other than Buyer or any of its Affiliates) after the Closing Date pursuant to any of the Purchased Contracts (or with respect to the operation by Buyer of the business of Sellers or any Purchased Asset during the post- Closing period) and to the extent such payment is not made in connection with an Excluded Asset or an Excluded Liability, Sellers shall forward such payment, as promptly as practicable but in any event within thirty (30) days after such receipt, to Buyer (or other entity nominated by Buyer in writing to Sellers) and notify such third party to remit all future payments (in each case, to the extent such payment is in respect of any post-Closing period with respect to the business of Sellers and is not in respect of an Excluded Asset or an Excluded Liability) pursuant to the Purchased Contracts to Buyer (or such other entity). Notwithstanding anything to the contrary in this Agreement, in the event that Buyer or any of its Affiliates receives any payment from a third party after the Closing on account of, or in connection with, any Excluded Asset, Buyer shall forward such payment, as promptly as practicable but in any event within thirty (30) days after such receipt, to the Company (or other entity nominated by the Company in writing to Buyer) and notify such third party to remit all future payments on account of or in connection with the Excluded Assets to the Company (or such other entity as the Company may designate).

SECTION 7.09 Bulk Transfer Laws. The Parties intend that pursuant to Section 363(f) of the Bankruptcy Code, the transfer of the Purchased Assets shall be free and clear of any security interests in the Purchased Assets, including any liens or claims arising out of the bulk transfer Laws, and the Parties shall take such steps as may be necessary or appropriate to so provide in the Sale Order.

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SECTION 7.10 Bankruptcy Court Approval.

(a) Sellers shall serve on all non-Debtor counterparties to all of their Contracts a notice specifically stating that Sellers are or may be seeking the assumption and assignment of such Contracts and shall notify such non-Debtor counterparties of the deadline for objecting to the Cure Costs, if any, which deadline shall not be less than seven (7) days prior to the Sale Hearing.

(b) Sellers and Buyer shall cooperate to obtain the Bankruptcy Court’s entry of the Sale Order and any other Order reasonably necessary in connection with the transactions contemplated by this Agreement as promptly as reasonably practicable, including furnishing affidavits, non-confidential financial information, or other documents or information for filing with the Bankruptcy Court and making such advisors of Buyer and Sellers and their respective Affiliates available to testify before the Bankruptcy Court for the purposes of, among other things, providing adequate assurances of performance by Buyer as required under Section 365 of the Bankruptcy Code, and demonstrating that Buyer is a “good faith” purchaser under Section 363(m) of the Bankruptcy Code. Sellers and Buyer acknowledge that in order to obtain such approval Sellers must demonstrate that they have taken reasonable steps to obtain the highest or otherwise best offer possible for the Purchased Assets and that such demonstration shall include serving notice of the transactions contemplated by this Agreement to creditors and interested parties as ordered by the Bankruptcy Court.

(c) Each of the Company and Buyer shall appear formally or informally in the Bankruptcy Court if reasonably requested by the other Party or required by the Bankruptcy Court in connection with the transactions contemplated by this Agreement and keep the other Party reasonably apprised of the status of material matters related to this Agreement, including, upon reasonable request promptly furnishing the other Party with copies of notices or other communications received by such Party from the Bankruptcy Court or any third party or any Governmental Authority with respect to the transactions contemplated by this Agreement.

(d) Subject to entry of the Sale Order and consummation of the Closing, Buyer shall, promptly following the Closing and in any event no later than eighteen (18) months following the Closing Date, pay the Cure Costs and cure any and all other defaults and breaches under the Purchased Contracts in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement.

(e) The Sale Order shall, among other things, (i) approve, pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, (A) the execution, delivery and performance by Sellers of this Agreement, (B) the sale of the Purchased Assets to Buyer on the terms set forth herein and free and clear of all Encumbrances (other than Encumbrances included in the Assumed Liabilities and Permitted Encumbrances) and (C) the performance by Sellers of their respective obligations under this Agreement, (ii) authorize and empower Sellers to assume and assign to Buyer the Purchased Contracts, (iii) find that Buyer is a “good faith” buyer within the meaning of Section 363(m) of the Bankruptcy Code, find that Buyer is not a successor to any Seller and grant Buyer the protections of Section 363(m) of the Bankruptcy Code, (iv) find that Buyer shall have no Liability or responsibility for any Liability or other obligation of any Seller arising under or related

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to the Purchased Assets other than as expressly set forth in this Agreement or as required under applicable nonbankruptcy Law, including successor or vicarious Liabilities of any kind or character, including any theory of antitrust, successor, or transferee Liability, labor law, de facto merger, or substantial continuity, (v) find that Buyer has provided adequate assurance (as that term is used in Section 365 of the Bankruptcy Code) of future performance in connection with the assumption of the Purchased Contracts and (vi) find that Buyer shall have no Liability for any Excluded Liability. Without limiting Sellers’ obligation to take all such actions as are reasonably necessary to obtain Bankruptcy Court approval of the Sale Order, Buyer agrees that it will promptly take reasonable actions to assist in obtaining Bankruptcy Court approval of the Sale Order, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for purposes, among others, of (x) demonstrating that Buyer is a “good faith” purchaser under Section 363(m) of the Bankruptcy Code and (y) establishing adequate assurance of future performance within the meaning of Section 365 of the Bankruptcy Code. Nothing in this Agreement shall require Buyer, Sellers or their respective Affiliates to give testimony to or submit any pleading, affidavit or information to the Bankruptcy Court or any Person that is untruthful or to violate any duty of candor or other fiduciary duty to the Bankruptcy Court or their respective stakeholders.

(f) Sellers acknowledge and agree, and the Sale Order shall provide that, except as otherwise provided in Section 2.03, on the Closing Date and concurrently with the Closing, all then existing or thereafter arising obligations, Liabilities and Encumbrances of, against or created by Sellers or their bankruptcy estate, to the fullest extent permitted by Section 363 of the Bankruptcy Code, shall be fully released from and with respect to the Purchased Assets. On the Closing Date, the Purchased Assets shall be transferred to Buyer free and clear of all obligations, Liabilities and Encumbrances, other than Permitted Encumbrances and the Assumed Liabilities to the fullest extent permitted by Section 363 of the Bankruptcy Code.

(g) In the event the entry of the Bid Procedures Order, the Sale Order or any other Orders of the Bankruptcy Court relating to this Agreement or the transactions contemplated hereby shall be appealed by any Person (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Bid Procedures Order, the Sale Order or other such Order), Sellers shall use commercially reasonable efforts to defend such appeal. Sellers shall comply with all notice requirements (i) of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure or (ii) imposed by the Sale Order, in each case, in connection with any pleading, notice or motion to be filed in connection herewith.

(h) Notwithstanding anything contained herein to the contrary, during the pendency of the Chapter 11 Cases, Sellers shall not reject or transfer any Excluded Contract without first obtaining Buyer’s prior written consent. In the event that any of the Parties to this Agreement discovers a Contract related to the business of the Company and its Subsidiaries, the Purchased Assets or the Assumed Liabilities (whether prior to, on or following the Closing) and such Contract (i) was not set forth on Section 2.01(a) of the Disclosure Schedules, (ii) is a Contract which Buyer wishes to assume the rights and obligations of and (iii) has not been rejected by Sellers (with Buyer’s prior written consent in compliance with the immediately preceding sentence), Buyer and Sellers shall execute, acknowledge and deliver such other instruments and take such further actions as are reasonably practicable for Buyer or Buyer Designee to assume the rights and obligations under such Contract as of the Closing (or, if applicable, as soon as reasonably practicable following the Closing), otherwise in accordance with Section 2.05.

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(i) Notwithstanding anything to the contrary herein, Buyer agrees and acknowledges that Sellers and their Affiliates, including through their representatives, are and may continue soliciting and/or responding to inquiries, proposal or offers from third parties in connection with any Alternative Transaction, including, without limitation, inquiries, proposals or offers related to the Purchased Assets, and may facilitate, including furnishing any information (subject to entering into a customary confidentiality agreement) with respect to, any effort or attempt by any Person to seek to do any of the foregoing in connection with an Alternative Transaction. Sellers shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) notify Buyer in writing of (i) receipt by Sellers or any of their respective Affiliates or representatives of any such inquiries, proposals or offer and (ii) any decision by Sellers as to whether to enter into any such discussions or negotiations. Sellers shall provide Buyer any notice with respect to any Alternative Transaction that is required by, and in accordance with, the RSA.

SECTION 7.11 No Successor Liability. The Parties intend that, to the fullest extent permitted by applicable Law (including under Section 363 of the Bankruptcy Code), upon the Closing, Buyer shall not be deemed to: (a) be the successor of any Seller, (b) have, de facto, or otherwise, merged with or into Sellers, (c) be a mere continuation or substantial continuation of Sellers or the enterprise(s) of Sellers or (d) be liable or have any Liability for any acts or omissions of Sellers in the conduct of their businesses or arising under or related to the Purchased Assets other than as expressly set forth and agreed in this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, the Parties intend that Buyer shall have no Liability for any Encumbrance (other than the Assumed Liabilities and Permitted Encumbrances on the Purchased Assets) against Sellers or any of Sellers predecessors or Affiliates, and Buyer shall have no successor or vicarious liability of any kind or character whether known or unknown as of the Closing Date or in connection with the transactions contemplated to occur on the Closing, whether now existing or hereafter arising, or whether fixed or contingent, with respect to the businesses of Sellers, the Purchased Assets or any Liability of Sellers arising prior to, or relating to any period occurring prior to, the Closing Date. The Parties agree that the Sale Order shall contain provisions substantially in the form set forth in this Section 7.11.

SECTION 7.12 Change of Name. Promptly (and, in any event, within thirty (30) Business Days) following the Closing, each Seller shall discontinue the use of their current name (and any other trade names or “d/b/a” names currently utilized by such Seller) and shall not subsequently change any of their names to or otherwise use or employ any name which includes the words “Global Eagle” and the other names listed on Section 7.12 of the Disclosure Schedules without the prior written consent of Buyer, and each Seller shall cause the name of Sellers in the caption of the Chapter 11 Cases to be changed to the new names of each Seller.

SECTION 7.13 Communications with Customers and Suppliers. Prior to the Closing, the Parties shall reasonably cooperate with each other in coordinating their communications with any Material Customer, Material Supplier or other material contractual counterparty of Sellers in relation to this Agreement and the transactions contemplated hereby.

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SECTION 7.14 Wind-Down Budget. The Parties shall reasonably cooperate with each other, and use their respective good faith efforts, to develop and to finalize no later than seven (7) days prior to the Initial Acceptable Bid Deadline (as defined in the Bidding Procedures) a wind-down budget, in form and substance acceptable to the Sellers and the Buyer, with any subsequent adjustments to be mutually agreeable to both the Sellers and the Buyer (such budget, the “Wind-Down Budget”).

SECTION 7.15 Investigation. Buyer acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Business, the Purchased Assets and the Purchased Entities, and that it and its representatives have received access to certain of the books and records, facilities, equipment, Contracts and other assets of the Business (including the Purchased Assets and the Purchased Entities) for such purpose. Buyer acknowledges and agrees that, except for the representations and warranties contained in Article 3, none of the Sellers nor any of their respective Affiliates makes or has made any representation or warranty, either express or implied, or other statements or information concerning the Business, the Purchased Assets or the Purchased Entities in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Section 7.15 shall limit or alter the rights of Buyer under any other agreement with Sellers, including the RSA, the DIP Credit Agreement and the DIP Facility.

ARTICLE 8

CONDITIONS TO CLOSING

SECTION 8.01 Conditions to Obligations of Buyer and Sellers. The obligations of each of Buyer and Sellers to consummate the Closing are subject to the satisfaction or valid waiver at or prior to the Closing of the following conditions:

(a) all waiting periods (including any extension thereof) applicable to the purchase and sale of the Purchased Assets under the HSR Act or any other Antitrust Law set forth on Section 8.01(a) of the Disclosure Schedules shall have expired or been terminated;

(b) no provision of any applicable Law and no judgment, injunction or Order shall then be in effect prohibiting or making illegal the consummation of the Closing;

(c) the FCC Approval shall have been granted;

(d) the Bankruptcy Court shall have entered the Bid Procedures Order on or before 28 days after the Petition Date; and

(e) the Bankruptcy Court shall have entered the Sale Order and the Sale Order shall be a Final Order on or before (i) subject to the Bankruptcy Court’s availability, 49 days after the Petition Date, in the event the IAB Trigger Event occurs and (ii) 85 days after the Petition Date, in the event the IAB Trigger Event does not occur.

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SECTION 8.02 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction (or valid waiver) at or prior to the Closing of the following further conditions:

(a) the representations and warranties of Sellers in this Agreement shall be true and correct on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality,” “material adverse effect,” “Material Adverse Effect” or similar qualifiers contained therein), has not had or would not reasonably be expected to have a Material Adverse Effect;

(b) the covenants and agreements that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects;

(c) Sellers shall have delivered, or cause to be delivered, to Buyer each item set forth in Section 2.08(a); and

(d) the RSA, the DIP Credit Agreement and the DIP Order shall remain in full force and effect.

SECTION 8.03 Conditions to Obligation of Sellers. The obligation of Sellers to consummate the Closing is subject to the satisfaction (or valid waiver) at or prior to the Closing of the following further conditions:

(a) the representations and warranties of Buyer in this Agreement shall be true and correct on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct (without giving effect to any limitation as to “materiality,” “material adverse effect” or similar qualifiers contained therein) in all respects as of such earlier date, except where such failures to be true and correct would not materially impair or prevent Buyer’s ability to consummate the transactions contemplated by this Agreement;

(b) the covenants and agreements that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects; and

(c) Buyer shall have delivered, or cause to be delivered, to the Company each item set forth in Section 2.08(b).

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ARTICLE 9

SURVIVAL

SECTION 9.01 Survival. The Parties, intending to modify any applicable statute of limitations, agree that (a)(i) the representations and warranties in this Agreement and in any certificate delivered pursuant hereto and (ii) the covenants in this Agreement only requiring performance prior to the Closing shall, in each case, terminate and be of no further force and effect effective as of the Closing and shall not survive the Closing for any purpose, and thereafter there shall be no Liability on the part of, nor shall any claim be made by or on behalf of, any Party or any Party’s Affiliates in respect thereof and (b) the covenants in this Agreement that contemplate performance at or after the Closing or expressly by their terms survive the Closing shall survive the Closing in accordance with their respective terms (the “Surviving Post-Closing Covenants”) until the earlier of (i) full performance of such covenant in accordance with its terms and (ii) three (3) years following the Closing Date. Except with respect to the Surviving Post- Closing Covenants, no other remedy shall be asserted or sought by Buyer, and Buyer shall cause its Affiliates not to assert or seek any other remedy, against Sellers or any of their respective Affiliates under any contract, misrepresentation, tort, strict liability, or statutory or regulatory Law or theory or otherwise, all such remedies being hereby knowingly and expressly waived and relinquished to the fullest extent permitted under applicable Law. Buyer and Sellers acknowledge and agree, on their own behalf and on behalf of their Affiliates that the agreements contained in this Section 9.01 are an integral part of the transactions contemplated hereby and that, without the agreements set forth in this Section 9.01, none of the Parties would enter into this Agreement.

ARTICLE 10

TERMINATION

SECTION 10.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Company and Buyer;

(b) by either the Company or Buyer, if the Closing shall not have been consummated on or before October 30, 2020 (the “End Date”); provided, however, if all of the conditions to Closing, other than the conditions set forth in Section 8.01(a), Section 8.01(b) or Section 8.01(c), shall have been satisfied or shall be capable of being satisfied at the End Date, either the Company or Buyer may, by written notice to the other Party, extend the End Date for a maximum of two (2) additional thirty (30)-day periods (each, a “Renewal Period”) and such date, as so extended to the end of the first or second Renewal Period, as the case may be, shall be deemed the End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 10.01(b) shall not be available to a Party whose breach of any of its representations, warranties, covenants or agreements contained herein has been the primary cause of the failure of the Closing to occur on or before the End Date;

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(c) by either the Company or Buyer, if at the end of the Auction for the Purchased Assets (if any), Buyer is not determined by the Company to be either the “Successful Bidder” or the “Backup Bidder” (each as defined in the Bid Procedures Order);

(d) by the Company, if Sellers are not then in material breach of their obligations under this Agreement and Buyer breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement and such breach or failure to perform (i) would prevent the satisfaction of a condition set forth in Section 8.01 or Section 8.03, (ii) cannot be, or has not been, cured within ten (10) days following delivery of written notice to Buyer of such breach or failure to perform and (iii) has not been waived by the Company;

(e) by Buyer, if Buyer is not then in material breach of its obligations under this Agreement and Sellers breach or fail to perform any of their representations, warranties, covenants or agreements contained in this Agreement and such breach or failure to perform (i) would prevent the satisfaction of a condition set forth in Section 8.01 or Section 8.03, (ii) cannot be, or has not been, cured within ten (10) days following delivery of written notice to the Company of such breach or failure to perform and (iii) has not been waived by Buyer;

(f) by either Buyer or the Company, (i) if the Bankruptcy Court enters an Order dismissing, or converting into cases under Chapter 7 of the Bankruptcy Code, any of the cases commenced by Sellers under Chapter 11 of the Bankruptcy Code and comprising part of the Chapter 11 Cases without the prior approval of the Required Consenting First Lien Holders (as defined in the RSA), (ii) if a trustee or examiner with expanded powers to operate or manage the financial affairs or reorganization of the Company is appointed in the Chapter 11 Cases or (iii) an Order or dismissal, conversion or appointment is entered with respect to the Chapter 11 Cases for any reason and not reversed or vacated within fourteen (14) days after entry thereof;

(g) by Buyer or the Company, if any Governmental Authority issues any Order permanently enjoining or otherwise permanently prohibiting the transactions contemplated by this Agreement and such Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(g) shall not be available to a Party that failed to use its reasonable best efforts to contest, resolve or lift such Order; provided, further, that the right to terminate this Agreement under this Section 10.01(g) shall not be available to any Party if such Order was primarily caused by (i) such Party’s material breach of any provision of this Agreement or (ii) such Party’s failure to comply in any material respect with its obligations hereunder.

(h) automatically, and without any requirement of any Party to deliver any notice of such termination to any other Party, if Sellers publicly announces their support for any stand-alone plan of reorganization or liquidation (or publicly support any such plan filed by any other party), other than a wind-down plan of Sellers’ estates post-Closing including pursuant to a plan of liquidation consistent with the RSA, provided that, for the avoidance of doubt, pursuit of an Alternative Transaction within the meaning of Section 7.10(i) shall not be grounds for termination of this Agreement by Buyer;

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(i) by either Buyer or the Company, if an Order of the Bankruptcy Court is entered denying approval of the Bid Procedures Order or the Sale Order and such Order shall have become final and non-appealable;

(j) by Buyer if the DIP Facility is accelerated and the Required DIP Lenders (as defined in the RSA) exercise remedies as set forth in the DIP Credit Agreement and DIP Orders;

(k) by Buyer if, under Section 363(k) of the Bankruptcy Code, Buyer is unable, pursuant to any Final Order of the Bankruptcy Court to provide a credit bid (or otherwise bidding on such other terms as may be agreed by Buyer, in its sole discretion) as contemplated by this Agreement in connection with the payment of the Purchase Price;

(l) by Buyer upon the occurrence of any RSA Termination Event (other than as a result of a breach by the Required Consenting First Lien Lenders (as defined in the RSA)); or

(m) by the Company upon the occurrence of any RSA Termination Event (other than as a result of a breach by Sellers).

The Party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of such termination to the other Party in accordance with Section 12.01. For the avoidance of doubt, each condition permitting termination of this Agreement set forth in this Section 10.01 shall be considered separate and distinct from each other such condition and, if more than one termination condition set forth in this Section 10.01 is applicable, the Party exercising any such termination right shall have the right to choose the termination condition pursuant to which this Agreement is to be terminated.

SECTION 10.02 Effect of Termination.

(a) If this Agreement is terminated as permitted by Section 10.01, (i) this Agreement shall become null and void and of no further force and except, except for the provisions of Section 7.01(a), this Section 10.02, 10.03 and Article 12, which shall survive such termination of this Agreement and (ii) no Party (nor any stockholder, director, officer, employee, agent, consultant or representative of any such Party) shall thereafter have any Liability hereunder; provided that nothing in this Section 10.02 shall be deemed to release any Party from any Liability (x) for any breach of this Agreement occurring prior to its termination and (y) that may otherwise be provided in, or contemplated by, the provisions of Section 7.01(a) or Section 10.02(b).

(b) Notwithstanding anything contained in this Agreement to the contrary, in the event (i) this Agreement is terminated pursuant to Section 10.01(c), Section 10.01(e), Section 10.01(f), Section 10.01(h), Section 10.01(i), Section 10.01(j) or Section 10.01(l) or (ii) (A) this Agreement is terminated pursuant to Section 10.01(b) or Section 10.01(g) and (B) at the time of such termination, Buyer is entitled to terminate this Agreement pursuant to Section 10.01(e), Sellers agree, on a joint and several basis, to pay Buyer the Expense Reimbursement (without duplication of the payment of such expenses under any other agreement with Sellers) by wire transfer of immediately available funds promptly within five (5) Business Days of such termination of this Agreement.

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SECTION 10.03 Costs and Expenses. Except as otherwise expressly provided in this Agreement, including as set forth in Section 10.02(b) whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

ARTICLE 11

TAXES

SECTION 11.01 G Reorganization.

(a) Buyer has the right to elect at any time at least five (5) Business Days prior to the Closing to structure or restructure the transactions contemplated by this Agreement as a reorganization under Section 368(a)(1)(G) of the Code, with any actual or deemed distribution by the Company (or, if applicable, any of its Subsidiaries) qualifying under Sections 354 and 356 of the Code but not under Section 355 of the Code (“G Reorganization” and such election, the “G Reorganization Election”); provided that such G Reorganization would not materially delay the Closing.

(b) In the event that a G Reorganization Election is made, Buyer and Sellers shall (i) agree on the transaction steps to implement the G Reorganization in a manner that is otherwise consistent with the rights and obligations of Buyer and Sellers under this Agreement, (ii) treat the G Reorganization as a corporate acquisition of assets by Buyer to which Section 381 of the Code applies, (iii) agree that this Agreement (together with any other applicable documents) constitutes a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) with neither Buyer nor any Seller taking any action or failing to take an action that will preclude the transactions contemplated by this Agreement (together with any other applicable documents) from qualifying as a G Reorganization and (iv) take (or not take) any other actions reasonably necessary to secure and preserve the qualification of any of the transactions set forth in this Agreement (together with any other applicable documents) as a G Reorganization, including, without limitation, with respect to (A) repayment, cancellation or settlement of, or other actions with respect to, any intercompany accounts on or before the Closing Date, (B) the merger of one member of the Company or its Subsidiaries with another member of the Company or its Subsidiaries on or before the Closing Date or conversion (or liquidation) of any such member into a limited liability company on or before the Closing Date, (C) the filing of any Tax elections to treat any such entity as a disregarded entity for U.S. federal income Tax purposes on or before the Closing Date, (D) causing the formation of an entity that will act as the acquiror in the G Reorganization and (E) satisfaction of the ownership requirements set forth in Section 382(l)(5)(A) of the Code (“L5”) to the extent that Buyer is potentially eligible to utilize L5 and Buyer agrees that the preservation of the ability to make such election is in the best interests of Buyer; provided that Sellers shall not be limited in respect of disposing of any of their assets if and to the extent permitted under the other provisions of this Agreement and taking or refraining from taking any action required by Law, including if such actions would be inconsistent with their obligations under the Bankruptcy Code.

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(c) To the extent not addressed by the foregoing, Buyer and each Seller shall also furnish or cause to be furnished to each other all documentation and information of Sellers or any of their Affiliates as reasonably requested in connection with (i) the treatment of the transactions contemplated by this Agreement as one or more reorganizations under Section 368 of the Code or in connection with qualifying for the application of Section 382(l)(5) of the Code and (ii) the Tax basis, losses, and credits (including carryovers), income, gains, deductions and other attributes or Tax items of Sellers or any of their Affiliates.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01 Notices. All notices, requests and other communications to any Party hereunder shall be in writing and shall be delivered to the addresses set forth below (or pursuant to such other address(es) as may be designated in writing by the Party to receive such notice):

if to Buyer:

[GEE Acquisition LLC]
[___]
[___]
Attention:	[___]
Email:	[___]
[___]

with a copy, which shall not constitute notice, to:

Gibson, Dunn & Crutcher LLP 200 Park Avenue
New York, New York 10166
Attention:	Scott J. Greenberg, Michael J. Cohen and Barbara L. Becker
Email:	sgreenberg@gibsondunn.com;
mcohen@gibsondunn.com;
bbecker@gibsondunn.com

if to Sellers, to:

Global Eagle Entertainment Inc. 6080 Center Drive, Suite 1200
Los Angeles, CA 90045
Attention:	Christian Mezger and Kim Nakamaru
Email	Christian.Mezger@globaleagle.com;
Kim.Nakamaru@globaleagle.com

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with a copy, which shall not constitute notice, to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Attention:	George Davis, David Zaheer and Ted Dillman
Email	george.davis@lw.com;
david.zaheer@lw.com;
ted.dillman@lw.com

All such notices, requests and other communications shall be deemed received (a) if delivered prior to 5:00 p.m. New York time on a day which is a Business Day, then on such date of delivery if delivered personally, or, if by email, upon written confirmation of delivery by email (which may be electronic), and if delivered after 5:00 p.m. New York time (whether personally or by email) then on the next succeeding Business Day, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.

SECTION 12.02 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of Buyer and the Company (on behalf of itself and each Seller) or, in the case of a waiver, by the Party against whom the waiver is to be effective; provided that any waiver asserted against any Seller shall be valid if given by the Company on behalf of such Seller. For clarity, Bankruptcy Court approval shall not be required for any amendment to this Agreement.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

SECTION 12.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that subject to Buyer’s right to designate a Buyer Designee as set forth in Section 2.01, Buyer, on the one hand, may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Company, and each Seller, on the other hand, may not assign, delegate or otherwise transfer any of their respective rights or obligations under this Agreement without the prior written consent of Buyer. Any attempted assignment in violation of this Section 12.03 shall be null and void, ab initio.

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SECTION 12.04 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflicts of law rules of such State.

SECTION 12.05 Jurisdiction. The Parties agree that, during the period from the date hereof until the date on which the Chapter 11 Cases are closed or dismissed (the “Bankruptcy Period”), any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Bankruptcy Court. The Parties further agree that, following the Bankruptcy Period, any Action with respect to this Agreement or the transactions contemplated hereby shall be brought against any of the Parties exclusively in either the United States District Court for the District of Delaware or any state court of the State of Delaware located in such district, and each of the Parties hereby irrevocably consents to the jurisdiction of such court and the Bankruptcy Court (and of the appropriate appellate courts therefrom) in any such Action (including any Proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action (including any Proceeding) in such courts or that any such Action (including any Proceeding) which is brought in such courts has been brought in an inconvenient forum. Process in any such Action (including any Proceeding) may be served on any party anywhere in the world, whether within or without the jurisdiction of the Bankruptcy Court, the United States District Court for the District of Delaware or any state court of the State of Delaware. Without limiting the foregoing, each Party agrees that service of process on such Party in the manner as provided in Section 12.01 for notices shall be deemed effective service of process on such Party.

SECTION 12.06 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSES OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.06 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

SECTION 12.07 Counterparts; Third-Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. No other provision of this Agreement is intended to confer upon any Person other than the Parties any rights, benefits, Proceedings or remedies hereunder. Delivery of a .pdf version of one or more signatures to this Agreement shall be deemed adequate delivery for purposes of this Agreement.

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SECTION 12.08 Specific Performance. It is understood and agreed by the Parties that money damages (even if available) would not be a sufficient remedy for any breach of this Agreement by Sellers or Buyer and as a consequence thereof, after the Bankruptcy Court’s entry of the Sale Order, Sellers and Buyer shall each be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach in addition to any other remedy to which such Party may be entitled in Law or in equity, including an Order of the Bankruptcy Court or other court of competent jurisdiction requiring Buyer or Sellers, as may be applicable, to comply promptly with any of their obligations hereunder. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such Order.

SECTION 12.09 Entire Agreement. This Agreement and the other Transaction Documents (together with the Schedules and Exhibits hereto and thereto) constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to such subject matter. No Party to this Agreement shall be liable or bound to any other Party in any manner by any representations, warranties, covenants or agreements relating to such subject matter except as specifically set forth herein and therein. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement will control and prior drafts of this Agreement and the documents referenced herein will not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement), will be deemed not to provide any evidence as to the meaning of the provisions hereof or the intent of the Parties with respect hereto and will be deemed joint work product of the Parties.

SECTION 12.10 No Strict Construction. Buyer, on the one hand, and Sellers, on the other hand, participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by Buyer, on the one hand, and Sellers, on the other hand, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Without limitation as to the foregoing, no rule of strict construction construing ambiguities against the draftsperson shall be applied against any Person with respect to this Agreement.

SECTION 12.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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SECTION 12.12 Disclosure Schedules. The representations and warranties of Sellers set forth in this Agreement are made and given subject to the disclosures in the Disclosure Schedules. Inclusion of information in the Disclosure Schedules will not be construed as an admission that such information is material to the business, operations of condition (financial or otherwise) of Sellers or their respective businesses, in whole or in part, or as an admission of Liability or obligation of Sellers to any Person. The sections of the Disclosure Schedules have been organized for purposes of convenience in numbered sections corresponding to the sections in this Agreement; provided, however, that any disclosure in any section of the Disclosure Schedules will apply to and will be deemed to be disclosed with respect to any other representation and warranty, so long as the applicability of such disclosure is reasonably apparent on its face. It is understood and agreed that the specification of any dollar amount in the representations and warranties or covenants contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party or other Person shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy as to whether any obligation, item or matter not described in this Agreement or included in the Disclosure Schedules is or is not material for purposes of this Agreement. Nothing in this Agreement (including the Disclosure Schedules) shall be deemed an admission by either Party or any of its Affiliates, in any Proceedings, that such Party or any such Affiliate, or any third party, is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any Contract or Law. The Disclosure Schedules and the information and disclosures contained therein are intended only to modify the representations or warranties of Sellers contained in this Agreement. Where the terms of a contract or document have been summarized or described in the Disclosure Schedules, such summary or description does not purport to be a complete statement of the material terms of such contract or document, and all such summaries and descriptions are qualified in their entirety by reference to the contract or document being summarized or described to the extent such contract or other document has been made available to Buyer prior to the date hereof.

SECTION 12.13 No Recourse. Notwithstanding anything in this Agreement or in any other Transaction Document, the Parties hereby acknowledge and agree that, except to the extent a Person is a named party to this Agreement, no Person, including any current, former or future director, officer, employee, incorporator, member, manager, director, partner, investor, shareholder, agent, representative, or Affiliate of any, shall have any liability to the other Party, and each Party shall have no recourse against, any Person other than the other Party in connection with any liability, claim or cause of action arising out of, or in relation to, this Agreement, any other Transaction Document or the transactions contemplated hereby and thereby, whether pursuant to any attempt to pierce the corporate veil, any claims for fraud, negligence or misconduct or any other claims otherwise available or asserted at law or in equity.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

OTHER SELLERS

AIRLINE MEDIA PRODUCTIONS INC.

By:
Name:
Title:

ENTERTAINMENT IN MOTION, INC.

By:
Name:
Title:

ROW 44, INC.

By:
Name:
Title:

GLOBAL EAGLE TELECOM LICENSING
SUBSIDIARY LLC

By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

INFLIGHT PRODUCTIONS USA, INC.

By:
Name:
Title:

THE LAB AERO, INC.

By:
Name:
Title:

N44HQ, LLC

By:
Name:
Title:

GLOBAL EAGLE SERVICES, LLC

By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

IFE SERVICES (USA), INC.

By:
Name:
Title:

POST MODERN EDIT, INC.

By:
Name:
Title:

GLOBAL EAGLE ENTERTAINMENT
OPERATIONS SOLUTIONS, INC.

By:
Name:
Title:

EMERGING MARKETS
COMMUNICATIONS, LLC

By:
Name:
Title:

MARITIME TELECOMMUNICATIONS
NETWORK, INC.

By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

MTN GOVERNMENT SERVICES, INC.

By:
Name:
Title:

MTN INTERNATIONAL, INC.

By:
Name:
Title:

MTN LICENSE CORP.

By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

BUYER

[GEE ACQUISITION LLC]

By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

EXHIBIT D

Interim DIP Order and DIP Credit Agreement

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
GLOBAL EAGLE ENTERTAINMENT INC.,[1]	)
	)	Case No. 20-[____] (___)
)
	)	(Joint Administration Requested)
Debtors.	)
)

INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POSTPETITION FINANCING, (II) AUTHORIZING THE DEBTORS TO USE CASH COLLATERAL,

(III) GRANTING LIENS AND PROVIDING SUPERPRIORITY ADMINISTRATIVE EXPENSE CLAIMS, (IV) GRANTING ADEQUATE PROTECTION, (V) MODIFYING

AUTOMATIC STAY, (VI) SCHEDULING A FINAL HEARING, AND (VII) GRANTING

RELATED RELIEF

Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) in the above captioned chapter 11 cases (collectively, the “Cases”) for entry of an interim order (this “Interim Order”), pursuant to sections 105, 361, 362, 363, 364, 507, and 552 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), rules 2002, 4001, 6003, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and [rules 2002-1(b), 4001-2, 9006-1, and 9013 of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware] (the “Local Rules”), seeking entry of this interim order (this “Interim Order”):

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The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number are: Global Eagle Entertainment Inc. (7800), Airline Media Productions Inc. (2314), Emerging Markets Communications, LLC (0735), Entertainment in Motion, Inc. (3908), Global Eagle Entertainment Operations Solutions, Inc. (3375), Global Eagle Services, LLC (7899), Global Eagle Telecom Licensing Subsidiary LLC (2547), IFE Services (USA), Inc. (2120), Inflight Productions USA, Inc. (8493), Maritime Telecommunications Network, Inc. (9974), MTN Government Services, Inc. (6069), MTN International, Inc. (8559), MTN License Corp. (0314), N44HQ, LLC (0570), Post Modern Edit, Inc. (6256), Row 44, Inc. (2959), and The Lab Aero, Inc. (9831). The Debtors’ address is 6080 Center Drive, Suite 1200, Los Angeles, California 90045.

[2]	Capitalized terms used but not defined herein have the meanings given to such terms in the Motion.

(i) authorizing Global Eagle Entertainment Inc., in its capacity as borrower (the “DIP Borrower”), to obtain postpetition financing, and for each of the other Debtors to guarantee unconditionally (the “DIP Guarantors”) on a joint and several basis, the DIP Borrower’s obligations in connection with a superpriority senior secured credit facility (the “DIP Facility”) consisting of a $80,000,000 term loan credit facility (the “DIP Loans”) of which $30,000,000 in DIP Loans will be available immediately upon entry of this Interim Order, in accordance with the terms and conditions set forth in the DIP Credit Agreement (as defined below), attached hereto as Exhibit A, and all other terms and conditions of the DIP Documents (as defined below) upon entry of the Interim Order, and subject to the terms of the Final Order;

(ii) authorizing the Debtors to enter into that certain Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement dated as of July [__], 2020, among the DIP Borrower, the DIP Guarantors, the lenders party thereto (collectively in such capacities, the “DIP Lenders”), and Citibank, N.A., as administrative agent, collateral agent, and escrow agent (in such capacities, the “DIP Agent,” and, together with the DIP Lenders, the “DIP Secured Parties”) (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “DIP Credit Agreement”); and together with this Interim Order, the Final Order, and all agreements, documents, and instruments delivered or executed in connection therewith (including the fee letters executed by the DIP Borrower in connection with the DIP Facility), and other guarantee and security documentation, collectively, the “DIP Documents”), and to perform such other and further acts as may be required in connection with the DIP Documents;

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(iii) authorizing the Debtors to use the proceeds of the DIP Loans and the Prepetition Collateral (as defined below), including Cash Collateral (as defined below), in accordance with the Approved DIP Budget (as defined below) (subject to permitted variances set forth herein and in the DIP Credit Agreement) in form and substance acceptable to the required lenders under and pursuant to the DIP Credit Agreement (the “Required DIP Lenders”) to provide working capital for, and for other general corporate purposes of, the Debtors, including for payment of any Adequate Protection Payments (as defined below) and reasonable and documented transaction costs, fees, and expenses incurred in connection with any transactions to be implemented through the Cases;

(iv) granting adequate protection to the Prepetition First Lien Secured Parties (as defined below) to the extent of any Diminution in Value (as defined below) of their interests in the Prepetition Collateral;

(v) granting valid, enforceable, binding, non-avoidable, and fully perfected first priority priming liens on and senior security interests in substantially all of the property, assets, and other interests in property and assets of the Debtors, whether such property is presently owned or after-acquired, and each Debtor’s estate as created by section 541 of the Bankruptcy Code, of any kind or nature whatsoever, real or personal, tangible, intangible, or mixed, now existing or hereafter acquired or created, whether existing prior to or arising after the Petition Date (as defined below), subject only to the (x) Carve Out (as defined below), (y) certain liens permitted pursuant to the terms of the DIP Credit Agreement and (z) other valid, perfected and unavoidable liens, if any, existing as of the Petition Date (or perfected after the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code) (the “Prior Senior Liens”), in each case, that are senior in priority to the First Lien Loan Liens, on the terms and conditions set forth herein and in the DIP Documents;

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(vi) granting superpriority administrative expense claims against each of the Debtors’ estates to parties on account of the Debtors’ reimbursement obligations with respect to the Prepetition L/Cs and DIP L/C Facility (each as defined below) subordinate only to the payment of the Carve Out on the terms and conditions set forth herein and in the DIP Documents;

(vii) granting superpriority administrative expense claims against each of the Debtors’ estates to the DIP Agent and the DIP Lenders with respect to the DIP Obligations (as defined below) over any and all administrative expenses of any kind or nature subject and subordinate only to the payment of the Carve Out on the terms and conditions set forth herein and in the DIP Documents

(viii) subject to entry of a Final Order (as defined below) and to the extent set forth herein, waiving the Debtors’ and the estates’ right to surcharge against the Prepetition Collateral pursuant to section 506(c) of the Bankruptcy Code;

(ix) subject to entry of a Final Order and to the extent set forth herein, for the “equities of the case” exception under Bankruptcy Code section 552(b) to not apply to such parties with respect to the proceeds, products, offspring, or profits of any of the Prepetition Collateral or the DIP Collateral, as applicable;

(x) pursuant to Bankruptcy Rule 4001, holding an interim hearing (the “Interim Hearing”) on the Motion before this Court to consider entry of this Interim Order, among other things, (1) authorizing Debtors to, on an interim basis, borrow from the DIP Lenders a principal amount of up to $30,000,000 in DIP Loans, (2) authorizing the DIP Guarantors to guaranty the DIP Obligations, (3) authorizing the Debtors’ use of Prepetition Collateral (including Cash

4

Collateral), (4) effectuating the DIP L/C Facility, (5) granting the adequate protection described in this Interim Order, and (6) authorizing the Debtors to execute and deliver the DIP Documents to which they are a party and to perform their respective obligations thereunder and such other and further acts as may be necessary or appropriate in connection therewith;

(xi) scheduling a final hearing (the “Final Hearing”) to consider the relief requested in the Motion and the entry of a final order (the “Final Order”), and approving the form of notice with respect to the Final Hearing; and

(xii) granting related relief.

This Court having considered the Motion, the exhibits thereto, the Declaration of Christian M. Mezger, in Support of Chapter 11 Petitions and First Day Motions [Docket No. __] (the “First Day Declaration”), the Declaration of Neil. A. Augustine in Support of the Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing The Debtors to Obtain Postpetition Financing,

(II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens And Providing Superpriority Administrative Expense Claims, (IV) Granting Adequate Protection, (V) Modifying Automatic Stay, (VI) Scheduling A Final Hearing, And (VII) Granting Related Relief [Docket No. __] (the “Greenhill Declaration”), and the other evidence submitted or adduced and the arguments of counsel made at the Interim Hearing held pursuant to Bankruptcy Rule 4001(b)(2) on ________, 2020; and this Court having heard and resolved or overruled any objections, reservations of rights, or other statements with respect to the relief requested in the Motion; and the Court having noted the appearances of all parties in interest; and it appearing that approval of the interim relief requested in the Motion is necessary to avoid immediate and irreparable harm to the Debtors and their estates pending the Final Hearing, and otherwise is fair and reasonable and in the best interests of the Debtors, their estates, and all parties-in-interest, and is essential for the continued operation

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of the Debtors’ businesses and the preservation of the value of the Debtors’ assets; and it appearing that the Debtors’ entry into the DIP Credit Agreement and the other DIP Documents is a sound and prudent exercise of the Debtors’ business judgment; and the Debtors having provided notice of the Motion as set forth in the Motion, and it appearing that no other or further notice of the Motion need be given; and after due deliberation and consideration, and for good and sufficient cause appearing therefor;

BASED UPON THE RECORD ESTABLISHED AT THE INTERIM HEARING, THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:3

A. Petition Date. On July 22, 2020 (the “Petition Date”), each of the Debtors filed a voluntary petition under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware commencing these Cases.

B. Debtors in Possession. The Debtors continue to manage and operate their businesses and properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Cases.

C. Jurisdiction and Venue. The Court has jurisdiction over the Motion, these Cases,

and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. Venue for these Cases is proper pursuant to 28 U.S.C. §§ 1408 and 1409. This Court may enter a final order consistent with Article III of the United States Constitution.

[3]	Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact, pursuant to Bankruptcy Rule 7052.

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D. Committee. As of the date hereof, no official committee of unsecured creditors has been appointed in these Cases pursuant to section 1102 of the Bankruptcy Code (any such committee, the “Committee”).

E. Debtors’ Stipulations. Without prejudice to the rights of parties in interest (other than the Debtors), including any Committee, as set forth in Paragraph 12 herein, and subject to the limitations thereon contained in Paragraphs 20 and 28 herein, the Debtors stipulate and agree that (collectively, Paragraphs E(i) through (v) below are referred to herein as the “Debtors’ Stipulations”):

(i) First Lien Loans.

(a) Under that certain loan agreement dated as of January 6, 2017, by and among Global Eagle Entertainment Inc. (the “Borrower”), certain of the Debtors (the “Guarantors”), the letter of credit issuers, and the lenders party thereto (collectively, the “Prepetition First Lien Lenders”), and Citibank, N.A., as administrative agent (in such capacity, the “Prepetition First Lien Administrative Agent”, and together with the Prepetition First Lien Lenders, the “Prepetition First Lien Secured Parties”) (such credit agreement, as amended, restated, or otherwise modified from time to time, including by that certain First Amendment and Limited Waiver to Credit Agreement, dated as of May 4, 2017, the Amendment to First Amendment and Limited Waiver to Credit Agreement and Second Amendment to Credit Agreement, dated as of June 29, 2017, the Third Amendment to Limited Waiver to Credit Agreement and Third Amendment to Credit Agreement, dated as of October 2, 2017, the Fourth Amendment to Limited Waiver to Credit Agreement and Fourth Amendment to Credit Agreement, dated as of October 31, 2017, the Fifth Amendment to Limited Waiver to Credit Agreement and Fifth Amendment to Credit Agreement, dated as of December 22, 2017, the Sixth Amendment to

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Credit Agreement, dated as of March 8, 2018, and the Omnibus Incremental Term Loan and Seventh Amendment to Credit Agreement and Amendment to Security Agreement, dated as of July 19, 2019, the Eighth Amendment to Credit Agreement, dated as of April 7, 2020, the Ninth Amendment to Credit Agreement, dated as of April 9, 2020, the Tenth Amendment to Credit Agreement, dated as of April 15, 2020, and the Eleventh Amendment to Credit Agreement, dated as of July 9, 2020, the “Prepetition Credit Agreement”, and together with the other “Loan Documents” (as defined in the Prepetition Credit Agreement, the “Prepetition First Lien Loan Documents”), the Prepetition First Lien Lenders provided loans thereunder (the “First Lien Loans”) in a total aggregate principal amount outstanding as of the Petition Date of $584,400,000, and letters of credit have been issued thereunder in an aggregate face amount outstanding as of the Petition Date of $3,900,000 pursuant to a letter of credit sub-facility under the Prepetition Credit Agreement (the “Prepetition L/Cs”).4

(b) As of the Petition Date, the Debtors were jointly and severally indebted to the Prepetition First Lien Secured Parties pursuant to the Prepetition First Lien Loan Documents, without defense, counterclaim, or offset of any kind, in an amount equal to the aggregate principal amount of the First Lien Loans plus accrued and unpaid interest with respect thereto and any additional fees, costs, expenses (including any attorneys’, financial advisors’, and other professionals’ fees and expenses), reimbursement obligations, indemnification obligations, contingent obligations, and other charges of whatever nature, whether or not contingent, whenever arising, due, or owing, and all other Obligations (as defined in the Prepetition Credit Agreement) owing under or in connection with the Prepetition First Lien Loan Documents (collectively, the “Prepetition First Lien Obligations”).

4 Amount of funded debt is calculated as of June 30, 2020.

8

(ii) First Lien Loan Collateral. In connection with the Prepetition Credit Agreement, the Debtors entered into that certain Security Agreement, dated as of January 6, 2017 (as amended, supplemented or otherwise modified from time to time, including by the Omnibus Incremental Term Loan and Seventh Amendment to Credit Agreement and Amendment to Security Agreement, the “Security Agreement”), by and between the Borrower, the other loan parties thereto, and the Prepetition First Lien Administrative Agent. Pursuant to the Security Agreement and the other Prepetition First Lien Loan Documents, the Prepetition First Lien Obligations are secured by valid, binding, perfected, and enforceable first-priority security interests in and liens (the “First Lien Loan Liens”) on the “Collateral” (the “Prepetition Collateral”), pursuant to, and as such term is defined in, the Security Agreement, consisting of substantially all of the Debtors’ assets, except as set forth in the Security Agreement.

(iii) Second Lien Notes. Under that certain Securities Purchase Agreement, among Borrower and the purchasers (the “Purchasers”) identified on schedule I thereto, and Cortland Capital Market Services LLC, as collateral agent (the “Prepetition Second Lien Administrative Agent,” and together with the Purchasers, the “Prepetition Second Lien Secured Parties” and together with the Prepetition First Lien Secured Parties, the “Prepetition Secured Parties”), dated as of March 8, 2018 (as amended, restated, or otherwise modified from time to time, including by that certain First Amendment to Securities Purchase Agreement, dated as of March 27, 2018, that certain Second Amendment to Securities Purchase Agreement and Amendment to Security Agreement, dated as of July 19, 2019, and that certain Third Amendment to Securities Purchase Agreement, dated as of April 15, 2020, the “Securities Purchase Agreement”) the Purchasers hold second lien notes in an aggregate principal amount of $188,700,000.

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(iv) Second Lien Collateral. In connection with the Securities Purchase Agreement, the Debtors and the Prepetition Second Lien Administrative Agent entered into that certain Security Agreement, dated as of March 27, 2018 (as amended, supplemented or otherwise modified from time to time, including by the Second Amendment to Securities Purchase Agreement and Amendment to Security Agreement, the “Second Lien Security Agreement”). Pursuant to the Second Lien Security Agreement, the Prepetition Second Lien Secured Parties were granted security interests in and liens (the “Second Lien Loan Liens” and, together with the First Lien Loan Liens, the “Prepetition Liens”) on the Prepetition Collateral.

(v) Priority of Prepetition Liens; Intercreditor Agreements. The Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent are parties to that certain Intercreditor and Subordination Agreement, dated as of March 27, 2018 (as amended, restated, or otherwise modified from time to time, including by that certain Amendment No. 1 to Intercreditor and Subordination Agreement and Consent and Reaffirmation, dated as of July 19, 2019, the “Intercreditor Agreement”) to govern, among other things, the respective rights, interests, obligations, priority, and positions of the Prepetition First Lien Secured Parties and the Prepetition Second Lien Secured Parties with respect to the assets and properties of the Debtors and other obligors. Each of the Borrower and Guarantors acknowledged and agreed to the Intercreditor Agreement.

(vi) Cash Collateral. Any and all of the Debtors’ cash, including the Debtors’ cash and other amounts on deposit or maintained in any account or accounts by the Debtors, and any amounts generated by the collection of accounts receivable or other disposition of the Prepetition Collateral existing as of the Petition Date, and the proceeds of any of the foregoing is the Prepetition First Lien Secured Parties’ cash collateral within the meaning of Bankruptcy Code section 363(a) (the “Cash Collateral”).

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(vii) Bank Accounts. The Debtors acknowledge and agree that as of the Petition Date, none of the Debtors has either opened or maintains any bank accounts other than the accounts listed in the exhibit attached to any order authorizing the Debtors to continue to use the Debtors’ existing cash management system (the “Cash Management Order”).

(viii) Validity, Perfection, and Priority of First Lien Loan Liens and Prepetition First Lien Obligations. Subject to the Challenge Period (as defined herein), each of the Debtors acknowledges and agrees that, in each case as of the Petition Date: (A) the First Lien Loan Liens are valid, binding, enforceable, non-avoidable, and properly perfected liens on and security interests in the Prepetition Collateral; (B) the First Lien Loan Liens are subject and subordinate only to Prior Senior Liens; (C) the Prepetition First Lien Obligations constitute legal, valid, binding, and non-avoidable obligations of the Debtors; (D) no offsets, challenges, objections, defenses, claims, or counterclaims of any kind or nature to any of the First Lien Loan Liens or Prepetition First Lien Obligations exist, and no portion of the First Lien Loan Liens or Prepetition First Lien Obligations is subject to any challenge or defense including impairment, set-off, right of recoupment, avoidance, attachment, disallowance, disgorgement, reduction, recharacterization, recovery, subordination (whether equitable or otherwise), attack, offset, defense, counterclaims, cross-claims, or “claim” (as defined in the Bankruptcy Code), pursuant to the Bankruptcy Code or applicable nonbankruptcy law; and (E) the Debtors and their estates have no claims, objections, challenges, causes of actions, recoupments, counterclaims, cross-claims, setoff rights, and/or choses in action, including “lender liability” causes of action or avoidance claims under chapter 5 of the Bankruptcy Code, whether arising under applicable state law or federal law (including any

11

recharacterization, subordination, avoidance, disgorgement, recovery, or other claims arising under or pursuant to sections 105, 510, or 542 through 553 of the Bankruptcy Code), against the Prepetition First Lien Administrative Agent, the Prepetition First Lien Secured Parties, or any of their respective affiliates, agents, representatives, attorneys, advisors, professionals, officers, directors, and employees arising out of, based upon, or related to their loans under the Prepetition First Lien Loan Documents, the Prepetition First Lien Obligations, or the First Lien Loan Liens.

(ix) Intercreditor Agreement. Pursuant to section 510 of the Bankruptcy Code, the Intercreditor Agreement, and any other applicable intercreditor or subordination provisions contained in any of the Prepetition First Lien Loan Documents or any of the Second Lien Note Documents (as defined in the Intercreditor Agreement) shall (i) remain in full force and effect,

(ii) continue to govern the relative obligations, priorities, rights and remedies of the Prepetition First Lien Secured Parties and the Prepetition Second Lien Secured Parties, and (iii) not be deemed to be amended, altered or modified by the terms of this Interim Order or the DIP Documents, in each case, unless expressly set forth herein or therein.

F. Findings Regarding the DIP Facility and Use of Cash Collateral.

(i) The Debtors have an immediate need to obtain the DIP Facility and to use Cash Collateral (solely to the extent consistent with the Approved DIP Budget (subject to permitted variances as set forth in this Interim Order and the DIP Documents)) to, among other things, (A) permit the orderly continuation of their businesses; (B) pay certain Adequate Protection Payments; and (C) pay the costs of administration of their estates and satisfy other working capital and general corporate purposes of the Debtors. The Debtors represent that the proceeds of the DIP Facility will provide the Debtors with the ability to fund day-to-day operations, meet administrative obligations during the Cases and preserve the value of their estates. The DIP

12

Facility will also reassure the Company’s customers and employees that the Company will have access to additional liquidity to meet its commitments during the Cases. The ability of the Debtors to obtain sufficient working capital and liquidity through the incurrence of the new indebtedness for borrowed money and other financial accommodations is vital to the preservation and maintenance of the Debtors’ going concern values and successful reorganization. The Debtors will not have sufficient sources of working capital and financing to operate their businesses in the ordinary course of business throughout the Cases without access to the DIP Facility and authorized use of Cash Collateral.

(ii) The Debtors are unable to obtain financing on more favorable terms from sources other than the DIP Lenders under the DIP Documents and are unable to obtain unsecured credit allowable under Bankruptcy Code section 503(b)(1) as an administrative expense. The Debtors also are unable to obtain secured credit allowable under sections 364(c)(1), 364(c)(2), and 364(c)(3) of the Bankruptcy Code for the purposes set forth in the DIP Documents without the Debtors granting to the DIP Secured Parties, subject to the Carve Out as provided for herein, the DIP Liens (as defined below) and the DIP Superpriority Claims (as defined below), and the DIP L/C Superpriority Claims (as defined below) under the terms and conditions set forth in this Interim Order and the DIP Documents.

(iii) The DIP Facility has been negotiated in good faith and at arm’s length among the Debtors and the DIP Secured Parties, and all of the Debtors’ obligations and indebtedness arising under, in respect of, or in connection with the DIP Facility and the DIP Documents, including, without limitation, all loans made to and guarantees issued by the Debtors pursuant to the DIP Documents and all other obligations under the DIP Documents (collectively, the “DIP Obligations”) shall be deemed to have been extended by the DIP Secured Parties in good

13

faith as that term is used in section 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by section 364(e) of the Bankruptcy Code. The DIP Obligations, the DIP Liens, and the DIP Superpriority Claims shall be entitled to the full protection of Bankruptcy Code section 364(e) in the event that this Interim Order or any provision hereof is vacated, reversed, or modified on appeal or otherwise, and any liens or claims granted to, or payments made to, or payments made to, the DIP Agent or the DIP Lenders hereunder arising prior to the effective date of any such vacatur, reversal, or modification of this Interim Order shall be governed in all respects by the original provisions of this Interim Order, including entitlement to all rights, remedies, privileges, and benefits granted herein.

(iv) Adequate Protection. Each of the Prepetition First Lien Secured Parties are entitled, pursuant to sections 105, 361, 362 and 363(e) of the Bankruptcy Code, to adequate protection of their respective interests in the Prepetition Collateral, including Cash Collateral, for any diminution in the value thereof.

(v) Sections 506(c) and 552(b). In light of the Prepetition First Lien Secured Parties’ agreement to subordinate their liens and superpriority claims to the DIP Obligations and the Carve Out and to permit the use of their Cash Collateral as set forth herein, the Prepetition First Lien Secured Parties are entitled to the rights and benefits of section 552(b) of the Bankruptcy Code and, subject to and upon entry of the Final Order, (i) a waiver of any “equities of the case” claims under section 552(b) of the Bankruptcy Code and (ii) a waiver of the provisions of section 506(c) of the Bankruptcy Code.

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(vi) Consent by Prepetition First Lien Administrative Agent. The Prepetition First Lien Administrative Agent (at the direction of the Required Lenders (as defined in the Prepetition Credit Agreement)), on behalf and for the benefit of each of the Prepetition First Lien Secured Parties, has consented to, conditioned on the entry of this Interim Order, the Debtors’ incurrence of the DIP Facility, the incurrence of the DIP L/C Facility, and the proposed use of Cash Collateral on the terms and conditions set forth in this Interim Order, and the terms of the adequate protection provided for in this Interim Order, including that the Adequate Protection Liens and Adequate Protection Superpriority Claim are subject and subordinate to the Carve Out.

G. Good Cause Shown; Best Interest. Good cause has been shown for entry of this Interim Order, and entry of this Interim Order is in the best interests of the Debtors’ respective estates and creditors as its implementation will, among other things, allow for the continued operation of the Debtors’ existing business and enhance the Debtors’ prospects for a successful reorganization. Absent granting the relief sought by this Interim Order, the Debtors’ estates will be immediately and irreparably harmed.

H. Notice. In accordance with Bankruptcy Rules 2002, 4001(b) and (c), and 9014, and the Local Rules, notice of the Interim Hearing and the emergency relief requested in the Motion has been provided by the Debtors. Under the circumstances, the notice given by the Debtors of the Motion, the relief requested herein, and of the Interim Hearing complies with Bankruptcy Rules 2002, 4001(b) and (c), and 9014 and applicable Local Rules.

Based upon the foregoing findings and conclusions, the Motion and the record before the Court with respect to the Motion, and good and sufficient cause appearing therefor,

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IT IS HEREBY ORDERED THAT:

1. DIP Financing Approved. The Motion is granted on an interim basis as set forth herein, and the use of Cash Collateral on an interim basis is authorized, subject to the terms of this Interim Order.

2. Objections Overruled. Any objections, reservations of rights, or other statements with respect to entry of the Interim Order, to the extent not withdrawn or resolved, are overruled on the merits. This Interim Order shall become effective immediately upon its entry.

3. Authorization of the DIP Facility and the DIP Documents.

(a) The Debtors are hereby immediately authorized and empowered to enter into, and execute and deliver, the DIP Documents, and such additional documents, instruments, certificates and agreements as may be reasonably required or requested by the DIP Secured Parties to implement the terms or effectuate the purposes of this Interim Order and the DIP Documents, including the incurrence of the DIP L/C Facility. To the extent not entered into as of the date hereof, the Debtors and the DIP Secured Parties shall negotiate the DIP Documents in good faith, and in all respects such DIP Documents shall be consistent with the terms of the DIP Credit Agreement and otherwise acceptable to the DIP Agent and the Required DIP Lenders. Upon entry of this Interim Order and until execution and delivery of the DIP Credit Agreement and other DIP Documents required or requested by the DIP Secured Parties, the Debtors and the DIP Secured Parties shall be bound by (x) the terms and conditions and other provisions set forth in the other executed DIP Documents (including the fee letters executed in connection with the DIP Facility), with the same force and effect as if duly executed and delivered to the DIP Agent by the Debtors, and (y) this Interim Order and the other executed DIP Documents (including the fee letters executed in connection with the DIP Facility) shall govern and control the DIP Facility. Upon entry of this Interim Order, the Interim Order, the DIP Credit Agreement, and other DIP

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Documents shall govern and control the DIP Facility. The DIP Agent is hereby authorized to execute and enter into its respective obligations under the DIP Facility Documents, subject to the terms and conditions set forth therein and this Interim Order. Upon execution and delivery thereof, the DIP Documents shall constitute valid and binding obligations of the Debtors enforceable in accordance with their terms. To the extent there exists any conflict among the terms and conditions of the DIP Documents and this Interim Order, the terms and conditions of this Interim Order shall govern and control.

(b) Upon entry of this Interim Order, the DIP Borrower is hereby authorized to borrow, and the DIP Guarantors are hereby authorized to guaranty, borrowings up to an aggregate principal amount of $30,000,000 of DIP Loans, subject to and in accordance with this Interim Order, without any further action by the Debtors or any other party.

(c) In connection with the DIP Credit Agreement, the Debtors will enter into an up to $10 million (the “DIP L/C Facility Limit”) letter of credit facility (the “DIP L/C Facility”) with the DIP Agent or one its affiliates, which shall provide for the issuance of letters of credit, and which DIP L/C Facility will be documented pursuant to a letter of credit facility agreement (the “DIP L/C Agreement”), which DIP L/C Agreement shall provide for letter of credit fees consistent with those applicable to the Prepetition L/Cs under the Prepetition Credit Agreement. The Debtors will be authorized to obtain postpetition letters of credit under the DIP L/C Facility (the “Postpetition L/Cs”) up to an amount equal to the DIP L/C Facility Limit less the aggregate face amount of then issued and outstanding Prepetition L/Cs, which Postpetition L/Cs will be cash collateralized (the “DIP L/C Cash Collateral”) on the terms set forth in the DIP L/C Agreement with proceeds of the DIP Loans and granted superpriority administrative claim status equivalent to and pari passu with the DIP Superpriority Claims (the “DIP L/C Superpriority Claims”). Upon

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entry of this Interim Order, the Debtors’ reimbursement obligations in connection with the Prepetition L/Cs shall be granted allowed DIP L/C Superpriority Claim status, subject to the Carve Out, but shall not be cash collateralized. For the avoidance of doubt, the only collateral for the Postpetition L/Cs issued pursuant to the DIP L/C Facility shall be DIP L/C Cash Collateral and the only claims in respect of reimbursement of obligations in connection with the Prepetition L/Cs shall be the DIP L/C Superpriority Claims as set forth herein; provided, however, the DIP L/C Cash Collateral shall not be used to fund the Carve Out, solely to the extent the applicable Postpetition L/Cs secured by such DIP L/C Cash Collateral remains outstanding; provided, further, that, in the event any Postpetition L/C expires or is cancelled, any DIP L/C Cash Collateral that previously cash collateralized such Postpetition L/C shall be returned to an account under the control of the DIP Agent for the benefit of the DIP Lenders.

(d) In accordance with the terms of this Interim Order and the DIP Documents, proceeds of the DIP Loans shall be used solely for the purposes permitted under the DIP Documents and this Interim Order, and in accordance with the Approved DIP Budget, subject to permitted variances as set forth in this Interim Order and the DIP Documents. Attached as Exhibit B hereto and incorporated herein by reference is a budget prepared by the Debtors and approved by the Required DIP Lenders in accordance with Section 6.24 of the DIP Credit Agreement (the “Approved DIP Budget”).

(e) In furtherance of the foregoing and without further approval of this Court, each Debtor is authorized, and the automatic stay imposed by section 362 of the Bankruptcy Code is hereby lifted to the extent necessary to perform all acts and to make, execute, and deliver all instruments and documents (including, without limitation, the DIP Credit Agreement, any security and pledge agreement, and any mortgage to the extent contemplated thereby, or the DIP Credit Agreement), and to pay all fees (including all amounts owed to the DIP Lenders and the DIP Agent under the DIP Documents) that may be reasonably required or necessary for the Debtors’ performance of their obligations under the DIP Facility, including, without limitation:

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(1)

the execution, delivery, and performance of the DIP Documents, including, without limitation, the DIP Credit Agreement, any security and pledge agreement, and any mortgage to the extent contemplated thereby;

(2)

the execution, delivery, and performance of one or more amendments, waivers, consents, or other modifications to and under the DIP Documents (in each case in accordance with the terms of the applicable DIP Documents and in such form as the Debtors, the DIP Agent, and the Required DIP Lenders may agree), it being understood that no further approval of the Court shall be required for amendments, waivers, consents, or other modifications to and under the DIP Documents or the DIP Obligations that do not shorten the maturity of the extensions of credit thereunder or modify the commitments or the rate of interest or other amounts payable thereunder;

(3)

the non-refundable payment to each of and/or on behalf of the DIP Secured Parties, as applicable, of the fees referred to in the DIP Documents, including (x) all fees and other amounts owed to the DIP Agent and the DIP Lenders and (y) all reasonable and documented costs and expenses as may be due from time to time, including, without limitation, the reasonable and documented fees and expenses of counsel and other professionals retained as provided for in the DIP Documents and this Interim Order (whether incurred before or after the Petition Date, including, for the

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avoidance of doubt, (a) Gibson, Dunn & Crutcher LLP (as counsel), Rothschild & Co. US Inc. (as financial advisor), and Pachulski, Stang, Ziehl & Jones LLP (as local bankruptcy counsel) (collectively, the “DIP/First Lien Advisors”) to the DIP Lenders and the ad hoc group of the Prepetition First Lien Lenders (the “DIP/First Lien Group”); and (b) Weil, Gotshal & Manges LLP (as counsel), and [_____] (as local bankruptcy counsel) as counsel to the Prepetition First Lien Administrative Agent and DIP Agent, (collectively, the “Agent Advisors”) and, to the extent necessary to exercise its rights and fulfill its obligations under the DIP Documents, one counsel to the DIP Agent in each local jurisdiction, which such fees and expenses shall not be subject to the approval of the Court, nor shall any recipient of any such payment be required to file with respect thereto any interim or final fee application with the Court, provided that any fees and expenses of a professional shall be subject to the provisions of Paragraph 19 of this Interim Order; and

(4)	the performance of all other acts required under or in connection with the DIP Documents.

(f) Upon entry of this Interim Order, such DIP Documents, the DIP Obligations, and the DIP Liens shall constitute valid, binding, and non-avoidable obligations of the Debtors enforceable against each Debtor party thereto in accordance with their respective terms and the terms of this Interim Order for all purposes during the Cases, any subsequently converted Case of any Debtor to a case under chapter 7 of the Bankruptcy Code or after the dismissal of any Case. No obligation, payment, transfer, or grant of security under the DIP Credit Agreement, the

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other DIP Documents, or this Interim Order shall be stayed, restrained, voidable, avoidable, or recoverable under the Bankruptcy Code or under any applicable law (including, without limitation, under sections 502(d), 548, or 549 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law), or subject to any defense, reduction, setoff, recoupment, or counterclaim. All payments or proceeds remitted (a) to or on behalf of the DIP Agent on behalf of any DIP Secured Parties or (b) to or on behalf of the Prepetition First Lien Secured Parties, in each case, pursuant to the DIP Documents, the provisions of this Interim Order, or any subsequent order of this Court shall be received free and clear of any claim, charge, assessment, or other liability, including, without limitation, any such claim or charge arising out of or based on, directly or indirectly, section 506(c) or the “equities of the case” exception of section 552(b) of the Bankruptcy Code (and, solely in the case of waivers of rights under sections 506(c) and 552(b) of the Bankruptcy Code, subject to the entry of the Final Order).

(g) The DIP Guarantors hereby are authorized and directed to jointly, severally, and unconditionally guarantee, and upon entry of this Interim Order shall be deemed to have guaranteed, in full, all of the DIP Obligations of the DIP Borrower.

(h)

4. Budget and Variance Reporting. On the final business day of every fourth calendar week following entry of this Interim Order beginning with the fourth full week following the Petition Date (or more frequently if determined by the Debtors), the Debtors will deliver to the Prepetition First Lien Administrative Agent, the Agent Advisors, and the DIP/First Lien Advisors an updated Budget for the subsequent 13-week period, which shall be in form and substance satisfactory to the Required DIP Lenders. The initial Approved DIP Budget or any subsequent

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Approved DIP Budget shall be deemed to constitute the “Approved DIP Budget” for purposes of this Interim Order with the most recently delivered Budget constituting the “Approved DIP Budget,” upon (i) approval by the Required DIP Lenders (which must be in writing, email being sufficient) or (ii) 5:00 p.m. (prevailing Eastern time) three (3) business days following delivery of such Budget if the Required DIP Lenders have neither approved nor rejected the Budget. The Debtors will deliver to the Prepetition First Lien Administrative Agent, the Agent Advisors, and the DIP/First Lien Advisors an updated Budget for the subsequent 13-week period on the final business day of every fourth calendar week following entry of this Interim Order beginning with the fourth full week following the Petition Date. In the event the conditions for the most recently delivered Budget to constitute an “Approved DIP Budget” are not met as set forth herein, the prior Approved DIP Budget shall remain in full force and effect. Commencing on the first full calendar week after the Petition Date, on or before 5:00 p.m. (prevailing Eastern time) on Thursday of each week, the Debtors shall deliver to the DIP Agent and the DIP/First Lien Advisors a budget variance report/reconciliation (the “Approved DIP Budget Variance Report”), setting forth in reasonable detail actual operating receipts and operating disbursements on a rolling four-week basis (the “Budget Period”)5 and all Budget Variances (as defined below), in each case, on both an individual line item basis and an aggregate basis, as compared to the projected amounts therefor set forth in the then applicable Approved DIP Budget, together with a statement confirming compliance with the budget covenants set forth in Section 6.24 of the DIP Credit Agreement. The Approved DIP

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Notwithstanding anything to the contrary herein, with respect to the Budget Period for the initial Approved DIP Budget, the Approved DIP Budget Variance Report delivered August 6, 2020 will include actual operating receipts and operating disbursements for the four-week period ending July 31 (including weeks falling prior to the Petition Date) and each subsequent Approved DIP Budget Variance Report delivered for succeeding weeks will be determined in a similar manner on a rolling four-week basis, through the end of the week prior to the delivery of such Approved DIP Budget Variance Report.

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Budget Variance Report shall include indications as to whether each variance therein is temporary or permanent and an explanation, in reasonable detail, of any material variance. The Debtors shall not permit the percentage variance with respect to (i) total projected disbursements in each then-current Approved DIP Budget to exceed 115% on an aggregate basis of total actual operating disbursements, and (ii) total projected receipts in each then-current Approved DIP Budget to be less than 85% on an aggregate basis of total actual operating receipts, in each case, for measuring the variance, beginning with the week ending July 31, 2020, which would be reported by the Approved DIP Budget Variance Report delivered August 6, 2020, tested weekly on a four week rolling basis, in each case, for the Budget Period under the then-current Approved DIP Budget (the “Budget Variances”; all references in this Interim Order and the DIP Documents to “Approved DIP Budget” shall mean the Approved DIP Budget as it is subject to the Budget Variances). For the avoidance of doubt, for purposes of Budget Variances testing, the fees and expenses of Professional Persons (as defined herein), the Agent Advisors, and the DIP/First Lien Advisors shall be excluded.

5. Access to Records. The Debtors shall provide the DIP/First Lien Advisors with all reporting and other information required to be provided to the DIP Agent under the DIP Documents. In addition to, and without limiting, whatever rights to access the DIP Secured Parties have under the DIP Documents, upon reasonable notice to Debtors’ counsel (email being sufficient), at reasonable times during normal business hours, the Debtors shall permit representatives, agents, and employees of the DIP Secured Parties to have reasonable access to (i) inspect the Debtors’ assets, and (ii) all information (including historical information and the Debtors’ books and records) and personnel, including regularly scheduled meetings as mutually agreed with senior management of the Debtors and other company advisors (during normal

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business hours), and the DIP Secured Parties shall be provided with access to all information they shall reasonably request, excluding any information for which confidentiality is owed to third parties, information subject to attorney client or similar privilege, or where such disclosure would not be permitted by any applicable requirements of law.

6. DIP Superpriority Claims. Pursuant to section 364(c)(1) of the Bankruptcy Code, all of the DIP Obligations shall constitute allowed superpriority administrative expense claims against each of the Debtors’ estates (the “DIP Superpriority Claims”) (without the need to file any proof of claim) with priority over any and all administrative expenses, adequate protection claims, diminution claims, and all other claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under sections 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503(b), 506(c), 507(a), 507(b), 726, 1113, or 1114 of the Bankruptcy Code or otherwise, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims shall for the purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code and which shall be payable from and have recourse to all prepetition and postpetition property of the Debtors and all proceeds thereof, including, without limitation, subject to entry of the Final Order, any proceeds or property recovered in connection with the pursuit of claims or causes of action arising under chapter 5 of the Bankruptcy Code, if any (the “Avoidance Actions”), subject only to, and subordinated in all respects to, the payment of the Carve Out; provided, however, the DIP L/C Superpriority Claim shall be pari passu with the DIP Superpriority Claims and treated as DIP Superpriority Claims pursuant to the terms of this Interim Order and the DIP Documents. Except as set forth in this Interim Order or the Final Order, no other superpriority claims shall be granted or allowed in these Cases.

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7. DIP Liens. As security for the DIP Obligations, effective and perfected upon the date of this Interim Order, and without the necessity of the execution, recordation of filings by the Debtors of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, or the possession or control by the DIP Agent or any DIP Lender of, or over, any DIP Collateral (as defined below), the following security interests and liens are hereby granted by the Debtors to the DIP Agent, for the benefit of the DIP Secured Parties (all property identified in clause (a) and (b) below being collectively referred to as the “DIP Collateral”), subject to (x) Liens permitted pursuant to the terms of the DIP Credit Agreement and (y) the Carve Out (all such liens and security interests granted to the DIP Agent, for the benefit of the DIP Lenders, pursuant to this Interim Order and the DIP Documents, the “DIP Liens”):

(a) First Priority Lien On Any Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected, non-avoidable, automatically, and properly perfected first priority senior security interest in and lien upon all property of the Debtors, whether existing on the Petition Date or thereafter acquired, that, on or as of the Petition Date is not subject to valid, perfected, and non-avoidable liens (or perfected after the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code) (subject to the Carve Out), including, without limitation (in each case, to the extent not subject to valid, perfected, and non-avoidable liens), a 100% equity pledge of any first-tier foreign subsidiaries; unencumbered cash of the Debtors (whether maintained with the DIP Agent or otherwise) and any investment of such cash, accounts, inventory, goods, contract rights, instruments, documents,

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chattel paper, patents, trademarks, copyrights, and licenses therefor, accounts receivable, receivables and receivables records, general intangibles, payment intangibles, tax or other refunds, insurance proceeds, letters of credit, contracts, owned real estate, real property leaseholds, fixtures, deposit accounts, commercial tort claims, securities accounts, instruments, investment property, letter-of-credit rights, supporting obligations, machinery and equipment, real property, leases (and proceeds from the disposition thereof), all of the issued and outstanding capital stock of each Debtor, other equity or ownership interests in or of any entity (including equity interests in subsidiaries of each Debtor), money, investment property, intercompany claims, claims arising on account of transfers of value from a Debtor to (x) another Debtor and (y) a non-Debtor affiliate incurred on or following the Petition Date, causes of action, including causes of action arising under section 549 of the Bankruptcy Code (but excluding all other Avoidance Actions), all products and proceeds of the foregoing and, subject to entry of the Final Order, all proceeds and property recovered in respect of Avoidance Actions (collectively, the “Previously Unencumbered Property”).

(b) Liens Priming the Prepetition Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected first priority senior priming security interest in and lien upon all property of the Debtors that was subject to the Prepetition Liens (subject to the Carve Out), including, without limitation, the Prepetition Collateral and Cash Collateral; provided that such liens shall be immediately junior to any Prior Senior Liens; provided, further, that, for the avoidance of doubt and notwithstanding anything to the contrary contained herein, to the extent a lien cannot attach to any of the foregoing pursuant to applicable law, the liens granted pursuant to this Interim Order shall attach to the Debtors’ economic rights, including, without limitation, any and all proceeds of the foregoing.

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8. Adequate Protection for the Prepetition First Lien Secured Parties. Subject only to the Carve Out and the terms of this Interim Order, pursuant to sections 361, 363(e), and 364 of the Bankruptcy Code, and in consideration of the stipulations and consents set forth herein, as adequate protection of their interests in the Prepetition Collateral (including Cash Collateral), solely for and equal in amount to the postpetition diminution in value of such interests (each such diminution, a “Diminution in Value”), resulting from, among other things, the imposition of the priming DIP Liens on the Prepetition Collateral, the Carve Out, the Debtors’ use of the Prepetition Collateral (including Cash Collateral), and the imposition of the automatic stay, the Prepetition First Lien Administrative Agent, for the benefit of itself and the other Prepetition First Lien Secured Parties, is hereby granted the following (collectively, the “First Lien Adequate Protection Obligations”):

(a) First Lien Adequate Protection Liens. As security for and solely to the extent of any Diminution in Value, additional and replacement, valid, binding, enforceable, non-avoidable, and effective and automatically perfected postpetition security interests in and liens as of the date of this Interim Order (together, the “First Lien Adequate Protection Liens”), without the necessity of the execution by the Debtors (or recordation or other filing), of security agreements, control agreements, pledge agreements, financing statements, mortgages, or other similar documents, on all DIP Collateral and, upon entry of the Final Order, all proceeds or property recovered from Avoidance Actions. Subject to the terms of this Interim Order, the First Lien Adequate Protection Liens shall be subordinate only to the (A) Carve Out, (B) the DIP Liens, and (C) Prior Senior Liens. The First Lien Adequate Protection Liens shall otherwise be senior to all other security interests in, liens on, or claims against any of the DIP Collateral (including, for the avoidance of doubt, any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code).

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(b) Adequate Protection Superpriority Claims. As further adequate protection, and to the extent provided by sections 503(b) and 507(b) of the Bankruptcy Code, allowed administrative expense claims in each of the Cases ahead of and senior to any and all other administrative expense claims in such Cases to the extent of any postpetition Diminution in Value (the “Adequate Protection Superpriority Claims”), but junior to the Carve Out and the DIP Superpriority Claims. Subject to the Carve Out and the DIP Superpriority Claims and DIP L/C Superpriority Claims in all respects, the Adequate Protection Superpriority Claims will not be junior to any claims and shall have priority over all administrative expense claims against each of the Debtors, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expense claims of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(c) (subject to entry of the Final Order), 507(a), 507(b), 546(d), 726, 1113 and 1114 of the Bankruptcy Code. The Prepetition First Lien Secured Parties shall not receive or retain any payments, property or other amounts in respect of the Adequate Protection Superpriority Claims under section 507(b) of the Bankruptcy Code granted hereunder unless and until the DIP Obligations have been indefeasibly paid in full, in cash, or satisfied in a manner otherwise agreed to by the Required DIP Lenders, in each case as provided in the DIP Documents.

(c) First Lien Adequate Protection Payments. As further adequate protection, the Debtors are authorized and directed to pay, in accordance with the terms of Paragraph 19 of this Interim Order, all reasonable and documented fees and expenses (the “Adequate Protection Fees”), whether incurred before or after the Petition Date, to the extent not duplicative of any fees

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and/or expenses paid pursuant to paragraph 3(d)(3) hereof, including all reasonable and documented fees and expenses of counsel and other professionals retained as provided for in the DIP Documents and this Interim Order, including, for the avoidance of doubt, of (i) the Agent Advisors, as counsel to the DIP Agent and Prepetition First Lien Administrative Agent, (ii) the DIP/First Lien Group Advisors, and (iii) to the extent necessary to exercise and fulfill its obligations under the Prepetition First Lien Loan Documents, one counsel to the Prepetition First Lien Secured Parties (taken as a whole) in each local jurisdiction that is material to the Prepetition First Lien Secured Parties (taken as a whole) (all payments referenced in this sentence, collectively, the “Adequate Protection Payments”). None of the Adequate Protection Fees shall be subject to separate approval by this Court or the U.S. Trustee Guidelines, and no recipient of any such payment shall be required to file any interim or final fee application with respect thereto or otherwise seek the Court’s approval of any such payments.

(d) Right to Seek Additional Adequate Protection. This Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, the rights of the Prepetition First Lien Secured Parties to request further or alternative forms of adequate protection at any time or the rights of the Debtors or any other party to contest such request.

9. Adequate Protection for the Prepetition Second Lien Secured Parties. Pursuant to the terms of this Interim Order and sections 361, 363(e), and 364 of the Bankruptcy Code, as adequate protection of their interests in the Prepetition Collateral (including Cash Collateral), solely for and equal in amount to the postpetition Diminution in Value, resulting from, among other things, the imposition of the priming DIP Liens on the Prepetition Collateral, the Carve Out, the Debtors’ use of the Prepetition Collateral (including Cash Collateral), and the imposition of the automatic stay, the Prepetition Second Lien Administrative Agent, for the benefit of itself and the other Prepetition Second Lien Secured Parties, is hereby granted the following (collectively, the “Second Lien Adequate Protection Obligations” and, together with the First Lien Adequate Protection Obligations, the “Adequate Protection Obligations”):

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(a) Second Lien Adequate Protection Liens. As security for and solely to the extent of any Diminution in Value, additional and replacement, valid, binding, enforceable, non-avoidable, and effective and automatically perfected postpetition security interests in and liens as of the date of this Interim Order (together, the “Second Lien Adequate Protection Liens” and, together with the First Lien Adequate Protection Liens, the “Adequate Protection Liens”), without the necessity of the execution by the Debtors (or recordation or other filing), of security agreements, control agreements, pledge agreements, financing statements, mortgages, or other similar documents, on all DIP Collateral and, upon entry of the Final Order, all proceeds or property recovered from Avoidance Actions. Subject to the terms of this Interim Order, the Second Lien Adequate Protection Liens shall be subordinate only to the (A) Carve Out, (B) the DIP Liens, (C) the First Lien Adequate Protection Liens, (D) the First Lien Loan Liens, and (E) Prior Senior Liens. The Second Lien Adequate Protection Liens shall otherwise be senior to all other security interests in, liens on, or claims against any of the DIP Collateral (including, for the avoidance of doubt, any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code).

10. Carve Out.

(a) Priority of Carve Out. Subject to the terms and conditions contained in this Paragraph 10, each of the DIP Liens, DIP Superpriority Claims, DIP Superpriority L/C Claims, Prepetition Liens, Adequate Protection Liens, and Adequate Protection Superpriority Claims shall be subject and subordinate to payment of the Carve Out; provided, however, that the DIP L/C Cash

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Collateral shall not be used to fund the Carve Out, solely to the extent the applicable Postpetition L/Cs secured by such DIP L/C Cash Collateral remains outstanding. The Carve Out shall have such priority claims and liens over all assets of the Debtors, including any DIP Collateral, Prepetition Collateral, and any funds in the escrow account into which the DIP Loans are funded (the “DIP Loan Escrow”).

(b) Definition of Carve Out. As used in this Interim Order, the “Carve Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $50,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (including any success or transaction fees owed to Greenhill & Co., LLC (“Greenhill”), to the extent payable pursuant to an order entered by the Court approving Greenhill’s retention in the Cases) (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Committee pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the DIP Agent (at the direction of the Required DIP Lenders) of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice, (the amounts set forth in clauses (i) through (iii), the “Pre-Carve Out Trigger Notice Cap”); and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $3,500,000 incurred after the first business day following delivery by the DIP Agent

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of the Carve Out Trigger Notice (such date, the “Trigger Date”), to the extent allowed at any time, whether by interim order, procedural order, or otherwise, less the amount of any prepetition retainers received by any such Professional Persons and not previously returned or applied to fees and expenses (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap” and, together with the Pre-Carve Out Trigger Notice Cap, the “Carve Out Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP Agent to the Debtors, their lead restructuring counsel (Latham & Watkins LLP), the U.S. Trustee, and counsel to the Committee, which notice may be delivered following the occurrence and during the continuation of an Event of Default (as defined in the DIP Credit Agreement) and acceleration of the DIP Obligations under the DIP Facility, stating that the Post-Carve Out Trigger Notice Cap has been invoked. Notwithstanding anything in this Interim Order or the DIP Loan Documents to the contrary, in no event shall the Carve Out apply to the DIP L/C Cash Collateral, solely to the extent the applicable Postpetition L/Cs secured by such DIP L/C Cash Collateral remains outstanding.

(c) Carve Out Reserve. Notwithstanding the occurrence of an Event of Default or conditions to borrowing or release of funds from the DIP Loan Escrow, on the day on which a Carve Out Trigger Notice is given by the DIP Agent to the Debtors with a copy to counsel to the Committee (the “Termination Declaration Date”), the Carve Out Trigger Notice shall (i) be deemed a draw request and notice of borrowing by the Debtors for DIP Loans under the DIP Facility (on a pro rata basis based on the then outstanding DIP Obligations) and/or request to release funds from the DIP Loan Escrow, in an amount equal to the then unpaid amounts of the Allowed Professional Fees plus reasonably estimated fees not yet allowed for the period through and including the Termination Declaration Date (any such amounts actually advanced shall

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constitute DIP Loans and shall be deposited in the DIP Loan Escrow), and (ii) also constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor or available in the DIP Loan Escrow to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees plus reasonably estimated fees not yet allowed for the period through and including the Termination Declaration Date. The Debtors shall deposit and hold such amounts in a segregated account in trust to pay such then unpaid Allowed Professional Fees plus reasonably estimated fees not yet allowed for the period through and including the Termination Declaration Date (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims. On the Termination Declaration Date, the Carve Out Trigger Notice shall also (i) be deemed a request by the Debtors for DIP Loans under the DIP Facility (on a pro rata basis based on the then outstanding DIP Obligations) and/or request to release funds from the DIP Loan Escrow in an amount equal to the Post-Carve Out Trigger Notice Cap (any such amounts actually advanced shall constitute DIP Loans) and (ii) constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor or available in the DIP Loan Escrow, after funding the Pre-Carve Out Trigger Notice Reserve, to fund a reserve in an amount equal to the Post-Carve Out Trigger Notice Cap . The Debtors shall deposit and hold such amounts in a segregated account in trust to pay such Allowed Professional Fees benefiting from the Post-Carve Out Trigger Notice Cap (the “Post-Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims. On the first business day after the DIP Agent gives such notice to such DIP Lenders, notwithstanding anything in the DIP Credit Agreement to the contrary, including with respect to the existence of a Default (as defined in the DIP Credit Agreement) or Event of Default, the failure of the Debtors to satisfy any or all of the conditions precedent for DIP Loans under the

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DIP Facility, any termination of the DIP Obligations following an Event of Default, or the occurrence of the Maturity Date (as defined in the DIP Credit Agreement), each DIP Lender with an outstanding Commitment (as defined in the DIP Credit Agreement, on a pro rata basis based on the then outstanding Commitments) shall make available to the DIP Agent such DIP Lender’s pro rata share with respect to such borrowing in accordance with the DIP Facility. All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in the Pre-Carve Out Trigger Notice Cap (the “Pre-Carve Out Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the DIP Lenders, unless the DIP Obligations have been indefeasibly paid in full, in cash, and all Commitments have been terminated, in which case any such excess shall be paid to the Prepetition First Lien Secured Parties in accordance with their rights and priorities as of the Petition Date. All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in the Post-Carve Out Trigger Notice Cap (the “Post-Carve Out Amounts”), and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the DIP Lenders, unless the DIP Obligations have been indefeasibly paid in full, in cash, and all Commitments have been terminated, in which case any such excess shall be paid to the Prepetition First Lien Secured Parties in accordance with their rights and priorities as of the Petition Date. Notwithstanding anything to the contrary in the DIP Documents, or this Interim Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this Paragraph 10, then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively, shall be used to fund the other Carve Out Reserves, up to the applicable amount set forth in this Paragraph 10, prior to

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making any payments to the DIP Agent or the Prepetition First Lien Secured Parties, as applicable. Notwithstanding anything to the contrary in the DIP Documents or this Interim Order, following delivery of a Carve Out Trigger Notice, the DIP Agent and the Prepetition First Lien Administrative Agent shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid to the DIP Agent for application in accordance with the DIP Documents. Further, notwithstanding anything to the contrary in this Interim Order, (i) disbursements by the Debtors from the Carve Out Reserves shall not constitute DIP Loans or increase or reduce the DIP Obligations, (ii) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out, and (iii) in no way shall the Approved DIP Budget, Budget, Carve Out, Post-Carve Out Trigger Notice Cap, Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt and notwithstanding anything to the contrary in this Interim Order, the DIP Facility, the Prepetition First Lien Documents or the Second Lien Note Documents (as defined in the Intercreditor Agreement), the Carve Out shall be senior to all liens and claims securing the DIP Facility, the Adequate Protection Liens, the Adequate Protection Superiority Claims, any claims arising under section 507(b) of the Bankruptcy Code, and any and all other forms of adequate protection, liens, or claims securing the DIP Obligations, the Prepetition First Lien Obligations, and the obligations pursuant to the Securities Purchase Agreement.

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(d) Payment of Allowed Professional Fees Prior to the Termination Declaration Date. Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve Out.

(e) No Direct Obligation To Pay Allowed Professional Fees. Except for funding the Carve Out Reserves as provided herein, none of the DIP Agent, DIP Lenders, or the Prepetition First Lien Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Cases or any successor cases under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed to obligate the DIP Agent, the DIP Lenders, or the Prepetition First Lien Secured Parties, in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement.

(f) Payment of Carve Out On or After the Termination Declaration Date. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar-for-dollar basis. Any funding of the Carve Out shall be added to, and made a part of, the DIP Obligations secured by the DIP Collateral and shall be otherwise entitled to the protections granted under this Interim Order, the DIP Documents, the Bankruptcy Code, and applicable law.

11. Reservation of Rights of the DIP Agent, DIP Lenders, and Prepetition First Lien Secured Parties. Subject in all cases to the Carve Out, notwithstanding any other provision in this Interim Order or the DIP Documents to the contrary, the entry of this Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair:

(a) any of the rights of any of the Prepetition First Lien Secured Parties to seek any other or

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supplemental relief in respect of the Debtors including the right to seek additional adequate protection at and following the Final Hearing; provided that any such further or different adequate protection shall at all times be subordinate and junior to the Carve Out and the claims and liens of the DIP Secured Parties granted under this Interim Order and the DIP Documents; (b) any of the rights of the DIP Secured Parties or the Prepetition First Lien Secured Parties under the DIP Documents, the Prepetition First Lien Loan Documents, the Intercreditor Agreement, or the Bankruptcy Code or under non-bankruptcy law (as applicable), including, without limitation, the right of any of the DIP Secured Parties or the Prepetition First Lien Secured Parties to (i) request modification of the automatic stay of section 362 of the Bankruptcy Code, (ii) request dismissal of any of the Cases, conversion of any of the Cases to cases under chapter 7, or appointment of a chapter 11 trustee or examiner with expanded powers in any of the Cases, (iii) seek to propose, subject to the provisions of section 1121 of the Bankruptcy Code, a chapter 11 plan or plans; or (c) any other rights, claims, or privileges (whether legal, equitable, or otherwise) of any of the DIP Secured Parties or the Prepetition First Lien Secured Parties. The delay in or failure of the DIP Secured Parties and/or the Prepetition First Lien Secured Parties to seek relief or otherwise exercise their rights and remedies shall not constitute a waiver of any of the DIP Secured Parties’ or the Prepetition First Lien Secured Parties’ rights and remedies.

12. Reservation of Certain Committee and Third Party Rights and Bar of Challenges and Claims. Subject to the Challenge Period (as defined herein), the stipulations, admissions, waivers, and releases contained in this Interim Order, including the Debtors’ Stipulations, shall be binding upon the Debtors, their estates, and any of their respective successors in all circumstances and for all purposes, and the Debtors are deemed to have irrevocably waived and relinquished all Challenges (as defined below) as of the Petition Date. The stipulations, admissions, and waivers

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contained in this Interim Order, including, the Debtors’ Stipulations, shall be binding upon all other parties in interest, including any Committee and any other person acting on behalf of the Debtors’ estates, unless and to the extent that a party in interest with proper standing granted by order of the Court (or other court of competent jurisdiction) has timely and properly filed an adversary proceeding or contested matter under the Bankruptcy Rules (i) before the earlier of (a) except as to any Committee, seventy-five (75) calendar days after entry of the Interim Order, and (b) in the case of any such adversary proceeding or contested matter filed by any Committee, sixty (60) calendar days after the appointment of such Committee, subject to further extension by written agreement of the Debtors and the Prepetition First Lien Administrative Agent (acting at the direction of the Required Lenders (as defined in the Prepetition Credit Agreement)) or the Prepetition Second Lien Administrative Agent, as applicable, (in each case, a “Challenge Period” and the date of expiration of each Challenge Period being a “Challenge Period Termination Date”); provided, however, that if, prior to the end of the Challenge Period, (x) the cases convert to chapter 7, or (y) if a chapter 11 trustee is appointed, then, in each such case, the Challenge Period shall be extended by the later of (A) the time remaining under the Challenge Period plus ten (10) days or (B) such other time as ordered by the Court solely with respect to any such trustee, commencing on the occurrence of either of the events discussed in the foregoing clauses (x) and (y); (ii) seeking to avoid, object to, or otherwise challenge the findings or Debtors’ Stipulations regarding: (a) the validity, enforceability, extent, priority, or perfection of the mortgages, security interests, and liens of the Prepetition First Lien Administrative Agent and the Prepetition First Lien Secured Parties; or (b) the validity, enforceability, allowability, priority, secured status, or amount of the Prepetition First Lien Obligations (any such claim, a “Challenge”), and (iii) in which the Court enters a final order in favor of the plaintiff sustaining any such Challenge in any such timely filed adversary

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proceeding or contested matter. Upon the expiration of the Challenge Period Termination Date without the filing of a Challenge (or if any such Challenge is filed and overruled): (a) any and all such Challenges by any party (including the Committee, any chapter 11 trustee, and/or any examiner or other estate representative appointed or elected in these Cases, and any chapter 7 trustee and/or examiner or other estate representative appointed or elected in any Successor Case) shall be deemed to be forever barred; (b) the Prepetition First Lien Obligations shall constitute allowed claims, not subject to counterclaim, setoff, recoupment, reduction, subordination, recharacterization, defense, or avoidance for all purposes in the Debtors’ Cases and any Successor Cases; (c) the First Lien Loan Liens shall be deemed to have been, as of the Petition Date, legal, valid, binding, and perfected secured claims, not subject to recharacterization, subordination, or avoidance; and (d) all of the Debtors’ stipulations and admissions contained in this Interim Order, including the Debtors’ Stipulations, and all other waivers, releases, affirmations, and other stipulations as to the priority, extent, and validity as to the Prepetition First Lien Secured Parties’ claims, liens, and interests contained in this Interim Order shall be of full force and effect and forever binding upon the Debtors, the Debtors’ estates, and all creditors, interest holders, and other parties in interest in these Cases and any Successor Cases. If any such adversary proceeding or contested matter is timely and properly filed under the Bankruptcy Rules and remains pending and the Cases are converted to chapter 7, the chapter 7 trustee may continue to prosecute such adversary proceeding or contested matter on behalf of the Debtors’ estates. Furthermore, if any such adversary proceeding or contested matter is timely and properly filed under the Bankruptcy Rules, the stipulations and admissions contained in this Interim Order, including the Debtors’ Stipulations, shall nonetheless remain binding and preclusive on any Committee and any other person or entity except to the extent that such stipulations and admissions were expressly

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challenged in such adversary proceeding or contested matter prior to the Challenge Period Termination Date. Nothing in this Interim Order vests or confers on any person (as defined in the Bankruptcy Code), including, without limitation, any Committee appointed in the Cases, standing or authority to pursue any cause of action belonging to the Debtors or their estates, including, without limitation any challenges (including a Challenge) with respect to the Prepetition First Lien Loan Documents, the First Lien Loan Liens, and the Prepetition First Lien Obligations, and a separate order of the Court conferring such standing on any Committee or other party-in-interest shall be a prerequisite for the prosecution of a Challenge by such Committee or such other party-in-interest.

13. DIP Termination Date. On the DIP Termination Date (as defined below), consistent with Section 8.02 of the DIP Credit Agreement, (a) all DIP Obligations shall be immediately due and payable, all Commitments will terminate, and the Carve Out Reserves shall be immediately funded; (b) all authority to use Cash Collateral shall cease; provided, however, that during the Remedies Notice Period (as defined below), the Debtors may use Cash Collateral solely to fund the Carve Out and pay payroll and other expenses critical to the administration of the Debtors’ estates strictly in accordance with the Approved DIP Budget, subject to such variances as permitted in the DIP Credit Agreement; and (c) the DIP Secured Parties shall be otherwise entitled to exercise rights and remedies under the DIP Documents in accordance with this Interim Order.

14. Events of Default. The occurrence of any of the following events, unless waived by the Required DIP Lenders in accordance with the terms of the DIP Documents, shall constitute an event of default (collectively, the “Events of Default”): (a) the failure of the Debtors to perform, in any material respect, any of the terms, provisions, conditions, covenants, or obligations under this Interim Order, (b) the failure of the Debtors to comply with any of the Required Milestones (as defined below) or (c) the occurrence of an “Event of Default” under the DIP Credit Agreement.

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15. Milestones. The Debtors’ failure to comply with those certain case milestones set forth in Section 6.25 of the DIP Credit Agreement (collectively, the “Required Milestones”) shall constitute an “Event of Default” in accordance with the terms of the DIP Credit Agreement.

16. Rights and Remedies Upon Event of Default. Immediately upon the occurrence and during the continuation of an Event of Default, notwithstanding the provisions of section 362 of the Bankruptcy Code, without any application, motion, or notice to, hearing before, or order from the Court, but subject to the terms of this Interim Order, subject to the Remedies Notice Period (defined below), (a) the DIP Agent (at the direction of the Required DIP Lenders) may declare (any such declaration shall be referred to herein as a “Termination Declaration”) (i) all DIP Obligations owing under the DIP Documents to be immediately due and payable, (ii) the termination, reduction or restriction of any further commitment to extend credit to the Debtors to the extent any such commitment remains under the DIP Facility, (iii) termination of the DIP Facility and the DIP Documents as to any future liability or obligation of the DIP Agent and the DIP Lenders, but without affecting any of the DIP Liens or the DIP Obligations, and (iv) that the Carve Out shall be triggered, through the delivery of the Carve Out Trigger Notice to the DIP Borrower and (b) subject to paragraph 13(b), the DIP Agent (at the direction of the Required DIP Lenders) may declare a termination, reduction or restriction on the ability of the Debtors to use Cash Collateral (the date on which a Termination Declaration is delivered, the “DIP Termination Date”). The Termination Declaration shall not be effective until notice has been provided by electronic mail (or other electronic means) to counsel to the Debtors, counsel to a Committee (if appointed), and the U.S. Trustee. The automatic stay in the Cases otherwise applicable to the DIP

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Agent, the DIP Lenders, and the Prepetition First Lien Secured Parties is hereby modified so that five (5) business days after the DIP Termination Date (the “Remedies Notice Period”): (a) the DIP Agent (at the direction of the Required DIP Lenders) shall be entitled to exercise its rights and remedies in accordance with the DIP Documents and this Interim Order to satisfy the DIP Obligations, DIP Superpriority Claims, DIP L/C Superpriority Claims and DIP Liens, subject to the Carve Out; (b) subject to the foregoing clause (a), the applicable Prepetition First Lien Secured Parties shall be entitled to exercise their respective rights and remedies to the extent available in accordance with the applicable Prepetition First Lien Loan Documents and this Interim Order with respect to the Debtors’ use of Cash Collateral. During the Remedies Notice Period, the Debtors, the Committee (if appointed), and/or any party in interest shall be entitled to seek an emergency hearing within the Remedies Notice Period with the Court for the sole purpose (unless the Court orders otherwise) of contesting whether an Event of Default has occurred or is continuing or for the contested use of Cash Collateral, . Except as set forth in this Paragraph 16 or otherwise ordered by the Court prior to the expiration of the Remedies Notice Period, after the Remedies Notice Period, the Debtors shall waive their right to and shall not be entitled to seek relief, including, without limitation, under section 105 of the Bankruptcy Code, to the extent such relief would in any way impair or restrict the rights and remedies of the DIP Agent, the DIP Lenders, or the Prepetition First Lien Secured Parties under this Interim Order. Unless the Court has determined that an Event of Default has not occurred and/or is not continuing or the Court orders otherwise, the automatic stay, as to all of the DIP Agent, DIP Lenders, and Prepetition First Lien Secured Parties (solely with respect to the use of Cash Collateral to the extent permitted hereunder) shall automatically be terminated at the end of the Remedies Notice Period without further notice or order. Upon expiration of the Remedies Notice Period, the DIP Agent (at the direction of the

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Required DIP Lenders) and the Prepetition First Lien Secured Parties shall be permitted to exercise all remedies set forth herein, and in the DIP Documents, and as otherwise available at law without further order of or application or motion to this Court consistent with this Interim Order; provided, that the Prepetition First Lien Secured Parties shall be permitted to exercise remedies to the extent available solely with respect to the Debtors’ use of Cash Collateral.

17. Limitation on Charging Expenses Against Collateral. No expenses of administration of the Cases or any future proceeding that may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, shall be charged against or recovered from (a) the DIP Collateral (except to the extent of the Carve Out), the DIP Agent, or the DIP Lenders or (b) subject to entry of the Final Order, the Prepetition Collateral (except to the extent of the Carve Out) or the Prepetition First Lien Secured Parties, in each case, pursuant to sections 105(a) or 506(c) of the Bankruptcy Code or any similar principle of law or equity, without the prior written consent of the DIP Agent, the DIP Lenders, and the Prepetition First Lien Secured Parties, as applicable, and no such consent shall be implied from any other action, inaction, or acquiescence by the DIP Agent, the DIP Lenders, or the Prepetition First Lien Secured Parties.

18. Use of Cash Collateral. The Debtors are hereby authorized to use all Cash Collateral of the Prepetition First Lien Secured Parties, but solely for the purposes set forth in this Interim Order and in accordance with the Approved DIP Budget (subject to permitted variances as set forth in this Interim Order and the DIP Documents), including, without limitation, to make payments on account of the Adequate Protection Obligations provided for in this Interim Order, from the date of this Interim Order through and including the date of termination of the DIP Credit Agreement. Except on the terms and conditions of this Interim Order, the Debtors shall be enjoined and prohibited from at any time using the Cash Collateral.

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19. Expenses and Indemnification.

(a) The Debtors are hereby authorized and directed to pay, in accordance with this Interim Order, the principal, interest, fees, payments, expenses, and other amounts described in the DIP Documents as such amounts become due and without need to obtain further Court approval, including, without limitation, backstop, fronting, closing, arrangement or commitment payments (including all payments and other amounts owed to the DIP Lenders), administrative agent’s fees, collateral agent’s fees, and escrow agent’s fees (including all fees and other amounts owed to the DIP Agent), the reasonable and documented fees and disbursements of counsel and other professionals to the extent set forth in Paragraphs 3(d)(iii) and 8(c) of this Interim Order, whether or not such fees arose before or after the Petition Date, all to the extent provided in this Interim Order or the DIP Documents. Notwithstanding the foregoing, the Debtors are authorized and directed to pay on the Closing Date (as defined in the DIP Documents) all reasonable and documented fees, costs, and expenses, including the fees and expenses of counsel to the DIP Lenders, the DIP Agent, the Prepetition First Lien Administrative Agent, and the DIP/First Lien Group, incurred on or prior to such date without the need for any professional engaged by the DIP Lenders, the DIP Agent, the Prepetition First Lien Administrative Agent, or the DIP/First Lien Group to first deliver a copy of its invoice as provided for herein.

(b) The Debtors shall be jointly and severally obligated to pay all fees and expenses described above, which obligations shall constitute the DIP Obligations. The Debtors shall pay the reasonable and documented professional fees, expenses, and disbursements of professionals to the extent provided for in Paragraphs 3(d)(iii) and 8(c) of this Interim Order

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(collectively, the “Lender Professionals” and, each, a “Lender Professional”) no later than ten (10) business days (the “Review Period”) after the receipt by counsel for the Debtors, any Committee, or the U.S. Trustee of each of the invoices therefor (the “Invoiced Fees”) and without the necessity of filing formal fee applications or complying with the U.S. Trustee Guidelines, including such amounts arising before the Petition Date. Invoiced Fees shall be in the form of an invoice summary for professional fees and categorized expenses incurred during the pendency of the Cases, and such invoice summary shall not be required to contain time entries, but shall include a general, brief description of the nature of the matters for which services were performed, and which may be redacted or modified to the extent necessary to delete any information subject to the attorney-client privilege, any work product doctrine, privilege or protection, common interest doctrine privilege or protection, any other evidentiary privilege or protection recognized under applicable law, or any other confidential information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege, work product doctrine, privilege or protection, common interest doctrine privilege or protection, or any other evidentiary privilege or protection recognized under applicable law. The Debtors, any Committee, or the U.S. Trustee may dispute the payment of any portion of the Invoiced Fees (the “Disputed Invoiced Fees”) if, within the Review Period, a Debtor, any Committee that may be appointed in these Cases, or the U.S. Trustee notifies the submitting party in writing setting forth the specific objections to the Disputed Invoiced Fees (to be followed by the filing with the Court, if necessary, of a motion or other pleading, with at least ten (10) days prior written notice to the submitting party of any hearing on such motion or other pleading). For avoidance of doubt, the Debtors shall promptly pay in full all Invoiced Fees other than the Disputed Invoiced Fees.

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(c) In addition, the Debtors will indemnify the DIP Lenders, the DIP Agent, and their respective affiliates, successors, and assigns and the officers, directors, employees, agents, attorneys, advisors, controlling persons, and members of each of the foregoing (each an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including but not limited to reasonable and documented legal fees and expenses), and liabilities arising out of or relating to the transactions contemplated hereby and any actual or proposed use of the proceeds of any loans made under the DIP Facility; provided that no such person will be indemnified for costs, expenses, or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred solely by reason of the gross negligence, fraud, or willful misconduct of such person (or their related persons). No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort, or otherwise) to the Debtors or any shareholders or creditors of the Debtors for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence, fraud, or willful misconduct or breach of their obligations under the DIP Facility, and in no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential, or punitive damages.

20. No Third Party Rights. Except as explicitly provided for herein, this Interim Order does not create any rights for the benefit of any third party, creditor, equity holder, or any direct, indirect, or incidental beneficiary.

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21. Section 507(b) Reservation. Subject to the Carve Out, nothing herein shall impair or modify the application of section 507(b) of the Bankruptcy Code in the event that the adequate protection provided to the Prepetition First Lien Secured Parties is insufficient to compensate for any Diminution in Value of their interests in the Prepetition Collateral during the Cases. Nothing contained herein shall be deemed a finding by the Court, or an acknowledgment by any of the Prepetition First Lien Secured Parties that the adequate protection granted herein does in fact adequately protect any of the Prepetition First Lien Secured Parties against any Diminution in Value of their respective interests in the Prepetition Collateral (including the Cash Collateral).

22. Insurance. Until the DIP Obligations have been indefeasibly paid in full, at all times the Debtors shall maintain casualty and loss insurance coverage for the Prepetition Collateral and the DIP Collateral on substantially the same basis as maintained prior to the Petition Date and shall name the DIP Agent as loss payee thereunder.

23. No Waiver for Failure to Seek Relief. The failure or delay of the DIP Agent or the Required DIP Lenders to exercise rights and remedies under this Interim Order, the DIP Documents, or applicable law, as the case may be, shall not constitute a waiver of their respective rights hereunder, thereunder, or otherwise.

24. Perfection of the DIP Liens and Adequate Protection Liens.

(a) The DIP Agent, the Prepetition First Lien Administrative Agent, and the Prepetition Second Lien Administrative Agent are hereby authorized, but not required, to file or record financing statements, intellectual property filings, mortgages, depository account control agreements, notices of lien, or similar instruments in any jurisdiction in order to validate and perfect the liens and security interests granted hereunder. Whether or not the DIP Agent, the Prepetition First Lien Administrative Agent, or the Prepetition Second Lien Administrative Agent shall (at the direction of the applicable required lenders) choose to file such financing statements, intellectual property filings, mortgages, notices of lien, or similar instruments, such liens and security interests shall be deemed valid, perfected, allowed, enforceable, non-avoidable, and not,

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subject to the Challenge Period, subject to challenge, dispute, or subordination as of the date of entry of this Interim Order. If the DIP Agent, the Prepetition First Lien Administrative Agent, or the Prepetition Second Lien Administrative Agent (at the direction of the applicable required lenders) determines to file or execute any financing statements, agreements, notice of liens, or similar instruments, the Debtors shall cooperate and assist in any such execution and/or filings as reasonably requested by the DIP Agent, the Prepetition First Lien Administrative Agent, or the Prepetition Second Lien Administrative Agent (at the direction of the applicable required lenders), and the automatic stay shall be modified to allow such filings.

(b) A certified copy of this Interim Order may, at the direction of the applicable Required DIP Lenders, be filed with or recorded in filing or recording offices by the DIP Agent, the Prepetition First Lien Administrative Agent, or the Prepetition Second Lien Administrative Agent in addition to or in lieu of such financing statements, mortgages, notices of lien, or similar instruments, and all filing offices are hereby authorized to accept such certified copy of this Interim Order for filing and recording; provided, however, that notwithstanding the date of any such filing, the date of such perfection shall be the date of this Interim Order.

(c) Any provision of any lease or other license, contract or other agreement that requires (i) the consent or approval of one or more landlords or other parties or (ii) the payment of any fees or obligations to any governmental entity, in order for any Debtor to pledge, grant, sell, assign, or otherwise transfer any such leasehold interest, or the proceeds thereof, or other collateral related thereto, is hereby deemed to be inconsistent with the applicable provisions of the Bankruptcy Code, subject to applicable law. Any such provision shall have no force and effect with respect to the granting of the DIP Liens and the Adequate Protection Liens on such leasehold interest or the proceeds of any assignment and/or sale thereof by any Debtor in accordance with the terms of the DIP Credit Agreement or this Interim Order, subject to applicable law.

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25. Release. Subject to the rights and limitations set forth in Paragraph 12 of this Interim Order, effective upon entry of this Interim Order, each of the Debtors and the Debtors’ estates, on its own behalf and on behalf of each of their predecessors, their successors, and assigns, shall, to the maximum extent permitted by applicable law, unconditionally, irrevocably, and fully forever release, remise, acquit, relinquish, irrevocably waive, and discharge each of the DIP Secured Parties and the Prepetition First Lien Secured Parties (each in their respective roles as such), and each of their respective affiliates, former, current, or future officers, employees, directors, agents, representatives, owners, members, partners, financial advisors, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates, assigns, and predecessors in interest, each in their capacity as such, of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending, or threatened, including, without limitation, all legal and equitable theories of recovery, arising under common law, statute, or regulation or by contract, of every nature and description that exist on the date hereof with respect to or relating to the DIP Obligations, the DIP Liens, the DIP Documents, the Prepetition First Lien Obligations, the First Lien Loan Liens or the Prepetition First Lien Loan Documents, as applicable, including, without limitation, (i) any so-called “lender liability” or equitable subordination claims or defenses, (ii) any and all claims and causes of action arising under the Bankruptcy Code, and (iii) any and all claims and causes of action regarding the validity, priority, extent, enforceability, perfection, or avoidability of the liens or claims of the DIP Secured Parties and the Prepetition First Lien Secured Parties; provided that nothing in this paragraph shall in any way limit or release the obligations of any DIP Secured Party under the DIP Documents.

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26. Credit Bidding & Sale Provisions. Subject to the terms of the RSA (as defined in the DIP Credit Agreement), the DIP Agent (at the direction of the Required DIP Lenders) and the Prepetition First Lien Administrative Agent (at the direction of the Required Lenders (as defined in the Prepetition Credit Agreement)) shall have the right to credit bid (either directly or through one or more acquisition vehicles), up to the full amount of the underlying lenders’ respective claims, including, for the avoidance of doubt, Adequate Protection Superpriority Claims, if any, in any sale of all or any portion of the Prepetition Collateral or the DIP Collateral including, without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any chapter 11 plan subject to confirmation under Bankruptcy Code section 1129(b)(2)(A)(ii)-(iii). On the date of the consummation of a sale or other disposition of all or substantially all of the assets of the Debtors under section 363 or 1129 of the Bankruptcy Code, and subject in all respects to the Carve Out, (i) the Prepetition L/Cs outstanding as of such date shall be cash collateralized at 100% of the face amount, the Debtors shall cause the establishment of a “backstop” letter of credit acceptable to the issuer of the Prepetition L/Cs at 100% of the face amount of such Prepetition L/Cs, or the issuer of the Prepetition L/Cs and the Required DIP Lenders shall agree on an alternative treatment or arrangement with respect to such Prepetition L/Cs and (ii) any other administrative expense claims of the First Lien Administrative Agent or its affiliates arising from ordinary course cash management services (including for the avoidance of doubt, any obligations of the Debtors under the Cash Management Order) shall be paid in full and cash.

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27. Preservation of Rights Granted Under this Interim Order.

(a) Unless and until all DIP Obligations are indefeasibly paid in full, in cash, and all Commitments are terminated, the Prepetition First Lien Secured Parties shall: (i) have no right to and shall take no action to foreclose upon, or recover in connection with, the liens granted thereto pursuant to the Prepetition First Lien Loan Documents or this Interim Order, or otherwise seek to exercise or enforce any rights or remedies against such DIP Collateral; and (ii) not file any further financing statements, trademark filings, copyright filings, mortgages, notices of lien or similar instruments, or otherwise take any action to perfect their security interests in the DIP Collateral, except as set forth in Paragraph 24 herein.

(b) In the event this Interim Order or any provision hereof is vacated, reversed, or modified on appeal or otherwise, any liens or claims granted to the DIP Secured Parties or the Prepetition First Lien Secured Parties hereunder arising prior to the effective date of any such vacatur, reversal, or modification of this Interim Order shall be governed in all respects by the original provisions of this Interim Order, including entitlement to all rights, remedies, privileges, and benefits granted herein, and the Prepetition First Lien Secured Parties shall be entitled to all the rights, remedies, privileges, and benefits afforded in section 364(e) of the Bankruptcy Code.

(c) Unless and until all DIP Obligations, Prepetition First Lien Obligations, and Adequate Protection Payments are indefeasibly paid in full, in cash, and all Commitments are terminated, the Debtors irrevocably waive the right to seek and shall not seek or consent to, directly or indirectly (i) except as permitted under the DIP Documents or, if not provided for therein, with the prior written consent of the DIP Agent, the Required DIP Lenders, and the Prepetition First Lien Administrative Agent, (x) any modification, stay, vacatur, or amendment of this Interim Order or (y) a priority claim for any administrative expense or unsecured claim against any of the

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Debtors (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expense of the kind specified in sections 503(b), 507(a), or 507(b) of the Bankruptcy Code) in any of the Cases, pari passu with or senior to the DIP Superpriority Claims, the Adequate Protection Superpriority Claims, or the Prepetition First Lien Obligations, or (z) any other order allowing use of the DIP Collateral; (ii) except as permitted under the DIP Documents (including the Carve Out), any lien on any of the DIP Collateral or the Prepetition Collateral with priority equal or superior to the DIP Liens, the Adequate Protection Liens or the First Lien Loan Liens, as applicable; (iii) the use of Cash Collateral for any purpose other than as permitted in the DIP Documents and this Interim Order; (iv) except as set forth in the DIP Documents, the return of goods pursuant to section 546(h) of the Bankruptcy Code (or other return of goods on account of any prepetition indebtedness) to any creditor of any Debtor; (v) an order converting or dismissing any of the Cases; (vi) an order appointing a chapter 11 trustee in any of the Cases; or (vii) an order appointing an examiner with enlarged powers in any of the Cases.

(d) Notwithstanding any order dismissing any of the Cases entered at any time, (x) the DIP Liens, the DIP Superpriority Claims, the DIP L/C Superpriority Claims, the Adequate Protection Liens, the Adequate Protection Superpriority Claims, and the other administrative claims granted pursuant to this Interim Order shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order until all DIP Obligations and Adequate Protection Payments are indefeasibly paid in full in cash (and such DIP Liens, DIP Superpriority Claims, the DIP L/C Superpriority Claims, Adequate Protection Liens, Adequate Protection Superpriority Claims, and the other administrative claims granted pursuant to this Interim Order, shall, notwithstanding such dismissal, remain binding on all parties in interest); and (y) to the fullest extent permitted by law the Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens, and security interests referred to in clause (x) above.

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(e) Except as expressly provided in this Interim Order or in the DIP Documents, the DIP Liens, the DIP Superpriority Claims, the DIP L/C Superpriority Claims, the Adequate Protection Liens, the Adequate Protection Superpriority Claims, and all other rights and remedies of the DIP Agent, the DIP Lenders, the Prepetition First Lien Secured Parties, and the Prepetition Second Lien Secured Parties granted by the provisions of this Interim Order and the DIP Documents shall survive, and shall not be modified, impaired, or discharged by (i) the entry of an order converting any of the Cases to a case under chapter 7, dismissing any of the Cases, terminating the joint administration of these Cases or by any other act or omission, (ii) the entry of an order approving the sale of any Prepetition Collateral or DIP Collateral pursuant to section 363(b) of the Bankruptcy Code, or (iii) the entry of an order confirming a chapter 11 plan in any of the Cases and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtors have waived any discharge as to any remaining DIP Obligations or Adequate Protection Obligations. The terms and provisions of this Interim Order and the DIP Documents shall continue in these Cases, in any successor cases if these Cases cease to be jointly administered, or in any superseding chapter 7 cases under the Bankruptcy Code. The DIP Liens, the DIP Superpriority Claims, the DIP L/C Superpriority Claims, the Adequate Protection Liens, the Adequate Protection Superpriority Claims, and all other rights and remedies of the DIP Secured Parties, the Prepetition First Lien Secured Parties, and the Prepetition Second Lien Secured Parties granted by the provisions of this Interim Order shall continue in full force and effect until the DIP Obligations and the Adequate Protection Payments are indefeasibly paid in full, in cash (or, with respect to the DIP Obligations, otherwise satisfied in a manner agreed to by the Required DIP Lenders and the DIP Agent).

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(f) Other than as set forth in this Interim Order, neither the DIP Liens nor the Adequate Protection Liens shall be made subject to or pari passu with any lien or security interest granted in any of the Cases or arising after the Petition Date, and neither the DIP Liens nor the Adequate Protection Liens shall be subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under Bankruptcy Code section 551.

28. Limitation on Use of DIP Facility Proceeds, DIP Collateral, and Cash Collateral. Notwithstanding anything to the contrary set forth in this Interim Order, none of the DIP Facility, the DIP Collateral, the Prepetition Collateral, including Cash Collateral, or the Carve Out or proceeds thereof may be used: (a) to investigate (including by way of examinations or discovery proceedings), initiate, assert, prosecute, join, commence, support, or finance the initiation or prosecution of any claim, counterclaim, action, suit, arbitration, proceeding, application, motion, objection, defense, adversary proceeding, or other litigation of any type (i) against any of the DIP Secured Parties or the Prepetition First Lien Secured Parties (each in their capacities as such), and each of their respective affiliates, officers, directors, employees, agents, representatives, attorneys, consultants, financial advisors, affiliates, assigns, or successors, with respect to any transaction, occurrence, omission, action, or other matter (including formal discovery proceedings in anticipation thereof), including, without limitation, any so-called “lender liability” claims and causes of action, or seeking relief that would impair the rights and remedies of the DIP Secured Parties or the Prepetition First Lien Secured Parties (each in their capacities as such) under the DIP Documents, the Prepetition First Lien Loan Documents, or this Interim Order, including, without limitation, for the payment of any services rendered by the professionals retained by the Debtors or any Committee appointed in these Cases in connection with the assertion of or joinder in any claim, counterclaim, action, suit, arbitration, proceeding, application, motion, objection, defense,

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adversary proceeding, or other contested matter, the purpose of which is to seek, or the result of which would be to obtain, any order, judgment, determination, declaration, or similar relief that would impair the ability of any of the DIP Secured Parties or the Prepetition First Lien Secured Parties to recover on the DIP Collateral or the Prepetition Collateral or seeking affirmative relief against any of the DIP Secured Parties or the Prepetition Parties related to the DIP Obligations or the Prepetition First Lien Obligations; (ii) invalidating, setting aside, avoiding, or subordinating, in whole or in part, the DIP Obligations or the Prepetition First Lien Obligations, or the DIP Agent’s, the DIP Lenders,’ and the Prepetition First Lien Secured Parties’ liens or security interests in the DIP Collateral or Prepetition Collateral, as applicable; or (iii) for monetary, injunctive, or other affirmative relief against the DIP Secured Parties or the Prepetition First Lien Secured Parties, or the DIP Agent’s, the DIP Lenders,’ the Prepetition First Lien Secured Parties’ respective liens on or security interests in the DIP Collateral or the Prepetition Collateral that would impair the ability of any of the DIP Secured Parties or the Prepetition First Lien Secured Parties, as applicable, to assert or enforce any lien, claim, right, or security interest or to realize or recover on the DIP Obligations or the Prepetition First Lien Obligations, to the extent applicable; (b) for objecting to or challenging in any way the legality, validity, priority, perfection, or enforceability of the claims, liens, or interests (including the First Lien Loan Liens) held by or on behalf of each of the Prepetition First Lien Secured Parties related to the Prepetition First Lien Obligations, or by or on behalf of the DIP Agent and the DIP Lenders related to the DIP Obligations; (c) for asserting, commencing, or prosecuting any claims or causes of action whatsoever, including, without limitation, any Avoidance Actions related to the DIP Obligations, the DIP Liens, the Prepetition First Lien Obligations, or the First Lien Loan Liens; or (d) for prosecuting an objection to, contesting in any manner, or raising any defenses to, the validity, extent, amount, perfection,

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priority, or enforceability of: (x) any of the DIP Liens or any other rights or interests of the DIP Agent or the DIP Lenders related to the DIP Obligations or the DIP Liens, or (y) any of the First Lien Loan Liens or any other rights or interests of any of the Prepetition First Lien Secured Parties related to the Prepetition First Lien Obligations or the First Lien Loan Liens, provided that no more than $50,000 of the proceeds of the DIP Facility, the DIP Collateral, or the Prepetition Collateral, including the Cash Collateral, in the aggregate, may be used by any Committee appointed in these Cases, if any, solely to investigate, within the Challenge Period (as defined below), the claims, causes of action, adversary proceedings, or other litigation against the Prepetition First Lien Secured Parties solely concerning the legality, validity, priority, perfection, enforceability or extent of the claims, liens, or interests (including the First Lien Loan Liens) held by or on behalf of each of the Prepetition First Lien Secured Parties related to the Prepetition First Lien Obligations. Nothing contained in this Paragraph 28 shall prohibit the Debtors from responding or objecting to or complying with discovery requests of any Committee, in whatever form, made in connection with such investigation or the payment from the DIP Collateral (including Cash Collateral) of professional fees related thereto or from contesting or challenging whether a Termination Declaration has in fact occurred.

29. Conditions Precedent. Except as provided for in the Carve Out, no DIP Lender shall have any obligation to make any DIP Loan under the respective DIP Documents unless all of the conditions precedent to the making of such extensions of credit under the applicable DIP Documents have been satisfied in full or waived in accordance with such DIP Documents.

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30. Intercreditor Agreement. Pursuant to section 510 of the Bankruptcy Code, the Intercreditor Agreement and any other applicable intercreditor or subordination provisions contained in any of the Prepetition First Lien Loan Documents or any of the Second Lien Note Documents (as defined in the Intercreditor Agreement) (i) shall remain in full force and effect, and (ii) shall continue to govern the relative priorities, rights, and remedies of the Prepetition First Lien Secured Parties and the Prepetition Second Lien Secured Parties; provided that nothing in this Interim Order shall be deemed to provide liens to any Prepetition First Lien Secured Party or Prepetition Second Lien Secured Party on any assets of the Debtors except as set forth herein. Pursuant to the Intercreditor Agreement, the Second Lien Secured Parties are prohibited from opposing or objecting to (and are deemed to consent to) any post-petition financing (including any debtor in possession financing) provided by any of the First Lien Secured Parties pursuant to section 364 of the Bankruptcy Code (including on a priming basis) unless the First Lien Administrative Agent shall have opposed or objected to such debtor-in-possession financing.

31. Binding Effect; Successors and Assigns. The DIP Documents and the provisions of this Interim Order, including all findings herein, shall be binding upon all parties in interest in these Cases, including, without limitation, the DIP Secured Parties, the Prepetition First Lien Secured Parties, any Committee appointed in these Cases, and the Debtors and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors, an examiner appointed pursuant to section 1104 of the Bankruptcy Code, or any other fiduciary appointed as a legal representative of any of the Debtors or with respect to the property of the estate of any of the Debtors) and shall inure to the benefit of the DIP Secured Parties and the applicable Prepetition First Lien Secured Parties; provided that, except to the extent expressly set forth in this Interim Order, the Prepetition First Lien Secured Parties shall have no obligation to permit the use of Cash Collateral or to extend any financing to any chapter 7 trustee or similar responsible person appointed for the estates of the Debtors. In

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determining to make any loan (whether under the DIP Credit Agreement, a promissory note or otherwise) to permit the use of Cash Collateral or in exercising any rights or remedies as and when permitted pursuant to this Interim Order or the DIP Documents, the DIP Secured Parties and the Prepetition First Lien Secured Parties shall not (i) be deemed to be in control of the operations of the Debtors, or (ii) owe any fiduciary duty to the Debtors, their respective creditors, shareholders, or estates.

32. Limitation of Liability. Subject to entry of a Final Order, in determining to make any loan under the DIP Documents, permitting the use of Cash Collateral, or in exercising any rights or remedies as and when permitted pursuant to this Interim Order or the DIP Documents, the DIP Secured Parties and the Prepetition First Lien Secured Parties shall not, solely by reason thereof, be deemed in control of the operations of the Debtors or to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 29 U.S.C. §§ 9601 et seq. as amended, or any similar federal or state statute). Furthermore, nothing in this Interim Order or in the DIP Documents shall in any way be construed or interpreted to impose or allow the imposition upon the DIP Agent, the DIP Lenders, or any Prepetition First Lien Secured Parties of any liability for any claims arising from the prepetition or post-petition activities of any of the Debtors.

33. No Requirement to File Claim for DIP Obligations. Notwithstanding anything to the contrary contained in any prior or subsequent order of the Court, including, without limitation, any order establishing a deadline for the filing of proofs of claim or requests for payment of administrative expenses under section 503(b) of the Bankruptcy Code, neither the DIP Agent nor any DIP Lender shall be required to file any proof of claim or request for payment of administrative

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expenses with respect to any of the DIP Obligations, all of which shall be due and payable in accordance with the DIP Documents without the necessity of filing any such proof of claim or request for payment of administrative expenses, and the failure to file any such proof of claim or request for payment of administrative expenses shall not affect the validity, priority, or enforceability of any of the DIP Documents or of any indebtedness, liabilities, or obligations arising at any time thereunder or prejudice or otherwise adversely affect the DIP Agent’s or any DIP Lender’s rights, remedies, powers, or privileges under any of the DIP Documents, this Interim Order, or applicable law. The provisions set forth in this paragraph are intended solely for the purpose of administrative convenience and shall not affect the substantive rights of any party-in-interest or their respective successors-in-interest.

34. No Requirement to File Claim for Prepetition First Lien Obligations. Provided that the Plan is confirmed and is consummated, then notwithstanding anything to the contrary contained in any prior or subsequent order of the Court, including, without limitation, any order establishing a deadline for the filing of proofs of claim or requests for payment of administrative expenses under section 503(b) of the Bankruptcy Code, neither the Prepetition First Lien Administrative Agent nor any Prepetition First Lien Lender shall be required to file any proof of claim or request for payment of administrative expenses with respect to any of the Prepetition First Lien Obligations; and the failure to file any such proof of claim or request for payment of administrative expenses shall not affect the validity, priority, or enforceability of any of the Prepetition First Lien Loan Documents or of any indebtedness, liabilities, or obligations arising at any time thereunder or prejudice or otherwise adversely affect the Prepetition First Lien Administrative Agent’s or any Prepetition First Lien Lender’s rights, remedies, powers, or privileges under any of the Prepetition First Lien Loan Documents, this Interim Order, or applicable law. The provisions set forth in this paragraph are intended solely for the purpose of administrative convenience and shall not affect the substantive rights of any party-in-interest or their respective successors-in-interest.

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35. No Marshaling. The DIP Agent and the DIP Secured Parties shall not be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the DIP Collateral, and proceeds of the DIP Collateral shall be received and applied pursuant to this Interim Order, the DIP Documents and the Prepetition First Lien Loan Documents (subject to the Intercreditor Agreement), notwithstanding any other agreement or provision to the contrary, and subject to entry of the Final Order, the Prepetition First Lien Secured Parties shall not be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the Prepetition Collateral.

36. Application of Proceeds of DIP Collateral. Subject to entry of a Final Order, the DIP Obligations, at the option of the Required DIP Lenders, to be exercised in their sole and absolute discretion, shall be repaid (a) first, from the DIP Collateral comprising Previously Unencumbered Property and (b) second, from all other DIP Collateral.

37. Equities of the Case. Subject to entry of a Final Order, the Prepetition First Lien Secured Parties shall each be entitled to all the rights and benefits of section 522(b) of the Bankruptcy Code, and, subject to and upon entry of the Final Order, the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Prepetition First Lien Secured Parties with respect to proceeds, product, offspring, or profits of any of the Collateral (including the Prepetition Collateral).

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38. Final Hearing. The Final Hearing on the Motion shall be held on _________, 2020, at__:__ _.m., prevailing Eastern time. Any objections or responses to entry of a final order on the Motion shall be filed on or before 4:00 p.m., prevailing Eastern time, on _________, 2020, and shall be served on: (a) the Debtors, Global Eagle Entertainment Inc., 6080 Center Drive, Suite 1200, Los Angeles, California 90045, Attn: Joshua B. Marks; (b) proposed counsel to the Debtors, Latham & Watkins LLP 885 Third Avenue, New York, New York 10022, Attn: George A. Davis, Esq. and Ted A. Dillman, Esq., and Helena Tseregounis, Esq.; (c) proposed co-counsel to the Debtors, Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 N. King Street, Wilmington, Delaware 19801, Attn: Michael R. Nestor, Esq. and Kara Hammond Coyle, Esq.; (d) counsel to the DIP Lenders and the DIP/First Lien Group, Gibson, Dunn & Crutcher LLP, 200 Park Ave., New York, NY 10166, Attn: Scott J. Greenberg, Esq., Steven A. Domanowski, Esq., and Michael J. Cohen, Esq.; (e) co-counsel to the DIP Lenders and the DIP/First Lien Group, Pachulski, Stang, Ziehl & Jones LLP, 919 N Market St # 1700, Wilmington, DE 19801, Attn: Laura Davis Jones, Esq.; (f) counsel to the DIP Agent and First Lien Prepetition Agent, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attn: David N. Griffiths and Bryan R. Podzius, as counsel to the DIP Agent and First Lien Agent; (g) the United States Trustee, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801, Attn: Timothy J. Fox, Jr.; and (h) counsel to any statutory committee appointed in these chapter 11 cases. In the event no objections to entry of the Final Order on the Motion are timely received, this Court may enter such Final Order without need for the Final Hearing.

39. Effect of this Interim Order. This Interim Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 and shall take effect and be enforceable immediately upon execution hereof.

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40. Retention of Jurisdiction. The Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation of this Interim Order.

Dated: ____________, 2020
Wilmington, Delaware	UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT A

DIP Credit Agreement

Filing Draft 7/22/2020

SENIOR SECURED SUPER-PRIORITY TERM LOAN DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Dated as of July [    ], 2020 among

GLOBAL EAGLE ENTERTAINMENT INC.,

as the Borrower, a Debtor and a Debtor-in-Possession under

Chapter 11 of the Bankruptcy Code,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

each as a Debtor and a Debtor-in-Possession

under Chapter 11 of the Bankruptcy Code,

CITIBANK, N.A.

as DIP Agent, and

CITIBANK, N.A.

as Sole Lead Arranger and Bookrunner

THE LENDERS PARTY HERETO FROM TIME TO TIME

i

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

		Page

SECTION 11.10	Right of Contribution	139
SECTION 11.11	[Reserved]	139
SECTION 11.12	Independent Obligation	139

SCHEDULES

1.01(A)	Guarantors
2.01(a)	DIP Commitments
2.01(c)	Approved DIP Budget
4.01(a)	Collateral Documents
5.07	Ownership of Property
5.11	Subsidiaries
5.18(d)	Licensed Activities
7.01(b)	Liens
7.02(f)	Investments
7.03(b)	Indebtedness
7.05(m)	Dispositions
7.08(h)	Transactions with Affiliates
7.09(b)	Burdensome Agreements
10.02(a)	DIP Agent’s Office, Certain Addresses for Notices

Exhibits
	Form	of
A	Committed Loan Notice
B	[Reserved]
C-1	Term Note
D-1	Compliance Certificate
D-2	Withdrawal Notice
E-1	Assignment and Assumption
F	Security Agreement
G	United States Tax Compliance Certificate
H	[Reserved]
I	[Reserved]
J	Joinder Agreement

v

CREDIT AGREEMENT

This SENIOR SECURED SUPER-PRIORITY TERM LOAN DEBTOR-IN-POSSESSION CREDIT AGREEMENT is entered into as of July [●], 2020, among GLOBAL EAGLE ENTERTAINMENT INC., a Delaware corporation, a debtor and a debtor-in-possession (the “Borrower” or the “Company”), the Guarantors party hereto, each as a debtor and a debtor-in-possession, CITIBANK, N.A., solely in its capacities as DIP Agent and collateral agent for the Secured Parties (in such capacities, the “DIP Agent”), and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”).

PRELIMINARY STATEMENTS

WHEREAS, on July 22, 2020 (the “Petition Date”), the Borrower and certain Guarantors (together with certain of their Subsidiaries and Affiliates that are or become debtors under the Chapter 11 Cases, collectively, the “Debtors,” and each individually, a “Debtor”) commenced Chapter 11 Case Nos. [●] as administratively consolidated at Chapter 11 Case No. [●] (collectively, the “Chapter 11 Cases” and each individually, a “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

WHEREAS, prior to the Petition Date, the Lenders (among other lenders) provided financing to the Borrower pursuant to that certain Credit Agreement dated January 6, 2017, among the Borrower, the guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent (the “Pre-Petition Agent”), L/C Issuer and Swing Line Lender, the lenders party thereto from time to time (the “Pre-Petition Lenders”) (as amended by (i) the First Amendment and Limited Waiver to Credit Agreement dated as of May 4, 2017, (ii) the Amendment to First Amendment and Limited Waiver to Credit Agreement and Second Amendment to Credit Agreement dated as of June 29, 2017, (iii) the Third Amendment to Limited Waiver to Credit Agreement and Third Amendment to Credit Agreement dated as of October 2, 2017, (iv) the Fourth Amendment to Limited Waiver to Credit Agreement and Fourth Amendment to Credit Agreement dated as of October 31, 2017, (v) the Fifth Amendment to Limited Waiver to Credit Agreement and Fifth Amendment to Credit Agreement dated as of December 22, 2017, (vi) the Sixth Amendment to Credit Agreement dated as of March 8, 2018, (vii) the Omnibus Incremental Term Loan and Seventh Amendment to Credit Agreement and Amendment to Security Agreement dated as of July 19, 2019, (viii) the Eighth Amendment to Credit Agreement dated as of April 7, 2020, (ix) the Ninth Amendment to Credit Agreement dated as of April 9, 2020, (x) the Tenth Amendment to Credit Agreement, dated as of April 15, 2020, (xi) the Eleventh Amendment to Credit Agreement, dated as of July 10, 2020 and the Twelfth Amendment to Credit Agreement, dated as of July 20, 2020, as so amended, and as further amended, restated, supplemented or otherwise modified from time to time through the Petition Date, the “Pre-Petition Priority Loan Agreement”).

WHEREAS, on the Petition Date, the Pre-Petition Lenders under the Pre-Petition Priority Loan Agreement were owed approximately $[594,000,000] in outstanding principal balance of Loans (as defined in the Pre-Petition Priority Loan Agreement) (the “Existing Loans”) plus interest, fees, costs and expenses and all other Pre-Petition Obligations under the Pre-Petition Priority Loan Agreement.

WHEREAS, the Obligations under and as defined in the Pre-Petition Priority Loan Agreement are secured by a security interest in substantially all of the existing and after-acquired assets of the Borrower and the Guarantors as more fully set forth in the Pre-Petition Loan Documents, and such security interest is perfected, and, as described in the Pre-Petition Loan Documents subject to certain limited exceptions set forth therein, has priority over other security interests.

WHEREAS, the Borrower has requested, and, upon the terms set forth in this Agreement, the Lenders have agreed to make available to the Borrower, a senior secured term loan credit facility of up to $80,000,000 (the “DIP Facility”), to fund the general corporate purposes and working capital requirements of the Borrower during the pendency of the Chapter 11 Cases pursuant to and in accordance with the Approved DIP Budget.

WHEREAS, subject to the terms hereof and the DIP Order, the Borrower and the Guarantors have agreed to secure all of their Obligations under the Loan Documents by granting to the DIP Agent, for the benefit of the DIP Agent and the other Secured Parties, a security interest in and lien upon all of their existing and after-acquired personal property.

WHEREAS, the Borrower and the Guarantors’ business is a mutual and collective enterprise and the Borrower and the Guarantors believe that the loans and other financial accommodations to the Borrower under this Agreement will enhance the aggregate borrowing powers of the Borrower and facilitate the administration of the Chapter 11 Cases and their loan relationship with the DIP Agent and the Lenders, all to the mutual advantage of the Borrower and the Guarantors.

WHEREAS, the Borrower and each Guarantor acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Borrower as provided in this Agreement.

WHEREAS, the DIP Agent’s and the Lenders’ willingness to extend financial accommodations to the Borrower, and to administer the Borrower’s and the Guarantors’ collateral security therefor, on a combined basis as more fully set forth in this Agreement and the other Loan Documents, is done solely as an accommodation to the Borrower and the Guarantors and at the Borrower’s and the Guarantors’ request and in furtherance of the Borrower’s and the Guarantors’ mutual and collective enterprise.

WHEREAS, all capitalized terms used in this Agreement, including in these recitals, shall have the meanings ascribed to them in Section 1.01 below, and, for the purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Section 1.02 shall govern. All Schedules, Exhibits, Annexes, and other attachments hereto, or expressly identified in this Agreement, are incorporated by reference, and taken together with this Agreement, shall constitute a single agreement. These recitals shall be construed as part of this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1.

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Actual Cash Receipts” means with respect to any period, as the context requires, (x) the amount of actual cash receipts during such period of the Loan Parties (excluding any borrowings under this Agreement) under the heading “Total Cash Inflows” in the Approved DIP Budget and/or

(y) the sum, for such period, of all such receipts for all such line items which comprise “Total Cash Inflows” (as set forth in the Approved DIP Budget), on a cumulative basis, in each case, as determined by reference to the Approved DIP Budget as then in effect.

“Actual Disbursement Amounts” means with respect to any period, as the context requires, (x) the amount of actual disbursements made by the Loan Parties and their Subsidiaries during such period that correspond to each line item (on a line item by line item basis) immediately above the heading “Total Operating Disbursements” in the Approved DIP Budget and/or (y) the sum, for such period, of all such disbursements for all such line items which comprise “Total Operating Disbursements” (as set forth in the Approved DIP Budget), on a cumulative basis, in each case, as determined by reference to the Approved DIP Budget as then in effect.

“Actual Liquidity” means as of any date of determination, as the context requires, for the Loan Parties, the actual amounts of unrestricted cash and Cash Equivalents of the Loan Parties and their Subsidiaries as of such date (which, for the avoidance of doubt, shall not include any amounts that are cash collateralizing letters of credit) and the amount of any outstanding Withdrawal Notice that is deemed acceptable to the Required DIP Lenders as of such date, but excluding any amounts in the Loan Proceeds Account.

“Ad Hoc Group of Lenders” means those certain Lenders represented by the Specified Lender Advisors.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the DIP Agent.

“Advisors” has the meaning set forth in Section 10.08.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent” means the DIP Agent or Escrow Agent, as applicable.

“Agent-Related Persons” means the DIP Agent, together with its respective Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Annual Financial Statements” means the audited consolidated balance sheets of the Borrower as of December 31, 2019, December 31, 2018, and December 31, 2017, and the related consolidated statements of income and statements of cash flows for the Borrower for the fiscal years then ended.

“Applicable Rate” means a percentage per annum equal to (x) for Loans that are Eurocurrency Rate Loans, 10.00% and (y) for Loans that are Base Rate Loans, 9.00%.

“Approved Bank” has the meaning set forth in clause (d) of the definition of “Cash Equivalents.”

“Approved DIP Budget” means the then most current budget prepared by the Borrower and approved by the Required DIP Lenders in accordance with Section 6.24. As of the Closing Date, the Approved DIP Budget is attached hereto as Schedule 2.01(c).

“Approved DIP Budget Variance Report” means a report provided by the Borrower to the DIP Agent and the Lenders (a) showing, in each case, on a line item by line item and cumulative basis, the Actual Cash Receipts and the Actual Disbursement Amounts, as of the last day of the Prior Week, and the Variance Testing Period then most recently ended, noting therein (i) all variances, on a line item by line item basis and a cumulative basis, from the Budgeted Disbursement Amounts for such period as set forth in the Approved DIP Budget as in effect for such period and (ii) containing an indication as to whether each variance is temporary or permanent and analysis and explanations for all material variances, (iii) certifying compliance or non-compliance with such maximum variances set forth therein, and (iv) including explanations for all material variances and all violations, if any, of such covenant and if any such violation exists, setting forth the actions which the Borrower has taken or intends to take with respect thereto, and (b) which such reports shall be certified by a Responsible Officer of the Borrower and shall be in a form, and shall contain supporting information, satisfactory to the Required DIP Lenders in their sole discretion.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of July [__], 2020, by and among [GEE Acquisition LLC], a Delaware limited liability company, as Purchaser (as defined therein), the Borrower and the other Sellers as defined and named therein, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Assignee” has the meaning set forth in Section 10.07(b)(i).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1 hereto.

“Attorney Costs” means and includes all reasonable and documented fees, out of pocket expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Automatic Stay” means the automatic stay imposed with respect to creditors of the Debtors pursuant to Section 362 of the Bankruptcy Code.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as the same may be amended from time to time, in effect and applicable to the Chapter 11 Cases.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as published by the Wall Street Journal, from time to time, as the “prime rate” and (iii) the rate per annum determined in the manner set forth in clause (b) of the definition of Eurocurrency Rate plus 1%; provided that, notwithstanding the foregoing, in no event shall the Base Rate applicable to the Loans at any time be less than 2.25% per annum. Any change in the Base Rate due to a change in such rate announced by the DIP Agent or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bidding Procedures Order” means the “Bidding Procedures Order” (as defined in the RSA), as such order may be amended, supplemented, or modified from time to time.

“Board” has the meaning set forth in the definition of “Statutory Reserves.”

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrower Materials” has the meaning set forth in Section 6.01.

“Borrowing” means the Loans made on the Funding Date, of the same Type and as to which a single Interest Period is in effect.

“Budgeted Cash Receipts” means with respect to any period, as the context requires, (x) the amount that corresponds to the line item under the heading “Total Cash Inflows” in the Approved DIP Budget and/or (y) the sum, for such period, of all such line items which comprise “Total Cash Inflows” (as set forth in the Approved DIP Budget), on a cumulative basis, in each case, as determined by reference to the Approved DIP Budget as then in effect.

“Budgeted Disbursement Amounts” means with respect to any period, as the context requires, (x) the amount that corresponds to the line item under the heading “Total Operating Disbursements” in the Approved DIP Budget, and/or (y) the sum, for such period, of all such line items which comprise “Total Operating Disbursements” (as set forth in the Approved DIP Budget), on a cumulative basis, in each case, as determined by reference to the Approved DIP Budget as then in effect.

“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and (ii) if such day relates to any Eurocurrency Rate Loan, any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Carve-Out” has the meaning assigned to such term in the DIP Order.

“Carve-Out Trigger Notice” has the meaning assigned to such term in the DIP Order.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by a Loan Party:

(a) Dollars;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, a province of Canada, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development; (ii) readily marketable securities issued by any agency of the Canadian federal government, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development, the obligations of which are fully backed by the full faith and credit of the United States or Canadian government, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development, as applicable; and (iii) any readily marketable direct obligations issued by any other agency of the Canadian government, any province of Canada or any political subdivision of any such state or province or any public instrumentality thereof, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development; provided that, in each case of (i), (ii), and (iii) above, such obligations, such obligations or securities (x) mature within one year from the date of acquisition thereof and (y) have a rating of at least “A-1” from S&P and at least “P-1” from Moody’s;

(d) time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organisation for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organisation for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 or $100,000,000 in the case of any non-U.S. bank (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof;

(e) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) and rated A-2 (or the equivalent thereof) or better by S&P or P2

(or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(f) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(g) repurchase obligations for underlying securities of the types described in clauses (b), (c), (d) and (f) above entered into with any Approved Bank;

(h) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(i) Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(j) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank;

(k) (i) instruments equivalent to those referred to in clauses (a) through (j) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent and in amounts reasonably required in connection with any business conducted by any of the Loan Parties organized in such jurisdiction and (ii) in the case of any Foreign Subsidiary, such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business;

(l) Investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary thereof, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses

(a) through (k) above; and

(m) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (l) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (k) above; provided that such amounts are converted into any currency listed in clause (a) or (k) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Order” means the order of the Bankruptcy Court entered in the Chapter 11 Cases after the “first day” hearing, together with all extensions, modifications and amendments thereto, in form and substance satisfactory to the DIP Agent and the Required DIP Lenders, which among other matters authorizes the Debtors to maintain their existing cash management and treasury arrangements (as set forth in the Pre-Petition Priority Loan Agreement) or such other arrangements as shall be acceptable to the DIP Agent and the Required DIP Lenders in all material respects.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary thereof of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” shall be deemed to occur if (in the case of clauses (a) and (b), subject to the proviso at the end of this definition):

(a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) (but excluding (x) any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (y) Searchlight and (z) Nantahala), shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower;

(b) Searchlight or Nantahala shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 40% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower; or

(c) any person or two or more persons in concert acquire by contract or otherwise, or have entered into a contract (other than the Asset Purchase Agreement or in the event that a Qualified Bidder (as defined in the Bidding Procedures Order or equivalent term used therein), other than the Stalking Horse Bidder, is the Successful Bidder (as defined in the Bidding Procedures Order), the purchase agreement for the Successful Bidder or equivalent term used therein) that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or persons have the right to acquire (whether pursuant to an option right or otherwise)) representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower;

provided that, for purposes of determining whether a “Change of Control” has occurred, in no event shall Searchlight and Nantahala be considered a “group” within the meaning of Rule 13d-3 or 13d-5 under the Exchange Act, provided further that, in no event shall the commencement of the Chapter 11 Cases constitute a “Change of Control”.

“Chapter 11 Cases” shall have the meaning set forth in the recitals.

“Chapter 11 Plan” means a chapter 11 plan of liquidation or reorganization in the Chapter 11 Cases.

“Citi” means Citibank, N.A.

“Citigroup” means Citigroup Global Markets Inc.

“Closing Date” means the date the conditions precedent set forth in Section 4.01 are satisfied (or waived by the Required DIP Lenders in accordance with this Agreement).

“Code” means the Internal Revenue Code of 1986, and the regulations of the United States Department of the Treasury promulgated thereunder, as amended from time to time (unless as specifically provided otherwise).

“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral,” “Pledged Assets” or “DIP Collateral” (or equivalent terms) as defined in any other

Collateral Document (including, for the avoidance of doubt, the DIP Order) and any other assets pledged pursuant to any Collateral Document (including, for the avoidance of doubt, the DIP Order), but in any event excluding the Excluded Assets.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the DIP Agent shall have received each Collateral Document required to be, or to have been delivered at such time as may be designated therein or herein, including pursuant to the Collateral Documents or Section 6.11 or 6.13, as applicable, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by the Borrower (other than with respect to its direct Obligations as a Primary Obligor (as opposed to a guarantor) under the Loan Documents) and each wholly owned Domestic Subsidiary, including those that are listed on Schedule 1.01(A) hereto (each, a “Guarantor”);

(c) the Secured Obligations and the Guaranty shall have been secured pursuant to the DIP Order or the Security Agreement by a first-priority security interest (subject to Liens permitted by Section 7.01) in (i) all of the Equity Interests of each Domestic Subsidiary of the Loan Parties and (ii) all of the issued and outstanding Equity Interests of each first-tier Foreign Subsidiary that is directly owned by the Borrower or a Loan Party;

(d) except to the extent otherwise provided hereunder, including being subject to Liens permitted by Section 7.01, or under any Collateral Document, the Secured Obligations and the Guaranty shall have been secured by a perfected first-priority security interest or by Mortgages referred to in clause (e) below (to the extent requested pursuant thereto) in the Collateral of the Borrower and each Guarantor (including, without limitation, accounts, inventory, equipment, fixtures, investment property, goods, chattel paper, instruments, payment intangibles, deposit accounts, commodity accounts, security accounts, contract rights, applications and registrations of intellectual property, general intangibles, owned real property, intercompany notes and proceeds of the foregoing), in each case, (i) with the priority required by the DIP Order and the Collateral Documents and (ii) subject to exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in Section 4.01), the Collateral Documents or the DIP Order; and

(e) if requested by the DIP Agent (at the Direction of the Required DIP Lenders), the DIP Agent shall have received (i) counterparts of a Mortgage with respect to fee-owned real property required to be delivered pursuant to Sections 6.11 and 6.13 (the “Mortgaged Properties”) duly executed and delivered by the applicable Loan Party, (ii) a title insurance policy for such property available in each applicable jurisdiction (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid first-priority Lien on the property described therein, free of any other Liens except as permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the DIP Agent (at the Direction of the Required DIP Lenders) may reasonably request, (iii) a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and, if any improvements on any Mortgaged Property are located within an area designated a “flood hazard area,” evidence of such flood insurance as may be required under Section 6.07, (iv) ALTA surveys in form and substance reasonably acceptable to the Required DIP Lenders or such existing surveys together with no-change affidavits sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies and issue the endorsements required in clause (ii) above, (v) copies of any existing abstracts and appraisals and (vi) such other documents as the DIP Agent may reasonably request (at the Direction of the Required DIP Lenders) with respect to any such Mortgaged Property;

provided, however, that (i) the foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, (A) the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets and (B) any other assets that, in the sole judgment of the Required DIP Lenders, the cost of creating, perfecting or maintaining such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets shall be excessive in view of the value of such assets or the practical benefit to the Lenders afforded thereby and (ii) the Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement, the Collateral Documents and the DIP Order.

The DIP Agent (acting at the Direction of the Required DIP Lenders) may grant extensions of time for the perfection of security interests in, or the delivery of the Mortgages and the obtaining of title insurance and surveys with respect to, particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Except as specified by the Required DIP Lenders in their sole discretion, no actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or to perfect such security interests (it being understood that, except as specified by the Required DIP Lenders in their sole discretion, there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction).

“Collateral Documents” means, collectively, the Security Agreement, the DIP Order, any Intellectual Property Security Agreements, any Mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, intellectual property security agreements or other similar instrument, document or agreement pursuant to which a Loan Party had granted (or has purported to have granted) any Lien to the DIP Agent or any other Secured Party to secure the Obligations under the Loan Documents.

“Commitment” means with respect to any Lender, such Lender’s DIP Commitment.

“Committed Loan Notice” means a written notice of (a) a Borrowing, or (b) a conversion of Loans from one Type to the other, which shall be substantially in the form of Exhibit A hereto.

“Committee” means an official committee of unsecured creditors appointed in any of the Chapter 11 Cases by the U.S. Trustee.

“Communications Act” means the Communications Act of 1934, as amended, and the rules, regulations, and published policies of the FCC.

“Company” has the meaning set forth in the introductory paragraph hereto.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D-1 hereto.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and (i) is organized by such Person (or any Person Controlling such Person) primarily for making equity or debt investments in the Borrower or other portfolio companies or (ii) is obligated pursuant to a commitment agreement to invest its capital as directed by such Person.

“Cumulative Period” means, at any time, the period from the Closing Date through the Prior Week.

“Debtor” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, without cure or waiver hereunder, would be an Event of Default.

“Default Rate” means for Loans and any other amounts due hereunder an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of Lender Default.

“DIP Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and permitted assigns in such capacity.

“DIP Agent Counsel” means Weil, Gotshal & Manges LLP in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, and one counsel in each relevant jurisdiction, in each case retained by the DIP Agent.

“DIP Agent’s Office” means the DIP Agent’s address and account as set forth on Schedule 10.02(a), or such other address or account as the DIP Agent may from time to time notify the Borrower and the Lenders.

“DIP Collateral” has the meaning assigned to such term in the DIP Order.

“DIP Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder on the Funding Date, expressed as an amount representing the maximum principal amount of the Loans to be made by such Lender hereunder or pursuant to an Assignment and Assumption. The amount of each Lender’s DIP Commitment as of the Closing Date is set forth on Schedule 2.01(a) hereto or in any applicable Assignment and Assumption pursuant to which any such Lender shall have assumed or assigned any portion of a DIP Commitment, as the case may be. Once funded, the DIP Commitments shall be reduced to zero and terminated.

“DIP Facility” has the meaning assigned to such term in the recitals.

“DIP Order” means the Interim Order, unless the Final Order shall have been entered, in which case it means the Final Order.

“Direction of the Required DIP Lenders” means a written direction or instruction from Lenders constituting the Required DIP Lenders which may be in the form of an email or other form of written communication and which may come from any of the Specified Lender Advisors (or any other Lender Advisor selected by the Required DIP Lenders and designated in writing to the DIP Agent), it being understood and agreed that the DIP Agent and/or the DIP Agent and/or the Escrow Agent may conclusively rely (without any further inquiry) on any such written direction or instruction from such Specified Lender Advisor or designated Lender Advisor at the direction of the Required DIP Lenders. For the avoidance of doubt, with respect to each reference herein to (i) documents, agreements or other matters being “satisfactory,” “acceptable,” “reasonably satisfactory” or “reasonably acceptable” (or any expression of similar import) to the Required DIP Lenders, such determination may be communicated by a Direction of the Required DIP Lenders as contemplated above and/or (ii) any matter requiring the consent or approval of, or a determination by, the Required DIP Lenders, such consent, approval or determination may be communicated by a Direction of the Required DIP Lenders as contemplated above.

“Discharge of the DIP and First Lien Obligations” means the receipt by DIP Agent and Pre-Petition Agent of an amount of net cash proceeds in connection with a Sale Transaction sufficient to repay in full in cash the DIP Obligations and the Prepetition First Lien Obligations and result in the discharge of the DIP Obligations and the Prepetition First Lien Obligations

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests (other than directors’ qualifying shares or other shares required by applicable Law) in a Subsidiary of the Borrower) of any property by any Person (including, without limitation, any non-wholly owned Subsidiary or joint venture of the Borrower and/or any of its Subsidiaries), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” means (1) such Persons as are separately identified in writing by the Borrower and the Required DIP Lenders to the DIP Agent prior to the Closing Date and (2) such Persons who are competitors of the Borrower and its Subsidiaries that are separately identified in writing by the Borrower to the DIP Agent from time to time and any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an Affiliate of an operating company so long as such Affiliate is a bona fide Fund) that are clearly identifiable on the basis of such Affiliate’s name.

“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event.”

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“Enforcement Qualifications” has the meaning set forth in Section 5.04.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to the Environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any of their Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any of their Subsidiaries within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party or any Subsidiary thereof or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any Subsidiary thereof or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (h) a failure by a Loan Party any Subsidiary thereof or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Loan Party or any Subsidiary thereof; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Subsidiary thereof or any ERISA Affiliate.

“Escrow Agent” means the Escrow Agent under the Escrow Agreement, which shall initially be Citibank, N.A., solely in such capacity. Each party hereto acknowledges and agrees that the Escrow Agent is not a party to this Agreement and is not bound by the terms hereof.

“Escrow Agreement” means that certain Escrow Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time) among the Borrower, the Escrow Agent and the DIP Agent for and on behalf of the Lenders relating to the Loan Proceeds Account.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum determined by the DIP Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the interest settlement rates for deposits in Dollars (as published by Reuters on page LIBOR01 of the Reuters Screen (or another commercially available source providing quotations of such rate as designated by the DIP Agent from time to time)) (as set forth by (i) the Intercontinental Exchange Group, (ii) any publicly available successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (iii) any publicly available service selected by the DIP Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurocurrency Rate” shall be the interest rate per annum determined by the DIP Agent (acting at the Direction of the Required DIP Lenders) in consultation with the Borrower, and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum determined by the DIP Agent at approximately 11:00 a.m. (London time) on such date by reference to the interest settlement rates for deposits in Dollars (as published by Reuters on page LIBOR01 of the Reuters Screen (or another commercially available source providing quotations of such rate as designated by the DIP Agent from time to time)) with a term of one month (as set forth by (i) the InterContinental Exchange Group, (ii) any publicly available successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (iii) any publicly available service selected by the DIP Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates);

in the case of clauses (a) and (b) above, multiplied by Statutory Reserves; provided that (i) in the case of clauses (a) and (b) above, the Eurocurrency Rate shall not be less than 1.25% per annum and (ii) in no event shall the Eurocurrency Rate be less than zero.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the DIP Agent and the Borrower, or, in the absence of such agreement, the Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the DIP Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Assets” means (i) all Licenses and any other property and assets (including any lease, license, permit or agreement) to the extent that the DIP Agent may not validly possess a security interest therein under, or such security interest is restricted by, applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require the consent, approval, license or authorization of a Governmental Authority, other than to the extent such prohibition or limitation is rendered ineffective under the UCC, the Bankruptcy Code, other applicable insolvency laws or other applicable Law notwithstanding such prohibition, but in no event excluding the Proceeds thereof, (ii) any deposit account containing solely cash collateral supporting obligations in respect of letters of credit issued under the LC Agreement and (iii) any asset where the cost of obtaining a security interest therein exceeds the practical benefit to the Lenders, as determined in the sole discretion of the Required DIP Lenders (which may be communicated by means of a Direction of the Required DIP Lenders); provided, however, that Excluded Assets referred to in clauses (i) through (ii) shall not include any Proceeds, substitutions or replacements of any Excluded Assets. Except as specified by the Required DIP Lenders, no Loan Party shall be required to take any action under the Law of any non-U.S. jurisdiction to create or perfect a security interest in any assets located outside the United States or any other assets that require such action, including any intellectual property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction shall be required).

“Excluded Subsidiary” means any Subsidiary that is prohibited by applicable Law on the Closing Date from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless and until (i) such restriction or prohibition no longer exists or (ii) any such governmental consent, approval, license or authorization is obtained).

“Exit Conversion” has the meaning set forth in Section 2.07(b).

“Exit Facility Credit Agreement” has the meaning set forth in Section 2.07(b).

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s-length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined reasonably and in good faith by the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or other administrative guidance promulgated thereunder, any agreement entered into pursuant to Section 1471(b) of the Code and any intergovernmental agreements (and related Laws and regulations) implementing the foregoing.

“FCC” means the Federal Communications Commission.

“FCC Authorizations” means all Licenses issued or granted by the FCC in connection with the operation of the business of the Borrower or any Subsidiary of the Borrower, all renewals and extensions thereof, and all applications filed with the FCC to which the Borrower or any Subsidiary of the Borrower is a party.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for the day for such transactions received by the DIP Agent from three federal funds brokers of recognized standing selected by it, and (c) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero.

“Fee Letters” means, collectively, (i) that certain Premium Letter, dated as of the Closing Date between the Borrower and [Citi] and (ii) that certain Fee Letter, dated as of the Closing Date, between the Borrower and Citigroup.

“Final Order” means an order entered by the Bankruptcy Court approving the DIP Facility on a final basis under the Bankruptcy Code, which order shall be in form and substance satisfactory to the DIP Agent and the Required DIP Lenders in their sole and absolute discretion (as such order may be amended, modified or extended in a manner satisfactory to the DIP Agent (at the Direction of the Required DIP Lenders)), which order has not been reversed or stayed or is otherwise subject to a timely filed motion for a stay, rehearing, reconsideration, appeal or any other review without the consent of the DIP Agent (at the Direction of the Required DIP Lenders).

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Testing Period” shall mean the period commencing four weeks prior to, and ending on, July 31, 2020, which is the first Friday ending after the Closing Date (which shall include two full weeks prior to the Closing Date, the week of the Closing Date and one full week following the Closing Date).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and

(iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Flow of Funds Statement” means a flow of funds statement relating to payments to be made and credited by all of the parties on the Funding Date (including wire instructions therefor) as prepared by the Borrower and its financial advisor in consultation with (and approved by) the DIP Agent and the Specified Lender Advisors.

“Foreign Casualty Event” has the meaning set forth in Section 2.05(b)(vi).

“Foreign Disposition” has the meaning set forth in Section 2.05(b)(vi).

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, any Loan Party or any Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means any direct or indirect Subsidiary (which is not a Domestic Subsidiary). As used herein, reference to a first-tier Foreign Subsidiary means a Foreign Subsidiary whose direct parent entity is a Domestic Subsidiary.

“Full Payment” means, with respect to any Obligations, the full and complete cash payment thereof, including any interest, fees and other charges accruing during the Chapter 11 Cases (whether or not allowed by the Chapter 11 Cases). No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

“Fund” means any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in loans, bonds and other extensions of credit in the ordinary course.

“Funding Date” means the date the conditions precedent set forth in Section 4.02 with respect to the Borrowing hereunder are satisfied (or waived by the Required DIP Lenders in accordance with this Agreement).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” has the meaning set forth in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or

(iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” has the meaning set forth in the definition of “Collateral and Guarantee Requirement” and shall include the Borrower (solely with respect to its Secured Obligations other than its direct Secured Obligations as a Primary Obligor (as opposed to a guarantor) under the Loan Documents), Post Modern Edit, Inc., Global Eagle Entertainment Operations Solutions, Inc., Airline Media Productions Inc., Entertainment in Motion, Inc., Row 44, Inc., Global Eagle Telecom Licensing Subsidiary LLC, Inflight Productions USA, Inc., N44HQ, LLC, Global Eagle Services, LLC, The Lab Aero, Inc., IFE Services (USA), Inc., Emerging Markets Communications, LLC, Maritime Telecommunications Network, Inc., MTN Government Services, Inc., MTN International, Inc., MTN License Corp. and each other Subsidiary of the Borrower that shall have become a Guarantor pursuant to Section 6.11, it being understood and agreed that the Borrower in its sole discretion may cause any Subsidiary of the Borrower that is not a Guarantor to Guarantee the Obligations by causing such Subsidiary to execute a Joinder Agreement and comply with Section 6.11 and the Collateral and Guaranty Requirement, and thereafter any such Subsidiary shall be a Guarantor and Subsidiary Guarantor hereunder for all purposes.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, medical waste, in each case regulated under Environmental Laws.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all obligations, contingent or otherwise, of such Person as an account party in respect of outstanding letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services;

(e) Indebtedness (excluding prepaid interest thereon) of others secured by a Lien on property owned or being purchased by such Person, whether or not such Indebtedness shall have been assumed by such Person;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of Indebtedness of others described in clauses (a) through (g) in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited, and (B) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (v) Indebtedness of any parent entity appearing on the balance sheet of the Borrower, or by reason of push down accounting under GAAP. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means, with respect to the DIP Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, all Taxes imposed on or with respect to any payment under any Loan Documents, other than (i) any Taxes imposed on or measured by its net income, however denominated, and franchise and branch profits Taxes imposed on it in lieu of net income Taxes, in each case, (a) imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or, in the case of any Lender, its applicable Lending Office, located in the jurisdiction imposing such Tax, or (b) as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax, other than any connections arising solely from the recipient executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (ii) any Taxes attributable to the failure of such Agent or Lender to comply with Section 3.01(e), (iii) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07(a)), any U.S. federal withholding Tax that is in effect and would apply to amounts payable hereunder pursuant to a Law in effect at the time such Lender becomes a party to this Agreement, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower or any Guarantor with respect to such withholding Tax pursuant to Section 3.01, and (iv) any U.S. federal withholding Taxes imposed under FATCA (all such amounts described in clauses (i) through (iv), “Excluded Taxes”).

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.

“Interest Payment Date” means the [last] Business Day of each calendar month.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan, and ending on the date one month thereafter; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the applicable Maturity Date.

“Interim Order” means an order entered by the Bankruptcy Court approving the DIP Facility on an interim basis under the Bankruptcy Code, which order shall be in form and substance satisfactory to the DIP Agent and the Required DIP Lenders in their sole and absolute discretion (as such order may be amended, modified or extended in a manner satisfactory to the DIP Agent and the Required DIP Lenders), which order is not subject to a stay, injunction or other limitation not approved by the DIP Agent and the Required DIP Lenders.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person by (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning set forth in Section 5.15.

“Joinder Agreement” means a joinder agreement substantially in the form of Joinder Agreement attached as Exhibit J hereto or in such other form agreed by the Required DIP Lenders in their sole discretion.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Agreement” means that certain [Letter of Credit Agreement], dated as of the Closing Date, between the Borrower and Citi, providing for issuance of up to $10,000,000 in letters of credit, minus the aggregate face amount of issued and outstanding letters of credit from time to time under the Pre-Petition Priority Loan Agreement.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Advisors” means (x) the Specified Lender Advisors, and (y) any other financial advisor, auditor, attorney, accountant, appraiser, auditor, business valuation expert, environmental engineer or consultant, turnaround consultant, and other consultants, professionals and experts retained by the Ad Hoc Group of Lenders and/or the Required DIP Lenders.

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of Loans, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, unless such Lender notifies the DIP Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to the DIP Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, (iii) a Lender has notified the Borrower or the DIP Agent that it does not intend to comply with its funding obligations under this Agreement or has stated publicly that it will generally not comply with its funding obligations under any loan agreements, credit agreements, and other similar agreements, (iv) a Lender has failed to confirm in a manner reasonably satisfactory to the DIP Agent (at the Direction of the Required DIP Lenders) that it will comply with its funding obligations under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the DIP Agent (acting at the Direction of the Required DIP Lenders) and the Borrower), or (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), (i) a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, (ii) a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, (iii) such Distressed Person, or any Person that directly or indirectly controls such Distressed Person or is subject to a forced liquidation, (iv) such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt or (v) such Distressed Person becomes the subject of a Bail-In Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the DIP Agent.

“License” means any license, registration, accreditation, approval, qualification, provider number, right, privilege, consent, permit or other authorization issued by any Governmental Authority (including the FCC), together with any amendments, supplements and other modifications thereto.

“Licensed Activities” means, with respect to any Person, any transactions, investments or other activities by such Person in or with a Sanctioned Country to the extent that such transactions, investments or other activities are in compliance with a license issued to such Person by OFAC, the U.S. Department of State, or the U.S. Department of Commerce Bureau of Industry and Security, as required by the applicable requirements of Law.

“Lien” means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature in respect of such asset (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit under Article 2 by a Lender to the Borrower.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Fee Letters, (v) the Escrow Agreement, (vi) the Specified Lender Advisors Fee Letters, (vii) the Approved DIP Budget, (viii) any other document or instrument designated by the Borrower and the DIP Agent and/or the Required DIP Lenders as a “Loan Document” and (ix) any amendment or joinder (including, without limitation, any Joinder Agreement) to this Agreement or any of the foregoing agreements.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loan Proceeds Account” means an escrow account with the Escrow Agent into which the proceeds of the Loans shall be deposited and retained subject to withdrawal thereof by the Borrower pursuant to a Withdrawal Notice for use in accordance with the terms hereof and of the Approved DIP Budget or return thereof to the Lenders upon the occurrence of the Maturity Date for any reason whatsoever.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System, or any successor thereto.

“Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on (i) the business, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole (excluding (w) any matters publicly disclosed in writing or disclosed to the DIP Agent and the Lenders in writing prior to the filing of the Chapter 11 Cases, (x) any matters disclosed in the schedules hereto, (y) any matters disclosed in any first day pleadings or declarations and (z) the filing of the Chapter 11 Cases, the events and conditions related and/or leading up thereto and the effects thereof and any action required to be taken under the Loan Documents or under the Chapter 11 Orders), (ii) the ability of the Borrower and the Guarantors (taken as a whole) to perform their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party, (iii) the rights and remedies of, or benefits available to, the DIP Agent, the Escrow Agent or the Lenders under the Loan Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Loan Documents, or (iv) the Collateral (taken as a whole) or the DIP Agent’s liens on the Collateral.

“Material Contract” any vendor or supply contract, customer contract, media and content license, games and applications license, satellite or broadband capacity contract or any similar or related contract necessary for the operations of the business of the Loan Parties entered into by a Loan Party with a Person that is not a Loan Party or any of its Subsidiaries, and the termination of which, or the failure of which to be in full force and effect, would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

“Material Non-Public Information” means information which is (a) not publicly available, (b) material with respect to the Borrower and its Subsidiaries or their respective securities for purposes of United States federal and state securities laws and (c) not of a type that would be publicly disclosed in connection with any issuance by the Borrower or any of its Subsidiaries of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.

“Maturity Date” means the date that is the earliest of (i) the date that is six (6) months after the Petition Date (subject to an extension of up to thirty (30) days to the extent necessary if the Sale Order has been entered and the parties are awaiting required Federal Communications Commission consents and approvals), (ii) the date on which the Obligations become due and payable pursuant to this Agreement, whether by acceleration or otherwise, (iii) the effective date of a Chapter 11 Plan for the Debtors, (iv) the date of consummation of a sale of all or substantially all of the Debtors’ assets under Section 363 of the Bankruptcy Code, including the Sale Transaction, (v) the first Business Day on which the Interim Order expires by its term or is terminated, unless the Final Order has been entered and become effective prior thereto, (vi) conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code unless otherwise consented to by the DIP Agent (at the Direction of the Required DIP Lenders), (vii) dismissal of any of the Chapter 11 Cases, unless otherwise consented to in writing by the DIP Agent (at the Direction of the Required DIP Lenders), (viii) dismissal of any of the Chapter 11 Cases, unless otherwise consented to in writing by the DIP Agent (at the Direction of the Required DIP Lenders), or (ix) the Final Order is vacated, terminated, rescinded, revoked, declared null and void or otherwise ceases to be in full force and effect (unless otherwise consented to in writing by the DIP Agent (at the Direction of the Required DIP Lenders)).

“Maximum Rate” has the meaning set forth in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Properties” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the DIP Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the DIP Agent (at the Direction of the Required DIP Lenders) and any other mortgage executed and delivered pursuant to Sections 6.11 and 6.13, in each case, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Subsidiary of the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Nantahala” means Nantahala Capital Management, LLC and any of its Controlled Investment Affiliates and funds under its control.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Borrower or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and expenses actually incurred in connection therewith; (ii) the principal amount of any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or is subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under or pursuant to the Pre-Petition Loan Documents or any other Indebtedness outstanding as of the Petition Date (unless senior to the Indebtedness under the Pre-Petition Loan Documents)), together with any applicable premium, penalty, interest and breakage costs; (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Subsidiary of the Borrower, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary of the Borrower as a result thereof; (iv) Taxes paid or reasonably estimated to be payable or, without duplication, permitted to be paid as a result thereof; (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Subsidiaries including, without limitation, pension and other postemployment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that, to the extent that any amounts are released from such escrow to the Borrower or a Subsidiary thereof, such amounts net of any related expenses shall constitute Net Proceeds); and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Subsidiaries thereof of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(c).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Loan Party” means any Subsidiary of a Loan Party that is not itself a Loan Party.

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party in accordance with the terms of the Loan Documents.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to the DIP Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, any such Tax imposed as a result of an Agent or Lender’s Assignment and Assumption, other than any such Taxes that are Other Connection Taxes imposed pursuant to an assignment or participation that is requested or required in writing by the Borrower.

“Outstanding Amount” means the outstanding principal amount thereof after giving effect to the Borrowing and any prepayments or repayments of the Loans.

“Overnight Rate” means, for any day, the greater of the Federal Funds Effective Rate and an overnight rate determined by the DIP Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 10.07(e).

“Participant Register” has the meaning set forth in Section 10.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.01.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Pre-Petition” means the time period ending immediately prior to the filing of the Chapter 11 Cases.

“Pre-Petition Collateral” means the “Collateral” as defined in the Pre-Petition Priority Loan Agreement.

“Pre-Petition Lenders” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Pre-Petition Loan Documents” means the “Loan Documents” as defined in the Pre-Petition Priority Loan Agreement.

“Pre-Petition Obligations” means the “Secured Obligations” as defined in the Pre-Petition Priority Loan Agreement.

“Pre-Petition Priority Loan Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“Pre-Petition Second Lien Loan Documents” means the “Loan Documents” as defined in the Pre-Petition Second Lien Securities Purchase Agreement.

“Pre-Petition Second Lien Obligations” means the “Note Obligations” as defined in the Pre-Petition Second Lien Securities Purchase Agreement.

“Pre-Petition Second Lien Securities Purchase Agreement” means the Securities Purchase Agreement dated as of March 8, 2018 among the Borrower, the Purchasers thereto and the Second Lien Agent.

“Prior Week” means for any week, the immediately preceding calendar week (Saturday through Friday) ending on the Friday of such week.

“Proceeds” has the meaning set forth in the Security Agreement.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable DIP Facility or DIP Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable DIP Facility or DIP Facilities and, if applicable and without duplication, Loans under the applicable DIP Facility or DIP Facilities at such time.

“Public Lender” has the meaning set forth in Section 6.01.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Quarterly Financial Statements” means the unaudited consolidated balance sheets and related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarters ended March 31, 2019, June 30, 2019, September 30, 2019 and March 31, 2020.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures.

“Register” has the meaning set forth in Section 10.07(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment or in an uncontained manner from or through any facility, property or equipment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.

“Representative” means, with respect to any series of Indebtedness permitted hereby, the trustee, DIP Agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Required DIP Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the aggregate Outstanding Amount of all Loans; provided that the portion of the aggregate Outstanding Amount of all Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required DIP Lenders.

“Required Milestones” means the milestone set forth in Section 6.25 or “Milestones,” “Required Milestones” or similar undertakings or requirements set forth in the DIP Order and/or the RSA.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Borrower’s Subsidiary’s equity holders, partners or members (or the equivalent Persons thereof).

“Rolling Four-Week Testing Period” means each cumulative period of four weeks ending on the Friday of each calendar week ending after the fourth week following the Closing Date.

“RSA” means the Restructuring Support Agreement, dated as of July 22, 2020 among the Loan Parties and the Lenders party thereto.

“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw Hill Financial, and any successor thereto.

“Sale Order” means an order approving the Sale Transaction in accordance with the Bidding Procedures (as defined in the RSA).

“Sale Process” means the marketing and sale process for the Sale Transaction, which shall be consistent in all material respects with the requirements of the RSA.

“Sale Transaction” means the transaction to effectuate the sale of all or substantially all of the Borrower’s consolidated assets, free and clear of liabilities (subject to customary exceptions) under Section 363 of the Bankruptcy Code pursuant to the Chapter 11 Cases, which transaction shall be consistent in all material respects with the requirements of the RSA.

“Same Day Funds” means immediately available funds.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, the Crimean region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or to the extent applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) as applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Searchlight” means Searchlight Capital Partners, L.P. and any of its Controlled Investment Affiliates and funds under its control.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Agent” means Cortland Capital Market Services LLC.

“Second Testing Period” shall mean the period commending four weeks prior to, and ending on, August 7, 2020, which is the Friday of the second calendar week ending after the Closing Date (which shall include one full week prior to the Closing Date, the week of the Closing Date and two full weeks following the Closing Date).

“Secured Obligations” means, collectively, the Obligations, and all obligations owing to the Secured Parties by the Borrower, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

“Secured Parties” means, collectively, the DIP Agent, the Lenders, the Escrow Agent and each co-agent or sub-agent appointed by the DIP Agent from time to time pursuant to Section 9.05.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means a debtor-in-possession security agreement, substantially in the form of Exhibit F.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“SPC” has the meaning set forth in Section 10.07(h).

“Specified Lender Advisors” means (i) Gibson, Dunn & Crutcher LLP, as legal counsel, and (ii) Rothschild & Co US Inc., as financial advisor.

“Specified Lender Advisors Fee Letters” means (i) with respect to Gibson, Dunn & Crutcher LLP, that certain engagement letter dated March 25, 2020 and (ii) with respect to Rothschild & Co US Inc., that certain engagement letter dated March 26, 2020.

“Stalking Horse Bidder” has the meaning set forth in the Bidding Procedures.

“Stalking Horse Sale Transaction” means a Sale Transaction with the Stalking Horse Bidder pursuant to the Asset Purchase Agreement.

“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States (the “Board”) and any other banking authority, domestic or foreign, to which the DIP Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations, and any other Person that meets the requirements of Section 501(c)(3) of the Code) of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than the Borrower.

“Successor Case” means, with respect to the Chapter 11 Cases, any subsequent proceedings under Chapter 7 of the Bankruptcy Code.

“Successor Rate” has the meaning set forth in Section 3.03(b).

“Successor Rate Conforming Changes” means, with respect to any proposed Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the DIP Agent (at the Direction of the Required DIP Lenders), in consultation with the Borrower, to reflect the adoption of such Successor Rate and to permit the administration thereof by the DIP Agent (at the Direction of the Required DIP Lenders).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, withholdings (including backup withholding), fees or other similar charges imposed by any Governmental Authority including any interest, penalties and additions to tax applicable thereto.

“Third Testing Period” shall mean the period commending four weeks prior to, and ending on, August 14, 2020, which is the Friday of the third calendar week ending after the Closing Date (which shall include the week during which the Closing Date occurs and three full weeks following the Closing Date).

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the funding of the DIP Facilities, (b) the execution and delivery of Loan Documents to be entered into on the Closing Date, (c) the Chapter 11 Cases, and (d) the payment of Transaction Expenses earned, due and payable on the Closing Date and otherwise the use of the proceeds thereof, as applicable.

“Transferred Guarantor” has the meaning set forth in Section 11.09.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Uniform Commercial Code” or “UCC” means (i) the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or (ii) the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it applies to any item or items of Collateral. References in this Agreement and the other Loan Documents to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the State of New York on the date hereof. In the event such Uniform Commercial Code is amended or another Uniform Commercial Code described in clause (ii) is applicable, such Section reference shall be deemed to be references to the comparable Section in such amended or other Uniform Commercial Code.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(e)(ii)(C) and is in substantially the form of Exhibit G hereto.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756.

“Variance Testing Period” means, as applicable, each of the First Testing Period, the Second Testing Period, the Third Testing Period and, thereafter, each Rolling Four-Week Testing Period ending on the Friday of each calendar week ending thereafter.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal” means a withdrawal from the Loan Proceeds Account made in accordance with Section 4.02.

“Withdrawal Date” means the date of the making of any Withdrawal.

“Withdrawal Notice” means a notice substantially in the form attached hereto as Exhibit D-2 to be delivered by the Borrower to the Escrow Agent and the DIP Agent from time to time to request a Withdrawal from the Loan Proceeds Account.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(f) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(g) For purposes of determining compliance with any Section of Article 7 at any time, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, the Borrower, in its sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

(h) All references to “knowledge” of any Loan Party or a Subsidiary of the Borrower means the actual knowledge of a Responsible Officer.

(i) The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(j) All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(k) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

SECTION 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (a) any lease that is treated as an operating lease for purposes of GAAP as of January 6, 2017 shall not be treated as Indebtedness, Attributable Indebtedness or as a Capitalized Lease and shall continue to be treated as an operating lease (and any future lease, if it were in effect on January 6, 2017, that would be treated as an operating lease for purposes of GAAP as of January 6, 2017 shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any actual or proposed change in GAAP after January 6, 2017 and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) or (ii) any election under Financial Accounting Standards Codification No. 825-Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value” as defined therein.

SECTION 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications thereto, but only to the extent that such amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08 [Reserved]

SECTION 1.09 [Reserved]

SECTION 1.10 Currency Generally. For purposes of determining compliance with Article 7 with respect to any amount of Indebtedness, Lien or Investment in a currency other than Dollars, (i) no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder) and (ii) the equivalent amount in Dollars of the principal amount of Indebtedness or Lien, or of the applicable Investment, as applicable, denominated in a foreign currency shall be calculated based on the Exchange Rate in effect on the applicable determination date.

SECTION 1.11 Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity (and without personal liability).

ARTICLE 2.

THE COMMITMENTS AND BORROWINGS

SECTION 2.01 The Commitments.

(a) Upon the satisfaction (or waiver by each Lender (in its sole discretion)) of the conditions precedent set forth in Section 4.01 and Section 4.02 and the terms and conditions of the DIP Order, each Lender severally agrees to make the Loans to the Borrower on the Funding Date in an amount equal to such Lender’s Commitment in a single borrowing to be funded into the Loan Proceeds Account; provided that, notwithstanding anything herein to the contrary, all such Commitments shall terminate automatically and be reduced to zero on July 31, 2020 to the extent that the Funding Date has not occurred on or prior to such date (or such later date as agreed to by the Borrower and the Required DIP Lenders). The Borrower may request disbursements from the Loan Proceeds Account in accordance with Section 4.02. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be re-borrowed.

SECTION 2.02 Borrowings or Conversions of Loans.

(a) The Borrowing and each conversion of a Loan denominated in Dollars from one Type to the other shall be made upon the Borrower’s irrevocable notice to the DIP Agent. Each such notice must be received by the DIP Agent not later than (1) 12:00 noon, three Business Days prior to the requested date of the Borrowing or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (2) 10:00 a.m. New York City time on the requested date of the Borrowing of Base Rate Loans. The Borrowing of, and each conversion to, Eurocurrency Rate Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000, in excess thereof (or if lesser, the remaining available balance of the applicable Commitments). Except as provided in herein, the Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or if lesser, the remaining available balance of the applicable Commitments). Each Committed Loan Notice shall specify (i) whether the Borrower is requesting the Borrowing, a conversion of Loans denominated in Dollars from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount and currency of Loans to be borrowed or converted, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, that the Interest Period with respect thereto shall be one month and (vi) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to the Borrowing meets such minimums and multiples). If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests the Borrowing of or conversion to Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the DIP Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Type of Loans, and if no timely notice of a conversion is provided by the Borrower, the DIP Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of the Borrowing, each Lender shall make the amount of its Loan available to the DIP Agent in Same Day Funds at the DIP Agent’s Office not later than 2:00 p.m. New York City time on the Business Day specified in the applicable Committed Loan Notice. Upon receipt of all requested funds pursuant to this Section 2.02, the DIP Agent, subject to Section 4.01 and Section 4.02, will promptly (i) apply the proceeds of such Loans in accordance with the Flow of Funds Statement; provided that no less than $50,000,000 of Loan proceeds (net of any fees set forth in the Premium Fee Letter paid on the Funding Date in respect of such Loans and any costs and expenses due and payable pursuant to Section 4.02) shall be deposited in the Loan Proceeds Account in accordance with the Flow of Funds Statement. The Loans shall be deemed made by the Lenders when so remitted and applied in accordance with the foregoing sentence. For the avoidance of doubt, the full amount of all Loans will begin to accrue interest on the Funding Date.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the occurrence and continuation of an Event of Default, the Required DIP Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d) The DIP Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the DIP Agent shall be conclusive in the absence of manifest error, unless otherwise objected to by the Required DIP Lenders by a Direction of the Required DIP Lenders. At any time that Base Rate Loans are outstanding, the DIP Agent shall notify the Borrower and the Lenders of any change in Citi’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to the Borrowing, all conversions of Loans denominated in Dollars from one Type to the other, there shall not be more than 15 (or such greater amount as may be agreed by the DIP Agent in its sole discretion) Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of the Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of the Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the Funding Date.

(g) Unless the DIP Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the DIP Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the DIP Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the DIP Agent on the date of such Borrowing in accordance with this Section 2.02, and the DIP Agent may, in reliance upon such assumption, make available on such date a corresponding amount in accordance with Section 2.02(b). If the DIP Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the DIP Agent, each of such Lender and the Borrower severally agrees to repay to the DIP Agent promptly after written demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the DIP Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising the Borrowing and in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the DIP Agent in accordance with the foregoing. A certificate of the DIP Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the DIP Agent for the same or an overlapping period, the DIP Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the Borrowing to the DIP Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the DIP Agent.

SECTION 2.03 [Reserved].

SECTION 2.04 [Reserved].

SECTION 2.05 Prepayments.

(a) Optional. The Borrower may, upon notice to the DIP Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the DIP Agent not later than 11:00 a.m. New York City time (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The DIP Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such share provided for under Sections 2.12(g) of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

(b) Mandatory.

(i) [Reserved].

(ii) If (1) the Borrower or any Subsidiary thereof Disposes of any property or assets (other than any Disposition of any property or assets permitted by Sections 7.05(a), (b), (d), (e), (g), (h), (i), (j), and (l)), or (2) any Casualty Event occurs, which results in the realization or receipt by the Borrower or any Subsidiary of Net Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is one (1) Business Day after the date of the realization or receipt by the Borrower or that Subsidiary of such Net Proceeds, an aggregate principal amount of Loans in an amount equal to 100% of all such Net Proceeds.

(iii) If the Borrower or any Subsidiary of the Borrower incurs or issues any Indebtedness after the Closing Date not permitted to be incurred or issued pursuant to Section 7.03 in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is one (1) Business Day after the receipt by the Borrower or such Subsidiary of such Net Proceeds.

(iv) [Reserved].

(v) [Reserved].

(vi) Notwithstanding any other provision of this Section 2.05, to the extent that the repatriation to the United States of any or all of the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or the Net Proceeds of any Casualty Event incurred by a Foreign Subsidiary (“Foreign Casualty Event”) would be (x) prohibited or delayed by applicable local law or (y) restricted by applicable material constituent documents, including as a result of minority ownership (so long as such restrictions were not implemented for the purpose of avoiding such mandatory prepayment requirements), an amount equal to the Net Proceeds that would be so affected were the Borrower or any Subsidiary of the Borrower to attempt to repatriate such cash will not be required to be applied to repay Loans at the times provided in this Section 2.05 so long, but only so long, as the applicable local law or applicable material constituent documents would not otherwise permit repatriation to the United States, and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Proceeds is permissible under the applicable local law or applicable material constituent documents, even if such cash is not actually repatriated at such time, an amount equal to the amount of the Net Proceeds will be promptly (and in any event not later than five Business Days) applied (net of an amount equal to the additional taxes of the Borrower, its Subsidiaries and the direct and indirect holders of Equity Interests in the Borrower that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrower or its Subsidiaries to the repayment of the Loans pursuant to this Section 2.05; provided that such nonpayment shall not constitute an Event of Default (and such amounts shall be available (A) to repay local foreign Indebtedness, if any, or to be retained by the relevant Foreign Subsidiary, and (B) for working capital purposes of the Borrower and its Subsidiaries, in each case, subject to the prepayment provisions in this Section 2.05(b)(vi)). For the avoidance of doubt, nothing in this Section 2.05 shall require the Borrower to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder).

(vii) [Reserved].

(viii) Concurrently with any mandatory prepayment of Loans required to be made by the Borrower pursuant to clauses (i) and (ii) of this Section 2.05(b), the Borrower shall notify the DIP Agent in writing of such payment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The DIP Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Pro Rata Share of the prepayment.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

SECTION 2.06 Termination or Reduction of Commitments. The Commitments of each Lender shall be automatically and permanently reduced to $0 upon the funding of the Loans on the Funding Date.

SECTION 2.07 Repayment of Loans.

(a) The Borrower shall repay to the DIP Agent for the ratable account of the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date.

(b) Upon the consummation of the Stalking Horse Sale Transaction, subject to the satisfaction, or waiver, of the conditions set forth in the Exit Facility Credit Agreement and otherwise substantially in accordance with the terms and conditions set forth in the Exit Facility Credit Agreement, and notwithstanding anything to the contrary herein or in any of the other Loan Documents, the Lenders and the Loan Parties acknowledge and agree, with the prior written consent of the Required DIP Lenders, that the Loans and other Obligations hereunder and under the other Loan Documents may be continued and/or converted into an exit term facility financing (the “Exit Conversion”). If the Required DIP Lenders provide such written consent to exercise the Exit Conversion, subject to the satisfaction or waiver by the Required DIP Lenders of the conditions contained in the Exit Facility Credit Agreement each Lender, severally and not jointly, hereby agrees to continue and/or convert its Loans hereunder outstanding on the closing date of the Stalking Horse Sale Transaction as loans and obligations under, and subject entirely and exclusively to the terms and provisions of, the definitive documentation to be mutually agreed (including a credit agreement governing the continuation and conversion of the Loans (the “Exit Facility Credit Agreement”)) and related documentation to the extent that such documentation is substantially consistent with the Exit Facility Credit Agreement (as determined by the Required DIP Lenders in their sole discretion) and is otherwise in form and substance satisfactory to the Required DIP Lenders.

SECTION 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the applicable Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the Funding Date at a rate per annum equal to the Base Rate plus the applicable Applicable Rate.

(b) During the continuance of an Event of Default, the Borrower shall pay interest on principal and other amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable in cash upon written demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the avoidance of doubt, all interest accruing with respect to any Loans that have been fronted by the DIP Agent prior to the date on which such Loans have been purchased by the applicable Lender shall accrue for the account of the DIP Agent; provided, that to the extent such Loans have been purchased by the applicable Lender from the DIP Agent prior to 5:00 pm New York City time on the Funding Date, all interest with respect to such Loans shall accrue to the account of such Lender beginning on the Funding Date and ending on the date on which such Loans have been purchased by the applicable Lender.

SECTION 2.09 Fees.

(a) [Reserved]

(b) DIP Agent Fees. The Borrower shall pay to the DIP Agent and Escrow Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (except when the Base Rate is determined in accordance with clause (iii) of the definition thereof) shall be made on the basis of a year of 365 days, or 366 days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the DIP Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error, unless otherwise objected to by the Required DIP Lenders by a Direction of the Required DIP Lenders.

SECTION 2.11 Evidence of Indebtedness.

(a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the DIP Agent, acting solely for this purpose as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the DIP Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the DIP Agent in respect of such matters, the accounts and records of the DIP Agent shall control in the absence of manifest error. Upon the request of any Lender made through the DIP Agent, the Borrower shall execute and deliver to such Lender (through the DIP Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) [Reserved].

(c) Entries made in good faith by the DIP Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the DIP Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12 Payments Generally

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the DIP Agent, for the account of the respective Lenders to which such payment is owed, at the applicable DIP Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. New York City time on the date specified herein. The DIP Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the DIP Agent after 2:00 p.m. New York City time shall in each case be deemed received (in the DIP Agent’s sole discretion) on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the DIP Agent, prior to the date any payment is required to be made by it to the DIP Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the DIP Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the DIP Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the DIP Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the DIP Agent to such Lender to the date such amount is repaid to the DIP Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the DIP Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the DIP Agent to the Borrower to the date such amount is recovered by the DIP Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the DIP Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the Borrowing. If such Lender does not pay such amount forthwith upon the DIP Agent’s demand therefor, the DIP Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the DIP Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the DIP Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the DIP Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the DIP Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the DIP Agent because the conditions to the Borrowing set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the DIP Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Pre-Default Allocation of Payments. At all times when Section 2.12(h) does not apply and except as otherwise expressly provided herein, monies to be applied to the Obligations and the Pre-Petition Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, shall be allocated as follows (subject, in all respects, to the Carve-Out and the other terms of the DIP Order):

(i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs and fees and expenses of the DIP Agent Counsel payable under the Loan Documents) payable to the DIP Agent and the Escrow Agent in their capacity as such pursuant to any Loan Document, until Full Payment;

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders pursuant to any Loan Document (including Attorney Costs and fees and expenses of Lender Advisors payable hereunder), ratably among them in proportion to the amounts described in this clause (ii) payable to them, until Full Payment;

(iii) Third, to pay interest and principal due in respect of all Loans, until Full Payment;

(iv) Fourth, to the payment of all other Obligations of the Loan Parties that are due and payable to the DIP Agent or the Escrow Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the DIP Agent or the Escrow Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until Full Payment;

(v) Fifth, ratably to pay any Obligations that are that are due and payable to Defaulting Lenders, until Full Payment;

(vi) Sixth, subject to the terms of the DIP Order and any applicable intercreditor agreement, (y) first, to the Pre-Petition Agent for the payment of the Pre-Petition Obligations in accordance with the Pre-Petition Priority Loan Agreement until payment in full and (z) next to the Second Lien Agent for the payment of the Pre-Petition Second Lien Obligations in accordance with the Pre-Petition Second Lien Securities Purchase Agreement until payment in full; and

(vii) Last, the balance, if any, to the Borrower or as otherwise required by law.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.

(h) Post-Default Allocation of Payments. Notwithstanding anything herein to the contrary, after the occurrence and during the continuation of an Event of Default, the Required DIP Lenders may elect that monies to be applied to the Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, shall, to the extent elected by the Required DIP Lenders (in writing to the DIP Agent), be allocated as follows (subject, in all respects, to the Carve-Out and the other terms of the DIP Order):

(i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs and fees and expenses of DIP Agent Counsel payable under the Loan Documents) payable to the DIP Agent and the Escrow Agent pursuant to any Loan Document in their capacity as such, until Full Payment;

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders pursuant to any Loan Document (including Attorney Costs and fees and expenses of the Lender Advisors payable hereunder), ratably among them in proportion to the amounts described in this clause (ii) payable to them, until Full Payment;

(iii) Third, to pay interest and principal due in respect of all Loans, until Full Payment;

(iv) Fourth, to the payment of all other Obligations of the Loan Parties that are due and payable to the DIP Agent or the Escrow Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the DIP Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until Full Payment;

(v) Fifth, ratably to pay any Obligations that are that are due and payable to Defaulting Lenders, until Full Payment;

(vi) Sixth, to pay any other Obligations until Full Payment;

(vii) Seventh, to the Pre-Petition Agents for the payment of the Pre-Petition Obligations in accordance with the Pre-Petition Credit Agreements; and

(viii) Last, the balance, if any, after Full Payment of the Obligations, to the Borrower or as otherwise required by any Laws.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. The allocations set forth in this Section 2.12(h) may be changed by agreement among the DIP Agent, the Escrow Agent and the Lenders without the consent of any Loan Party and are subject to Section 2.17 (regarding Defaulting Lenders). If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 2.12(h). For the avoidance of doubt, subject to the terms of any applicable intercreditor agreement, nothing contained in this Agreement shall relieve or waive payment of the Pre-Petition Obligations in accordance with the Pre-Petition Priority Loan Agreement.

SECTION 2.13 Sharing of Payments. If, other than as provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the DIP Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment or purchase of or sale or purchase of a participation in any of its Loans in connection with any assignment or participation permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The DIP Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14 [Reserved].

SECTION 2.15 [Reserved].

SECTION 2.16 Reorganization Matters.

(a) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof was given for (x) the motion seeking approval of the Interim Order, (y) the hearing for the entry of the Interim Order and (z) the hearing for the entry of the Final Order. The Debtors shall give, on a timely basis as specified in the DIP Orders, all notices required to be given to all parties specified in the DIP Orders.

(b) After entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against each Loan Party now existing or hereafter arising of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, 1113, 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under Section 364(c)(1) of the Bankruptcy Code, subject only to the Carve-Out and the priorities set forth in the Interim Order or the Final Order, as applicable.

(c) After entry of the Interim Order (and the Final Order when applicable) and pursuant to and to the extent provided in the Interim Order and the Final Order, as applicable, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral, (i) encumbered by no Liens other than Liens permitted by Section 6.02 and (ii) prior and superior to any other Person or Lien, in each case, other than the Carve-Out and subject to the priorities set forth in the Interim Order or the Final Order, as applicable.

(d) The Interim Order (with respect to the period prior to the entry of the Final Order) or the Final Order (with respect to the period on and after the entry of the Final Order), as the case may be, is in full force and effect and has not been reversed, stayed (whether by statutory stay or otherwise), modified or amended without the written consent of the DIP Agent (at the Direction of the Required DIP Lenders).

(e) Notwithstanding the provisions of Section 362 of the Bankruptcy Code and subject to the applicable provisions of the Interim Order or the Final Order, as the case may be, upon the Maturity Date (whether by acceleration or otherwise), the DIP Agent and Lenders shall be entitled to immediate payment of such Obligations in cash and to enforce the remedies provided for hereunder or under applicable law, without further notice, motion or application to, hearing before, or order by the Bankruptcy Court.

SECTION 2.17 Defaulting Lenders

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the DIP Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise), shall be applied at such time or times as may be determined by the DIP Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the DIP Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the DIP Agent; third, if so determined by the DIP Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that

Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

SECTION 2.18 Super Priority Nature of Obligations and DIP Agent’s Liens; Payment of Obligations.

(a) The priority of the Obligations and the DIP Agent’s liens on the Collateral, claims and other interests shall be as set forth in the DIP Order.

(b) Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the DIP Agent and the Lenders shall be entitled to immediate payment of such Obligations without application to or order of the Bankruptcy Court.

ARTICLE 3.

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01 Taxes.

(a) For purposes of this Section, the term “applicable Laws” includes FATCA.

(b) Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes, except to the extent required by any Laws. If the Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws to make any deduction or withholding for or on account of any Taxes from or in respect of any sum payable under any Loan Document to the DIP Agent or any Lender, (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by the Borrower or any Guarantor shall be increased as necessary so that after all required deductions for Indemnified Taxes or Other Taxes have been made (including deductions applicable to additional sums payable under this Section 3.01), each Lender (or, in the case of a payment made to the DIP Agent for its own account, the DIP Agent) receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable withholding agent, it shall furnish to the DIP Agent or such Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof or other evidence acceptable to the DIP Agent or such Lender.

(c) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the DIP Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Borrower and each Guarantor agree to indemnify the DIP Agent and each Lender, within ten (10) days after demand therefor, for (i) the full amount of Indemnified Taxes and Other Taxes paid or payable by the DIP Agent or such Lender (including Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.01) and (ii) any expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the DIP Agent or such Lender (or by the DIP Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) the calculation of such amounts, shall be conclusive absent manifest error.

(e) Each Lender shall, at such times as are reasonably requested by the Borrower or the DIP Agent, provide the Borrower and the DIP Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the DIP Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any applicable withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.01(d)) obsolete, expired or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate to the Borrower and the DIP Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the DIP Agent) or promptly notify the Borrower and the DIP Agent in writing of its inability to do so. In addition, each Lender shall, at such times as are reasonably requested by the Borrower or the DIP Agent, provide the Borrower and the DIP Agent with such other documentation prescribed by Law or reasonably requested by the Borrower or DIP Agent as will enable the Borrower or the DIP Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this Section 3.01(e), a Lender shall not be required to deliver any form pursuant to this Section 3.01(e) that such Lender is not legally eligible to deliver. Without limiting the foregoing:

(i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the DIP Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the DIP Agent) executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the DIP Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the DIP Agent) whichever of the following is applicable:

(A) executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B) executed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit G hereto (any such certificate a “United States Tax Compliance Certificate”) and (B) executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or has sold a participation), executed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and if one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E) executed copies of any other form prescribed by applicable U.S. federal income Tax Laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.

(iii) Each Agent that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the DIP Agent executed copies of Internal Revenue Service Form W-9 with respect to fees received on its own behalf, certifying that such Agent is exempt from U.S. federal backup withholding Tax.

(iv) Each Agent that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the DIP Agent executed copies of Internal Revenue Service Form W-8ECI with respect to fees received on its own behalf.

(v) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the DIP Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Borrower or the DIP Agent such documentation prescribed by applicable Laws and such additional documentation reasonably requested by the Borrower or the DIP Agent as may be necessary for the Borrower and the DIP Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Person’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e)(v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 shall use its commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to mitigate or reduce the additional amounts payable, which commercially reasonable efforts may include a change in the jurisdiction of its Lending Office (or any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(g) If any Lender or the DIP Agent determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by a Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of- pocket expenses (including any Taxes) of the Lender or the DIP Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by the DIP Agent or Lender on such interest); provided that the Loan Parties, upon the request of the Lender or DIP Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. This Section 3.01 shall not be construed to require the DIP Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to any Loan Party or any other person.

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the DIP Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, in each case after the Closing Date then, on written notice thereof by such Lender to the Borrower through the DIP Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans, or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the DIP Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall promptly following written demand from such Lender (with a copy to the DIP Agent), convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate a different Lending Office if such designation will avoid the need for such notice, will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

SECTION 3.03 Inability to Determine Rates.

(a) If the Required DIP Lenders determine (which determination shall be conclusive and binding upon the Borrower) after the Closing Date (i) that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or (ii) that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar, or other applicable market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Required DIP Lenders will promptly so notify the Borrower and the DIP Agent in writing (after which the DIP Agent will promptly so notify each Lender). Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans, or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case, until the DIP Agent (upon the instruction of the Required DIP Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of or conversion to such Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Required DIP Lenders notify the DIP Agent (with a copy to the Borrower) (after which the DIP Agent will promptly notify each Lender) that the Required DIP Lenders have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for any requested Interest Period, including, without limitation, because the screen rate used by the DIP Agent pursuant to the definition of “Eurocurrency Rate” is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the supervisor for the administrator of the Eurocurrency Rate, or a Governmental Authority having jurisdiction over the DIP Agent has made a public statement identifying a specific date after which the Eurocurrency Rate, or the screen rate used by the DIP Agent pursuant to the definition of “Eurocurrency Rate”, shall no longer be made available, or used for determining the interest rate of loans, then, after such receipt by the DIP Agent of such notice, as applicable, the DIP Agent (acting at the Direction of the Required DIP Lenders) and the Borrower may amend this Agreement to replace the Eurocurrency Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that has been broadly accepted by the syndicated loan market in the United States in lieu of the Eurocurrency Rate (any such proposed rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes and, notwithstanding anything to the contrary in Section 10.01, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the DIP Agent (acting at the Direction of the Required DIP Lenders) shall have posted such proposed amendment to all Lenders and the Borrower.

If no Successor Rate has been determined and the circumstances under clause (b)(i) above exist, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of Eurocurrency Loans, conversion to Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan Reserves.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnified pursuant to Section 3.01, or any Excluded Taxes or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loans (or of maintaining its obligations to make any Loan), or to reduce in any material respect the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) Business Days after written demand by such Lender setting forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) such increased costs (with a copy of such demand to the DIP Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted or issued; provided that the applicable Lender is imposing such charges on other similarly situated borrowers under comparable credit facilities; provided, further, that any such payments due to increased costs from market disruption shall be limited to circumstances generally affecting the banking market.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time promptly following written demand of such Lender setting forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) the charge and the calculation of such reduced rate of return (with a copy of such demand to the DIP Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) Business Days after receipt of such demand. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted or issued; provided that the applicable Lender is imposing such charges on other similarly situated borrowers under comparable credit facilities; provided, further, that any such payments due to increased costs from market disruption shall be limited to circumstances generally affecting the banking market.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the DIP Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the commercially reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender; provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

SECTION 3.05 Funding Losses. Promptly following written demand of any Lender (with a copy to the DIP Agent) from time to time, which demand shall set forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits and calculated without giving effect to any interest rate floor) actually incurred by it as a result of:

(a) any conversion, payment or prepayment of any Eurocurrency Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of the Borrower on the date or in the amount notified by the Borrower;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SECTION 3.06 Matters Applicable to All Requests for Compensation.

(a) The DIP Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable and customary averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred if such Lender notifies the Borrower of the event that gives rise to such claim more than 180 days after such event; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the DIP Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid), in each case, on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion or repayment required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the DIP Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

SECTION 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or 3.04 or requires the Borrower to pay additional amounts as a result thereof, (ii) any Lender becomes a Defaulting Lender, or (iii) any Lender becomes a Non- Consenting Lender, then the Borrower may, on five (5) Business Days’ prior written notice to the DIP Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (so long as the assignment fee is paid by the Borrower in such instance) all of its rights and obligations under this Agreement, or clause (iii) to one or more Eligible Assignees; provided that neither the DIP Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment (if any) of such Lender and in the case of a Lender, repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders after giving effect hereto) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable facility only in the case of clause (i).

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment, and (ii) deliver any Notes evidencing such Loans to the Borrower or the DIP Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Lender does not execute and deliver to the DIP Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Lender and the DIP Agent shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Lender.

(c) In the event that (i) the Borrower or the DIP Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, the consent, waiver or amendment in question requires the agreement of each affected Lender in accordance with the terms of Section 10.01 and (iii) the Required DIP Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08 Survival. All the Loan Parties’ obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE 4.

CONDITIONS PRECEDENT OF EFFECTIVENESS, LENDING AND WITHDRAWALS

SECTION 4.01 Conditions to Closing Date. The effectiveness of this Agreement and the obligation of each Lender to make its Commitments and its Loans hereunder on the Closing Date is subject to satisfaction (or waiver, by the Required DIP Lenders in their sole discretion) of the following conditions precedent:

(a) The DIP Agent’s receipt of the following, each of which shall be original, .pdf or facsimile copies or delivered by other electronic method unless otherwise specified, each properly executed (if applicable) by a Responsible Officer of each signing Loan Party, each in form and substance reasonably satisfactory to the Required DIP Lenders:

(i) executed counterparts of this Agreement;

(ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

(iii) a copy of the Organization Documents in relation to each Loan Party;

(iv) the Interim Order shall have been entered by the Bankruptcy Court providing for the liens and claims thereunder pursuant to the Bankruptcy Code, and the Security Agreement and each other Collateral Document set forth on Schedule 4.01(a) required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A) each financing statements (Form UCC-1 or the equivalent) required by the Collateral Documents to be filed in order to create in favor of the DIP Agent, for the benefit of itself and the other Secured Parties, a perfected Lien on the Collateral described therein; and

(B) copies of Lien searches in each jurisdiction reasonably requested by the Specified Lender Advisors with respect to each Loan Party;

(v) (A) drafts of the “first day” pleadings for the Chapter 11 Cases, in each case, in form and substance reasonably satisfactory to the Required DIP Lenders (and with respect to any provisions that affect the rights or duties of the DIP Agent, the DIP Agent), not later than a reasonable time in advance of the Petition Date for the DIP Agent’s counsel and the Specified Lender Advisors to review and analyze the same; (B) all motions, orders (including the “first day” orders) and other documents to be filed with or submitted to the Bankruptcy Court on the Petition Date shall be in form and substance reasonably satisfactory to the Required DIP Lenders (and with respect to any provisions that affect the rights or duties of the DIP Agent, the DIP Agent); and (C) all “first day” orders shall have been approved and entered by the Bankruptcy Court except as otherwise agreed by the Required DIP Lenders;

(vi) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other corporate or limited liability company action, specimen signatures and/or incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and resolutions of the board of directors, board of managers or members of each Loan Party (in each case, as appropriate or applicable) as the Specified Lender Advisors may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(vii) the RSA shall be in full force and effect and no default by any of the Loan Parties shall have occurred and be continuing (with all applicable grace periods having expired) under the RSA; and

(viii) the Asset Purchase Agreement, in form and substance satisfactory to the Required DIP Lenders shall have been filed with the Bankruptcy Court.

(b) The Debtors shall have completed a detailed internal and external communications plan relating to the Chapter 11 Cases and the restructuring contemplated thereunder, to be in form and substance satisfactory to the Required DIP Lenders.

(c) The Petition Date shall have occurred and each Debtor shall be a debtor and debtor-in-possession in the Chapter 11 Cases.

(d) All fees and expenses required to be paid hereunder, under the RSA, or under the Fee Letter (including reimbursement or payment of all out-of-pocket expenses (including the fees and expenses of the Lender Advisors, including the Specified Lender Advisors, as counsel to the Ad Hoc Group of Lenders, the DIP Agent Counsel and counsel to the Escrow Agent, and the fees and expenses of any local counsel, regulatory counsel, or other counsel of the Lenders or the Ad Hoc Group of Lenders)) (and, with respect to expenses, to the extent invoiced at least one (1) Business Day before the Closing Date (except as otherwise reasonably agreed by the Borrower)) shall have been paid on or prior to, or will be paid on, the Closing Date or will be paid from or offset against the proceeds of the initial funding under the Facilities.

(e) The DIP Agent shall have received at least two (2) Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the DIP Agent or any Lender at least four (4) calendar days prior to the Closing Date and as determined by the DIP Agent or any Lender to be required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Without limiting the generality of the provisions of Section 9.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the DIP Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02 Conditions to Borrowing and Each Withdrawal. In addition to the conditions set forth in Section 4.01 (all of which shall be conditions hereto as well), the Borrowing on the Funding Date and any Withdrawal on or after the Funding Date is subject to satisfaction or waiver of the following additional conditions precedent:

(a) With respect to the Borrowing only, the DIP Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

(b) With respect to the Borrowing only, the DIP Agent shall have received the Flow of Funds Statement.

(c) With respect to the Borrowing only, (i) the Bankruptcy Court shall have entered the Interim Order, which shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders) (and with respect to any provisions that affect the rights or duties of the DIP Agent, the DIP Agent), and (ii) the DIP Agent and each Lender shall have received the Approved DIP Budget, in form and substance satisfactory to the Required DIP Lenders.

(d) The representations and warranties of each Loan Party set forth in Article 5 and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or Withdrawal, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(e) No Default or Event of Default shall exist or would result from such proposed Borrowing or Withdrawal or from the application of the proceeds therefrom.

(f) With respect to any Withdrawal after the Funding Date, (i) the Final Order shall have been entered and shall not have been vacated, stayed, reversed, modified, or amended, in whole or in any part, without the prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders) and shall otherwise be in full force and effect; (ii) no motion for reconsideration of the Final Order shall have been timely filed by a Debtor or any of their Subsidiaries; and (iii) no appeal of the Final Order shall have been timely filed.

(g) The RSA shall be in full force and effect and no default by any of the Loan Parties shall have occurred and be continuing (with all applicable grace periods having expired) under the RSA.

(h) Subject to the terms of the DIP Order, all reasonable and documented out-of-pocket fees and expenses required to be paid under the Loan Documents shall have been paid (or will be paid from the proceeds of such Borrowing or Withdrawal, as applicable).

(i) With respect to any Withdrawal after the Funding Date, the Borrower shall have prepared and provided to the DIP Agent (for distribution to the Lenders) and the Specified Lender Advisors not later than 12:00 noon, two (2) Business Days prior to the requested date of the Withdrawal:

(i) an attachment, signed by a Responsible Officer of the Borrower, to the Withdrawal Notice certifying:

(A) the proceeds of the Loans will be used as set forth in the Approved DIP Budget;

(B) that Actual Liquidity shall not aggregate more than $50,000,000 (less the amount of any wires that have been initiated on checks, in each case, that have not cleared at the time of the applicable Withdrawal Notice) at the time of the applicable Withdrawal Notice (the “Withdrawal Condition”);

(C) without giving effect to the withdrawal and the use of proceeds thereof, the Borrower was in compliance with Section 6.24 as of the most recently ended Variance Testing Period; and

(D) the aggregate Withdrawals made by the Borrower from the Loan Proceeds Accounts since the Petition Date does not exceed the amount permitted to be withdrawn pursuant to the terms of the DIP Order; and

(ii) a fully executed and completed Withdrawal Notice for countersignature and delivery to the DIP Agent (for distribution to the Lenders) and the Specified Lender Advisors in accordance with the Escrow Agreement to request the proposed Withdrawal thereunder (which draw notice shall correspond in all material respects, including the amount, use and disbursement instructions, to the Withdrawal Notice); and

(j) The minimum amount of such Withdrawal shall not be less than $15,000,000; and

(k) the DIP Agent, the Specified Lender Advisors and the Lenders shall have received a written Withdrawal Notice by no later than 12:00 noon, two (2) Business Days prior to a proposed funding of such Withdrawal;

(l) prior to 12:00 noon on the proposed funding date of such Withdrawal, the DIP Agent has received a Direction of the Required DIP Lenders approving such Withdrawal Notice; provided that if the DIP Agent does not receive such Direction of the Required DIP Lenders prior to 12:00 noon on such date, such Withdrawal Notice shall be deemed withdrawn; and

(m) no more than three Withdrawals including the Withdrawal that is the subject of the Withdrawal Notice, shall have been made during the term of this Agreement.

By delivery of any Withdrawal Notice (and acceptance of any Withdrawal), the Borrower shall be deemed to have further represented and warranted to the Lenders that the calculations of the Withdrawal Condition are reasonable and accurate based on the facts and circumstances in existence at the time of its preparation, calculation and delivery. Upon receipt of the Withdrawal Notice and satisfaction of the conditions set forth in Section 4.01 and 4.02, the DIP Agent shall promptly direct the Escrow Agent to disburse funds. For the avoidance of doubt, proceeds of the Borrowing made on the Funding Date shall be disbursed in accordance with the Flow of Funds Statement and Section 2.02(b).

Notwithstanding the foregoing, if the Required DIP Lenders determine that the Borrower has failed to satisfy the conditions precedent set forth in Section 4.01 and 4.02 of this Agreement for a Withdrawal Notice and so advise the DIP Agent in writing (directly or through the Specified Lender Advisors), the DIP Agent (at the Direction of the Required DIP Lenders) shall communicate the same to the Escrow Agent.

On any date on which the Loans shall have been accelerated, any amounts remaining in the Loan Proceeds Account, as the case may be, may be applied by the DIP Agent (at the Direction of the Required DIP Lenders) to reduce the Loans then outstanding (other than with respect to amounts to fund the Carve-Out). None of the Loan Parties shall have (and each Loan Party hereby affirmatively waives) any right to withdraw, claim or assert any property interest in any funds on deposit in the Loan Proceeds Account upon the occurrence and continuance of any Default or Event of Default (except to fund the Carve-Out).

The acceptance by the Borrower of the Loans on the Funding Date or proceeds of a Withdrawal on the applicable Withdrawal Date shall conclusively be deemed to constitute a representation by the Borrower that each of the conditions precedent set forth in Sections 4.01 and 4.02 (as applicable) shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by the applicable relevant Person; provided, however, that the making of any such Loan or Withdrawal (regardless of whether the lack of satisfaction was known or unknown at the time), shall not be deemed a modification or waiver by the DIP Agent, any Lender or other Secured Party of the provisions of this Article 4 on any future occasion or operate as a waiver of (i) the right of DIP Agent and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding or issuance, (ii) any Default or Event of Default due to such failure of conditions or otherwise or (iii) any rights of DIP Agent, the Escrow Agent or any Lender as a result of any such failure of the Loan Parties to comply.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

In order to induce the DIP Agent and the Lenders to enter into this Agreement and to furnish the Loans hereunder, each of Loan Parties and their Subsidiaries represent and warrant to the DIP Agent, the Escrow Agent and the Lenders on the Closing Date, the Funding Date and each Withdrawal Date (to the extent required to be true and correct for such Withdrawal or Borrowing, as applicable, pursuant to Article 4) that:

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of their Subsidiaries (a) is a Person duly organized, incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation to the extent such concept exists in such jurisdiction, (b) subject to the entry of the DIP Order, and subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code, has all requisite organizational power and authority to, in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) subject to the entry of the DIP Order, is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) subject to the entry of DIP Order, and subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code, is in compliance with all Laws, orders, writs and injunctions and (e) subject to the entry of the DIP Order, and subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code, has all requisite governmental Licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clauses (a) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (except where such is excused by the Bankruptcy Code) (i) contravene the terms of any of such Person’s Organization Documents; (ii) subject to the entry of the DIP Order, conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01, including the DIP Order, any restrictions arising on account of such Loan Party’s status as a “debtor” under the Bankruptcy Code), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or by which it or any of its property or assets is bound or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) subject to the entry of the Interim Order or Final Order, as applicable, violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03 Governmental Authorization; Other Consents. Except for the entry of, or pursuant to the terms of, the DIP Order, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the DIP Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) the consent of the FCC to any transfer of control or assignment of the FCC Authorizations to the extent necessary to enforce any rights or remedies under this Agreement or under any other Loan Document, and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. Upon entry by the Bankruptcy Court of the DIP Order, this Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by the effect of foreign Laws, rules and regulations as they relate to the granting of security interests in assets of, pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries (the “Enforcement Qualifications”).

SECTION 5.05 Financial Statements; No Material Adverse Effect.

(a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Loan Parties and their Subsidiaries (as applicable) as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.

(b) Since December 31, 2019, there has been no event, circumstance or change, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth in the Annual Financial Statements, the Quarterly Financial Statements and the Chapter 11 Cases, there are no liabilities of any Loan Party of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which would reasonably be expected to reasonably result in a Material Adverse Effect.

Each Lender and the DIP Agent hereby acknowledges and agrees that the Loan Parties and their Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP, or the interpretation thereof, and that any such restatement required solely as a result of such changes will not in itself result in a Default under the Loan Documents.

SECTION 5.06 Litigation. Except for the Chapter 11 Cases, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against a Loan Party or any of their Subsidiaries or against any of their properties or revenues that have a reasonable likelihood of adverse determination and such determination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07 Ownership of Property; Liens. The Borrower and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens, except (a) as set forth on Part I of Schedule 5.07, (b) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (c) Liens permitted by Section 7.01 and (d) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Part II of Schedule 5.07 sets forth a list of all real property owned in fee simple by each Loan Party as of the Closing Date.

SECTION 5.08 Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) each Loan Party and its respective properties and operations are and have been in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;

(b) the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws, and none of the Loan Parties nor any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened in writing, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Loan Parties;

(c) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the Loan Parties, or, to the knowledge of the Borrower, Real Property formerly owned, operated or leased by any Loan Party or arising out of the conduct of the Loan Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup or could reasonably be expected to result in the Borrower or any of its Subsidiaries incurring liability under any Environmental Laws; and

(d) there are no facts, circumstances or conditions arising out of or relating to the operations of the Loan Parties or Real Property or facilities owned, operated or leased by any of the Loan Parties or, to the knowledge of the Borrower, Real Property or facilities formerly owned, operated or leased by the Loan Parties that could reasonably be expected to result in Borrower or any of its Subsidiaries incurring liability under any Environmental Laws.

The representations and warranties contained in this Section 5.08 are the sole and exclusive representations and warranties of the Loan Parties with respect to matters arising under or relating to Environmental Laws, Environmental Permits, Environmental Liabilities or Hazardous Materials.

SECTION 5.09 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or is excused by the Bankruptcy Court or as a result of the filing of the Chapter 11 Cases, each of the Loan Parties and their Subsidiaries have timely filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or the nonpayment of which is required under the Bankruptcy Code. To the knowledge of the Loan Parties, there is no proposed Tax deficiency or assessment against the Loan Parties or any of their Subsidiaries that, if made would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10 ERISA Compliance.

(a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with its terms, the applicable provisions of ERISA, the Code and other federal or state Laws.

(b) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party, any Subsidiary thereof, nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due but not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party, any Subsidiary thereof, nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party, any Subsidiary thereof, nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Foreign Plan is in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) all contributions required to be made with respect to a Foreign Plan have been timely made; (ii) no Loan Party has incurred any obligations in connection with the termination of, or withdrawal from, any Foreign Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Plan allocable to such benefit liabilities.

SECTION 5.11 Subsidiaries; Equity Interests. After giving effect to the Transactions, no Loan Party has any Subsidiaries other than those specifically disclosed on Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such Subsidiaries are owned free and clear of all Liens except any Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of each Subsidiary that is a Loan Party, the location of the chief executive office of each Loan Party, the organizational identification number, if any, of each Loan Party that is a registered organization, and the Federal Taxpayer Identification Number, if any, of each Loan Party, (b) sets forth the ownership interest of each Subsidiary thereof in each Subsidiary, including the percentage of such ownership and (c)

identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date (or such later time as provided herein) pursuant to the Collateral and Guarantee Requirement.

SECTION 5.12 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Borrowing will be used for any purpose that violates Regulation T, U or X of the Board.

(b) No Loan Party nor any of Subsidiary thereof is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.13 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information, budgets, estimates and information of a general economic or industry nature) to the DIP Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished, it being understood that such projected financial information and pro forma financial information are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized.

SECTION 5.14 Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payments made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable Laws dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.15 Intellectual Property; Licenses, Etc. The Borrower and each of its Subsidiaries owns, licenses, possesses or otherwise has the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, software, know-how, trade secrets, database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are material to, or are reasonably necessary for, the operation of its businesses as currently conducted, except to the extent the failure to own, license, possess or otherwise have the right to use such IP Rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party’s (and each of their Subsidiary’s) present business operations do not infringe upon any IP Rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect or be material to the business of the Loan Parties. No claim or litigation regarding any IP Rights owned, used or held for use by the Borrower or any Subsidiary thereof is pending or, to the knowledge of the Borrower, threatened, against any Loan Party or any of their Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or be material to the business of a Loan Party or Subsidiary thereof.

As of the Closing Date, all registrations and applications for registration of IP Rights under the name of each Loan Party listed on Schedule 5.15 are solely owned by such Loan Party free and clear of all Liens (other than Liens permitted hereunder), and are valid and in full force and effect, except, in each case, to the extent failure of any of the foregoing to be valid and in full force and effect could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 5.16 [Reserved].

SECTION 5.17 FCC Authorizations. The FCC Authorizations constitute all Licenses and authorizations issued by the FCC that are necessary for the operation of the business of the Borrower and its Subsidiaries as currently conducted except as could not reasonably be expected to have a Material Adverse Effect. The FCC Authorizations are in full force and effect and have not expired, been revoked, suspended, rescinded, or terminated and are not subject to any conditions or requirements that have not been imposed upon all such authorizations generally except as could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower and its Subsidiaries operate their business in compliance with the terms of the FCC Authorizations and the Communications Act. To the knowledge of Borrower and except as would not reasonably be expected to result in a Material Adverse Effect, there is no action pending or, to the knowledge of the Borrower, threatened before the FCC to revoke, refuse to renew, suspend, or modify any of the FCC Authorizations other than proceedings to amend FCC rules of general applicability.

SECTION 5.18 USA Patriot Act; OFAC; FCPA.

(a) To the extent applicable, each the Borrower and its Subsidiaries (i) is in compliance, in all material respects, with (x) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Department of the Treasury (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (y) the USA Patriot Act and (z) Sanctions, and (ii) will not directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of any kind that would constitute or result in a violation of Sanctions.

(b) None of the Borrower, any Subsidiary thereof nor, to the knowledge of the Borrower, any director or officer of the Borrower or any Subsidiary thereof is a Sanctioned Person; and the Borrower will not, directly or indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing activities (except for Licensed Activities) of or with any Person that, at the time of such financing, is (i) a Sanctioned Person or (ii) located in a Sanctioned Country.

(c) No part of the proceeds of the Loans will be used, directly or indirectly, by the Loan Parties or any Subsidiary thereof for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(d) Schedule 5.18(d) sets forth as of the Closing Date each License pursuant to which the Borrower or any of its Subsidiaries is conducting Licensed Activities.

SECTION 5.19 Security Documents. The Collateral Documents are effective to create (to the extent described therein) in favor of the DIP Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in or liens on the Collateral described therein and the proceeds thereof, except as to enforcement, as the same may be limited by Bail-In Action, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Upon the entry by the Bankruptcy Court of the DIP Order, and in accordance therewith, the security interests and liens granted pursuant to the DIP Order shall automatically, and without further action, constitute a perfected security interest in (to the extent intended to be created thereby and required to be perfected under the Loan Documents) all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein with respect to such pledgor or mortgagor (as applicable, and subject to the Carve-Out).

SECTION 5.20 EEA Financial Institutions. Neither the Borrower nor any Guarantor is an EEA Financial Institution.

SECTION 5.21 Beneficial Ownership Certification. As of the Closing Date, the information included in any Beneficial Ownership Certification provided on or before the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

ARTICLE 6.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent obligations not yet due and owing as to which no claim has been asserted) hereunder which is accrued and payable shall remain unpaid or unsatisfied, then from and after the Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its respective Subsidiaries to:

SECTION 6.01 Financial Statements.

(a) Commencing with the fiscal year ended December 31, 2020, deliver to the DIP Agent for prompt further distribution to each Lender, within one hundred twenty (120) days after the end of each fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail (together with, in all cases, a customary management summary) and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Marcum LLP or other independent registered public accounting firm of nationally recognized standing or other independent registered public accounting firm approved by the Required DIP Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards;

(b) Deliver to the DIP Agent for prompt further distribution to each Lender, as soon as available but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, a customary management summary) and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) Deliver to the DIP Agent for prompt further distribution to each Lender, as soon as available but in any event within thirty (30) days after the end of each month of the Borrower (or, with respect to the first month ending after the Closing Date, forty-five (45) days after the end of such month), (x) a consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such month and the related (i) consolidated statements of income or operations for such month and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such month and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (y) to the extent that any Subsidiaries are not Debtors, the monthly financial information required to be provided by this clause (c) will include a reasonably detailed presentation of the financial condition and results of operations of the Debtors separate from the financial condition and results of operations of the Subsidiaries of the Borrower that are not Debtors.

The required date of delivery of any financial statement or other document referenced in Sections 6.01(a)-(c) may be extended to such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing.

Documents required to be delivered pursuant to Sections 6.01 and 6.02(a) through (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered (a) on the date (i) on which the Borrower posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02(a); or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks or another relevant website, if any, to which each Lender and the DIP Agent have access (whether a commercial, third-party website or whether sponsored by the DIP Agent) and (b) with respect to documents required to be delivered pursuant to Sections 6.01(a) and (b) and Section 6.02(b), on the date which such documents are filed for public availability on the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System (EDGAR); provided that (x) upon written request by the DIP Agent, the Borrower shall deliver to the DIP Agent by electronic mail electronic versions (i.e., soft copies or links to access such documents) of such documents and (y) with respect to the foregoing clause (a), the Borrower shall notify (which may be by facsimile or electronic mail) the DIP Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the DIP Agent and maintaining its copies of such documents. The Required DIP Lenders may waive any delivery requirements set forth in Section 6.01 or 6.02 (which waiver may be communicated via e-mail by any Specified Lender Advisor on behalf of the Required DIP Lenders).

The Borrower hereby acknowledges that (a) the DIP Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the DIP Agent and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the DIP Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 6.02 Certificates; Other Information. Deliver to the DIP Agent for prompt further distribution to each Lender (or to the Specified Lender Advisors only in the case of clauses (c) and (e)):

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), (b) and (c), duly completed Compliance Certificate;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Subsidiary thereof files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the DIP Agent pursuant to any other clause of this Section 6.02;

(c) to the Specified Lender Advisors at least two (2) calendar days (or such shorter review period as is necessary in the event of exigent circumstances as determined by the Borrower in its reasonable discretion) prior to the filing with the Bankruptcy Court or delivering to the Committee appointed in a Chapter 11 Case, if any, or to the U.S. Trustee, as the case may be (i) drafts of the Interim Order, Final Order, and all other proposed orders and pleadings (1) implementing and achieving the Restructuring (as defined in the RSA) and the Asset Purchase Agreement (or any other purchase agreement in connection with the Sale Transaction) or (2) related to the RSA, this Agreement and the credit facilities contemplated hereby and (ii) any other material pleading or filing (but excluding retention applications, fee applications and other declaration in support thereof or related thereto);

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the legal name and the jurisdiction of formation of each Loan Party, the location of the chief executive office of each Loan Party, the organizational identification number, if any, of each Loan Party that is a registered organization, and the Federal Taxpayer Identification Number, if any, of each Loan Party on Schedule 5.11 or confirming that there has been no change in such information since the Closing Date or the date of the last such report; and (ii) a description of each event, condition or circumstance during the last fiscal quarter or fiscal year covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) (to the extent notice of such event has not been previously furnished to the DIP Agent);

(e) to the Specified Lender Advisors, promptly, but in no event later than 48 hours after receipt (subject to any confidentiality obligations therein), copies of all (i) formal process or offering or marketing materials provided generally to participants in the Sale Process (which shall not be required to include individual Q&A responses to diligence requests, unless requested by the Specified Lender Advisors), (ii) written proposals, term sheets, commitment letters, and any other similar materials received in connection with the Sale Process, as applicable, and (iii) all bidding materials on a redacted basis, including, but not limited to, marketing materials; provided that the Borrower shall also (x) promptly, but in no event later than 48 hours after receipt, provide all binding bids received in connection with the Sale Process on an un-redacted basis when, and if, received, and (y) promptly communicate any material developments with respect to the Sale Process to the Specified Lender Advisors, in good faith; and provided, further that notwithstanding the foregoing, the Borrower will not be required to deliver such materials set forth in this clause (e) as related solely to the Stalking Horse Bidder, its bid or the Stalking Horse Agreement (it being understood that the information provided pursuant to this clause (e) shall be delivered on a professional-eyes-only basis unless otherwise agreed by the Specified Lender Advisors and the Borrower); and

(f) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the DIP Agent or any Lender through the DIP Agent may from time to time reasonably request (it being understood that it may be reasonable for certain confidential or sensitive information to be delivered only to the Specified Lender Advisors, as reasonably agreed by the Specified Lender Advisors and the Borrower).

In no event shall the requirements set forth in Section 6.02(f) require the Borrower or any of its Subsidiaries to provide any such information which (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the DIP Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement, provided that such binding agreement was not entered into in contemplation of the Transactions or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.03 Notices. Promptly after a Responsible Officer of the Borrower has obtained knowledge thereof, notify the DIP Agent:

(a) of the occurrence of any Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(b) of the occurrence of an ERISA Event or similar event with respect to a Foreign Plan which would reasonably be expected to result in a Material Adverse Effect;

(c) of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Borrower or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect;

(d) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;

(e) of the occurrence of any other matter or development that has had or would reasonably be expected to result in a liability exceeding $1,000,000; and

(f) receipt by a Loan Party of a written notice of termination or written notice of non-renewal, or any non-renewal threatened in writing, of any Material Contract.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower delivered to the DIP Agent for prompt further distribution to each Lender (x) that such notice is being delivered pursuant to Section 6.03(a), (b), (c), (d), (e) or (f) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (c) the nonpayment of which is required under the Bankruptcy Code.

SECTION 6.05 Preservation of Existence, Etc.

(a) Subject to any necessary Bankruptcy Court approval, preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, IP Rights, authorizations, licenses and franchises necessary or desirable in the normal conduct of its business;

except, in the case of Section 6.05(a) (other than with respect to the Borrower) or this Section 6.05(b), to the extent (i) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article 7.

SECTION 6.06 Maintenance of Properties. Except (i) pursuant to any necessary Bankruptcy Court approval, or (ii) if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

SECTION 6.07 Maintenance of Insurance. Maintain with insurance companies that are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Within ten (10) days following the Closing Date (or the date any such insurance is obtained, in the case of insurance obtained after the Closing Date or, in each case, such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree), each such policy of insurance (other than business interruption insurance (if any), director and officer insurance and worker’s compensation insurance) shall as appropriate (i) name the DIP Agent as additional insured thereunder or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the DIP Agent, on behalf of the Lenders, as a loss payee thereunder. If the improvements on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Flood Insurance Laws, the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the DIP Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) upon the reasonable request of the DIP Agent, deliver to the DIP Agent evidence of such compliance in form and substance reasonably acceptable to the DIP Agent (at the Direction of the Required DIP Lenders).

SECTION 6.08 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Subsidiary thereof, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

SECTION 6.10 Inspection Rights. Permit representatives and independent contractors of the DIP Agent (at the Direction of the Required DIP Lenders) or the Required DIP Lenders to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at any time during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower. The DIP Agent or the representatives and independent contractors of the DIP Agent or the Required DIP Lenders, as applicable, shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter than (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the DIP Agent or any DIP Lender (or their respective representatives or contractors (including the Specified Lender Advisors)) is prohibited by Law or any binding agreement, provided that such binding agreement was not entered into in contemplation of the Transactions or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.11 Additional Collateral; Additional Guarantors. At the Borrower’s expense, subject to the terms, conditions and provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the DIP Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or any Subsidiary becoming a wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) or any Excluded Subsidiary ceasing to be an Excluded Subsidiary:

(i) within fifteen (15) days after such formation, acquisition or occurrence or such longer period as the DIP Agent (acting at the Direction of the Required DIP Lenders) may agree in writing in its discretion:

(A) cause each such Domestic Subsidiary (other than an Excluded Subsidiary) that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the DIP Agent, a Joinder Agreement to become a Guarantor under this Agreement, Security Agreement Supplements, Intellectual Property Security Agreements, and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the DIP Agent (acting at the Direction of the Required DIP Lenders) (consistent with the Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such Domestic Subsidiary (other than an Excluded Subsidiary) that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is the Borrower or a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes constituting negotiable instruments (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing Indebtedness held by such Domestic Subsidiary or such other Loan Party and required to be delivered pursuant to the Collateral and Guarantee Requirement indorsed in blank to the DIP Agent;

(C) take and cause such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and each direct or indirect parent of such Domestic Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC-1 financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the DIP Agent (acting at the Direction of the Required DIP Lenders) to vest in the DIP Agent (or in any representative of the DIP Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) as promptly as practicable after the request therefor by the DIP Agent, deliver to the DIP Agent with respect to each parcel of owned real property any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of a Loan Party; provided, however, that there shall be no obligation to deliver to the DIP Agent any environmental assessment report whose disclosure to the DIP Agent would require the consent of a Person other than a Loan Party, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(iii) if reasonably requested by the DIP Agent (acting at the Direction of the Required DIP Lenders), within ten (10) days after such request (or such longer period as the DIP Agent (acting at the Direction of the Required DIP Lenders) may agree in writing in its discretion), deliver to the DIP Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor (and the direct parent of each such Guarantor) acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii).

SECTION 6.12 Compliance with Environmental Laws. Except, in each case, (i) pursuant to any necessary Bankruptcy Court approval, or (ii) to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and occupancy of its properties; and, in each case to the extent the Loan Parties are required to do so by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with Environmental Laws. If an Event of Default arising out of an Environmental Liability has occurred and is continuing, within sixty (60) days of receiving a written request by the DIP Agent (acting at the Direction of the Required DIP Lenders), the Borrower will provide the DIP Agent with an environmental assessment report regarding the scope of the Environmental Liability and the likely cost of mitigating such Environmental Liability, prepared at the Borrower’s sole cost and expense and by an environmental consultant reasonably acceptable to the DIP Agent (acting at the Direction of the Required DIP Lenders). If such report is not timely provided, the DIP Agent (acting at the Direction of the Required DIP Lenders) may have them prepared by an environmental consultant of its choosing, at Borrower’s sole cost and expense.

SECTION 6.13 Further Assurances. Promptly upon reasonable request by the DIP Agent (acting at the Direction of the Required DIP Lenders), take action necessary to (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the DIP Agent (acting at the Direction of the Required DIP Lenders) may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement and subject in all respects to the limitations therein. If the DIP Agent (acting at the Direction of the Required DIP Lenders) reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a mortgage constituting Collateral, the Borrower shall promptly provide to the DIP Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Required DIP Lenders may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and the Liens granted by the Security Documents and the DIP Order are perfected to the extent and with the priority required by the Loan Documents and the DIP Order.

SECTION 6.14 [Reserved].

SECTION 6.15 Maintenance of Ratings. Use commercially reasonable efforts to obtain, prior to the earlier to occur of (i) thirty (30) days after the Petition Date and (ii) the entry of the Final Order, and at all times thereafter maintain, a public rating (but not any specific rating) in respect of the Loans from each of S&P and Moody’s, or, with the consent of the DIP Agent (at the Direction of the Required DIP Lenders) in the event that Moody’s and/or S&P are not willing to so rate the Loans, such other rating agency or rating agencies, as applicable, in their stead as are acceptable to the Required DIP Lenders.

SECTION 6.16 Use of Proceeds. Subject to the terms and conditions herein, use the proceeds of the Loans made hereunder, solely in accordance with the DIP Order and the Approved DIP Budget: (i) to pay related transaction costs, fees and expenses with respect to the DIP Facility, (ii) to make the adequate protection payments (if any) in accordance with the Approved DIP Budget and the DIP Order, and (iii) to provide working capital, and for other general corporate purposes of the Loan Parties, and to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court in accordance with the Approved DIP Budget, including, without limitation, to cash collateralize obligations in respect of letters of credit issued under the LC Agreement; it being agreed that $5,000,000 of the proceeds of the Loans shall be available solely to cash collateralize obligations in respect of letters of credit issued under the LC Agreement and such portion of the proceeds may not be used for any other purpose without approval from the Required DIP Lenders. The Loan Parties shall not be permitted to use the proceeds of the Loans or any cash collateral in contravention of the provisions of the Loan Documents, the Approved DIP Budget, the DIP Order or the applicable insolvency laws, including any restrictions or limitations on the use of proceeds contained therein. In addition to the foregoing, the proceeds of the Loans may be used to prepay outstanding obligations or liabilities under the Pre-Petition Priority Loan Agreement (including the letters of credit issued thereunder or reimbursement obligations in respect thereof).

SECTION 6.17 Lender Meetings. No more frequently than weekly from and after the Petition Date through the Maturity Date, participate in a telephonic meeting (including a customary question and answer session) with the DIP Agent and all Lenders and management of the Borrower on a Business Day at a mutually agreeable time.

SECTION 6.18 End of Fiscal Years. For financial reporting purposes, cause its fiscal year to end on any date other than December 31.

SECTION 6.19 Lines of Business. With respect to the Loan Parties, taken as a whole, not engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or reasonable extensions thereof.

SECTION 6.20 Communications Regulations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) take all actions reasonably necessary to maintain the FCC Authorizations in full force and effect, (ii) timely file renewal applications, (iii) remit any necessary regulatory fees, (iv) file any reports and information requested by the FCC, and (v) conduct its business in compliance with the terms of the FCC Authorizations and the Communications Act, including changes in applicable law and regulations that become effective during the terms of the FCC Authorizations.

SECTION 6.21 Anti-Terrorism Law; Anti-Money Laundering; Embargoed Persons; Anti-Corruption; Licenses.

(a) Except for Licensed Activities, conduct its business in such a manner so as to not, directly or indirectly, (i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 effective September 24, 2001, or (ii) engage in or conspire to engage in any transaction that violates, or attempts to violate, any Sanctions in any material respect.

(b) Repay the Loans exclusively with funds that are not derived from any unlawful activity such that the result of any such repayment would not cause the making of the Loans to be in material violation of any applicable Law, including the United States Foreign Corrupt Practices Act of 1977, as amended.

(c) Except for Licensed Activities, use funds or properties of the Borrower or any of the Subsidiaries thereof to repay the Loans only to the extent it does not constitute, to the knowledge of the Borrower, property of, or is beneficially owned, to the knowledge of the Borrower, directly or indirectly, by any Sanctioned Person.

(d) Maintain and enforce policies and procedures with respect to itself and its Subsidiaries designed to ensure compliance with applicable Sanctions.

SECTION 6.22 ERISA Compliance. Except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Loan Party shall, and shall cause each ERISA Affiliate to, establish, maintain and operate all Plans and Foreign Plans in compliance in all material respects with the provisions of ERISA, the Code and all applicable Laws, the regulations and interpretation thereunder and the respective requirements of the governing documents for such Plans, and (b) the Borrower shall take, or shall cause to be taken, any and all actions required in order to be in compliance at all times with the representations and warranties in Section 5.10.

SECTION 6.23 Post-Closing Matters. Cause the promissory notes set forth in items 4-7 of Schedule II to the Security Agreement Security Agreement to be pledged and delivered to the DIP Agent pursuant to the terms of the Security Agreement within 30 days following the Closing Date (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing).

SECTION 6.24 Approved DIP Budget.

(a) The use of Loans by the Loan Parties under this Agreement and the other Loan Documents shall be limited in accordance with the Approved DIP Budget (subject to variances permitted hereunder and other than amounts set forth for professional and advisory fees, which are included solely for information purposes and shall by payable pursuant to and in accordance with the DIP Order and other applicable orders of the Bankruptcy Court). The Approved DIP Budget shall set forth, on a weekly basis, among other things, Budgeted Cash Receipts and Budgeted Disbursement Amounts for the 13-week period commencing with the week that includes the Closing Date and shall be approved by, and be in form and substance satisfactory to, the Required DIP Lenders in their sole discretion (it being acknowledged and agreed that the Approved DIP Budget attached hereto as Schedule 2.01(c) is approved by and satisfactory to the Required DIP Lenders and is and shall be the Approved DIP Budget unless and until replaced in accordance with terms of this Section).

(b) The Approved DIP Budget shall be updated, modified, replaced or supplemented by the Borrower on the final business day of each four-consecutive-week period, commencing with the final business day of the fourth full week after the Closing Date (or more frequently if determined by the Borrower), and each such updated, modified or supplemented budget shall be in form and substance satisfactory to the Required DIP Lenders in their sole discretion (which satisfaction may be communicated via an email from either of the Specified Lender Advisors), and no such updated, modified, replaced or supplemented budget shall be effective if Required DIP Lenders object in writing within three (3) Business Days of receipt and if no written objection is received by 5:00 p.m. three (3) Business Days after receipt, the updated, modified, replaced or supplemented budget shall be deemed an Approved DIP Budget; provided, however, that in the event the Required DIP Lenders, on the one hand, and the Borrower, on the other hand, cannot agree as to an updated, modified, replaced or supplemented budget, the then-current Approved DIP Budget shall remain in effect unless and until a new Approved DIP Budget is not objected to the Required DIP Lenders. Each Approved DIP Budget delivered to the Lenders shall be accompanied by such supporting documentation as reasonably requested by the Lenders. Each Approved DIP Budget shall be prepared in good faith based upon assumptions believed by the Borrower to be reasonable.

(c) For each Variance Testing Period shall not permit (x) the Actual Cash Receipts to be less than 85% of the Budgeted Cash Receipts (each calculated on a cumulative basis as opposed to on a line by line basis) for such Variance Testing Period and (y) Actual Disbursement Amounts to exceed 115% of the Budgeted Disbursement Amounts (each calculated on a cumulative basis as opposed to on a line by line basis) for such Variance Testing Period.

(d) Deliver to the DIP Agent and the Lenders on or before 5:00 p.m. New York City time on Thursday of each week (commencing on August 6, 2020) a certificate which shall include such detail as is reasonably satisfactory to the Required DIP Lenders, signed by a Responsible Officer of the Borrower certifying that attached thereto is an Approved DIP Budget Variance Report, which shall be prepared by the Borrower as of the last day of the Variance Testing Period then most recently ended, and shall be in a form and substance satisfactory to the Required DIP Lenders in their sole discretion. In addition, on July 30, 2020 the Company shall deliver to the DIP Agent and the Lenders a report containing Actual Cash Receipts and Actual Disbursement Amounts for the four-week period ending July 24, 2020 for informational purposes only.

(e) The Lenders (i) may assume that the Loan Parties will comply with the Approved DIP Budget (subject to permitted variances), (ii) shall have no duty to monitor such compliance and (iii) shall not be obligated to pay (directly or indirectly from the Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to any Approved DIP Budget. The line items in the Approved DIP Budget for payment of interest, expenses and other amounts to the DIP Agent and the Lenders are estimates only, and the Loan Parties remain obligated to pay any and all Obligations in accordance with the terms of the Loan Documents regardless of whether such amounts exceed such estimates. Nothing in any Approved DIP Budget shall constitute an amendment or other modification of any Loan Document or other lending limits set forth therein.

SECTION 6.25 Required Milestones. By the times and dates set forth below (as any such time and date may be extended with the consent of the DIP Agent (at the Direction of the Required DIP Lenders)) cause the following to occur; provided that where used in this Section 6.25, any “delivery” required by this Section 6.25 shall require delivery to the DIP Agent (which shall promptly furnish to each of the Lenders and the Specified Lender Advisors, as well as to any other Person specified below):

(a) By no later than three (3) days following the Petition Date, the Debtors shall have filed a motion seeking approval of the Bidding Procedures Order, in form and substance acceptable to the Required DIP Lenders.

(b) By no later than five (5) days following the Petition Date, the Bankruptcy Court shall enter the Interim Order.

(c) By no later than twenty-eight (28) days following the Petition Date, the Borrower shall have obtained entry of the Bidding Procedures Order, in form and substance acceptable to the Required DIP Lenders (the “Bidding Procedures Order”).

(d) By no later than forty (40) days following the Petition Date, the Bankruptcy Court shall enter the Final Order authorizing the DIP Facility, in form and substance acceptable to the Required DIP Lenders.

(e) By no later than forty-two (42) days following the Petition Date, the Borrower shall have obtained receipt of Initial Acceptable Bids (as defined in the Bidding Procedures Order or equivalent term used therein).

(f) By no later than seventy-five (75) days following the Petition Date, the Borrower shall have obtained receipt of Qualified Bids (as defined in the Bidding Procedures Order or equivalent term used therein).

(g) By no later than eighty (80) days following the Petition Date, the Borrower shall conduct the Auction (as defined in the Bidding Procedures Order or equivalent term used therein) in accordance with the Bidding Procedures Order.

(h) By no later than eighty-five (85) days following the Petition Date, the Bankruptcy Court shall have conducted, to the extent necessary, the Sale Hearing (as defined in the Bidding Procedures Order) and entered the Sale Order in form and substance acceptable to the Required DIP Lenders and the Borrower approving the Sale Transaction.

(i) By no later than one hundred (100) days following the Petition Date, the Sale Transaction shall have closed; provided that if regulatory approvals associated with a Sale Transaction remain pending as of such date, such date shall be automatically extended to the date that is the third Business Day following receipt of all necessary regulatory approvals.

Notwithstanding the foregoing or any other provision hereof or of any other Loan Document, in the event that no Initial Acceptable Bids (as defined in the Bidding Procedures Order or equivalent term used therein) are timely received providing for a purchase price that would result in the Discharge of the DIP and First Lien Obligations (including, for the avoidance of doubt, any Initial Acceptable Bids for an individual asset or combination of assets that are less than all of the Loan Parties’ Assets (as defined in the Bidding Procedures or equivalent term used therein), but, when taken together, would result in the Discharge of the DIP and First Lien Obligations), then, to the extent consistent with the exercise of their fiduciary duties, the Loan Parties (in consultation with the Consultation Parties (as defined in the Bidding Procedures Order or equivalent term used therein)) will terminate the Sale Process and will seek an expedited Sale Hearing (as defined in the Bidding Procedures Order or equivalent term used therein) to approve the Sale (as defined in the Bidding Procedures Order or equivalent term used therein) to the Stalking Horse Bidder pursuant to the terms of the Stalking Horse Agreement as promptly as practicable and subject to the Bankruptcy Court’s availability.

SECTION 6.26 DIP Agent’s Advisors/Specified Lender Advisors. The DIP Agent, on behalf of itself and the Lenders, the Specified Lender Advisors, and the Pre-Petition Lenders, shall each be entitled to retain or continue to retain (either directly or through counsel) any advisor of the DIP Agent that the DIP Agent may deem necessary and any Specified Lender Advisors the Ad Hoc Group of Lenders may deem necessary, to provide advice, analysis and reporting for the benefit of the DIP Agent and some or all of the Lenders. The Loan Parties shall pay all fees and expenses of such advisors to the extent permitted under the DIP Order or any other order of the Bankruptcy Court and all such fees and expenses shall constitute Obligations and be secured by the Collateral. Subject to the limitations set forth in this Agreement, the Loan Parties and their advisors shall grant access to, and cooperate in all respects with, the DIP Agent, the Lenders and the Specified Lender Advisors and any other representatives of the foregoing and provide all information that such parties may request in a timely manner.

SECTION 6.27 Additional Bankruptcy Matters. Promptly provide the DIP Agent, the Lenders and the Specified Lender Advisors with updates of any material developments in connection with the Loan Parties’ efforts under the Chapter 11 Cases; provided, the Borrower’s obligations to provide updates of developments with respect to the Sale Process shall be limited to the extent set forth in Section 6.02(e).

SECTION 6.28 Debtor-In-Possession Obligations. Comply in a timely manner with their obligations and responsibilities as debtors-in-possession under the Bankruptcy Code, the Bankruptcy Rules, the DIP Order, and any other order of the Bankruptcy Court.

ARTICLE 7. NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent obligations not yet due and owing as to which no claim has been asserted), then from and after the Closing Date, the Loan Parties shall not and shall not permit any of their Subsidiaries to, directly or indirectly:

SECTION 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to (i) any Loan Document on the Collateral, (ii) the DIP Order, (iii) the Pre-Petition Priority Loan Agreement and the other Pre-Petition Loan Documents and (iv) the Pre-Petition Second Lien Securities Purchase Agreement and the other Pre-Petition Second Lien Loan Documents;

(b) Liens existing on the Closing Date and listed on Schedule 7.01(b);

(c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than any applicable grace period related thereto or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP to the extent required by GAAP;

(d) statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens secure amounts not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries;

(f) pledges or deposits to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) covenants, conditions, easements, rights-of-way, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects, in each case affecting Real Property and that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties;

(h) Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h), (ii) arising out of judgments or awards against the Borrower or any Subsidiary with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(i) leases, licenses, subleases or sublicenses (including licenses and sublicenses of software and other IP Rights) and terminations thereof, in each case either granted to others with respect to IP Rights that are not material to the business of the Borrower and Subsidiaries or in the ordinary course of business, which (i) do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, (ii) do not secure any Indebtedness and (iii) are permitted by Section 7.05;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, and (iii) that are contractual rights of setoff or rights of pledge relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;

(l) Liens consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens in favor of a Loan Party;

(n) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or with respect to IP Rights that are not material to the business of the Borrower and its Subsidiaries;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;

(s) Liens on cash collateral supporting obligations in respect of letters of credit issued under the LC Agreement;

(t) ground leases in respect of Real Property on which facilities leased by the Borrower or any of its Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 180 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions, accessions and proceeds to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; and the modification, replacement, renewal or extension of any Lien permitted by this clause (u); provided that (x) the Lien does not extend to any additional property, other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (y) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(v) Liens on property of any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party, which Liens secure Indebtedness or otherwise permitted under Section 7.03 (other than in respect of Indebtedness for borrowed money and Guarantees of Indebtedness for borrowed money);

(w) the Carve-Out;

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) Liens with respect to property or assets of the Borrower or any of its Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed $500,000;

(bb) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(cc) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly owned Subsidiaries of the Borrower in existence as of the Closing Date;

(dd) in the case of any non-wholly owned Subsidiary of the Borrower, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement in existence as of the Closing Date;

(ee) [reserved];

(ff) any restriction on the transfer or pledge of assets contained in any License or otherwise imposed by the Communications Act or any FCC Authorization or comparable state or local legislation, regulations or ordinances or otherwise imposed by Law; and

(gg) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods.

SECTION 7.02 Investments. Make or hold any Investments, except:

(a) Investments by the Borrower or any of its Subsidiaries in assets that were cash or Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries for reasonable and customary relocation expenses; provided that the aggregate principal amount outstanding at any time under this clause (b) shall not exceed $150,000 at any time outstanding;

(c) Investments (i) by a Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party and (iii) so long as no Event of Default exists or would result therefrom, by any Loan Party in any Subsidiary that is not a Loan Party for the purposes of funding payments to vendors of such Non-Loan Parties and paying operating expenses (including, without limitation, payroll expenses, taxes and other general and administrative expenses) of such Non-Loan Parties in the ordinary course of business and consistent with past practice; provided that (A) no such Investments made pursuant to clause (iii) in the form of intercompany loans shall be evidenced by a promissory note unless any such promissory note constituting a negotiable instrument is pledged to the DIP Agent (or to the Pre-Petition Agent) in accordance with the terms of the Security Agreement, (B) any Investments in the form of intercompany loans constituting Indebtedness of any Loan Party owed to any Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations on terms satisfactory to the Required DIP Lenders and (C) the aggregate amount of Investments made pursuant to clause (iii) shall not exceed $5,000,000, in aggregate, from and after the Closing Date (it being agreed that such amount, to the extent of any such Investments constituting intercompany loans, may be repaid and such amount shall be replenished by such repayment, but not above $5,000,000);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of transactions permitted under Sections 7.01, 7.03 (other than 7.03(c) and (d)), Section 7.04, Section 7.05 (other than Section 7.05(d)(ii) or (e)), Section 7.06 (other than Section 7.06(d)) and Section 7.13, respectively;

(f) Investments existing on the Closing Date or made pursuant to legally binding written contracts in existence on the Closing Date, in each case set forth on Schedule 7.02(f);

(g) the issuance of any letter of credit under the LC Agreement for the benefit of any Subsidiary of the Borrower;

(h) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(i) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(j) advances of payroll payments to employees in the ordinary course of business;

(k) Investments made in the ordinary course of business consisting of deposits made in connection with obtaining, maintaining or renewing client and vendor contracts in the ordinary course of business and as set forth in the Approved DIP Budget in an amount not to exceed $5,000,000 in the aggregate from and after the Closing Date;

(l) intercompany receivables that arise solely from customary transfer pricing arrangements among (i) the Borrower and its Subsidiaries in each case in the ordinary course of business; or (ii) Non-Loan Parties;

(m) Investments in deposit accounts, securities accounts and commodities accounts maintained by the Borrower or such Subsidiary in the ordinary course of business, as the case may be; and

(n) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower or any Subsidiary may make Investments in an amount not to exceed $250,000, in the aggregate, from and after the Closing Date.

SECTION 7.03 Indebtedness. Create, incur, assume, guarantee, suffer to exist or otherwise become liable, contingently or otherwise, any Indebtedness, except:

(a) Indebtedness of the Borrower and any Guarantor or Loan Party under the Loan Documents and the Pre-Petition Obligations;

(b) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b); provided that all such Indebtedness of any Guarantor owed to any Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to terms substantially consistent with Section 5.01 of the Security Agreement;

(c) Guarantees by the Borrower and any Subsidiary thereof in respect of Indebtedness of a Loan Party; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable (as reasonably determined by the Borrower and the DIP Agent (acting at the Direction of the Required DIP Lenders)) to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Borrower or any Subsidiary thereof owing to any Loan Party or any other Subsidiary thereof (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to another Loan Party or any Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 7.02; provided that (x) no such Indebtedness owed to a Loan Party shall be evidenced by a promissory note unless such promissory note constitutes a negotiable instrument and is pledged to the DIP Agent to the extent required by (and in accordance with) the terms of the Security Agreement and (y) all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be unsecured and subordinated to the Obligations pursuant to subordination terms substantially consistent with the terms set forth in Section 5.01 of the Security Agreement;

(e) Attributable Indebtedness and Capitalized Leases financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset (including maritime equipment or aviation antennae equipment) incurred by the Borrower or any Subsidiary thereof within 180 days of the acquisition, construction, repair, replacement, lease or improvement of the applicable asset, (and the renewal, extension, restructuring or refinancing of Indebtedness permitted by this clause (e) so long as the principal amount thereof does not exceed the Indebtedness refinanced and such renewal, extension, restructuring or refinancing is on terms not materially less favorable (taken as a whole) to the Lenders as those contained in the documentation governing the Indebtedness being renewed, extended, restructured or financed), in an aggregate amount not to exceed $500,000 at any time outstanding;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;

(g) Indebtedness representing deferred compensation to employees of the Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(h) Indebtedness consisting of promissory notes issued by the Borrower or any of its Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06 in an aggregate amount not to exceed $250,000 at any time outstanding; provided that such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the DIP Agent (acting at the Direction of the Required DIP Lenders);

(i) Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished in the ordinary course of business;

(j) Indebtedness in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed $500,000, in the aggregate, at any time outstanding;;

(k) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(l) Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(m) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(n) Indebtedness incurred by a Foreign Subsidiary which is not a Loan Party which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 7.03(n) and then outstanding for all such Persons taken together, does not exceed in the aggregate $500,000;

(o) Indebtedness under the LC Agreement; and

(p) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Sections 7.03(a) through Section 7.03(n).

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Sections 7.03(a) through 7.03(o), the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and listed on Schedule 7.03(a) will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a).

SECTION 7.04 Fundamental Changes. Except in connection with the Sale Transaction or pursuant to an order of the Bankruptcy Court that is consistent with the RSA and the Approved DIP Budget, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) the Loan Parties may consummate transactions contemplated by the RSA; and

(b) so long as no Event of Default has occurred and is continuing or would result therefrom, (i) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into a Subsidiary that is a Loan Party in a transaction in which a Loan Party is the surviving corporation and (iii) any Subsidiary of the Borrower that is not a Loan Party may be merged, amalgamated or consolidated with or into another Subsidiary that is not a Loan Party.

SECTION 7.05 Dispositions. Except in connection with the Sale Transaction, make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $250,000 on and after the Closing Date;

(b) Dispositions of (i) inventory in the ordinary course of business or consistent with past practice and goods held for sale in the ordinary course of business and (ii) immaterial assets (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business) in the ordinary course of business;

(c) [reserved];

(d) Dispositions of property (including Equity Interests in or Indebtedness of Foreign Subsidiaries) to the Borrower or any Subsidiary thereof; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02 (other than Section 7.02(e));

(e) to the extent constituting Dispositions, transactions permitted by (i) Section 7.01 (other than Section 7.01(i) and (l)), (ii) Section 7.02(c) or (k), (iii) Section 7.04 and

(iv) Section 7.06 (other than 7.06(d));

(f) other sales, transfers or Dispositions pursuant to an order of the Bankruptcy Court which sale, transfer or Disposition are consistent with the RSA and the Approved DIP Budget;

(g) Dispositions of cash and Cash Equivalents;

(h) (i) leases, subleases, licenses or sublicenses (including licenses and sublicenses of software or other IP Rights) and terminations thereof, in each case in the ordinary course of business, and which do not materially interfere with the business of the Borrower and its Subsidiaries (taken as a whole) and (ii) Dispositions of IP Rights (including inbound licenses) that are no longer material to the business of the Borrower and its Subsidiaries;

(i) transfers of property subject to Casualty Events;

(j) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements in existence as of the Closing Date;

(l) the unwinding or settlement of any Swap Contract in accordance with the Approved DIP Budget;

(m) Dispositions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 7.05(m); and

(n) Dispositions of assets of Foreign Subsidiaries that are not Loan Parties in an aggregate amount not to exceed $250,000;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(b)(ii) and (h)(i)(with respect to terminations of leases, subleases, licenses or sublicenses), and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the Fair Market Value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the DIP Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) (i) each Subsidiary may make Restricted Payments to the Borrower, and other Subsidiaries of the Borrower that are Loan Parties and (ii) each Subsidiary that is not a Loan Party may make Restricted Payments to another Subsidiary that is not a Loan Party (and, with respect to each of clauses (i) and (ii), in the case of a Restricted Payment by a non-wholly owned Subsidiary of the Borrower, if consented to by the DIP Agent (at the Direction of the Required DIP Lenders), to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower and each Subsidiary thereof may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(c) [reserved];

(d) to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions permitted by any provision of Section 7.02 (other than 7.02(e)), Section 7.04, 7.05 (other than 7.05(e) and 7.05(g)) or Section 7.08 (other than 7.08(d));

(e) repurchases of Equity Interests in the Borrower or Subsidiary thereof deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) [reserved]; and

(g) any Restricted Payment by the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary.

SECTION 7.07 Orders. Notwithstanding anything to the contrary herein, no Loan Party nor any Subsidiary shall use any portion or proceeds of the Loans or the Collateral, or disbursements set forth in the Approved DIP Budget, for payments or for purposes that would violate the terms of the DIP Order.

SECTION 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Loan Parties or any of their Subsidiaries, whether or not in the ordinary course of business in each case involving aggregate payments or consideration in excess of $500,000, other than:

(a) transactions among the Loan Parties;

(b) on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate;

(c) the Pre-Petition Second Lien Loan Documents;

(d) loans and other Investments among the Borrower and its Subsidiaries and joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Borrower and/or its Subsidiaries in such joint venture) to the extent otherwise expressly permitted under Section 7.02;

(e) transactions by the Borrower and its Subsidiaries to the extent permitted under and in accordance with an express provision (including any exceptions thereto) of this Article 7;

(f) employment and severance arrangements between the Borrower and its Subsidiaries and their respective officers and employees (i) in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business, in each case, to the extent such is in effect on the Closing Date or (ii) any KEIP/KERP consented to by the Required DIP Lenders or in effect on the Closing Date;

(g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries and pursuant to arrangements in effect on the Closing Date;

(h) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 7.08(h); and

(i) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Borrower, including to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Borrower or any of its Subsidiaries for consideration deemed reasonably sufficient by the Borrower’s board of director, in each case, to the extent such is in effect on the Closing Date;

provided, that notwithstanding the foregoing, except as described in Section 7.08(g) and (h), no transaction with Searchlight or Nantahala shall be permitted under this Section 7.08.

SECTION 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that, directly or indirectly, limits the ability of:

(a) any Subsidiary to make Restricted Payments to the Borrower; or

(b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the DIP Facilities and the Obligations;

provided that the foregoing Sections 7.09(a) and (b) shall not apply to Contractual Obligations which:

(i) exist on the Closing Date, as listed on Schedule 7.09;

(ii) the Pre-Petition Loan Documents and the Pre-Petition Second Lien Loan Documents;

(iii) represent Indebtedness of a Non-Loan Party which is permitted by Section 7.03 and which does not apply to any Loan Party;

(iv) are customary restrictions (as reasonably determined by the Borrower) that arise in connection with (x) any Lien permitted by Sections 7.01(a), (b), (f),

(i), (j)(i), (k), (l), (p), (q), (r)(i), (r)(ii), (u), (v) and (z) and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition;

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture and its equity and in effect on the Closing Date;

(vi) [reserved];

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 7.03(b) and (e) and to the extent that such restrictions apply only to the property or assets securing such;

(ix) are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary thereof;

(x) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit;

(xiii) [reserved];

(xiv) are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(xv) are restrictions regarding licensing or sublicensing by the Borrower and its Subsidiaries of IP Rights (including customary restrictions on assignment contained in license or sublicense agreements) entered into in the ordinary course of business.

SECTION 7.10 Bankruptcy Actions. Seek, consent to, or permit to exist, without the prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders) (which consent shall constitute authorization under this Agreement), any order granting authority to take any action that is prohibited by the terms of this Agreement, the DIP Order or the other Loan Documents or refrain from taking any action that is required to be taken by the terms of the DIP Order or any of the other Loan Documents. It is understood and agreed that the filing of a chapter 11 plan of liquidation or the pursuit of confirmation of a chapter 11 plan of liquidation, confirmation of which plan shall take place solely following the Bankruptcy Court’s entry of the Sale Order, with the occurrence of any “effective date” or similar concept under such plan subject to the occurrence of the Closing Date, if applicable, provided that such chapter 11 plan is not inconsistent with the Sale Process or Sale Transaction, shall not constitute or be deemed to be a breach or default of this Section 7.10 or of any other term or provision of this Agreement or of any other Loan Document, and shall not constitute or be deemed to be a Default or an Event of Default for any purpose under the Loan Documents, including, without limitation, for purposes of Section 8.01(f).

SECTION 7.11 Minimum Actual Liquidity. Commencing after the Funding Date, permit, as of the Friday of each calendar week following the Funding Date, Actual Liquidity to be less than $20,000,000.

SECTION 7.12 Modification of Organization Documents. Other than as required by the RSA or pursuant to the Sale Transaction, amend, modify or waive any of its rights under its certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such amendment, modification or waiver would be adverse to the Lenders (in their capacities as such).

SECTION 7.13 Prepayments, Etc. of Indebtedness.

(a) Make or agree to pay or make, directly or indirectly, (i) any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness incurred prior to the Petition Date (all such Indebtedness, including all loans and reimbursement obligations under the Pre-Petition Priority Loan Agreement, “Pre-Petition Indebtedness”), unless authorized pursuant to the DIP Order or any other order of the Bankruptcy Court and permitted in the Approved DIP Budget, in each case, in form and substance satisfactory to the Required DIP Lenders (which satisfaction may be communicated via an email from either of the Specified Lender Advisors). Furthermore, no Loan Party will, nor will it permit any of its Subsidiaries to, amend the documents evidencing any Pre-Petition Indebtedness other than as set forth in the RSA.

SECTION 7.14 Insolvency Proceeding Claims. Incur, create, assume, suffer to exist or permit any other super priority administrative claim which is pari passu with or senior to the claim of any Agent, the Escrow Agent or the Lenders against the Debtors, except as set forth in the DIP Order.

ARTICLE 8.

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01 Events of Default. Notwithstanding the provisions of Section 362 of the Bankruptcy Code to the extent provided in the DIP Order, with respect to the Debtors and without notice, application or motion, hearing before, order of the Bankruptcy Court or any notice to any Loan Party, any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two (2) Business Days after the same becomes due, any interest on any Loan, any fees or other amounts payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower or any Subsidiary thereof fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05(a) (solely with respect to the Borrower), Section 6.23, Section 6.24, Section 6.25, or Article 7 (other than Section 7.11); or

(c) Other Defaults. The Borrower or any Subsidiary thereof fails to perform or observe (i) any term, covenant or agreement contained in Section 7.11 and such failure continues for one (1) Business Day after the occurrence thereof (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing), or (ii) any other covenant or agreement (not specified in Section 8.01(a), (b), (c)(i) or (d)) contained in any Loan Document on its part to be performed or observed and such failure continues for five (5) Business Days (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing) after receipt by the Borrower of written notice thereof from the DIP Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith, including the Approved DIP Budget Variance Report, shall be incorrect in any material respect (or, in the case of any representation and warranty qualified by materiality, in all respects) when made or deemed made; or

(e) Material Contracts. (i) Any Material Contract shall be terminated in accordance with its terms (other than as a result of the expiration thereof in accordance with its terms), or (ii) a party to a Material Contract (other than a Loan Party or its Subsidiary) shall deliver a written notice of non-renewal in accordance with the terms thereof, and such termination or non-renewal shall not be revoked, rescinded, suspended or enjoined within ten (10) days thereof (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing); or

(f) Chapter 11. The occurrence of any of the following in any of the Chapter 11 Cases:

(i) other than a motion in support of the DIP Order, the bringing of a motion, taking of any action or the filing of any plan of reorganization or plan of liquidation (subject to the last sentence of Section 7.10) or disclosure statement attendant thereto by any of the Loan Parties or any of their Subsidiaries, in the Chapter 11 Cases: (A) to obtain additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (B) to grant any Lien other than Liens permitted pursuant to Section 6.01 upon or affecting any Collateral; (C) except as provided in the DIP Order, to use cash collateral of the DIP Agent and the other Secured Parties or Pre-Petition Lenders or Pre-Petition Agent under Section 363(c) of the Bankruptcy Code without the prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders); or (D) any other action or actions adverse to (x) the DIP Agent and Lenders or the Pre-Petition Agent and Pre-Petition Lenders or their rights and remedies hereunder, under any other Loan Documents, or their interest in the Collateral or (y) the Pre-Petition Agent, the Pre-Petition Lenders or their rights under the Pre-Petition Priority Loan Agreement or the other Pre-Petition Loan Documents or their interest in the Pre-Petition Collateral;

(ii) (A) the filing of any plan of reorganization or plan of liquidation (subject to the last sentence of Section 7.10) or disclosure statement attendant thereto, or any direct or indirect amendment to any such plan or disclosure statement, by a Loan Party that does not propose to indefeasibly repay in full in cash the Obligations under this Agreement and the Pre-Petition Obligations, or by any other Person to which the DIP Agent (at the Direction of the Required DIP Lenders) does not consent, or any of the Loan Parties or their Subsidiaries shall seek, support or fail to contest in good faith the filing or confirmation of any such plan or entry of any such order, (B) the entry of any order terminating any Loan Party’s exclusive right to file a plan of reorganization or plan of liquidation, or (C) the expiration of any Loan Party’s exclusive right to file a plan of reorganization or plan of liquidation;

(iii) the entry of an order in any of the Chapter 11 Cases confirming a plan of reorganization or plan of liquidation (subject to the last sentence of Section 7.10) that (A) is not acceptable to the Required DIP Lenders in their sole discretion or (B) does not contain a provision for termination of the Commitments and indefeasible repayment in full in cash of all of the Obligations under this Agreement and the Pre-Petition Obligations on or before the effective date of such plan or plans;

(iv) (x) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents, the Interim Order, the Final Order, the Cash Management Order or any other order with respect to any of the Chapter 11 Cases affecting in any material respect this Agreement and/or the other Loan Documents (including any order in respect of the Required Milestones specified herein and/or in the DIP Order or the RSA) without the written consent of the DIP Agent (at the Direction of the Required DIP Lenders) or the filing by a Loan Party of a motion to alter, amend, vacate, supplement, modify, or reconsider, in any respect, the Interim Order, the Final Order or the Cash Management Order, or any other order with respect to any of the Chapter 11 Cases affecting in any material respect this Agreement and/or the other Loan Documents, or the failure of any of the Interim Order, the Final Order or the Cash Management Order to be in full force and effect or (y) any Loan Party or any Subsidiary shall fail to comply with the DIP Order, the Cash Management Order or any other order with respect to any of the Chapter 11 Cases affecting in any material respect this Agreement and/or the other Loan Documents, in any material respect;

(v) the Bankruptcy Court’s (A) entry of an order granting relief from the Automatic Stay to permit foreclosure of security interests in assets of the Loan Parties of a value in excess of $500,000; or (B) entry of an order terminating exclusivity having been entered (or such an order is sought by any party and not actively contested by the Loan Parties);

(vi) the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code or otherwise against the DIP Agent, any Lender or any of the Collateral or against the Pre-Petition Agent, any Pre-Petition Lender or any Pre-Petition Collateral;

(vii) the appointment of an interim or permanent trustee in the Chapter 11 Cases or the appointment of a trustee receiver or an examiner in the Chapter 11 Cases with expanded powers to operate or manage the financial affairs, the business, or reorganization of the Loan Parties (without consent of the DIP Agent (at the Direction of the Required DIP Lenders));

(viii) (A) the dismissal of any Chapter 11 Case or (B) any Loan Party shall file a motion or other pleading seeking the dismissal of the Chapter 11 Cases under Section 1112 of the Bankruptcy Code or otherwise;

(ix) any Loan Party shall file a motion (without consent of the DIP Agent (at the Direction of the Required DIP Lenders)) seeking, or the Bankruptcy Court shall enter an order granting, relief from or modifying the Automatic Stay of Section 362 of the Bankruptcy Code (A) to allow any creditor (other than the DIP Agent) to execute upon or enforce a Lien on any Collateral, (B) approving any settlement or other stipulation not approved by the Required DIP Lenders with any creditor of any Loan Party providing for payments as adequate protection or otherwise to such secured creditor or (C) permit other actions that would have a Material Adverse Effect on the Debtors or their estates (taken as a whole);

(x) the commencement of a suit or an action (but not including a motion for standing to commence a suit or an action) against either the DIP Agent or any Lender or the Pre-Petition Agent or any Pre-Petition Lender and, as to any suit or action brought by any Person other than a Loan Party or a Subsidiary, officer or employee of a Loan Party, and the continuation thereof without dismissal for thirty (30) days after service thereof on either the DIP Agent or such Lender or Pre-Petition Agent or any Pre-Petition Lender, that asserts or seeks by or on behalf of a Loan Party, any state or federal environmental protection or health and safety agency, any official committee in any Chapter 11 Case or any other party in interest in any of the Chapter 11 Cases, a claim or any legal or equitable remedy that would (x) have the effect of invalidating, subordinating or challenging any or all of the Obligations or Liens of the DIP Agent or any Lender under the Loan Documents or the Pre-Petition Obligations or Liens of the Pre-Petition Agent or Pre-Petition Lenders under the Pre-Petition Loan Documents to any other claim, or (y) have a material adverse effect on the rights and remedies of the DIP Agent or any Lender or Pre-Petition Agent or any Prior Lender under any Loan Document or the Pre-Petition Agent or Pre-Petition Lenders under the Pre-Petition Loan Documents or the collectability of all or any portion of the Obligations under the Loan Documents or the Pre-Petition Obligations;

(xi) the entry of an order in the Chapter 11 Cases avoiding or permitting recovery of any portion of the payments made on account of the Obligations owing under this Agreement or the other Loan Documents;

(xii) the failure of any Loan Party to perform any of its obligations under the Interim Order, the Final Order, the Cash Management Order, or any order of the Bankruptcy Court approving any Transaction or to perform in any material respect its obligations under any order of the Bankruptcy Court approving bidding procedures;

(xiii) the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing any claims or charges, other than in respect of this Agreement and the other Loan Documents, or as otherwise permitted under the applicable Loan Documents or permitted under the DIP Order, entitled to superpriority administrative expense claim status in any Chapter 11 Case pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the DIP Agent and the Secured Parties under this Agreement and the other Loan Documents, or there shall arise or be granted by the Bankruptcy Court (i) any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except, in each case, as expressly provided in the Loan Documents or in the DIP Order then in effect (but only in the event specifically consented to by the DIP Agent (at the Direction of the Required DIP Lenders)), whichever is in effect;

(xiv) the DIP Order shall cease to create a valid and perfected Lien (which creation and perfection shall not require any further action other than the entry of the DIP Order) on the Collateral or to be in full force and effect, shall have been reversed, modified, amended, stayed, vacated, or subject to stay pending appeal, in the case of modification or amendment, without prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders);

(xv) an order in the Chapter 11 Cases shall be entered (i) charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the DIP Agent and the Secured Parties, or (ii) limiting the extension under Section 552(b) of the Bankruptcy Code of the Liens of the Pre-Petition Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Loan Party after the Petition Date, or the commencement of other actions that is materially adverse to the DIP Agent, the Secured Parties or their respective rights and remedies under the Loan Documents in any of the Chapter 11 Cases or inconsistent with any of the Loan Documents;

(xvi) any order having been entered or granted (or requested, unless actively opposed by the Loan Parties) by either the Bankruptcy Court or any other court of competent jurisdiction materially adversely impacting the rights and interests of the DIP Agent and the Lenders, as determined by the Required DIP Lenders, acting reasonably, without the prior written consent of the DIP Agent (at the Direction of the Required DIP Lenders);

(xvii) an order of the Bankruptcy Court shall be entered denying or terminating use of cash collateral by the Loan Parties authorized by the DIP Order;

(xviii) if the Final Order does not include a waiver, in form and substance satisfactory to the DIP Agent and the Lenders (which satisfaction may be communicated via an email from either of the Specified Lender Advisors), of (i) the right to surcharge the Collateral under Section 506(c) of the Bankruptcy Code and (ii) any ability to limit the extension under Section 552(b) of the Bankruptcy Code of the Liens of the Pre-Petition Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Loan Party after the Petition Date;

(xix) any Loan Party shall challenge, support or encourage a challenge of any payments made to the DIP Agent or any Lender with respect to the Obligations or to the Pre-Petition Agent or the Pre-Petition Lenders with respect to the Pre-Petition Obligations, or without the consent of the DIP Agent (at the Direction of the Required DIP Lenders), the filing of any motion by the Loan Parties seeking approval of (or the entry of an order by the Bankruptcy Court approving) adequate protection to any Pre-Petition agent or lender that is inconsistent with the DIP Order;

(xx) without the DIP Agent’s and the Required DIP Lenders’ consent, the entry of any order by the Bankruptcy Court granting, or the filing by any Loan Party or any of its Subsidiaries of any motion or other request with the Bankruptcy Court (in each case, other than the DIP Order and motions seeking entry thereof or permitted amendments or modifications thereto) seeking authority to use any cash proceeds of any of the Collateral without the consent of the DIP Agent’s and the Required DIP Lenders’ consent or to obtain any financing under Section 364 of the Bankruptcy Code other than the Loan Documents;

(xxi) if, unless otherwise approved by the DIP Agent and the Required DIP Lenders, an order of the Bankruptcy Court shall be entered providing for a change in venue with respect to the Chapter 11 Cases and such order shall not be reversed or vacated within ten (10) days (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing);

(xxii) without the DIP Agent’s and the Required DIP Lenders’ consent (at the Direction of the Required DIP Lenders), any Loan Party or any Subsidiary thereof shall file any motion or other request with the Bankruptcy Court seeking (a) to grant or impose, under Section 364 of the Bankruptcy Code or otherwise, liens or security interests in any DIP Collateral, whether senior, equal or subordinate to the DIP Agent’s liens and security interests; or (b) to modify or affect any of the rights of the DIP Agent or the Lenders under the DIP Order, the Loan Documents, and related documents by any plan of reorganization confirmed in the Chapter 11 Cases or subsequent order entered in the Chapter 11 Cases;

(xxiii) any Loan Party or any Subsidiary thereof or any Debtor shall take any action in support of any matter set forth in this Section 8.01(f) or any other Person shall do so and such application is not contested in good faith by the Loan Parties and the relief requested is granted in an order that is not stayed pending appeal;

(xxiv) any Debtor shall be enjoined from conducting any material portion of its business, any disruption of the material business operations of the Debtors shall occur, or any material damage to or loss of material assets of any Debtor shall occur and, in each case and, in each case, such event or circumstance would reasonably be expected to have a Material Adverse Effect;

(xxv) any Debtor shall deny in writing that such Debtor has liability or obligation under this Agreement for the Obligations or seeks to recover any monetary damages from the DIP Agent, any Lender, any of the Prepetition Secured Parties;

(xxvi) a Challenge (as defined in the DIP Orders) shall be filed by any party in interest and shall be sustained by the Bankruptcy Court, in whole or in part;

(xxvii) the Bankruptcy Court shall grant relief under any motion or other pleading filed by any Debtor that results in the occurrence of an Event of Default; provided that the Loan Parties hereby agree that the DIP Agent shall be entitled to request an expedited hearing on any such motion and hereby consent to such expedited hearing (and the DIP Agent is authorized to represent to the Bankruptcy Court that the Loan Parties have consented to such expedited hearing on the motion);

(xxviii) the RSA is terminated in accordance with its terms (other than as a result of the breach thereof by the Required Consenting First Lien Lenders (as defined in the RSA) or the consummation of a Sale Transaction that results in the Discharge of the DIP and First Lien Obligations or as a result of the Debtors’ designation of a Successful Bid that provides for a purchase price that would result in the Discharge of the DIP and First Lien Obligations), or the failure to achieve or satisfy any Required Milestone in the RSA or the DIP Order (unless waived in accordance with the terms of the RSA), and subject to the final paragraph of Section 6.25;

(xxix) any Debtor shall deny in writing such Debtor’s liability or obligations under this Agreement or seeks to recover any monetary damage from the DIP Agent, any Lender or any of the Prepetition Secured Parties;

(xxx) failure of the Borrower or any other Loan Party to use the proceeds of the Loans as set forth in and in compliance with the Approved DIP Budget (subject to variances permitted hereunder) and this Agreement; or

(g) Pre-Petition Loan Documents. Any material provision of any Pre-Petition Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party (other than as a result of the Automatic Stay resulting from the commencement of the Chapter 11 Cases); or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities under the Pre-Petition Loan Documents; or any Security Document (as defined in the Pre-Petition Priority Loan Agreement) shall for any reason cease to create a valid security interest in any Pre-Petition Collateral, in each case, purported to be covered thereby or such security interest shall for any reason cease to be a perfected Lien with the status and priority provided in the DIP Order; or

(h) Judgments. Except for the allowance in the Chapter 11 Cases of a general unsecured claim, one or more judgments or decrees shall be entered against any Loan Party or any Subsidiary thereof after the Petition Date involving a liability in excess of $1,000,000 in the aggregate for all such judgments and decrees (to the extent not covered by insurance or indemnities as to which the applicable insurance company has not denied coverage) and such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within twenty (20) days after the entry thereof (or such later date as the DIP Agent (acting at the Direction of the Required DIP Lenders in their sole discretion) may agree in writing); or

(i) Invalidity of Loan Documents. Any material provision of the Loan Documents, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the DIP Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the DIP Order or the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than in accordance with its terms) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document (other than in accordance with its terms); or

(j) Change of Control. Other than pursuant to the Sale Transaction, there occurs any Change of Control; or

(k) Collateral Documents. Any Collateral Document shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement and subject to the Carve-Out and other Liens specified in the DIP Orders) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01 or any Loan Party contests in writing the validity or priority of a Lien, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the DIP Agent to maintain possession of certificates actually delivered to it representing securities or negotiable instruments pledged under the Collateral Documents which does not arise from a breach by a Loan Party of its obligations under the Loan Documents or take other required actions required to be taken by the DIP Agent under the Loan Documents and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(l) ERISA. (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in a liability to any Loan Party in excess of $1,000,000, (ii) a Loan Party, any Subsidiary thereof or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a would reasonably be expected to result in a liability to any Loan Party in excess of $1,000,000 or (iii) a termination, withdrawal or noncompliance with applicable Law or plan terms or other event similar to an ERISA Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a liability to any Loan Party in excess of $1,000,000, either individually or in the aggregate with each other such event.

SECTION 8.02 Remedies Upon Event of Default.

(a) Subject to the terms of the DIP Order and the Remedies Notice Period, if any Event of Default occurs and is continuing, notwithstanding the provisions of Section 362 of the Bankruptcy Code, and any stay under the CCAA, without any application, motion or notice to, hearing before, or order from the Bankruptcy Court, then, the DIP Agent, upon the Direction of the Required DIP Lenders shall declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement immediately become due and payable, but without affecting the DIP Agent’s Liens or the Obligations, and the DIP Agent, upon the request of the Required DIP Lenders, shall: (i) terminate, reduce or restrict the right or ability of the Loan Parties to use any cash collateral; (ii) declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) subject to the Remedies Notice Period, (A) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law or (B) take any and all actions described in the DIP Order; and (iv) deliver a Carve-Out Trigger Notice.

(b) At any hearing during the Remedies Notice Period to contest the enforcement of remedies, the only issue that may be raised by any party in opposition thereto shall be whether, in fact, an Event of Default has occurred, and the Loan Parties hereby waive their right to and shall not be entitled to seek relief, including, without limitation, under Section 105 of the Bankruptcy Code, to the extent that such relief would in way impair or restrict the rights and remedies of the DIP Agent or the Secured Parties, as set forth in this Agreement, the applicable DIP Order, Canadian DIP Recognition Order or other Loan Documents. Except as expressly provided above in this Section 8.02(b), to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

(c) Subject to any previously granted licenses, each of the DIP Agent and the DIP Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (to the extent permitted under the applicable licenses and without payment of royalty or other compensation to any Person) any or all IP Rights of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral (in each case after the occurrence, and during the continuance, of an Event of Default). Each of the DIP Agent and the DIP Agent (together with its agents, representatives and designees) is hereby granted a non-exclusive right to have access to, and a rent free right to use, any and all owned or leased locations (including, without limitation, warehouse locations, distribution centers and store locations) for the purpose of arranging for and effecting the sale or disposition of Collateral, including the production, completion, packaging and other preparation of such Collateral for sale or disposition (it being understood and agreed that each of the DIP Agent and the DIP Agent and its representatives (and Persons employed on their behalf), may continue to operate, service, maintain, process and sell the Collateral, as well as to engage in bulk sales of Collateral). Upon the occurrence and the continuance of an Event of Default and the exercise by the DIP Agent or Lenders of their rights and remedies under this Agreement and the other Loan Documents, the Borrower shall assist the DIP Agent, the DIP Agent and Lenders in effecting a sale or other disposition of the Collateral upon such terms as are reasonably acceptable to the DIP Agent (at the Direction of the Required DIP Lenders).

ARTICLE 9.

DIP AGENT.

SECTION 9.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Citi to act on its behalf as the DIP Agent hereunder and under the other Loan Documents and authorizes the DIP Agent to take such actions on its behalf and to exercise such powers as are delegated to the DIP Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental or related thereto. The provisions of this Article 9 (other than Sections 9.01, 9.06 and 9.09 through and including 9.12) are solely for the benefit of the DIP Agent, the Lenders, and no Loan Party has rights as a third-party beneficiary of any of such provisions.

(b) The DIP Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the DIP Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the DIP Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the DIP Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the DIP Agent, shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including the second paragraph of Section 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the DIP Agent to (i) execute any and all documents (including releases) with respect to the Collateral (including any intercreditor agreement permitted by this Agreement and any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the DIP Agent shall bind the Lenders and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the Direction of the Required DIP Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

(c) Each Lender hereby irrevocably authorizes the DIP Agent, based upon the instruction of the Required DIP Lenders (but subject in all respects to the RSA), to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the DIP Agent or the DIP Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC (or any equivalent provision of the UCC), and the PPSA, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any other sale or foreclosure conducted by the DIP Agent (whether by judicial action or otherwise) in accordance with applicable Requirements of Law. In no event shall the DIP Agent be obligated to take title to or possession of Collateral in its own name, or otherwise in a form or manner that may, in its reasonable judgment, expose it to liability; provided that if the DIP Agent declines to take title to or possession of Collateral because it exposes it to liability, it will promptly notify the Specified Lender Advisors thereof.

(d) Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC and the PPSA or any other applicable Requirement of Law a security interest can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the DIP Agent thereof, and, promptly following the DIP Agent’s request therefor, shall deliver such Collateral to the DIP Agent or otherwise deal with such Collateral in accordance with the DIP Agent’s instructions.

SECTION 9.02 Rights as a Lender. The Person serving as the DIP Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the DIP Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the DIP Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary thereof or other Affiliate thereof as if such Person were not the DIP Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03 Exculpatory Provisions. The DIP Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the DIP Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the DIP Agent is required to exercise as directed in writing by the Required DIP Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the DIP Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose the DIP Agent to liability or that is contrary to any Loan Document or applicable law or (ii) be in violation of the Automatic Stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the DIP Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the DIP Agent (at the Direction of the Required DIP Lenders) (or such other number or percentage of the Lenders as shall be necessary, or as the DIP Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. The DIP Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the DIP Agent by the Borrower or a Lender; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the DIP Agent. The DIP Agent shall not have any responsibility or liability for monitoring the list of identities of, or enforcing provisions relating to, Disqualified Institutions.

SECTION 9.04 Reliance by DIP Agent. The DIP Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The DIP Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the DIP Agent may presume that such condition is satisfactory to such Lender unless the DIP Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The DIP Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05 Delegation of Duties. The DIP Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the DIP Agent. The DIP Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 9 shall apply to any such sub-agent and to the Related Parties of the DIP Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as DIP Agent. The DIP Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the DIP Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 9.06 Resignation of DIP Agent. The DIP Agent may at any time give notice of its resignation to the Lenders and the Borrower. If the DIP Agent is a Defaulting Lender, Borrower may remove such Defaulting Lenders from such role upon fifteen (15) days’ notice to the Lenders. Upon receipt of any such notice of resignation or upon such removal, the Required DIP Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required DIP Lenders and shall have accepted such appointment within thirty (30) days after the retiring DIP Agent gives notice of its resignation, then the retiring DIP Agent may on behalf of the Lenders, appoint a successor DIP Agent meeting the qualifications set forth above; provided that if the DIP Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring DIP Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the DIP Agent on behalf of the Lenders under any of the Loan Documents, the retiring DIP Agent shall continue to hold such collateral security until such time as a successor DIP Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the DIP Agent shall instead be made by or to each Lender directly, until such time as the Required DIP Lenders appoint a successor DIP Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as DIP Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) DIP Agent, and the retiring DIP Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor DIP Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring DIP Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 9 and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring DIP Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring DIP Agent was acting as DIP Agent.

SECTION 9.07 Non-Reliance on DIP Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the DIP Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the DIP Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the DIP Agent shall have no any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the DIP Agent.

SECTION 9.09 DIP Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the DIP Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the DIP Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the DIP Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the DIP Agent and their respective agents and counsel and all other amounts due the Lenders and the DIP Agent under Sections 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the DIP Agent and, if the DIP Agent shall consent to the making of such payments directly to the Lenders, to pay to the DIP Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the DIP Agent and its agents and counsel, and any other amounts due the DIP Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the DIP Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the DIP Agent to vote in respect of the claim of any Lender or in any such proceeding.

SECTION 9.10 Collateral and Guaranty Matters. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required DIP Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required DIP Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The DIP Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to the occurrence and continuance of an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to create, perfect and maintain perfected security interests in and liens upon the Collateral granted pursuant to the Collateral Documents. Each of the Lenders irrevocably authorizes the DIP Agent, at its option, and in its sole discretion:

(a) to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties;

(b) to automatically release any Lien on any property granted to or held by the DIP Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations, (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required DIP Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to Section 9.10(d);

(c) to subordinate any Lien on any property granted to or held by the DIP Agent under any Loan Document to the holder of any Lien on such property that is permitted to be senior to the Liens securing the Secured Obligations pursuant to Sections 7.01(b), (u), (w) (with respect to assumed Indebtedness) and (aa) (with respect to Section 7.01(b) and (u)) and (bb); and

(d) to release any Subsidiary Guarantor from its obligations under its Guaranty if such Person ceases to be a Subsidiary of the Borrower as a result of a transaction permitted hereunder.

Upon request by the DIP Agent at any time, the Required DIP Lenders will confirm in writing the DIP Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the DIP Agent will (and each Lender irrevocably authorizes the DIP Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The DIP Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the DIP Agent’s Lien thereon, or any certificate prepared by the Borrower or any of its Subsidiaries in connection therewith, nor shall the DIP Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 9.11 [Reserved].

SECTION 9.12 Withholding Tax Indemnity. To the extent required by any applicable Laws (as determined in good faith by the DIP Agent), the DIP Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the DIP Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the DIP Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective or if any payment has been made by the DIP Agent to any Lender without applicable withholding tax being deducted from such payment), such Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the DIP Agent (to the extent that the DIP Agent has not already been reimbursed by the Borrower pursuant to Section 3.01 and 3.04 and without limiting or expanding the obligation of the Borrower to do so) for (i) any Indemnified Taxes or Other Taxes attributable to such Lender, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case together with all reasonable expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the DIP Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the DIP Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the DIP Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the DIP Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE 10.

MISCELLANEOUS

SECTION 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required DIP Lenders (or by the DIP Agent (at the Direction of the Required DIP Lenders)) (other than with respect to any amendment or waiver contemplated in Sections 10.01(a) through (j) below, which shall only require the consent of the Lenders expressly set forth therein and not Required DIP Lenders) and the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02, or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such an extension or increase);

(b) postpone any date scheduled for any payment of principal (including final maturity), interest or fees under Section 2.07, 2.08 or 2.09, respectively, without the written consent of each Lender directly and adversely affected thereby (it being understood that the waiver (or amendment to the terms) of any mandatory prepayment of the Loans or any obligation of the Borrower to pay interest at the Default Rate, any Default or Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such a postponement of any date scheduled for the payment of principal or interest);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender directly and adversely affected thereby (it being understood that the waiver of (or amendment to the terms of) any obligation of the Borrower to pay interest at the Default Rate, any mandatory prepayment of the Loans or mandatory reduction of any Commitments or any Default or Event of Default shall not constitute such a reduction shall not constitute a reduction or forgiveness in any rate of interest);

(d) change any provision of Section 2.12(a), 2.13 or 8.03 or the definition of “Pro Rata Share” in any manner that would alter the pro rata sharing of payments or other amounts required thereby, without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of (i) this Section 10.01 or (ii) the definition of “Required DIP Lenders,” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents to reduce the percentage set forth therein, without the written consent of each Lender directly and adversely affected thereby (it being understood that, with the consent of the Required DIP Lenders (if such consent is otherwise required), or the DIP Agent (if the consent of the Required DIP Lenders is not otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required DIP Lenders on substantially the same basis as the Commitments, as applicable);

(f) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(g) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

provided, further, that (i) [reserved]; (ii) [reserved]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the DIP Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the DIP Agent under this Agreement or any other Loan Document; (iv) only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof; (v) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (vi) [reserved]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except (x) in respect of an amendment, waiver or consent under Section 10.01(a) or (b) and (y) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, with the consent of the DIP Agent at the request of the Borrower (without the need to obtain any consent of any Lender), (i) any Loan Document may be amended to cure any obvious error or any error or omission of a technical mature that is jointly identified by the DIP Agent and the Borrower and (ii) this Agreement (including the amount of amortization due and payable with respect to any Class of Loans) may be amended to the extent necessary to create a fungible Class of Loans.

SECTION 10.02 Notices and Other Communications; Facsimile Copies.

(a) Notices; Effectiveness; Electronic Communications.

(i) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone and except as provided in Section 10.02(a)(ii), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(A) if to the Borrower or the DIP Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02(a); and

(B) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(a)(ii) shall be effective as provided in such Section 10.02(a)(ii).

(ii) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the DIP Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender, has notified the DIP Agent that it is incapable of receiving notices under such Article by electronic communication. The DIP Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the DIP Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the DIP Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the DIP Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith, material breach or willful misconduct of such Agent Party (or its representatives); provided, however, that in no event shall any Person have any liability to any other Person hereunder for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages); provided that nothing in this sentence shall limit any Loan Party’s indemnification obligations set forth herein.

(c) Change of Address, Etc. Each of the Borrower and the DIP Agent may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the DIP Agent. In addition, each Lender agrees to notify the DIP Agent from time to time to ensure that the DIP Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information.

(d) Reliance by DIP Agent and Lenders. The DIP Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the DIP Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in accordance with Section 10.05 hereof. All telephonic notices to and other telephonic communications with the DIP Agent may be recorded by the DIP Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the DIP Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the DIP Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the DIP Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as DIP Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13) or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as DIP Agent hereunder and under the other Loan Documents, then (i) the Required DIP Lenders shall have the rights otherwise ascribed to the DIP Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the DIP Agent (at the Direction of the Required DIP Lenders), enforce any rights and remedies available to it and as authorized by the Required DIP Lenders.

SECTION 10.04 Costs and Expenses. (a) The Loan Parties shall, jointly and severally, pay promptly following demand all reasonable and documented legal, accounting, appraisal, consulting, financial advisory and other fees, costs and expenses (including, without limitation, in respect of the Lender Advisors and the DIP Agent Counsel) incurred by the DIP Agent, the Escrow Agent, the Ad Hoc Group of Lenders, the Lenders and their respective Affiliates in connection with the negotiation, preparation and administration of the Loan Documents, the Interim Order, the Final Order and the Sale Transaction or incurred in connection with, whether occurring before or after the Closing Date:

(i) amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto, including any Withdrawal, or its rights hereunder or thereunder;

(ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the DIP Agent, any Lender, the Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents, the Pre-Petition Loan Documents, the RSA, or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against the Borrower or any other Person that may be obligated to the DIP Agent or the Lenders by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (ii) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction);

(iii) any attempt to enforce or prosecute any rights or remedies of the DIP Agent or any Lender against any or all of the Loan Parties or any other Person that may be obligated to the DIP Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans prior to or during the pendency of one or more Events of Default;

(iv) any work-out or restructuring of the Obligations prior to or during the pendency of one or more Events of Default;

(v) the obtaining of approval of the Loan Documents by the Bankruptcy Court or any other court;

(vi) the preparation and review of pleadings, documents and reports related to the Chapter 11 Cases and any Successor Cases, attendance at meetings, court hearings or conferences related to the Chapter 11 Cases and any Successor Cases, and general monitoring of the Chapter 11 Cases and any Successor Cases and any action, arbitration or other proceeding (whether instituted by or against the DIP Agent, any Lender, any Loan Party, any representative of creditors of an Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the DIP Agent’s Liens with respect to any Collateral), the Pre-Petition Loan Documents, Loan Documents or the Obligations, including any lender liability or other claims;

(vii) efforts to (1) monitor the Loans or any of the other Obligations, (2) evaluate, observe or assess any of the Loan Parties or their respective affairs, (3) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral or (4) settle or otherwise satisfy any taxes, charges or Liens with respect to any Collateral;

(viii) any lien searches or request for information listing financing statements or liens filed or searches conducted to confirm receipt and due filing of financing statements and security interests in all or a portion of the Collateral; and

(ix) including, as to each of clauses (i) through (ix) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 10.04, all of which shall be payable by Borrower to the DIP Agent or the Lenders.

Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, sales consultants, financial advisors, the DIP Agent Counsel, any Lender Advisor, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; air express charges, and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal, professional or other advisory services.

(b) All amounts reimbursable by the Borrower under this Section 10.04 shall constitute Obligations secured by the Collateral. The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within five (5) Business Days of receipt by the Borrower of an invoice relating thereto. If the Borrower fails to pay when due any amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of the Borrower by the DIP Agent in its discretion by charging any loan account(s) of the Borrower, without notice to or consent from the Borrower, and any amounts so paid shall constitute Obligations hereunder. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent fees, costs and expenses arising from any non-Tax claim.

SECTION 10.05 Indemnification by the Borrower. The Loan Parties shall, jointly and severally, indemnify and hold harmless the DIP Agent, each Agent-Related Person, the Escrow Agent, each Lender, the Specified Lender Advisors and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing and their respective successors and permitted assignees (collectively the “Indemnitees”) from and against any and all actual liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and in the case of an actual or potential conflict of interest, where the Indemnitees affected by such conflict notify the Borrower of the existence of such conflict and thereafter, after receipt of the Borrower’s consent (which consent shall not be unreasonably withheld or delayed), one additional counsel to each group of similarly situated affected Indemnitees), joint or several, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such

Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan, or (c) any actual or alleged presence or Release of Hazardous Materials at, in, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary thereof, or any Environmental Liability or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Borrower or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (w) the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, (x) a material breach of any obligations under any Loan Document by such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (y) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an DIP Agent or an arranger or any similar role under any Facility and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through electronic, telecommunications or other information transmission systems, including, without limitation, SyndTrak, IntraLinks, the internet, email or similar electronic transmission systems in connection with this Agreement, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of, or material breach of this Agreement or the other Loan Documents by, such Indemnitee, nor shall any Indemnitee, Loan Party or any Subsidiary thereof have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of the Borrower or any Subsidiary thereof (including, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, equity holders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within fifteen (15) days after written demand therefor (together with reasonable backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of clauses (w) through (y) above. All amounts reimbursable by the Borrower under this Section 10.05 shall constitute Obligations secured by the Collateral. If the Borrower fails to pay when due any amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of the Borrower by the DIP Agent in its discretion by charging any loan account(s) of the Borrower, without notice to or consent from the Borrower, and any amounts so paid shall constitute Obligations hereunder. The agreements in this Section 10.05 shall survive the resignation of the DIP Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to the DIP Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the DIP Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the DIP Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the DIP Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e).

SECTION 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the DIP Agent, the Escrow Agent or any Lender, or the DIP Agent, the Escrow Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the DIP Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the DIP Agent and the Escrow Agent (as applicable) upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the DIP Agent and the Escrow Agent (as applicable), plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the DIP Agent and each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person, (iii) any Disqualified Institution (provided that the list of Disqualified Institutions shall be made available to the transferring Lender upon request), (iv) the Borrower or any Affiliate of the Borrower. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 10.07(b)(ii) below and the proviso to Section 10.07(a), any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for (i) an assignment of all or a portion of the Loans to a Lender or to an Affiliate of a Lender or an Approved Fund thereof, (ii) [reserved], (iii) [reserved] and (iv) after the occurrence and during the continuance of an Event of Default, an assignment to any Assignee; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the DIP Agent within three (3) Business Days after having received written notice thereof; and

(B) the DIP Agent; provided that no consent of the DIP Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Borrower, the DIP Agent or any other party hereto so long as such Lender complies with the requirements of Section 10.07(b)(ii).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class or an assignment to any Lender or its Affiliates or Approved Funds, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the DIP Agent) shall not be less than $1,000,000, unless each of the Borrower and the DIP Agent otherwise consents; provided that concurrent assignments from any Lender and its Affiliates or Approved Funds to a single Assignee (or to an Assignee and its Affiliates or Approved Funds) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(B) the parties to each assignment shall execute and deliver to the DIP Agent an Assignment and Assumption via an electronic settlement system acceptable to the DIP Agent (or, if previously agreed with the DIP Agent, manually), and, other than in connection with a Lender that is a Fund to other Funds under common management or administration with such transferring Fund, shall pay to the DIP Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the DIP Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds;

(C) if it shall not be a Lender, shall deliver to the DIP Agent an Administrative Questionnaire; and

(D) the Assignee shall execute and deliver to the DIP Agent and the Borrower the forms described in Sections 3.01(e) and 3.01(f) applicable to it.

This Section 10.07(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the DIP Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the DIP Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the DIP Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the DIP Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (1) the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The DIP Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the DIP Agent’s Office a copy of each Assignment and Assumption and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.07(b)(ii)(B) above, if applicable, and, if required, the written consent of the DIP Agent, the Borrower to such assignment and any applicable tax forms, the DIP Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.07(d). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the DIP Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided that the information contained in the Register which is shared with each Lender (other than the DIP Agent and its Affiliates) shall be limited to the entries with respect to such Lender including the Commitment of, or principal amount of and stated interest on the Loans owing to such Lender. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(e) Any Lender may at any time, without notice to or the consent of the Borrower, sell participations to any Person (other than a natural person, a Defaulting Lender, the Borrower, or any Subsidiary of the Borrower or a Disqualified Institution (provided that the list of Disqualified Institutions shall be made available to the participating Lender upon request)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the DIP Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (g) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 3.07, including Section 3.01(e), and it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is reasonably necessary to establish that such Commitment or Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s consent or except to the extent such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place.

(g) Any Lender may, without the consent of the Borrower or the DIP Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the DIP Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, and 3.05

(subject to the requirements and the limitations of such Sections and Section 3.07, including Section 3.01(e), and it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except, in the case of Section 3.01 and 3.04, unless such entitlement to a greater payment results from a change in any Law after the grant to the SPC takes place, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the DIP Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the DIP Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Loans in connection with a primary syndication of such Loans relating to any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to cashless settlement mechanisms approved by the Borrower, the DIP Agent, the assignor Lender and the assignee of such Lender.

SECTION 10.08 Confidentiality. The DIP Agent and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, funding sources, investment advisors and agents, including accountants, legal counsel and other advisors (collectively “Advisors”) on a “need to know basis” (provided that (i) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree or otherwise have an obligation to keep such Information confidential and (ii) such Agent or Lender, as applicable, shall be responsible for the compliance of its Affiliates and such Affiliates’ Advisors with this paragraph); (b) to the extent required or requested by, or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review of such Person, by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates); provided that the DIP Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the DIP Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) to (i) any pledgee referred to in Section 10.07(g); (ii) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (other than any Disqualified Institution (so long as the list of Disqualified Institutions has been made available to any Lender that requests it) or Person whom the Borrower has affirmatively denied to provide consent to assignment in accordance with Section 10.07(b)(i)(A) (so long as such list has been made available to any Lender that requests it)); or (iii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (other than any Disqualified Institution (so long as the list of Disqualified Institutions has been made available to any Lender that requests it) or Person whom the Borrower has affirmatively denied to provide consent to assignment in accordance with Section 10.07(b)(i)(A) (so long as such list has been made available to any Lender that requests it)); (f) with the prior written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or other obligation of confidentiality owed to the Borrower or its Affiliates or becomes available to the DIP Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or its Related Parties (so long as such source is not known (after due inquiry) to the DIP Agent, such Lender or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party or its Affiliates); (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (i) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder; (j) to the extent such information is independently developed by the DIP Agent, any Lender or any of their respective Affiliates; or (k) for purposes of establishing a due diligence defense. In addition, the DIP Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the DIP Agent and the Lenders in connection with the administration, settlement and management of this Agreement, the other Loan Documents, the Commitments and the Borrowing. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to the DIP Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 or any other confidentiality obligation owed to any Loan Party or their Affiliates.

SECTION 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the DIP Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than escrow, payroll, petty cash, trust and tax accounts) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the DIP Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the DIP Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the DIP Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the DIP Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the DIP Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the DIP Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the DIP Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the DIP Agent and such Lender may have at Law.

SECTION 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the DIP Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this

Agreement and such other Loan Document. The DIP Agent may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.

SECTION 10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Subject to Section 10.20, in the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the DIP Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the DIP Agent and each Lender, regardless of any investigation made by the DIP Agent or any Lender or on their behalf and notwithstanding that the DIP Agent or any Lender may have had notice or knowledge of any Default at the time of the Borrowing or any Withdrawal, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the DIP Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 10.15 GOVERNING LAW

(a) THIS AGREEMENT, EACH OTHER LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (BOROUGH OF MANHATTAN), OR ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.16 Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.

SECTION 10.17 Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Loan Parties and each other party hereto and the DIP Agent shall have been notified by each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the DIP Agent, the Escrow Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 10.18 USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the DIP Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the DIP Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the DIP Agent. The Borrower shall, promptly following a reasonable request by the DIP Agent or any Lender, provide all documentation and other information that the DIP Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

SECTION 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the DIP Agent are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the DIP Agent and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the DIP Agent and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the DIP Agent, nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the DIP Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the DIP Agent nor any other Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the DIP Agent, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.20 [Reserved].

SECTION 10.21 [Reserved].

SECTION 10.22 Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 10.23 No Additional Perfection Steps Required. Upon entry of the Interim Order and pursuant to its terms, all Liens granted by Loan Parties in favor of the DIP Agent, for the benefit of the Secured Parties, shall be valid, binding, enforceable and perfected first priority Liens in the Collateral, senior in priority to all other Liens (subject to the terms of the DIP Order and the Carve-Out), and the DIP Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office, enter into any control agreements, or to take any other action in order to validate or perfect the Liens granted by Loan Parties to the DIP Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents or the DIP Order. Without in any way suggesting that the entry of the Interim Order is not sufficient for such purpose, each Loan Party irrevocably and unconditionally authorizes the DIP Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming the DIP Agent, for the benefit of Secured Parties, as secured party and such Loan Party as debtor, as the DIP Agent may require, and including any other information with respect to such Loan Party or otherwise required by part 5 of Article 9 of the UCC, or otherwise, as the DIP Agent determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the Closing Date. Each Loan Party hereby ratifies and approves all financing statements naming the DIP Agent, for the benefit of the Secured Parties, as secured party and such Loan Party as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of the DIP Agent prior to the Closing Date and ratifies and confirms the authorization of the DIP Agent to file such financing statements (and amendments, if any). Without in any way suggesting that the entry of the Interim Order is not sufficient for such purpose, each Loan Party shall take any other actions requested by DIP Agent from time to time to cause the attachment, perfection and priority of, and the ability of the DIP Agent to enforce, any Liens of the Secured Parties in any and all of the Collateral, including the filing of a financing statement, mortgage or the taking of delivery or control (including via any account control agreements) or by appropriate filings with the United States Patent and Trademark Office or United States Copyright Office, in accordance with the Laws and regulations of the United States of America and its political subdivisions, or otherwise. The foregoing grant of authority shall not relieve the Borrowers’ of the obligation to perfect and maintain the perfection of the DIP Agent’s Liens on the Collateral.

SECTION 10.24 Orders Control. In the event of any inconsistency between the provisions of the DIP Order and this Agreement, the provisions of the DIP Order shall govern.

SECTION 10.25 Parties including the Trustees; Bankruptcy Court Proceedings. This Agreement, the other Loan Documents, and all Liens and other rights and privileges created hereby or pursuant hereto or to any other Loan Document shall be binding upon each Loan Party, the bankruptcy estate of each Loan Party, and any trustee, other bankruptcy estate representative or any successor-in-interest of any Loan Party in the Chapter 11 Cases or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. The Liens created by the DIP Order, this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Cases or any other bankruptcy case of any Loan Party to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Chapter 11 Cases or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that the DIP Agent file financing statements or otherwise perfect its Liens under applicable law.

ARTICLE 11.

GUARANTEE

SECTION 11.01 The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a Primary Obligor and not as a surety to each Secured Party and their respective permitted successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 11.02 Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted (including incurring any increase or decrease in the principal amount of the Guaranteed Obligations or the rate of interest or the fees thereon);

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 11.09.

The Guarantors hereby expressly waive (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 11.03 Reinstatement. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 11.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the payment in full in cash and satisfaction in full of all Guaranteed Obligations (other than contingent obligations, in each case not yet due and owing) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its Guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

SECTION 11.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

SECTION 11.06 [Reserved].

SECTION 11.07 Continuing Guarantee. The guarantee in this Article 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 11.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.09, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty and the right of contribution established in Section 11.10, but before giving effect to any other guarantee) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 11.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests of any Subsidiary Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Loan Party in a transaction permitted hereunder or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder (any such Subsidiary Guarantor, and any Subsidiary Guarantor referred to in clause (i), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction (but subject to the proviso below), be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and the other Loan Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the DIP Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the DIP Agent such certifications or documents as the DIP Agent shall reasonably request, the DIP Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents; provided, however, that the release of any Subsidiary Guarantor from its obligations under this Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (1) no Default or Event of Default shall have occurred and be outstanding, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 7.02 (as if such Person were then newly acquired) and such Investment is permitted pursuant to Section 7.02 (other than Section 7.02(f)) at such time and (3) a Responsible Officer of the Borrower certifies to the DIP Agent compliance with preceding clauses (1) and (2). When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied (other than contingent obligations as to which no claim has been asserted), this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

SECTION 11.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Guarantor to the DIP Agent and the Lenders, and each Guarantor shall remain liable to the DIP Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

SECTION 11.11 [Reserved].

SECTION 11.12 Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantors.

[Signature Pages Follow]

BORROWER:

GLOBAL EAGLE ENTERTAINMENT INC.

By:

Name:
Title:

GUARANTORS:

GLOBAL EAGLE SERVICES, LLC
AIRLINE MEDIA PRODUCTIONS, INC.
ENTERTAINMENT IN MOTION, INC.
GLOBAL EAGLE ENTERTAINMENT
OPERATIONS SOLUTIONS, INC.
INFLIGHT PRODUCTIONS USA INC.
POST MODERN EDIT, INC.
THE LAB AERO, INC.
ROW 44, INC.
N44HQ, LLC
EMERGING MARKETS
COMMUNICATIONS, LLC
MARITIME TELECOMMUNICATIONS
NETWORK, INC.
MTN INTERNATIONAL, INC.
MTN GOVERNMENT SERVICES, INC.
MTN LICENSE CORP.
GLOBAL EAGLE TELECOM LICENSING
SUBSIDIARY LLC
IFE SERVICES (USA), INC.

By:

Name:
Title:

[Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement]

CITIBANK, N.A., as DIP Agent

By:
Name:
Title:

[Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement]

EXHIBIT B

Budget

Project Glider—Weekly DIP Budget
($ in millions)
	Week Ending
	7/10/20	7/17/20	7/24/20	7/31/20	8/7/20	8/14/20	8/21/20	8/28/20	9/4/20	9/11/20	9/18/20	9/25/20	10/2/20	10/9/20	10/16/20	10/23/20	10/30/20	11/6/20	11/13/20	11/20/20	11/27/20	12/4/20	12/11/20	12/18/20	12/25/20	1/1/21
Forecast Week	Actual	Actual	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24
Cash Balance:
Beginning Balance	$35.7	$30.5	$22.5	$35.8	$29.6	$30.7	$28.7	$28.9	$31.4	$30.0	$29.1	$50.6	$46.9	$45.4	$45.2	$39.0	$36.1	$35.0	$33.0	$29.5	$50.3	$53.0	$51.5	$50.4	$48.0	$43.9
AR Collections	12.7	5.1	1.4	2.4	5.9	6.8	7.9	13.5	6.8	4.5	6.4	5.1	9.4	7.2	6.2	6.7	11.6	6.4	6.9	6.6	13.3	8.6	5.5	8.8	6.1	13.1
Other Cash Inflows	0.0	0.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1

Total Cash Inflows	$12.7	$5.1	$1.5	$2.5	$6.0	$6.9	$8.0	$13.6	$6.9	$4.6	$6.5	$5.2	$9.5	$7.3	$6.3	$6.8	$11.7	$6.5	$7.0	$6.7	$13.4	$8.7	$5.6	$8.9	$6.2	$13.2
Payroll	(0.1)	(6.5)	(1.8)	(3.5)	(0.0)	(2.5)	(0.3)	(4.6)	(0.4)	(0.0)	(2.8)	(1.8)	(3.5)	(0.0)	(2.8)	(0.3)	(4.5)	(0.0)	(2.8)	(0.3)	(1.7)	(2.8)	—	(2.8)	(1.5)	(2.5)
Vendor AP	(15.8)	(4.2)	(7.2)	(1.8)	(1.3)	(3.2)	(3.1)	(2.9)	(5.4)	(4.8)	(6.4)	(5.8)	(6.2)	(6.5)	(8.4)	(7.7)	(7.1)	(7.3)	(6.7)	(9.0)	(7.9)	(6.3)	(5.7)	(7.6)	(7.0)	(6.8)
Critical & Foreign Vendor, Lien Claimants, Vendor Deposits	—	—	—	(2.0)	(2.0)	(2.0)	(2.0)	(2.0)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Operating Disbursements	($15.9)	($10.7)	($9.0)	($7.3)	($3.4)	($7.7)	($5.4)	($9.6)	($5.8)	($4.8)	($9.2)	($7.6)	($9.8)	($6.5)	($11.2)	($8.0)	($11.6)	($7.3)	($9.4)	($9.3)	($9.6)	($9.1)	($5.7)	($10.4)	($8.6)	($9.2)

Net Operating Cash Flow	($3.1)	($5.6)	($7.5)	($4.8)	$2.7	($0.8)	$2.5	$4.1	$1.1	($0.2)	($2.6)	($2.4)	($0.3)	$0.8	($4.9)	($1.2)	$0.2	($0.8)	($2.4)	($2.6)	$3.8	($0.4)	($0.1)	($1.5)	($2.4)	$4.0

Legal & Advisor Fees	(1.7)	(1.9)	(2.6)	(0.6)	(1.5)	(1.1)	(1.5)	(1.1)	(2.4)	(0.6)	(0.8)	(0.6)	(1.1)	(0.8)	(1.1)	(0.8)	(1.1)	(1.0)	(1.0)	(0.7)	(1.0)	(0.9)	(0.8)	(0.6)	(0.8)	(0.9)
Cash Interest	(0.2)	(0.4)	—	—	—	—	(0.8)	—	—	—	—	(0.8)	—	—	(0.1)	(0.8)	—	—	—	(0.8)	—	—	—	(0.2)	(0.8)	—
Taxes	(0.1)	(0.1)	(0.1)	(0.8)	(0.1)	(0.1)	(0.1)	(0.5)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)

Net Cash Flow Excluding Financing	($5.2)	($8.1)	($10.3)	($6.2)	$1.1	($2.0)	$0.2	$2.4	($1.4)	($0.8)	($3.5)	($3.8)	($1.5)	($0.2)	($6.2)	($2.9)	($1.1)	($2.0)	($3.5)	($4.2)	$2.7	($1.5)	($1.1)	($2.4)	($4.1)	$3.0
DIP Financing	—	—	30.0	—	—	—	—	—	—	—	25.0	—	—	—	—	—	—	—	—	25.0	—	—	—	—	—	—
DIP Related Fees	—	—	(6.4)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Net Cash Flow	($5.2)	($8.1)	$13.3	($6.2)	$1.1	($2.0)	$0.2	$2.4	($1.4)	($0.8)	$21.5	($3.8)	($1.5)	($0.2)	($6.2)	($2.9)	($1.1)	($2.0)	($3.5)	$20.8	$2.7	($1.5)	($1.1)	($2.4)	($4.1)	$3.0

Ending Balance	$30.5	$22.5	$35.8	$29.6	$30.7	$28.7	$28.9	$31.4	$30.0	$29.1	$50.6	$46.9	$45.4	$45.2	$39.0	$36.1	$35.0	$33.0	$29.5	$50.3	$53.0	$51.5	$50.4	$48.0	$43.9	$46.8

Less: Restricted Cash	(0.7)	(0.7)	(0.7)	(1.7)	(1.7)	(1.7)	(1.7)	(1.7)	(2.7)	(2.7)	(2.7)	(2.7)	(3.7)	(3.7)	(3.7)	(3.7)	(4.7)	(4.7)	(4.7)	(5.7)	(5.7)	(5.7)	(5.7)	(5.7)	(5.7)	(5.7)

Available Cash	$29.8	$21.8	$35.2	$27.9	$29.0	$27.0	$27.3	$29.7	$27.3	$26.5	$48.0	$44.2	$41.7	$41.6	$35.4	$32.4	$30.4	$28.4	$24.8	$44.7	$47.3	$45.8	$44.7	$42.3	$38.2	$41.2

Available DIP Financing	—	—	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	—	—	—	—	—	—	—

Total Adjusted Liquidity	$29.9	$21.8	$85.2	$77.9	$79.0	$77.0	$77.3	$79.7	$77.3	$76.5	$73.0	$69.2	$66.7	$66.6	$60.4	$57.4	$55.4	$53.4	$49.8	$44.7	$47.3	$45.8	$44.7	$42.3	$38.2	$41.2

DIP assumes $80m delay draw facility, interest rate of L+1,000 bps with a 1.25% LIBOR floor, 5% backstop fee, and 3% upfront fee.

EXHIBIT E

Form of Joinder Agreement

The undersigned hereby acknowledges that it has reviewed and understands the Restructuring Support Agreement (as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”) dated as of [___], 2020 by and among (i) Global Eagle Entertainment, Inc. (“GEE”) and Airline Media Productions Inc., Emerging Markets Communications, LLC, Entertainment in Motion, Inc., Global Eagle Entertainment Operations Solutions, Inc., Global Eagle Services, LLC, Global Eagle Telecom Licensing Subsidiary LLC, IFE Services (USA), Inc., Inflight Productions USA, Inc., Maritime Telecommunications Network, Inc., N44HQ, LLC, MTN Government Services, Inc., MTN International, Inc., MTN License Corp., Post Modern Edit, Inc., Row 44, Inc., and The Lab Aero, Inc. (each, together with GEE, a “Company Entity,” and collectively, together with GEE, the “Company”) and (ii) the Consenting First Lien Lenders, and agrees to be bound as a Consenting First Lien Lender by the terms and conditions thereof binding on the Consenting First Lien Lenders with respect to all Claims and Interests held by the undersigned.1

The undersigned hereby makes the representations and warranties of the Consenting First Lien Lenders set forth in the Agreement to each other Party, effective as of the date hereof.

This joinder agreement shall be governed by the governing law set forth in the Agreement.

Date: _________________

[CONSENTING FIRST LIEN LENDER]

By:

Name:

Title:

Address:

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:
First Lien Loans	$

[1]	Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.